As filed with the U.S. Securities and Exchange Commission on July 28, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Tracx Logis Pte. Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

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Singapore	4210	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5A Toh Guan Road East, #06-03,
CWT Jurong East Logistic Centre,
Singapore, 608830
+65 6255 4151

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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vState Filings LLC

301 Mill Road Suite U-5

Hewlett, NY 11557

Tel: 718-569-2703

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

Kyungwon Lee, Esq. Allen Overy Shearman Sterling 9th Floor, Three Exchange Square Central, Hong Kong Tel: +852 2974 7000	Ross Carmel, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 Tel: 212-930-9700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule  462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

At the time of filing of this registration statement, the Registrant’s name is Tracx Logis Pte. Ltd. Prior to the consummation of this offering, we intend to convert Tracx Logis Pte. Ltd. from a Singapore private limited company to a Singapore public limited company. Upon such conversion, the Registrant will be known as Tracx Logis Ltd. Tracx Logis Pte. Ltd. was formerly known as Qxpress Pte. Ltd. having registered its name change as of November 18, 2024 with the Accounting and Corporate Regulatory Authority, Singapore.

This registration statement contains two prospectuses, as set forth below.

•        a public offering prospectus (the “Public Offering Prospectus”) to be used for the initial public offering of [    ] ordinary shares of the Registrant through the underwriters named in the Underwriting section of the Public Offering Prospectus; and

•        a resale prospectus (the “Resale Prospectus”) to be used for the potential resale by the Resale Shareholders of an aggregate of [    ] ordinary shares of the Registrant, which will not be underwritten and sold through the underwriters.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        the “Prospectus Summary — The Offering” section in the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

•        they contain different Use of Proceeds sections;

•        a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

•        the “Capitalization” and “Dilution” sections in the Public Offering Prospectus are deleted from the Resale Prospectus;

•        references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•        the “Underwriting” section in the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-4 of the Resale Prospectus;

•        the “Legal Matters” section in the Public Offering Prospectus is removed and replaced with the Legal Matters section on page Alt-6 of the Resale Prospectus; and

•        the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages (the “Alternate Pages”) to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus, except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated [    ], 2026

PRELIMINARY PROSPECTUS

ORDINARY SHARES

Tracx Logis Pte. Ltd.

ORDINARY SHARES

This is the initial public offering of Tracx Logis Pte. Ltd. We are offering            ordinary shares.

Prior to this offering, there has been no public market for our ordinary shares. We currently anticipate that the initial public offering price will be between $            and $            per ordinary share.

We have applied to list our ordinary shares on the            under the symbol “TRCX”

In addition, we are registering an aggregate of              ordinary shares for resale by certain Resale Shareholders by means of the Resale Prospectus. The Resale Shareholders in the resale offering may not commence the resale of their shares pursuant to the Resale Prospectus until after our primary offering closes.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.

Although we are a Singapore incorporated company and the majority of our operations are not in the PRC and Hong Kong, we are exposed to legal and operational risks associated with our operations in the PRC and Hong Kong. The PRC government has significant authority to exert influence on the ability of a company with operations in the PRC and Hong Kong, including us, to conduct its business, and may intervene with or influence our operations in the PRC and Hong Kong as the government deems appropriate to further regulatory, political and societal goals. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations in the PRC and Hong Kong. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released a set of regulations consisting of six documents, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, which came into effect on March 31, 2023 (collectively, the “Filing Measures”). Based on consultation with our PRC counsel, we believe we are not subject to filing requirements with the CSRC under the Filing Measures with respect to the issuance of our ordinary shares as of the date of this prospectus, because (i) none of the operating revenue, total profits, total assets, or net assets of our PRC subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our company for the same period, (ii) the main aspects of our business activities are not carried out within the PRC and the primary locations of our business operations are not within the PRC, and (iii) the senior management responsible for our daily operations are not PRC citizens or habitually resident in the PRC. In addition, we believe our operations and this offering are not subject to review or prior approval by the Cyberspace Administration of China (the “CAC”). However, as the Filing Measures are relatively new, there exists uncertainty with respect to the further implementation and interpretation of the principle of “substance over form.” If we later find out that we and/or our PRC subsidiaries were to be required to obtain any permission or approval from or were required to complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC law, we and/or our PRC subsidiaries may be fined or subject to other sanctions, and our PRC subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected. In addition, we face risks associated with the interpretation and application of PRC laws and regulations relating to anti-monopoly, cybersecurity, data privacy and data protection, and related regulatory actions and oversight. The PRC has recently made a number of public statements and initiated regulatory developments relating to cybersecurity, data privacy and anti-monopoly. As PRC laws and regulations in these areas are evolving, there remain uncertainties as to the interpretation, application and enforcement of existing and future laws, regulations, rules and implementation measures, including whether and how such laws, regulations and regulatory developments would apply to us, and the potential impact they will have on our daily business operation in the PRC, our ability to accept foreign investments, and our ability to offer or continue to offer securities to investors on a U.S. or other foreign securities exchange, and list or continue to maintain our listing on a U.S. or other foreign exchanges. Any such action or oversight, to the extent applicable to us and which cannot be addressed favorably by us, could materially impact our business, operations and financial performance in the PRC and Hong Kong and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or in extreme cases, become worthless.

For additional detail on these and other risks, see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong” starting on page 36 of this prospectus.

Tracx Logis Pte. Ltd. operates its business in Singapore directly and in various other jurisdictions through its wholly-owned subsidiaries, their respective branches and certain associates (which, under IFRS, are entities in which we have a significant shareholding such that we have significant influence but do not have the requisite shareholding to control). We do not have any variable interest entities (“VIEs”) in China or in any other jurisdiction, except in Indonesia where we have one entity accounted for as a VIE.  This VIE has been dormant from an operational perspective since 2024 and is not material to our business, operations and financial position, and there are no shareholder loans to this VIE. We expect to dissolve or put into voluntary liquidation such VIE by the end of 2026. Cash is transferred between and among Tracx Logis and its subsidiaries through capital contributions, dividends, intercompany loans or payments for intercompany sales and services in the ordinary course of business. We do not intend to distribute earnings or settle amounts owed under any agreement other than the agreements entered into in the ordinary course of business for the intercompany transactions, such as sales of products and services and executive compensation. In the years ended December 31, 2024 and 2025, the following cash transfers have been made between Tracx Logis and its subsidiaries: (a) in 2024, Tracx Logis (i) did not make any capital contribution; (ii) made intercompany loans in an aggregate amount of S$0.8 million to KCI and an aggregate amount of S$0.6 million to other subsidiaries of Tracx Logis; (iii) received repayment of intercompany loans in the amount of S$1.3 million from KCI, and repayment of loan in the amount of S$2.3 million from its subsidiary in Japan; (iv) obtained intercompany loans in an aggregate amount of S$2.7 million from KCI and its subsidiaries, and (v) repaid intercompany loans in an aggregate amount of S$0.6 million to KCI and its subsidiaries, and intercompany loans in an aggregate amount of $0.5 million to its subsidiary in Korea, and (b) in 2025, Tracx Logis (i) did not make any capital contribution; (ii) made intercompany loans in an aggregate amount of S$7.8 million to its subsidiary in Korea; (iii) received repayment of loans in the amounts of S$4.4 million from its subsidiary in Korea; and (iv) repaid intercompany loans in an aggregate amount of S$1.2 million to KCI.

As of the date of this prospectus, neither Tracx Logis nor any of its subsidiaries has ever paid dividends or made distributions to any U.S. investors or any other shareholders.

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Investing in our ordinary shares involves risks. Please read “Risk Factors” beginning on page 19.

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	Price to Public	Underwriting Discount(1)	Proceeds to Us(2)
Per ordinary share
Total

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(1)      We have also agreed to reimburse certain expenses of the underwriters and to issue to the underwriters warrants to purchase up to a total of 8% of the ordinary shares sold in the offering. Such warrants and underlying shares are included in this prospectus. For additional information on underwriting compensation, see “Underwriting.”

(2)      Represents proceeds before expenses.

We have granted the underwriters an option to purchase up to            ordinary shares for a period of [30] days from the date of this prospectus to cover over-allotments at the initial public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment on          2026.

Revere Securities LLC

[    ], 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the U.S. who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus or any filed free writing prospectus outside of the U.S.

Until [    ], 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as the underwriter and with respect to its unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we may have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters have not authorized any other person to provide you with different or additional information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Notification under Section 309B(1) of the Securities and Futures Act 2001 of Singapore (the “SFA”): The ordinary shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Except where the context otherwise requires and for purposes of this prospectus only:

•        “active customer” refers to a Tracx Logis customer that has transacted at least once on our platform in a given period.

•        “active Enterprise customer” refers to a KCI customer that has had at least one service provided under at least one invoice issued for freight forwarding, supply chain management or ancillary services in a given period.

•        “CAGR” refers to compound annual growth rate.

•        “China” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan.

•        “D2C” refers to “direct-to-customer,” where a manufacturer or brand, markets, sells or distributes its products directly to an end customer without a selling agent or distributor.

•        “DPC” refers to Distribution Processing Center, where parcels for delivery are sorted by type, delivery jurisdiction and other criterion for further handling and shipping via sea, air or land transport.

•        “DSM” refers to our Delivery Sales Manager, which is an application and add-in enterprise resource program which allows delivery personnel to track, record and update delivery status for e-commerce merchants, allowing us and the various other distribution partners to track and report real time delivery status and parcel status updates for customers.

•        “e-Commerce Logistics” refers to our cross-border logistics services primarily offered to customers and merchants who sell goods on e-commerce, digital platforms or social media directly to consumers in core markets.

•        “Enterprise Logistics” refers to the business of facilitating freight forwarding and supply chain logistics needs of customers, directly and on an agency basis to multinational businesses and manufacturing companies as well as the provision of relevant ancillary services related to freight forwarding and supply chain logistics, including co-loading, shipment documentation and customs services, among others.

•        “Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

•        “IMS” refers to our Inventory Management System, which allows us and our customers to monitor the status of inventory managed and stored at our DPCs and TLFCs. The system provides real time updates, a three dimensional view of inventory stored, notification alerts and automatic re-ordering functionality to efficiently manage customers’ inventory.

•        “JOBS Act” refers to the Jumpstart Our Business Startups Act of 2012.

•        “KCI” refers to KC International Holdings Limited (formerly Korchina Logistics Holdings Limited) incorporated under the laws of Hong Kong and its consolidated subsidiaries, an international freight forwarding and supply chain management services provider that provides Enterprise Logistics services. We acquired KCI on October 1, 2021. Korchina Logistics Holdings Limited was renamed KC International Holdings Limited in June 2022.

•        “Momoe Technologies” refers to Momoe Technologies Pvt. Ltd., a last-mile delivery platform in India that we acquired in November 2019. Momoe Technologies was renamed Qxpress India Pvt. Ltd. in 2022 and Tracx Logis India in 2025.

•        “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region.

•        “Qoo10 Pte. Ltd.” or “Qoo10” refers to our former controlling shareholder, a company incorporated in the Republic of Singapore, which was primarily involved in the provision of a pan-Asian e-commerce platform particularly focused on customers and merchants in Singapore and Korea.

•        “Resale Prospectus” refers to a resale prospectus to be used for the potential resale by the Resale Shareholders of an aggregate of [    ] ordinary shares of the Company, which will not be underwritten and sold through the underwriters.

•        “Resale Shareholders” refers to those shareholders who are selling our ordinary shares pursuant to the Resale Prospectus, namely, [    ], and each a “Resale Shareholder.” [    ] holds [    ] ordinary shares prior to the resale offering and is offering [    ] ordinary shares for resale pursuant to the Resale Prospectus, [    ] holds [    ] ordinary shares prior to the resale offering and is offering [    ] ordinary shares for resale pursuant to the Resale Prospectus and [    ] holds [    ] ordinary shares prior to the resale offering and is offering [    ] ordinary shares for resale pursuant to the Resale Prospectus. The ordinary shares registered for resale by the Resale Shareholders pursuant to the Resale Prospectus are not underwritten by the underwriters.

•        “Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002, as amended.

•        “SEC” refers to the Securities and Exchange Commission.

•        “TEU” refers to Twenty-foot Equivalent Unit which is a measure of volume used in the sea freight industry based on a standardized container size which is generally twenty-foot by 8 feet by 9 feet. Generally the maximum gross mass for dry cargo for one TEU is approximately 52,910 pounds, including the container weight.

•        “TLFC” refers to Tracx Logis Fulfillment Center, where products are picked, packed and packaged on behalf of our fulfillment customers.

•        “TLPS” refers to our Tracx Logis Logistics Processing System, a data and communications enterprise resource program developed in-house that provides a platform designed to easily aggregate, integrate and normalize a large array of disparate information from various participants in our logistics and distribution network and forms the backbone of our comprehensive suite of integrated, end-to-end cross-border logistics, distribution, storage and fulfillment services and is comprised of an order, inventory, warehouse, delivery and billing management modules.

•        “Tracx Logis,” “we,” “us,” “our,” “ours,” “our company,” and the “Company,” refer to Tracx Logis Pte. Ltd. and its consolidated subsidiaries and entities, unless otherwise specified or the context otherwise requires.

•         “United States” and “U.S.” refer to the United States of America.

•        “WMS” refers to our Tracx Logis Warehouse Management System, which provides integrated operational control over various functions at our DPCs and TLFCs to ensure an integrated platform for each site manager of a DPC and TLFC while also allowing our customers and business unit leaders to have an overview on operational metrics and status of systems and operations across the entire platform and network.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

All references in this prospectus to “U.S. dollars,” “U.S.$,” “US$,” “$” and “USD” refer to the currency of the United States of America, all references to “S$,” “SGD” or “Singapore dollar” refer to the currency of Singapore and all references to “HK$” or “HKD” or “Hong Kong dollar” refer to the currency of Hong Kong. Unless otherwise indicated, all references to currency amounts in this prospectus are in Singapore dollars.

Unless the context otherwise indicates, the information presented in this prospectus assumes that the underwriters do not exercise their option to purchase additional ordinary shares.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

Financial Information in U.S. Dollars

Solely for the convenience of the reader, we have translated some of the Singapore dollar and Hong Kong dollar amounts included in this prospectus into U.S. dollars. You should not construe these translations as representations by us that the amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated. Unless otherwise indicated, we have translated Singapore dollar amounts as of and for the year ended December 31, 2025 into U.S. dollars using a rate of S$1.2859 to U.S.$1.00, the exchange rate as of December 31, 2025 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

Non-IFRS Financial Measures

For the convenience of investors, this prospectus presents certain non-IFRS financial measures which are not recognized under IFRS, specifically Adjusted EBITDA. A non-IFRS financial measure is generally defined as one that purports to measure financial performance but excludes or includes amounts that would not be so adjusted in the most comparable IFRS measure. Non-IFRS financial measures do not have standardized meanings and may not be directly comparable to similarly-titled measures adopted by other companies. These non-IFRS financial measures are used by our management for decision-making purposes and to assess our financial and operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We also believe that the disclosure of our non-IFRS measures provides useful supplemental information to investors and financial analysts and other interested parties in their review of our operating performance. Potential investors should not rely on information not recognized under IFRS as a substitute for the IFRS measures of earnings, cash flows or profit (loss) in making an investment decision. Non-IFRS financial measures presented should not be considered in isolation from, or as substitute for, financial information prepared in accordance with IFRS. Non-IFRS measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with IFRS.

v

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, reports of governmental and international agencies and industry publications and surveys that are publicly available. The Company has not commissioned or outsourced industry data from any party or consulting firms for this prospectus. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources we believe to be reliable and that are publicly available for use. This information to the extent included involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Vision and Business Overview

We are a technology driven, integrated cross-border logistics services provider and operate two core businesses, our e-Commerce Logistics services and our Enterprise Logistics services. Our vision is to overlay the latest technology and smart systems, including artificial intelligence, to traditional shipping, logistics and fulfillment services to provide efficient, reliable and cost effective cross-border e-commerce and enterprise logistics services. We seek to provide cost efficient and innovative services for large merchants and manufacturers as well as for smaller customers, including e-commerce merchants, smaller manufacturers and individual shippers.

Our technology driven solutions bring together our customers, small or large, with our long-standing vendors, including first mile, last mile, middle mile and warehouse and customs partners in Asia and throughout the world. We utilize an asset-light business model to minimize ownership or long-term lease of physical facilities and equipment, and rely on our business process know-how and our technologies to collaborate with our partners and vendors to provide our services seamlessly. Our technology platform allows our customers to receive an integrated and seamless service offering at competitive price points, while allowing us to rapidly expand and grow our business cost effectively, without the need for significant capital expenditures or investment. Our open application programming interface (API) connection to our customers and vendors, including e-commerce and social media platforms, shippers, merchants and delivery partners, is the key to our ability to compete on quality and price across multiple jurisdictions.

Our e-Commerce Logistics business provides, directly or through our partner ecosystem, end-to-end cross-border logistics, storage and fulfillment services for customers throughout Asia and globally. Although our core strength in our business is currently primarily focused on shipments and logistics services among countries in Asia, our network of vendors and business know-how and technology infrastructure allow us to rapidly expand to meet customer needs in new markets in Asia as well as in the Americas and Europe. Our in-house developed Tracx Logis Processing System, or TLPS platform, is a comprehensive enterprise level platform that is designed to create efficiencies for cross-border and e-commerce logistics services and is the backbone of our comprehensive suite of integrated, end-to-end cross-border logistics, distribution, storage and fulfillment services we offer to our customers. Our TLPS platform also includes our warehouse management system, which we refer to as Smart Warehouse management system, and a smart inventory management system, or IMS module. Each service can be used along with our shipping services as our customer needs dictate or independently of our shipping services. Our TLPS platform continues to be enhanced and upgraded through technology and software upgrades, including a full implementation of artificial intelligence in all of our modules to make our shipping processes more reliable, timely and cost effective. Our TLPS system incorporates our customer service platform that is driven by our AI chatbots and call routing systems, designed to handle all of our customers’ delivery issues as quickly as possible.

As an example of our continued upgrade of our TLPS platform, we have developed over the past six months our AI-driven solutions to include services we refer to as Smart AI Studio and tFit for e-commerce merchants and sellers. Users of Smart AI Studio can migrate existing product pages into our system, where they can modify and generate product page layouts using AI tools and publish product pages directly to e-commerce platforms integrated with our system through APIs. The users may also generate short-form advertising content or promotional banners using the same tools. This solution allows our customers to access new sales platforms and geographies without a sales and marketing team and allows efficient cross-border selling using our network. Included in Smart AI Studio is our new tFit module, which allows buyers to “try-on” or visualize their purchases in the users’ environment, enhancing the selling opportunities for our customers. We currently offer each of these services to our e-commerce sellers and merchants who can choose to subscribe for any of these services based on their needs. Although they are a small part of our current business, we expect Smart AI Studio, tFit, Smart Hub and Smart Post services will serve as significant drivers of our e-Commerce Logistics business for cross border parcel shipments.

We had 68,387 active customers for our e-Commerce Logistics business in 2024 and 36,214 active customers in 2025. We recorded 30.4 million and 14.0 million parcels in 2024 and 2025, respectively, while engaging with over 219 delivery and fulfillment partners in 2024 and 193 delivery and fulfillment partners in 2025. Our distribution network, consisting of 4 fulfillment centers, which we refer to as Tracx Logis Fulfillment Centers, or TLFCs, and 6 delivery processing centers, or DPCs, covers our operations in 5 countries and regions across Asia and serves 34 key cross-border routes for e-Commerce Logistics and Enterprise Logistics businesses as of December 31, 2025. These facilities, some of which house both TLFCs and DPCs, comprise approximately 68,977 square meters of storage capacity.

Our Enterprise Logistics business provides international freight forwarding services and supply chain management solutions through KCI, our wholly owned subsidiary, which we acquired in 2021. We have a highly integrated logistics network of more than 20 subsidiaries across China, Southeast Asia, Europe, Korea, and Japan, which we believe gives us a competitive advantage in global logistics. We have maintained long-term, recurring relationships with large customers, including Samsung, LG, and Coway. We have also leveraged these relationships to secure logistics business from their vendors and suppliers. Our Enterprise Logistics business is built around our strong relationships with our core customers and leading air, sea and land freight and cargo carriers in Asia. KCI has worked with leading manufacturers, airlines and shipping liners for over 30 years in our core markets and gained a strong reputation for timely delivery at efficient cost for customers while delivering committed volumes to our vendor partners. We believe the future of our Enterprise Logistics business will be driven by our ability to adapt our technology infrastructure to provide integrated and seamless logistics solutions to existing and new customers utilizing our extensive vendor network and by leveraging our know-how and reputation.

Our technology platform for our Enterprise Logistics business is referred to as Smart Cargo. Smart Cargo enables our customers to efficiently and cost effectively access freight forwarding and supply chain services and provides shipment services for finished goods seamlessly throughout Asia and beyond. Smart Cargo allows us to expand our coverage quickly with limited additional capital investment as it is designed as an online platform accessible to customers worldwide, ranging from large corporations to small and medium-sized enterprises. It also has the potential to generate sales leads without significant advertising or business development expenses and allows us to connect prospective customers with our existing vendors through the platform, while providing fee quotations on various routes and shipment modalities. Our goal is to facilitate the efficient logistics and delivery needs of our enterprise customers by providing a technology-enabled distribution platform for all shippers, big and small. Smart Cargo also enables small- and medium-sized enterprises to capitalize on the benefits of a technology platform that allows the aggregation of volume to access lower shipping costs. We plan to upgrade Smart Cargo by the end of 2026 to include modules that automate the booking of shipping activities to reduce costs and, based on AI enhanced routing algorithms, allow the use of routes and carriers that create efficiencies for existing and new routes. In addition, by the end of 2026, we expect to provide a transparent and cost-effective platform through Smart Cargo that offers shippers access to trade financing, insurance and customs services online, thereby bringing together shippers and various service providers, without engaging in costly agency arrangements, initially in Asia and, over time, expanding globally.

Our Enterprise Logistics business handled freight forwarding volumes by air and sea recording 37,605 tons and 70,264 TEU, respectively, in 2024 and 34,711 tons and 59,967 TEU, respectively, in 2025. While our volume shipped and our active customers count both decreased between 2024 and 2025, we believe that such decreases were driven by our liquidity difficulties in 2024 and the overall macroeconomic conditions, including the increased tariff regime originating in the United States starting in early 2025. As a result, we recorded S$149.2 million and S$122.5 million (US$95.3 million) in revenues in our Enterprise Logistics business in 2024 and 2025, respectively, representing a decrease of 17.9% over the period.

In 2024, we faced significant liquidity and going concern issues largely driven by a significant liquidity crisis of our then parent company, Qoo10 Pte. Ltd. and its Korean businesses conducted as Tmon, WeMakePrice and Interpark Commerce, which were Korean companies that Qoo10 acquired in 2022 and 2023. Such liquidity crisis at Qoo10 and its Korean subsidiaries was primarily driven by Qoo10’s acquisitions of e-commerce platforms in Korea that experienced historical operating losses and negative cashflow. Following such acquisitions, these e-commerce platforms experienced continued deterioration in financial performance due to intense market competition in South Korea from larger, well-capitalized e-commerce platforms. The rapid and aggressive expansion of Qoo10’s Korean business in the hyper-competitive Korean e-commerce market and the inability to reverse the continued operating losses and negative cashflow resulted in payment defaults triggering widespread creditor actions and subsequent regulatory and judicial investigations by South Korean authorities. Qoo10 was ultimately placed into court receivership proceedings in Singapore by the Monetary Authority of Singapore, and all of its subsidiaries (other than us), including the three Korean subsidiaries, filed for bankruptcy, or were put in court receivership proceedings in 2025.

As a result, we wrote off S$47.0 million of receivables and loans due from Qoo10 and its affiliates in 2024 as we determined that we were highly unlikely to collect from them. In addition, as a result of pledges provided by our then parent and our founding shareholder of our shares held by them, respectively, the pledgees of those shares became our shareholders at various stages in 2024 and 2025 through the exercise of their respective pledge rights. To the Company’s knowledge, no shares of the Company are owned by Qoo10 or its affiliates or the founding shareholder, YB Ku, and we have not conducted any business with our former affiliates since the fourth quarter of 2024. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Change in Shareholding”.

Due to the Qoo10 Liquidity Issue Related Events (as defined below) and the ongoing negative market conditions for the logistics, freight forwarding and supply chain industry in 2025 and 2026, shipment volumes in both our e-Commerce Logistics and Enterprise Logistics services continue to be challenged in the first half of 2026 and we expect such challenges to persist through at least the end of 2026. As a result, we expect to continue to experience declining revenue and incur operating and net losses at least in the near term. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Restructuring”.

Our Service Offerings

We currently offer a technology enabled, comprehensive suite of integrated, end-to-end cross-border logistics, supply chain, storage and fulfillment services that cover the major markets in Asia and globally. Our two core businesses consist of our e-Commerce Logistics service and our Enterprise Logistics service. Our current service offerings and their descriptions are set forth below:

•        e-Commerce Logistics — Cross-border Logistics, Storage and Fulfillment Service for digital commerce sellers.    We, directly or through our partner ecosystem, provide end-to-end cross-border logistics services for customers throughout Asia, including (i) first mile (pick up), (ii) storage and fulfillment services at origination and destination, (iii) cross-border transport on air, sea and land, (iv) customs clearance, processing and reporting, (v) pick/pack, labeling, packaging or fulfillment services, and (vi) last mile delivery. Our services are available to all shippers, small and large, and are tailored for the needs of cross-border digital sellers, including e-commerce, social media shopping and direct-to-consumer, or D2C, platforms. Our services are offered to customers through our TLPS platform, which is designed to create efficiencies for cross-border e-commerce logistics. Our TLPS platform also includes our Smart Warehouse platform, which provides a robust Warehouse Management System (WMS) and inventory management system and delivery management system. Customers of our e-Commerce Logistics services have the option of using our WMS or IMS on a subscription basis or as a component of our e-commerce, cross border logistics fees. For the years ended December 31, 2024 and 2025, our e-Commerce Logistics service revenue was S$89.0 million and S$42.0 million (US$32.7 million), respectively.

•        Enterprise Logistics — International Freight Forwarding and Supply Chain Management Services.    We provide international freight forwarding services and supply chain management solutions through KCI, our wholly owned subsidiary. KCI’s international freight forwarding customers are mainly manufacturers, brands and large-scale sellers, seeking a convenient, “one-stop” solution to transport goods, supplies and materials across borders through air and sea freight services and/or cross-border land freight. While we provide bespoke Enterprise Logistics services to our largest customers, our smaller or medium-sized customers utilize our Smart Cargo platform, a technology-enabled platform (similar to our TLPS platform) designed for our Enterprise Logistics services. Our Smart Cargo platform offers our customers the ability to receive comprehensive freight cost quotations for various shipments on relevant routes on various shipping modalities, and forwarding needs, including customs, insurance and other related services. We continue to enhance our Smart Cargo platform and seek to provide an increasing variety of easy-to-use and automated services for all shippers. In particular, we expect these enhancements to bring together vendors of shipping services, on the one hand, and freight forwarding and supply chain customers, on the other hand, allowing us to aggregate volume across a larger number of geographies to provide a cost effective and global service offering. For the years ended December 31, 2024 and 2025, we recognized Enterprise Logistics service revenue in the amount of S$149.2 million and S$122.5 million (US$95.3 million), respectively.

•        Tmarkets Enabler.    We previously conducted product sales through our Tmarkets business, selling goods on consignment and inventory basis on various e-commerce platforms using our e-commerce delivery network. This business has been discontinued since the end of 2025 and rebranded and relaunched in early 2026 as our Tmarkets Enabler business. We have leveraged our business know-how in selling products on e-commerce and other digital platforms, including strong presence on and access to e-commerce platforms, and extensive knowledge of effective digital commerce product placement, marketing and sales, and advertising to launch this service. Our initial products include our Smart AI Studio, a service that customers can use as a part of our e-commerce logistics services or use on a stand-alone basis for a subscription fee. This platform, which is a component or an add-on on our TLPS platform, offers sellers and merchants access to selling tools for their needs, allowing them to create seller storefronts or product listings, including production of photography and product description, pricing strategy and shipping offers across geographies utilizing our proprietary AI algorithms. Using our Smart AI Studio, sellers can effectively post their product offerings on an increasing number of e-commerce platforms throughout Asia cost-effectively and efficiently. We aim to play a critical role in developing a sales and marketing strategy to customers keen on expanding their sales capability geographically and across e-commerce platforms as well as social media sales platforms. For the years ended December 31, 2024 and 2025, this revenue was combined into the e-Commerce Logistics service and classified as product revenue, amounting to S$55.8 million and S$2.6 million (US $2.0 million) in 2024 and 2025, respectively. We expect our Tmarkets Enabler business to be a crucial pillar of our business to help drive growth in our revenues and our e-commerce logistics shipment volumes.

Our Competitive Strengths

The following are our core competitive strengths:

•        Core technology in our TLPS platform is designed for cross-border and e-commerce logistics.    Our TLPS platform is a full service ERP program developed in-house and designed to easily aggregate, integrate and normalize a large array of disparate information from various market participants in our logistics and distribution network. TLPS facilitates seamless data interchange and communications for customers, vendors and end users that integrate our logistics network and is critical to the processing of distribution and fulfillment of cross-border deliveries. Our TLPS platform provides merchants and sellers with one point of access to review their sales and the status of shipments and returns and also provides a customer service interface to ensure that buyers’ needs are addressed. Logistics services of each vendor partner, including first mile pick up, middle mile delivery, last mile delivery, customs clearance and driver delivery partners are handled on our TLPS platform with each vendor integrated onto our systems through an open API. We have approximately 47 vendors in 6 locales currently integrated onto our TLPS platform and continue to build out our network of partners to provide the best possible delivery prices and the highest quality (on time) services. We are approved and connected with over 27 e-commerce platforms and social media shopping platforms, and are working with other platform partners, including Shopify and Café 24 to integrate our shipping services on their platforms.

•        Our technology infrastructure powers the ability to scale our distribution and logistics network.    Our technology infrastructure, namely TLPS and Smart Cargo allows for easy and seamless connectivity to all core market participants in the e-commerce ecosystem, including e-commerce marketplaces, service providers for first mile (pick up), logistics and fulfillment and last-mile as well as vendors for international freight forwarding, amongst others. This ease of integration and our eco-system of partners allow us to continue to scale and grow our network with relative low incremental capital investment as the platform is equipped to handle significantly more volume. We onboard new vendors with high quality service and efficient delivery track record in existing and new markets with relative ease.

•        We have strong relationships with our top customers and e-commerce platforms.    We benefit from having a robust active customer base, resulting in part from being a first mover in the cross-border e-commerce business starting in 2011. We had an active customer base of 68,387 in 2024 and 36,214 in 2025, respectively, comprising brands, sellers, merchants and manufacturers transacting on some of

Asia’s major e-commerce platforms. We also have a core customer base consisting of major multinational corporations that use our Enterprise Logistics services for their freight forwarding and supply chain management needs, built over 30 years of providing high quality services to our customers beginning in August 2, 1994. We had 7,154 and 6,070 active Enterprise Logistics customers in 2024 and 2025, respectively. We have been able to successfully maintain and expand our relationships with many of our key customers and e-commerce platform partners, which we believe are due in part to our ability to continually meet or exceed their requirements for quality, efficiency and reliability of service. We expect to increase our capacity for volumes shipped with our existing customers as we expand our business, and our ability to create scale and efficiencies will allow us to provide our vendors with the shipping volumes required to retain low cost services for our customers, creating a virtuous cycle in our businesses.

•        Strong synergies among our three businesses, e-Commerce Logistics, Enterprise Logistics and Tmarkets Enabler.    Our three businesses are complementary and synergistic. While the e-Commerce Logistics business focuses on cross-border e-commerce, fulfillment and logistics, our Enterprise Logistics business focuses on large, multinational manufacturers with bespoke and tailored freight forwarding and supply chain management solutions. In our Enterprise Logistics business, we also offer our Smart Cargo platform, an easy-to-use, automated shipment platform, which allows aggregation of lower-volume and intermittent shipments and offers small and medium-sized businesses competitive rates, route and date options and customs and insurance services only previously available to larger shippers. Under our new Tmarkets Enabler business, we offer our Smart AI Studio and other services that offer sellers and merchants access to selling tools for their needs, including product marketing, advertising and listing of goods on key e-commerce platforms in Asia as well as the full-service logistics and delivery service inherent in our TLPS platform. In addition, we continue to lower our operational costs through lower freight and customs related costs by utilizing our growing network of vendors and agents across our core markets. In addition, by working with our existing and new customers and launching new services, we strive to help bring customers’ products across multiple e-commerce and social media platforms and to new geographies, which we expect will allow us to increase the parcels shipped through our logistics network. We believe that the services we offer in our three businesses will create a virtuous cycle allowing us to cross-sell services, decrease costs and increase efficiencies and increase throughput through our integrated TLPS platform, all across our core markets, including through our recently launched Tmarkets Enabler platform. Also, we continue to expand our expertise across different product categories, also referred to as verticals, moving from our strong presence in the Korean cosmetics product market to supplements, pharmaceuticals, document and personal shipping and aggregation services.

Our Business Strategies

We intend to achieve our vision by pursuing the following key growth strategies:

•        Technology — Focused Growth Strategy.    We plan to strengthen our technology capabilities by focusing on software development, artificial intelligence and platform innovation and leveraging our existing TLPS and Smart Cargo platforms. We intend to establish, subject to market conditions and our ability to find appropriate personnel, within twelve months after this offering, a new subsidiary in North America that will focus exclusively on these efforts. We expect to transfer ownership of all relevant intellectual property to the subsidiary while retaining majority control, while securing a perpetual, royalty-free license to all current and future developments by the subsidiary to the Company. The subsidiary will serve as our exclusive provider of IT and development services, which we believe will improve efficiency, support scalable growth, and accelerate product development. We intend to have a management and development team focused on technology advancement while retaining the knowledge of shipping and logistics required in the application focused development of software that can be used effectively in the industry. In addition, we believe that overall technology development related costs can be reduced by the use of research centers in various jurisdictions, particularly in low cost, abundant labor and growth markets. We will also seek to acquire technology companies active in the supply chain, freight forwarding and logistics industries focused on software and platform technology in order to create advanced product offerings and synergies to the Company as a core part of our technology driven growth strategy.

•        Integrate with more e-commerce platforms and expand our distribution partner network.    We plan to continue to integrate our TLPS platform with new digital commerce platforms, including new e-commerce platforms, social media platforms and shops and new D2C sales channels, to provide merchants and sellers with an additional logistics service provider to fulfill their end-to-end cross-border logistics, distribution, storage and fulfillment needs. Also, we are continuing our focus on expanding the volume of shipments per customer on each e-commerce and social media platform currently serviced and look to expand geographies and product categories, or verticals, across all of our core strengths, including K-beauty, K-Food, supplements, documents, pharmaceuticals, among others. In addition, we expect to launch new products that increase efficiency and fill the void in the marketplace for cross-border logistics needs, including our recent launch of Smart Hub and Smart Post services. Smart Hub is a shipment aggregation service or shipping forwarder, initially launched in Korea for purchasers of goods on e-commerce platforms in Korea to be aggregated and shipped in lower cost packages to purchasers in various markets globally. We expect to roll out this service over time in Singapore and other markets. In addition, we launched our Smart Post service which competes with various EMS providers in Asia by providing cost-efficient services with the convenience of pick up and delivery services typically seen with e-commerce products for consumer shippers. This service is aimed at individual shippers and initially launched in Korea to Japan route and other select routes, and we expect to launch this service throughout Asia and in selective markets globally, including the Middle East and India.

•        Increase customer engagement and add new customers.    We plan to continue to work with existing customers to provide additional sales channels, expanded value-added logistics services and new geographic offerings on our existing e-commerce partner platforms, while enhancing our business development efforts to establish relationships with additional small and medium-sized brands, sellers, merchants, and manufacturers, who have limited online presence or are seeking to expand their business across geographies. In particular, we seek to serve as an end-to-end logistics partner for small and medium-sized enterprises across a range of sectors offering Korean products, including K-cosmetics and K-food products, by supporting their international expansion through our overseas logistics network. In addition, we expect to leverage our Smart Cargo platform to provide integrated “enterprise” level services to small and medium-sized manufacturers and sellers, enabling such companies to realize cost savings and efficiencies equivalent to those enjoyed by larger shippers in the marketplace.

•        Expand volumes and geographic coverage to drive lower cost and efficiencies.    By driving increased volume on our platform, we expect to realize synergies on scale to further drive decreases in delivery costs for our customers as our network grows, enabling our customers to further grow their business, transaction volumes and profits. Also, we plan to leverage big data and A.I. algorithms to analyze performance and cost for all of our vendor partners to ensure that each segment has multiple service providers we can choose from and that our customers are engaging with the lowest cost, highest quality partner in each segment of the logistics value chain. Increased volumes will also provide us with guaranteed capacity on air and sea carriers for the use of our core customers and will provide us with a competitive moat in the core markets we serve.

•        Pursue our growth strategy in India.    In India, we plan to continue to increase our number of DPC and TLFC facilities in major cities and expand our delivery partner network and cloud-based storage and fulfillment networks in smaller cities. We will also partner with regional third-party logistics, or 3PL, warehouse operators to broaden our service coverage for small and medium-sized enterprises, with a focus on D2C and drop-shipping businesses. We also plan to offer an integrated solution that combines e-Commerce Logistics solutions, including fulfillment and last-mile delivery, with middle-mile Enterprise Logistics services. We are currently working with one of our largest Enterprise Logistics customers to obtain the required licenses and staffing to provide 3PL services in this market for this and other customers. Although revenues attributable to our business in India currently are not material to our business, we believe that our network presence and our current customer base and business scope will allow us to leverage this presence to capture the expected growth in e-Commerce and Enterprise Logistics business in India. We currently have 36 staff based in India and our TLPS platform is used by Indian buyers and sellers equal to 3.8 million parcels per annum.

•        Pursue strategic acquisitions and alliances.    We plan to continue to consolidate our leadership position by seeking opportunities for strategic acquisitions, investments, joint ventures and partnerships to grow our business, acquire technologies and create synergies. Specifically, we aim to expand and develop the “long haul” components of both our e-Commerce Logistics and our Enterprise Logistics businesses by exploring potential acquisitions or alliances with like-minded companies in Asia, United States, the Middle East and Europe. We may also seek to acquire logistics companies with strengths in asset-based operations, such as logistics automation technology, and other specialized logistics services that may create vertical integration synergies for us. Also, our strong focus will be on acquiring leading technology and software companies to grow our business and expand our service offerings, while lowering cost and providing the best quality services. We continue to receive indications of interest from our competitors and partners looking for joint venture or selling opportunities. We believe that subsequent to this offering, we will have the capital, reputational strength, and know-how to seek potential merger and alliance partner opportunities. We currently do not have any specific identified opportunities, but will continue to monitor the market and respond to inquiries for joint venture or acquisition opportunities, which we will evaluate based on potential synergy benefits as well as potential revenue and income contribution relative to acquisition cost.

Risks Relating to Doing Business in the PRC and Hong Kong

Tracx Logis Pte. Ltd. is incorporated under the laws of Singapore. As a result of our operations in China through KCI, a sizeable portion of our global operations are located in the PRC and Hong Kong, which we operate, directly or indirectly, through wholly-owned subsidiaries incorporated in the PRC and Hong Kong.

In 2024 and 2025, the PRC and Hong Kong collectively accounted for approximately 27% and 32%, respectively, of our revenues.

Although we are a Singapore incorporated company and the majority of our operations are not in the PRC and Hong Kong, we are exposed to legal and operational risks associated with our operations in the PRC and Hong Kong. The PRC government has significant authority to exert influence on the ability of a company with operations in the PRC and Hong Kong, including us, to conduct its business, and may intervene with or influence our operations in the PRC and Hong Kong as the government deems appropriate to further regulatory, political and societal goals. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations in the PRC and Hong Kong. Our PRC subsidiaries have obtained all the requisite permissions and approvals that are material for their business operations in compliance with the relevant PRC laws and regulations in the PRC, including the relevant business licenses and the filings by international freight forwarding agencies. On February 17, 2023, the CSRC released the Filing Measures, which came into effect on March 31, 2023. Based on consultation with Global Law Office, our PRC counsel, we believe we are not subject to filing requirements with the CSRC under the Filing Measures with respect to the issuance of our ordinary shares as of the date of this prospectus, because (i) none of the operating revenue, total profits, total assets, or net assets of our PRC subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our company for the same period, (ii) the main aspects of our business activities are not carried out within the PRC and the primary locations of our business operations are not within the PRC, and (iii) the senior management responsible for our daily operations are not PRC citizens or habitually resident in the PRC. In addition, we believe our operations and this offering are not subject to review or prior approval by the CAC. We cannot assure you, however, that the regulators in the PRC will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. If we incorrectly conclude that such approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future, obtaining such approvals could materially impact our business, operations and financial performance in the PRC and Hong Kong and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including the ordinary shares, to significantly decline or be worthless. see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong — Recent regulatory developments in the PRC may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capital outside the PRC, all of which could materially and adversely affect our business and cause the value of our securities to significantly decline or become worthless.”

In addition, we also face risks and uncertainties associated with our operations in the PRC and Hong Kong, including, but not limited to, the following:

•        Recent regulatory developments in the PRC with respect to restrictions on companies with operations in the PRC raising capital offshore, may lead to additional regulatory review by the CSRC, CAC or other PRC regulators over our financing and capital raising activities in the United States and elsewhere. If we become subject to inspection and/or review by the PRC authorities or are required by them to take any specific actions, to the extent we are not able to favorably address such inspection/review or take the required actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, and disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. For additional detail on this risk, see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong — Recent regulatory developments in the PRC may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capital outside the PRC, all of which could materially and adversely affect our business and cause the value of our securities to significantly decline or become worthless.”

•        We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, which could, to the extent applicable to us and which cannot be addressed favorably by us, materially and adversely affect our business, results of operations and financial condition. For additional detail on this risk, see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong — We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.”

•        The PRC government has significant influence over companies with operations in the PRC by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our operations in the PRC, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

•        Changes in China’s economic, political or social conditions or government policies, including continued political tensions between the United States and the PRC, could have a material adverse effect on our business, results of operations and financial condition.

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations could materially and adversely affect our business. The PRC legal system is evolving rapidly, but its laws may not be sufficient to cover all aspects of the economic activities in the PRC, including such activities that relate to or have an impact on our business. Implementation and interpretations of laws, regulations and rules are not always undertaken in a uniform matter and enforcement of these laws, regulations and rules involves uncertainties. In addition, rules and regulations in the PRC, and enforcement thereof, can change quickly with little or no advance notice.

•        We are exposed to political risks associated with conducting business in Hong Kong. For additional detail on this risk, see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong — There are political risks associated with conducting business in Hong Kong.”

These risks could result in a material change in our company’s operations and/or the value of our ordinary shares and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For additional detail on these and other risks, see “Risk Factors — Risks Relating to Doing Business in the PRC and Hong Kong” starting on page 36 of this prospectus.

Summary Risk Factors

In addition to the above risks relating to our operations in the PRC and Hong Kong, our business is subject to risks and uncertainties that may materially and adversely affect us, including the following:

•        macroeconomic factors, including increasing barriers to trade, inflation, geopolitical hostilities and other factors that reduce demand for our services across Asia or globally, could have a material adverse impact on our business;

•        rising trade tensions, increased tariffs and rising barriers to trade will have a material effect on our financial condition and results of operations;

•        pandemics, global conflicts and other factors that impact consumer sentiment and demand and that negatively impact the price of transportation due to increased cost of input resources, such as oil and gas, will likely have a material adverse effect on our business and results of operations;

•        significant or unexpected increases in freight and transportation costs may materially and adversely affect our business, financial condition and results of operations;

•        our business, results of operations and prospects are dependent on the development and growth of e-commerce platforms in Asia generally;

•        we must continue to increase the number of e-commerce platforms that integrate and offer our services on their marketplace in order to increase our customer base and volumes;

•        we must continue to expand our customer base and customer engagement in order to create a virtuous cycle of expanded shipping volumes and geographic scope to improve our service and achieve cost efficiencies;

•        we are highly reliant on our proprietary technology infrastructure in our business operations, and the inability of our technology and IT infrastructure to handle our growth and scale as well as maintain stability of operations would have a material adverse effect on our business and results of operations;

•        we face intense competition, which may adversely affect our results of operations and market share;

•        any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may limit our growth strategy and expose us to potential risks and have an adverse effect on our business, results of operations or financial condition;

•        our subsidiary, KCI, has a concentration of customers and vendors and any adverse development, including decreased volumes or termination or suspension of relations with any major customer or vendor could have a material adverse effect on our consolidated results of operations and prospects;

•        we have a history of net losses from operating activities, which may continue in the foreseeable future and may raise substantial doubt about our ability to continue as a going concern;

•        we are subject to risks in doing business internationally, including being subject to numerous and complex legal and regulatory regimes; and

•        as a foreign private issuer, we are permitted to, and we will, follow certain home country corporate governance practices in lieu of certain requirements applicable to U.S. issuers. This may afford less protection to our shareholders.

See “Risk Factors” and other information included elsewhere in this prospectus for a discussion of these and other risks and uncertainties.

Dividends and Other Transfers

Tracx Logis Pte. Ltd. operates its business in Singapore directly and in various other jurisdictions through its subsidiaries and associates (which, under IFRS, are entities in which we have a significant shareholding such that we have significant influence but do not have the requisite shareholding to control). Cash is transferred between and among Tracx Logis and its subsidiaries through capital contributions, dividends, intercompany loans or payments for intercompany sales and services in the ordinary course of business. Currently, we do not intend to distribute earnings or settle amounts owed under any agreement other than the agreements entered into in the ordinary course of business for the intercompany transactions. We do not have any VIEs in China or in any other jurisdiction, except in Indonesia where we have one entity accounted for as a VIE. This VIE has been dormant from an operational perspective since 2024 and is not material to our business, operations and financial position, and there are no shareholder loans to such VIE. We expect to dissolve or put into voluntary liquidation such VIE by the end of 2026.

In the years ended December 31, 2024 and 2025, the following cash transfers have been made between Tracx Logis and its subsidiaries:

•        In 2024 and 2025, Tracx Logis did not make any capital contribution.

•        In 2024, Tracx Logis (i) made intercompany loans in an aggregate amount of S$0.8 million to KCI and an aggregate amount of S$0.6 million to other subsidiaries of Tracx Logis; (ii) received repayment of intercompany loans in the amount of S$1.3 million from KCI, and repayment of loan in the amount of S$2.3 million from its subsidiary in Japan; (iii) obtained intercompany loans in an aggregate amount of S$2.7 million from KCI and its subsidiaries; and (iv) repaid intercompany loans in an aggregate amount of S$0.6 million to KCI and its subsidiaries, and intercompany loans in an aggregate amount of S$0.5 million to its subsidiary in Korea.

•        In 2025, Tracx Logis (i) made intercompany loans in an aggregate amount of S$7.8 million to its subsidiary in Korea; (ii) received repayment of loans in the amounts of S$4.4 million from its subsidiary in Korea; and (iii) repaid intercompany loans in an aggregate amount of S$1.2 million to KCI.

As of the date of this prospectus, neither Tracx Logis nor any of its subsidiaries has paid any dividends or made distributions to U.S. investors or any other shareholders.

RMB is freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as direct investment, loan or investment in securities outside the PRC, unless prior approval of the State Administration of Foreign Exchange (the “SAFE”) or its local counterpart is obtained. The PRC government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of PRC, pay dividends in foreign currencies to holders of our securities or to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risks Relating to Doing Business in the PRC and Hong Kong — PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from making loans to or making additional capital contributions to our PRC subsidiaries.” for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our organization.

Local currency dividends in Korea and Thailand must be converted into foreign currency prior to outward remittance, as both Korea and Thailand prohibit the transfer of local currencies abroad. With respect to Japan, outward remittances exceeding set amounts must be reported to the Ministry of Finance. Vietnamese foreign exchange controls require that any dividend distributions and returns of capital from foreign investments into Vietnam must be disbursed through a special capital account opened with a local licensed bank. There are no foreign exchange control or remittance restrictions imposed on amounts held in such accounts, except for the requirement for supporting documents evidencing valid remittances. Although there are currently no material foreign exchange control regulations which restrict the ability of our subsidiaries in Hong Kong to distribute dividends to us, the relevant regulations may be changed and the ability of these subsidiaries to distribute dividends to us may be restricted in the future. See “Regulation.”

Except as disclosed in this prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries and/or associates, to Tracx Logis or U.S. investors or our ability to settle amounts owed. If any of our subsidiaries incurs debt on its own behalf in the future, there can be no assurance that the instruments governing such debt will not restrict their ability to pay dividends to Tracx Logis. See also “Dividends and Dividend Policy.”

Our Corporate Information

We were incorporated in Singapore on February 28, 2011 as a private limited company (Company Registration No. 201104738Z) under the Companies Act 1967 of Singapore (the “Singapore Companies Act”) and on February 15, 2013, we changed our name to Qxpress Pte. Ltd. We further changed our name from Qxpress Pte. Ltd. to Tracx Logis Pte. Ltd. on November 18, 2024. Prior to the closing of this offering, we intend to convert Tracx Logis Pte. Ltd. from a Singapore private limited company to Tracx Logis Ltd., a Singapore public limited company.

Our registered office is located at 5A Toh Guan Road East, #06-03, CWT Jurong East Logistic Centre, Singapore, 608830. Our telephone number at this location is +65 6255 4151. Our principal executive office is located at 5A Toh Guan Road East, #06-03, CWT Jurong East Logistics Centre, Singapore, 608830. Our telephone number at this location is +65 6661 9122. Our principal website is “https://www.Tracxlogis.com.” The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our ordinary shares.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year that has not issued more than US$1.0 billion in non-convertible debt in the past three years, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act in the assessment of our internal control over financial reporting;

•        reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute arrangements.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon (A) the last day of the fiscal year in which we had more than US$1.235 billion in annual revenue, (B) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our ordinary shares held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, or (C) the date on which we have issued more than US$1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including but not limited to:

•        the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP in U.S. dollars;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        our principal shareholders will be exempt from the reporting and short-swing profit provisions under Section 16 of the Exchange Act, and our officers and directors will be exempt from the short-swing profit provisions under Section 16 of the Exchange Act; and

•        the rules under the Exchange Act requiring the filing of quarterly reports with the SEC on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, we are permitted to, and we will, follow certain home country corporate governance practices in lieu of certain requirements applicable to U.S. issuers. See “Management — Foreign Private Issuer Exemption.”

We will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosure requirements for companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

THE OFFERING

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Issuer	Tracx Logis Pte. Ltd., a company incorporated in Singapore.
Ordinary shares offered	[ ] ordinary shares (or [ ] ordinary shares if the underwriters exercise their option to purchase additional ordinary shares from us in full).
Over-allotment option	We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to [ ] additional ordinary shares to cover over-allotments.
Underwriter warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of 8% of the ordinary shares sold in this offering. The warrants will have an exercise price of 100% of the public offering price and be exercisable for a period commencing six (6) months from the effective date of the offering and expiring five (5) years from the commencement of sales of the offering.

Ordinary shares outstanding immediately before and after the offering	[ ] ordinary shares (or [ ] ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full), assuming:
(i) the conversion of all of our outstanding [ ] series A preferred shares into [ ] ordinary shares; and

(ii)    the conversion of all outstanding convertible notes (including accrued interest on such convertible notes) into [      ] ordinary shares as described under “Principal Shareholders” and excluding shares issuable upon full vesting and/or exercise of the options granted and outstanding as of the date of this prospectus.

Further, all share numbers in this prospectus are presented on a retroactive basis to reflect a 1-for-10 reverse split of our ordinary shares effected on May 29, 2026.

Estimated offering price range	Between $[ ] and $[ ] per ordinary share.
Use of proceeds

We expect that we will receive net proceeds of approximately $[      ] million from this offering (or approximately $[      ] million if the underwriters exercise their option to purchase additional ordinary shares in full), assuming an initial public offering price of $[      ] per ordinary share, which is the midpoint of the estimated range of the initial public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for (i) the expansion and technological enhancement of our core e-Commerce and logistics platforms, (ii) routine maintenance capital expenditures across our regional fulfillment centers, and (iii) general corporate purposes, which may include potential opportunistic strategic investments or acquisitions, although we have not identified any specific investments or acquisition opportunities at this time. See “Use of Proceeds” for more information.

Listing	We intend to apply to have our ordinary shares listed on the under the symbol “TRCX”
Lock-up Agreements

We, our directors, executive officers, and all holders of 5% or more of our outstanding ordinary shares have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ordinary shares or similar securities for a period of six months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors

Investing in our ordinary shares involves substantial risks. See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.

Unless otherwise indicated, all information in this prospectus assumes:

•        no exercise by the underwriters of their option to purchase up to [      ] additional ordinary shares from us to cover over-allotments, if any, or their warrants to purchase up to 8% of the ordinary shares sold in the offering;

•        no exercise of options granted and outstanding under our Employee Stock Option Plan as of the date of this prospectus;

•        an initial public offering price of $[      ] per ordinary share, which is the midpoint of the price range set forth on the cover page of this prospectus;

•        the conversion of all of our outstanding series A preferred shares into [      ] ordinary shares; and

•        the conversion of all outstanding convertible notes (including accrued interest thereon) into [      ] ordinary shares as described under “Principal Shareholders.”

SUMMARY FINANCIAL AND OTHER INFORMATION

The following summary financial information should be read in conjunction with the sections entitled “Presentation of Financial and Other Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA

We prepare our consolidated financial statements in accordance with IFRS as issued by the IASB. The consolidated statements of loss and other comprehensive loss data for the years ended December 31, 2024 and 2025 and the consolidated statements of financial position data as of December 31, 2024 and 2025 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

Historical results for any prior period are not necessarily indicative of results expected in any future period.

Consolidated Statements of Loss and Other Comprehensive Loss Data

The following table sets forth our consolidated statements of loss and other comprehensive loss for the years presented.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions, except per share data)
Revenue	167.1	130.0	294.1
Service revenue	164.5	127.9	238.2
e-Commerce Logistics	42.0	32.7	89.0
Enterprise Logistics	122.5	95.3	149.2
Product revenue	2.6	2.0	55.8
Cost of revenue	(157.2)	(122.3)	(278.1)
Cost of services	(155.5)	(120.9)	(235.0)
Cost of products	(1.8)	(1.4)	(43.1)
Gross profit	9.9	7.7	16.0
Selling and administrative expenses	(25.4)	(19.8)	(62.9)
Other income (losses) – net	10.4	8.1	(10.6)
Operating loss	(5.2)	(4.0)	(57.6)
Finance income	37.6	29.2	35.5
Finance costs	(33.3)	(25.9)	(31.0)
Finance income – net	4.3	3.3	4.5
Share of profits of associates	(0.0)	(0.0)	0.1
Loss before income tax expense	(0.9)	(0.7)	(53.0)
Income tax (expense) benefit	(0.8)	(0.6)	0.7
Loss for the year	(1.7)	(1.3)	(52.3)

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions, except per share data)
Loss attributable to:
Owners of Tracx Logis Pte. Ltd.	(1.7)	(1.3)	(52.3)
Non-controlling interests	(0.0)	(0.0)	(0.0)
Other comprehensive income (loss):
Items that may be reclassified to income (loss):
Exchange differences on translation of foreign operations.	(1.1)	(0.9)	6.5
Share of other comprehensive losses of associates	(0.0)	(0.0)	(0.0)
Items that will not be reclassified to income (loss):
Remeasurement of defined severance benefits	0.0	0.0	(0.3)
Changes in the fair value of financial assets at fair value through other comprehensive income	0.4	0.3	(0.2)
Other comprehensive income (loss), net of tax	(0.7)	(0.5)	6.0
Total comprehensive loss for the year	(2.4)	(1.8)	(46.3)
Total comprehensive loss for the year attributable to:
Owners of Tracx Logis Pte. Ltd.	(2.4)	(1.8)	(46.3)
Non-controlling interests	(0.0)	(0.0)	—
	(2.4)	(1.8)	(46.3)
Loss per share attributable to the ordinary equity holders of the company
Basic and diluted loss per share*	(0.80)	(0.62)	(24.85)

Consolidated Statements of Financial Position Data

The following tables set forth our consolidated statements of financial position as of the dates presented.

	As of December 31,
	2025		2024
	S$	US$	S$
		(In millions)
ASSETS
Current assets
Cash and cash equivalents	12.3	9.6	7.3
Short-term financial assets	2.2	1.7	1.9
Trade receivables	22.2	17.3	24.5
Other receivables	4.9	3.8	3.2
Contract assets	1.0	0.7	1.7
Inventories	0.5	0.4	1.2
Other current assets	3.4	2.6	3.4
Prepaid income tax	0.5	0.4	0.5
	47.0	36.6	43.8
Non-current assets
Other receivables	3.3	2.6	3.1
Property, plant and equipment	1.5	1.1	2.6
Right-of-use assets	33.3	25.9	40.8
Intangible assets	54.6	42.5	60.4
Investment in associates	0.2	0.2	0.3
Deferred tax assets	0.3	0.2	1.2
Financial assets, at FVOCI	0.7	0.5	0.3
	93.9	73.0	108.6
Total assets	140.9	109.6	152.4

	As of December 31,
	2025		2024
	S$	US$	S$
		(In millions)
LIABILITIES
Current liabilities
Trade payables	33.6	26.1	40.8
Other payables	11.2	8.7	18.6
Short-term borrowings	15.4	11.9	18.6
Convertible notes	109.3	85.0	130.2
Embedded Derivatives – Convertible note	58.7	45.6	1.2
Short-term lease liabilities	12.0	9.4	11.9
Contract liabilities	1.2	0.9	1.1
Income taxes payable	1.5	1.2	2.1
Other current liabilities	16.0	12.5	34.3
	258.8	201.3	258.8
Non-current liabilities
Defined severance benefits	2.4	1.8	2.9
Long-term lease liabilities	36.5	28.4	46.1
Deferred tax liabilities	3.0	2.3	3.2
Long-term borrowings	1.4	1.1	0.7
Other non-current liabilities	0.5	0.4	0.7
	43.8	34.1	53.6
Total liabilities	302.7	235.4	312.4
EQUITY
Share capital*	87.7	68.2	87.7
Other reserves	11.3	8.8	11.8
Accumulated deficit	(260.7)	(202.7)	(259.5)
Equity attributable to owners of the Parent Company	(161.7)	(125.8)	(160.0)
Non-controlling interests	(0.0)	(0.0)	(0.0)
Total equity	(161.7)	(125.8)	(160.0)
Total liabilities and equity	140.9	109.6	152.4

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

Other Financial Data

The table below presents certain other financial data for the years presented.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions)
Adjusted EBITDA(1)(2)	(4.1)	(3.2)	(9.4)

____________

(1)      Adjusted EBITDA comprises loss before income tax expense, interest expense-net and depreciation and amortization, adjusted for impairment loss, share-based compensation expense, loss (gain) on valuation of derivatives — net, loss (gain) on disposal of PP&E and other assets — net, share of losses of associates, foreign currency (gain) loss — net, certain bad debt expenses, loss (gain) on modification of lease contracts, (gain) loss on modification of debt, gain on forgiveness of certain payables, and IPO-related expenses.

(2)      The table below presents a reconciliation of our loss before income tax expense for the years presented to our Adjusted EBITDA.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions)
Loss before income tax expense	(0.9)	(0.7)	(53.0)
Interest expense – net	28.2	22.0	22.3
Depreciation and amortization	12.4	9.6	20.2
Impairment loss	—	—	17.2
Share-based compensation expense	0.6	0.5	1.0
(Gain) on valuation of derivatives – net	(23.9)	(18.6)	(35.2)
(Gain) on disposal of PP&E and other assets – net	(0.2)	(0.1)	(4.2)
Share of losses of associates	0.0	0.0	(0.1)
Foreign currency (gain) loss – net	(9.1)	(7.1)	6.2
Bad debt expenses	(2.2)	(1.7)	12.0
Loss (gain) on modification of lease contracts	0.1	0.1	(6.3)
(Gain) loss on modification of debt	(8.6)	(6.7)	8.4
Gain on forgiveness of payables	(0.5)	(0.4)	—
IPO-related expenses	—	—	2.1
Adjusted EBITDA	(4.1)	(3.2)	(9.4)

We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with IFRS, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful as it provides our management with an assessment tool for the purposes of evaluating operating performance, internal planning and forecasting. Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS. Additionally, our calculation of Adjusted EBITDA may differ from similarly titled computations of other companies, and therefore may not be comparable to those of other companies.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risks and uncertainties and all other information contained in this prospectus before investing in our ordinary shares. Our business, financial condition, results of operations and prospects could be adversely affected as a result of these risks. In that event, the market price of our ordinary shares could decline, and you could lose part or all of your investment. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

Risks Relating to Our Business and Industry

Macroeconomic factors, including increasing barriers to trade, inflation, geopolitical hostilities and other factors that reduce demand for our services across Asia or globally, could have a material adverse impact on our business.

We generate substantially all of our revenues from services provided to e-commerce-related brands, sellers, merchants and manufacturers throughout Asia as well as from international freight forwarding and logistics services provided to some of the largest multi-national companies throughout Asia. The logistics, distribution, fulfillment and freight forwarding services industry is highly dependent on prevailing macroeconomic conditions globally, and our business in particular is subject to the macroeconomic and business conditions in the major Asian countries, particularly, Singapore, Korea, Japan and the PRC, including Hong Kong. We believe that our revenues are strongly correlated with global GDP growth and consumer spending as well as consumer sentiment, which in turn is driven by growth in global GDP and overall growth in cross-border trade. Any economic slowdown leading to negative growth rates and rising unemployment and decreased consumer spending could have a material adverse effect on our business, financial condition and results of operations. Many of the factors that impact the growth of economies and consumer spending and sentiment are beyond our control, including fiscal and monetary policies as well the prevailing interest and inflation rates and commodity prices, which are subject to global macroeconomic conditions but also are driven by policy decisions within each country.

The high inflation rates recorded by most major economies globally in 2024 and 2025 and the resultant increase in interest rates by the central banks of the major industrialized nations to curb inflationary pressures have had the effect of reducing economic growth in many of the markets we serve. Although many global markets have throughout 2025 achieved reductions in inflation and many central or policy banks have begun to lower core interest rates, if periods of high inflation return, depressed consumer sentiment and general instability in global financial markets may persist, which would lead to a decrease in demand for our services.

In addition, given market volatility and macroeconomic conditions, including rising oil prices due to continued instability and conflict in the Middle East, including conflict between the United States and Iran, between Israel and its neighbors in the Gaza strip, Lebanon and Iran and Russia’s continued conflict with Ukraine, many central banks have paused their downward cycle of interest rate reductions, which may lead to further economic deterioration and decreased global trade, negatively impacting our financial results. In addition, the disruption in the supply of oil from the Middle East and the political uncertainty in South America, including Venezuela, have resulted in an increase in the overall market price of crude oil, which if not resolved in the short run, would have a material adverse impact on our cost of revenues.

Rising trade tensions, increased tariffs and rising barriers to trade will have a material adverse effect on our financial conditions and results of operations.

The US administration and major trading countries globally have implemented major tariffs and non-tariff barriers in response to bi-lateral and regional “tit-for-tat” rhetoric and tariff implementation ostensibly over trade imbalances between and among major trading countries. Initially targeted at the PRC by the United States, the trade conflict has broadened to include many trading nations and has particularly impacted countries in Asia that generally have a net trade with the United States. The imposition and or the threat of such new tariffs has had a significant negative impact on global trade volumes and has instilled great uncertainty in the global logics and supply chain sectors, in particular for the major exporting nations in Asia. These developments are no longer limited to the

United States and China and to date, the full ramifications of such proposals are unclear, although most companies servicing the trade industry (such as our company) have seen dramatic decreases in volume over certain periods in the past two years. These developments and uncertainty they cause make it difficult to plan and make investment decisions and our business will likely continue to be influenced by such developments, many of which are beyond our control.

The decrease in global trade volume and consumer spending due to sustained high tariff levels will result in demand destruction globally and negatively impact global GDP. In addition, any resulting recessionary pressures in global markets would also likely negatively impact demand in a material manner, which would have a material adverse impact on our business, financial condition, and results of operations. No assurance can be given that trade relations will improve or not deteriorate further as many countries seek to balance their domestic politics with the benefits of international trade. In addition, political conflict and tensions between and among countries in Asia may cause a material decrease in the volume of trade throughout our service area. Any increase of tariffs, including non-tariff barriers and rise in political conflict or tensions is likely to have a material adverse effect on our financial condition and results of operations.

In addition, global trade patterns and growth in cross-border trade in particular are subject to government policies and political conditions across countries and regionally. For example, recent changes in the U.S. and international trade policies towards the PRC, including the heightened trend towards trade, technology and supply chain diversification, have created an environment of decreased international business activity generally and led to delay of investments and build-up of inventory given the uncertainties in the global trade dynamics going forward.

There have been reports of countries seeking to enact laws that increase value added taxes, GST, customs taxes or related measures in order to address fiscal shortfalls in their domestic budgets. Any such actions, if enacted by one country would likely lead to the enactment by other countries of similar taxes, all of which would likely have a material adverse impact on the development and growth of cross-border e-commerce transactions in general, which, given our reliance on such transactions for our trading volumes, could have a material adverse effect on our business and results of operations.

Pandemics, global conflicts and other factors that impact consumer sentiment and demand and that negatively impact the price of transportation due to increased cost of input resources, such as oil and gas, will likely have a material adverse effect on our business and results of operations.

Global trade and international commerce may be adversely impacted by, among other things, the occurrence of natural disasters such as earthquakes, hurricanes and flooding as well as terrorist acts or the outbreak of diseases, epidemics or pandemics, including the severe acute respiratory syndrome, or SARS, in 2002, the Middle East Respiratory Syndrome, or MERS, in 2012 and most recently, the COVID-19 pandemic, which caused significant disruptions and distortions in the global economy, international travel and supply chains worldwide. Such events, epidemics or pandemics may cause significant disruptions in economic activity in the affected markets and cause significant decrease in the volume of trade and transport across countries resulting from decreased economic growth, dampened consumer sentiment and laws prohibiting the movement of persons and goods across borders due to lockdowns and stay at home orders. Transportation can also be limited as air and sea carriers take capacity off-line, limiting supply and increasing costs of delivery. Transportation carriers, such as ships and air cargo planes, may be subject to terrorist attacks, which would, among other things, increase the cost of transportation and potentially damage products being shipped.

In February 2022, Russia launched a military invasion of Ukraine which is still ongoing. In response, a coalition of nations and organizations, including the United States, the United Kingdom, the European Union, Korea and Japan, imposed wide-ranging economic sanctions against Russia, Russian companies and certain Russian individuals. We do not conduct any business in Russia or Ukraine. KCI has made shipments in the past to Russia in de minimis volumes, has not made any shipments in the past to Ukraine, and, as of 2024, has suspended all shipments to and from Russia and all nations that are restricted by the U.S. Department of Commerce.

Starting in February 2026, military strikes by the United States and Israel against Iranian targets, followed by retaliatory actions by Iran, significantly increased geopolitical tensions in the Middle East. In response, the Iranian Republican Guard is reported to have attacked various targets connected with US military resources in the Middle

East and has targeted Israel during such period. Additionally, the supply of crude oil globally has been severely hampered by the Iranian lock-down of the Strait of Hormuz. The situation remains volatile and unpredictable, and any further escalation could adversely affect global markets, commodity prices, supply chains and investor confidence. In particular, a long term disruption of oil supply, particularly the Strait of Hormuz will lead to increased energy prices, inflationary pressures and adverse macroeconomic conditions.

Although we do not provide shipping or logistics services to Iran, the resultant increase in oil and energy prices and the volatility inherent in such conflict may have a negative impact on our cost of revenues and impact global trade generally. The conflict in Russia and Iran and any other similar conflicts, and the potential imposition of sanctions, as well as the associated uncertainty, will likely have a global macroeconomic impact which include, for example, reduced liquidity in global capital markets, deteriorations of global consumer and business sentiment, increased inflationary pressures, including increases in the prices of commodities such as food, oil and gas, increased pressures on shipping and supply chains and depressed levels of global trade overall. Such developments are likely to have a material adverse effect on our business, financial condition and results of operations. We do not have a significant nexus to the conflict region, but we believe that such conflicts, especially as it relates to Russia or the Middle East would create uncertainty in the energy and oil and gas markets such that our cargo shipments and our cost for purchased freight would increase. However, since the beginning of this conflict, there has not been a material change in the market rates we are able to achieve generally for our cargo logistics services. No assurance can be given that the ongoing conflict, should it not be resolved in a relatively short period or should such conflict escalate, would not have a material adverse impact on our business, our financial condition and results of operations and prospects.

Significant or unexpected increases in freight and transportation costs may materially and adversely affect our business, financial condition and results of operations.

A significant portion of our cost of revenues are attributable to freight costs payable to sea, air and land transport companies for our cross-border transportation needs. Freight expenses were 72% and 85% of our total cost of revenues in 2024 and 2025, respectively. Freight and transportation costs are driven in part by fuel prices, both bunker fuel and jet fuel, and also impacted by port surcharges and handling costs as well as the general supply and demand conditions prevailing at the time of our contract for such transportation services, many of which factors are beyond our control. For our international freight forwarding business, we charge fees to our customers adjusting for increased transportation costs payable to third party carriers, but the volume of shipments that our customers choose to make may be negatively impacted by significant increases in transportation costs. For our e-Commerce Logistics business, we are not able to easily pass on freight cost increases to our customers in the short term and increases in freight-related costs have in the past had a significant negative impact on our gross margins. Although we do adjust cost of service from time to time based on prevailing market prices for cross-border transportation, given the low-value nature of the merchandise shipped and the discretionary nature of the transactions, any increases in shipping costs are likely to have a disproportionate impact on shipment volumes. The unexpected or significant rise in costs of transportation could have a material adverse effect on our financial results and results of operations.

Our business, results of operations and prospects are dependent on the development and growth of e-commerce platforms in Asia generally.

We generate a significant portion of our shipment volumes by serving the logistics, distribution, storage and fulfillment needs of brands, sellers, merchants and manufacturers that conduct business on various commerce platforms in Asia, such as Qoo10 Japan and Lazada in Singapore. As such, our business and prospects are highly dependent on the viability, prospects and growth of the e-commerce industry in Asia in general and in particular on cross-border e-commerce transaction volumes. We are also increasingly reliant on the growth of social media shops and D2C shopping and our ability to maintain and grow our presence and market share in such new and expanding channels of distribution will be critical to the growth and profitability of our business. The growth of the e-commerce market, and other digital commerce channels, is affected by a number of factors, most of which are beyond our control. These factors include, but are not limited to:

•        the growth of the middle class in the various markets we serve as well as the consumption power and disposable income of consumers;

•        the growth of the Internet and access to broadband and mobile Internet devices, such as mobile phones and tablets, also drive the growth of e-commerce transactions generally;

•        the development and growth of the e-commerce market, which requires an ecosystem of e-commerce platforms, sellers, merchants and influencers and logistics and distribution participants that can provide a reliable, safe and convenient shopping environment to consumers; and

•        the legal, financial and political background in Asia being conducive to the development of such markets.

Any laws or policies or trends in the marketplace that have the effect of placing barriers or other limitations on such growth factors will likely have a negative impact on the growth of the e-commerce and digital marketplace in general, which could have a material adverse effect on our business and prospects. For example, countries that have limited resources may limit the development or the roll-out of high-speed Internet to its residents and privacy or other policy considerations may result in increased regulation of Internet-related commerce transactions. The PRC has in the past announced significant policy changes relating to consumer protection, data privacy and anti-monopoly, and although the ultimate impact of these policies is not known, such developments may dampen the pace of growth of e-commerce and Internet-related activities in the PRC, and could have a material adverse effect on our financial condition and results of operations.

It is not clear how existing laws in the markets we serve governing issues such as property ownership, fair trade, sales tax, other taxes and consumer privacy apply to businesses conducted primarily over the Internet, as at the time these laws were adopted, they did not contemplate or address the unique issues raised by the modern-day Internet, e-commerce or m-commerce. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation or our business or result in proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our services, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

We are highly dependent on a limited number of e-commerce platforms for a significant portion of our e-commerce and related shipping volumes.

We had historically relied on a significant portion of our revenues and support from Qoo10, our former parent company. However, since our former parent’s liquidity crisis began in July 2024, we no longer rely on Qoo10 or its affiliates for any of our revenues and do not receive any business, operating or technology support from any of its affiliates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Restructuring”. For our e-Commerce Logistics business, we rely primarily on revenues from Qoo10 Japan, which is a wholly owned subsidiary of eBay, Inc. in Japan (“eBay Japan”) and from Lazada, a wholly owned subsidiary of Alibaba, a PRC based e-commerce platform. Revenues from these two platforms represented 60% and 47% of our e-Commerce Logistics revenues in 2024 and 2025, respectively. While our revenues attributable to other platforms and social media stores increased in 2024 and 2025, such revenues are not currently material. Our ability to grow our presence on other e-commerce and digital commerce platforms such as social media and D2C platforms will be critical to our future business prospects. Any adverse developments in the growth and development of eBay Japan or Lazada in Singapore, our inability to increase our shipments on these and other platforms or any disruptions in service or loss of customers by these platforms and others will likely have a material adverse effect on our shipment volume and may have an adverse effect on our financial condition and results of operations.

We must continue to increase the number of e-commerce platforms that integrate and offer our services on their marketplace in order to increase our customer base and volumes.

We believe that one of our competitive strengths is our tech-enabled platform that is easily integrated by e-commerce platforms and social media platforms and digital shopping enablers, such as Shopify and Café 24, to allow merchants and sellers and their brands, and manufacturers to use our services to meet their cross-border logistics, distribution, storage and fulfillment needs. We must, using our business development and technology resources, continue to reach out and add our service offerings to new e-commerce platforms in various channels in order to grow our business and mitigate our reliance on our historical e-commerce platform relationships. Our inability to add our service offerings on additional e-commerce platforms could have a material adverse effect on our financial conditions, results of operations and prospects. We are currently approved as e-commerce logistics provider on 27 platforms, an increase of 3 additional platforms since 2024. Our inability to increase our platform presence or grow volumes on such platforms will likely have a material adverse effect on our business and prospects.

We must continue to improve our integration with our existing and future e-commerce platforms.

We must continuously work with our existing and new e-commerce platforms, social media platforms and digital shipping enablers, to increase the level of integration between our and their platforms to increase speed and ease of use and provide automated processes in order to improve the customer experience, including handling returns and rejected shipments. If we are unable to resolve any integration issues or if we are unable to provide new and innovative features or improve processing speeds while lowering costs, such platforms would likely not offer our services on their platforms or recommend other service providers to their customers, all of which could have a material adverse effect on our business, results of operations and prospects.

We must continue to expand our customer base and customer engagement in order to create a virtuous cycle of expanded shipping volumes and geographic scope in order to improve our service and achieve cost efficiencies.

Our strategy to grow our customer base is multi-faceted and includes creating a “virtuous cycle” by increasing the number of e-commerce portals, social media platforms and digital e-commerce enablers we are integrated with, increasing our geographic network directly and through partners, expanding our fulfillment and distribution capacity as well as improving our technology and processes to increase volumes and ultimately lower costs while providing timely and effective service for all customers, small and large. In addition, as we build out our platform and our volumes reach a stable state of growth and scale, we intend to reach out through our business development and marketing teams to educate potential customers on our service offerings and price competitiveness. We cannot guarantee that such a virtuous cycle will emerge as a result of these efforts. Our ability to effectuate these strategies and plans are critical to the future growth of our business and any difficulties in doing so, or any execution issues or delays could have a material adverse effect on our financial condition, results of operation and prospects.

A part of our customer acquisition strategy involves reaching out to customers of KCI in order to help facilitate those customers who wish to participate in the e-commerce marketplace to sell directly to consumers. The business development and marketing process for such clients will require significantly more direct contact and outreach than under our existing business. We plan to expand our business development and marketing teams to market such services. Our business and results of operations will be adversely affected if we are unable to execute on this business strategy in an effective and timely manner.

Retaining and growing volumes with our base of existing customers is also essential to growing our business. As we seek to expand our customer base, we must also provide consistently high-quality service to our existing customers. Furthermore, we may not be able to continue to innovate or adapt to changing market and customer needs in a timely and cost-effective manner. A decline or loss of our existing customer base could have a material adverse effect on our financial condition, results of operation and prospects. A seamless customer service, including delivery times and proof of delivery notices, is critical to user experience and we must continue to improve such interface, including through the innovative use of smart technology and artificial intelligence to widen our services while decreasing our costs. Our inability to meet or exceed customer expectations in this area would likely have an adverse impact on our shipping volumes and our financial performance and prospects.

If we are unable to continue to innovate, and maintain our culture of innovation, our ability to sustain and grow our business may suffer.

Technology is critical to our integrated logistics platform and connecting our systems with those of our network participants. While we have continuously enhanced our proprietary technology infrastructure, we may not be able to continue to improve our technology infrastructure and develop new technologies to meet the future needs of our business. Our success depends on our ability to continue to innovate in terms of technology and process improvements as well as our ability to introduce solutions and services to meet evolving market trends and satisfy changing customer demands. We must continue to adapt such capabilities through innovation, investment in processes, adoption of big data analytics and artificial intelligence and protocols to improve efficiencies and lower costs. We may not be able to continue to innovate or adapt to changing market and customer needs in a timely and cost-effective manner, if at all. Failure to make such improvements on a continuous basis could cause us to lose current and potential customers and harm our results of operations and financial condition.

We expect that we will need to continue to increase spending on personnel and other resources in order to remain competitive and drive efficiencies to improve customer satisfaction and lower costs. No assurance can be given that we will be able to expend technology spending efficiently or that our spending will result in an improvement in our technology and processes to meet our goals.

We are highly reliant on our proprietary technology infrastructure in our business operations, and the inability of our technology and IT infrastructure to handle our growth and scale as well as maintain stability of operations would have a material adverse effect on our business and results of operations.

We are highly dependent on our technology platform, namely TLPS and Smart Cargo, being scalable and we must continue to develop our systems to maximize efficiencies as we grow our customer base and distribution network with additions of e-commerce partners, as well as additions of distribution and fulfillment partners globally. We must continue to invest in our IT infrastructure to ensure that our platform development activities are executed on a timely basis to ensure the seamless integration and connectivity across eco-system members remains stable and robust. We must continue to expand our service offerings, improve customer interface, and utilize technology to offer smart routing that chooses the lowest cost and highest quality service provider to handle our shipments. If we are unable to execute our business strategy on strengthening our technology capabilities and platform innovation in an effective and timely manner, or maintain, improve and effectively utilize our technology infrastructure or realize the expected results from our technology investments, our business, financial condition, results of operations and prospects, as well as our reputation, could be materially and adversely affected.

Any problem with the functionality and effectiveness of our software or platforms could also result in unanticipated system disruptions, slower response times, impaired user experiences, delays in reporting accurate operating and financial information and inefficient management of our systems. In addition, enhancing our technology infrastructure requires significant investments of time and financial and managerial resources, including recruiting and training new technology personnel, adding new hardware and updating software and strengthening research and development. Furthermore, any system updates or process improvements that we periodically introduce may be prone to error and cause system disruptions. The development time required for new solutions and updates to our platform involves a significant amount of time on research and development, including planning for the upgrades and enhancements with the business development team, coding and testing and cross-function run-throughs as well as preparing and providing instructions to our partners as a result of the upgrades and enhancements. If our technology investments, upgrades and structural updates are unsuccessful or inadequate to meet our customers’ needs and expectations, our business could suffer as well as our reputation and results of operations.

In addition, although we maintain a robust security and safety protocol with firewall, malware, virus detection and user protocols, as well as back up and redundancies, no assurance can be given that these protocols and safeguards will protect our systems and network at all times. We may be subject to hacking and other malicious acts to disrupt our services and our business. Any interruptions or disruptions to our technology infrastructure caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our system could quickly impact the workflow across all or part of our network. We can provide no assurance that our current security systems and protocols will be sufficient to protect our systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such occurrences could disrupt our services, damage our reputation and harm our results of operations.

Any deficiencies in the telecommunication and Internet infrastructure in countries in which we operate could impair the functioning of our technology systems and the operation of our business.

Our business depends on the performance and reliability of the telecommunication and Internet infrastructure in the countries in which we operate. The availability and reliability of our apps and other Internet portals, and those of the e-commerce platforms that offer our services, depends on the availability and reliability of telecommunications carriers and other third-party providers as well as telecommunications infrastructure in the localities where our customers access the Internet. Failures of such service providers or such infrastructure could hinder our ability to provide our services to our customers and our customers’ ability to access our services. We have experienced limited service interruptions in the past due to service interruptions at the underlying external telecommunications service providers, however, no assurance can be given that severe disruptions will not occur in the future. Frequent or prolonged service interruptions could frustrate customers and discourage them from using our services, which could cause us to lose customers and harm our operating results.

We must maintain a robust network of distribution and fulfillment partners in the various markets we serve and our inability to grow, maintain and integrate these partners will have a material adverse effect on our business. In addition, we face various risks associated with our distribution partners.

Our ability to provide seamless, timely and cost effective delivery solutions to our customers is dependent in large part on our network of distribution partners and their effective execution of their portion of the distribution process. Our distribution and fulfillment partners perform some of the more critical functions in our end-to-end cross-border logistics service and are often the customer facing point of our distribution network, for example, in the case of pick up services and last mile delivery services. We rely on the staff and employees of such partners to implement sufficient control over the pickup and delivery personnel in connection with their conduct, including proper collection and handling of parcels, adherence to customer privacy standards and timely delivery of parcels. The interests of our distribution partners may not be entirely aligned with ours at all times and the quality of service and timeliness of execution cannot always be controlled or guaranteed. Their performance directly affects our brand image. Any disruptions in delivery due to capacity constraints, labor shortage, equipment failure or accidents such as facility fires or natural disasters such as flooding would disrupt our ability to service our customers, damage our reputation and subject us to risk for damages and other adverse consequences.

We do not generally hold and have not in the past held equity or ownership interests and do not maintain oversight over the day-to-day operations of such partners. Although we conduct onboarding due diligence and review our partners’ performance periodically and for core markets in real time, our ultimate ability to manage our business relationships with partners is limited to contractual agreements. In addition, many of our partners sub-contract part of their business to other parties. Although in most cases consent is required for further sub-contracting, we have in the past generally consented, and such relationships may cause further deterioration in the quality of services rendered to our customers. We may not be able to manage our distribution partners as effectively as if we had full ownership of them or operated them directly, and in particular, we do not have any contractual relationship with the sub-contracted parties and are therefore unable to exert a significant degree of influence over them.

Although we have not recorded significant damage or theft from our distribution partners to date, if any such party does not properly train, manage or supervise their operational process and there is a rise in such activities, we may suffer financial losses, incur liabilities and suffer reputational damages before we are able to fully remediate these activities. We attempt to mitigate these activities through audits and training and work protocols for certain of our smaller and less well-established partners, however, we cannot monitor their activities on a daily basis and no assurance can be given that service quality will not suffer over time. As our core strategy entails our expanding on and further integrating with network partners in various markets that we service, any deficiencies in the choosing partners, as well as deficiencies and inability to monitor, train and ensure timely and effective delivery could have a material adverse effect on our reputation, business and results of operations and prospects.

To the extent necessitated by service and quality issues, suspension or termination of a distribution partner’s services in a particular geographic area may result in a significant interruption or failure of our services until we are able to replace such service. In addition, a distribution partner may suspend or terminate its services voluntarily or involuntarily with us due to various reasons, including a disagreement or dispute with us, failure to make a profit, failure to obtain requisite approvals, failure to maintain licenses or permits or to comply with other governmental regulations. We may not be able to promptly replace distribution partners or find alternative ways to provide services in a timely, reliable and cost-effective manner, or at all.

Finding and entering into a good working relationship with distribution partners is time consuming and expensive. As our growth strategy and our ability to broaden our geographic reach and offer a full set of services across markets requires us to continue to find, integrate and onboard partners in many markets we currently do not or cannot serve, our inability to find high quality service partners could have a material adverse effect on our ability implement our core strategy.

We face risks associated with loss, damage or liability from parcels handled and transported through our network.

We handle a large volume of parcels across our network, and face challenges with respect to the protection and inspection of these parcels. Parcels may be stolen, damaged or lost for various reasons, and we and/or our distribution partners may face actual or alleged liability for such incidents. Although we may have recourse against our partners for loss, damage or liability from parcels they handle, we are ultimately responsible for a parcel being safely delivered to its destination.

We may fail to detect unsafe or prohibited/restricted items, which is required of us as part of various agreements with air and sea carriers as well as by various import/export regulations. Failure to prevent prohibited or restricted items from entering our network may result in administrative or criminal penalties as well as civil liability for personal injury and property damage. Further, unsafe items processed and transported by us, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other parcels, including those of third parties and cause injury to aircraft or ships or other property damage during transit as well as cause injury to delivery personnel or the ultimate recipient of the parcel.

We have a large number of vehicles and personnel involved in our transportation operations at all times, which subjects us to risks associated with transportation safety, including transportation related injuries and losses. For example, our vehicles and personnel may be involved in traffic accidents from time to time, resulting in personal injury and loss or damage to parcels carried by them. In addition, frictions or disputes may occasionally arise from the direct interaction of our personnel with parcel senders and recipients, which may result in personal injury or property damage if such incidents escalate. The insurance policies carried by us may not fully cover the damages caused by transportation related injuries or losses.

Any of the foregoing could disrupt our services, cause us to incur substantial expenses and divert the time and attention of our management. We and our distribution partners may face claims and incur significant liabilities if found liable or partially liable for any injuries, damages or losses. Claims against us may exceed the amount of our insurance coverage or may not be covered by insurance at all. Government authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if our services are perceived to be unsafe by our end customers, e-commerce platforms and consumers, our business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

Failure to protect confidential information of our customers could damage our reputation and substantially harm our business and results of operations.

We have access to a large amount of customer information in our day-to-day operations, some of which may be confidential or protected under relevant data privacy laws. Each waybill or bill of lading contains the names, addresses, phone numbers and other contact information of the sender, invoiced party and recipient of a parcel. Each waybill or bill of lading displays the contents of a parcel. The proper use and protection of personal or confidential information is essential to maintaining customers’ trust in us and our services. Our TLPS system also processes and stores a significant amount of confidential information and data for the proper functioning of our partner network. Security breaches and hacker attacks on our system might result in a compromise to the technology that we use to protect confidential information or may disrupt our services. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining confidential information in our possession. Such individuals or entities may engage in various other illegal activities using such information and any leakage may lead to customer dissatisfaction and decrease in business with us and may lead to regulatory oversight or penalties.

Further, as parcels move through our network from pickup to delivery, a large number of personnel handle the flow of parcels and have access to certain customer data and information. Although we limit the use and dissemination of data to only relevant persons and parties, some of these personnel may misappropriate the confidential information despite the security policies and measures we have implemented. In addition, most of the delivery and pickup personnel are not our direct employees, which makes it more difficult for us to implement sufficient and effective controls over them.

Practices regarding the collection, use, storage, transmission and security of personal information have recently come under increased public scrutiny in various jurisdictions. For example, in Korea, there has been reported leakage of customer sensitive information by major companies leading to imposition of penalties and customer attrition. In the future, there may be new laws and regulations regulating the solicitation, collection, processing or use of personal or consumer information in jurisdictions in which we operate. Compliance with such new laws and regulations could affect how we collect, store and process the information and require significant capital and other resources. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations could cause our customers to lose trust in us and our services. Any perception that the privacy of information is unsafe or vulnerable when using our services could damage our reputation and substantially harm our business.

Any service disruptions experienced at our and our partner’s facilities may adversely affect our business operations.

Our daily operations rely heavily on the orderly and uninterrupted processing of parcels and goods at our DPCs and TLFCs as well as the distribution and fulfillment centers of our distribution partners. Any service disruption at these facilities due to natural disasters, accidents, capacity issues, labor stoppages or other unforeseen reasons, would severely impact our ability to service our customers in a timely manner and may cause damage or loss to parcels entrusted to us. The outbreak of a pandemic, such as the outbreak of COVID-19, may also cause a significant disruption to our business due to lockdowns or due to government mandates for working conditions that limit our ability to process parcels at capacity or at all. Any of the foregoing events may result in significant operational interruptions and slowdowns, customer complaints and reputational damage and could have a material adverse effect on our results of operations and prospects.

Our cross-border logistics and fulfillment business is impacted by seasonality factors resulting from consumer spending characteristics globally and in Asia in particular.

Our cross-border logistics and fulfillment business is affected by seasonality experienced in the consumer retail and international logistics industries globally, and in particular in Asia. We normally see seasonal increase in volume of shipments both for parcels in connection with e-commerce related sales and shipments and for bulk freight forwarding and enterprise level freight forwarding and supply chain management in the fourth quarter of each year with lower volume of shipments being recorded generally in the first quarter of each year. Seasonality is driven by consumer spending during the fourth quarter for holidays, such as Christmas and autumn festival and is also driven by promotion events in the fourth quarter that originally started in the PRC and the United States, but have become ubiquitous throughout Asia, such as the Singles Day in the PRC and Black Friday promotions in the United States. The first quarter of each year is characterized by lower trade and volumes as a result of long public holidays in Asia, such as the new year holidays as well as the Chinese or lunar new year’s public holidays.

We make planning and spending decisions, including capacity expansion, procurement commitments, personnel needs and other resource requirements based on our estimates of customer demand. Seasonality affects our ability to forecast demand for our services, as express, freight, distribution management and online sales volumes can vary significantly and unexpectedly and may lead to disruptions in some or all parts of our distribution network. In addition, given the high volume of traffic for cross-border transport, the availability of sea and air freight may be more haphazard and costs are generally higher during such period. In addition, during peak periods in the fourth quarter availability of qualified personnel for fulfillment activities at our and our partners’ storage and fulfillment facilities are particularly challenging. In addition, pick up and last mile delivery functions operate at full capacity due to increased volumes. Any disruptions in service as a result of our inability to plan properly for such peaks in demand due to the unavailability of sea or air transport capacity or disruptions at our or our partners’ distribution or fulfillment centers and last mile delivery network due to lack of staff, equipment failures or others, may lead to non-completion, delays or damage to our deliveries, all of which would have a material adverse effect on our business, our reputation and our financial results.

Although our business development and strategy team makes planning and spending decisions based on our forecast for expanded demand such as hiring seasonal workers and expanding capacity at our DPC or TLFCs, any significant errors in projections regarding future demand would likely cause disruptions to our business and operations.

We face intense competition, which may adversely affect our results of operations and market share.

Competition in the cross-border logistics and fulfillment business is extremely high. Although the cross-border e-commerce focused logistics, distribution and fulfillment market is fragmented and is in its early stages of development, there are a wide array of large and small, niche competitors that currently compete with us, particularly in Asia, where we have experienced strong price competition from Chinese competitors. Our extensive service solutions encompass a wide range of operational areas, and as a result we may compete with a broad range of companies, including logistics and distribution management service providers, supply chain management service providers, express and freight delivery service providers, express mailing services provided by local postal service for logistics services and other logistics brokers. We compete based primarily on cost and timeliness of delivery, but also compete on other factors such as service quality, operational capacity, in-transit delivery analytics and comprehensiveness of service as well as user experience and geographic coverage, among others.

Our international freight forwarding business that we operate through KCI is also subject to intense competition. Certain of our current and potential competitors, as well as international logistics operators with presence in the PRC, may have significantly greater resources, longer operating histories, larger customer bases and greater brand recognition than us or KCI.

Certain of our current and potential competitors may have significantly greater resources, longer operating histories, larger customer bases and greater brand recognition and a stronger technology platform than us. Other current and potential competitors may be acquired by, receive investment from, or enter into strategic relationships with, established and well-financed companies or investors which would help enhance their competitiveness. There may also be a consolidation among our competitors creating stronger and more well-financed and managed competitors that currently do not exist. Moreover, competitors may adopt more aggressive pricing policies or devote greater resources to marketing and promotional campaigns than us. We may not be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial condition and results of operations. Furthermore, as we diversify our service offering and further expand our customer base, we may face competition from existing or new players in new sectors we choose to enter. In particular, we or our distribution partners may face competition from existing or new last-mile delivery service providers which may expand their service offerings to include express delivery or adopt a business model disruptive to our business and compete with our distribution partners for delivery personnel. Similarly, existing players in an adjacent or sub-markets may choose to leverage their existing infrastructure and expand their services to serve our customers. If these players succeed in doing so, our market share may suffer and our business and financial performance may be significantly and adversely affected.

In addition, if some e-commerce platforms or larger customers, brands or sellers choose to build or further develop their respective in-house delivery capabilities to serve their logistics and fulfillment needs directly our volume may be negatively impacted.

Although we are an asset light logistics company, we have strategic facilities and must develop new facilities on a timely basis as customers needs dictate.

We maintain a limited amount of directly leased facilities, relying on those of our partners and virtual warehouses, that service as our DPCs and TLFCs in strategic locations. Where we do maintain property, we generally have terms from three to seven years, with renewal terms at market escalation rates. In the past, we have experienced significant under-utilization of our capacity as a result of poor management decisions in taking on new capacity and also faced sub-optimal utilization rates due to intense competition in certain markets and over-expansion and capital expenditures by competitors in the various markets we serve. Although we expect to be able to identify new facilities and extend or renew existing facilities on market terms, the availability of storage and fulfillment facilities are subject to supply and demand factors prevalent in each of the strategic markets we operate in. No assurance can be given that we will be able to negotiate terms that are favorable or in-line with market terms or that we will be able to retain capacity in locations and volume that we need to service our customers. Moreover, our leasehold rights are subject to compliance by the relevant landlords with local laws and regulations and other factors which may be beyond our control, and any non-compliance by the relevant landlords may disrupt our use of such properties.

In addition, we need to make planning and spending decisions well in advance of commencing operations with a new DPC or TLFC, which involves finding, negotiating and building out the facility to meet our customers’ processing requirements. Equipment purchases require significant lead time and personnel must be engaged in order to commence operations. Our facilities team works with our business development team to come up with quarterly and annual estimates and projections and with our strategic planning team sets out a detained plan for expansion, closure and decrease in capacity depending on our forecast of future business. No assurance can be given that our forecasts and planning will accurately meet the needs of our customers or that we will not, as we have in the past, experience under-utilization of leased facilities or commitments and any miscalculation or error may have a material adverse effect on our ability to service our customers or meet our financial targets and achieve our business objectives, which could have a material adverse effect on our business, results of operations and prospects.

Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may limit our growth strategy and expose us to potential risks and have an adverse effect on our business, results of operations or financial condition.

We have in the past made and may in the future seek to make acquisitions and investments and enter into strategic alliances to further expand and grow our business. For example, we acquired Momoe Technologies, our subsidiary in India, in 2019 in order to expand our distribution, fulfillment and last mile capabilities in major markets in India, and also acquired KCI in 2021 in order to expand our international freight forwarding business, geographic network and further strengthen our market position and lower costs.

We will continue to seek out acquisition, investment and partnership targets in our core markets and businesses and will seek to execute transactions that we believe are accretive to our business strategy and model. While we will be prudent in the cost and valuation of such companies, given the rapid change and speed of growth in the various markets we seek to serve, acquisitions and investments may be the most cost effective and speedy manner of implementing and realizing our vision and goals. No assurance can be given that we will be able to identify, negotiate and acquire or invest in quality companies that meet our strategic needs or that if we do, that we will be able to integrate such companies and investments so that we realize the synergies and growth we forecasted and predicted at the time of such transactions. Moreover, the search for investment and acquisition opportunities, the negotiation and the ultimate integration of any acquired businesses of investments into our operations is likely to require significant attention from our management which may divert our management’s attention from managing our existing business. Also, as we expect to continue to use cash in our operations for the foreseeable and given our history of net losses, we will likely need to seek acquisition financing from third party sources of capital or obtain acquisition debt financing, or increase additional equity financings that may be dilutive to existing shareholders in order to execute such transactions. No assurance can be given that we will be successful in obtaining the funds to make the acquisitions we identify on terms that are reasonable, or at all.

Our possible future acquisitions, investments or strategic alliances may also expose us to other potential risks, including risks associated with unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, our inability to generate sufficient revenue to offset the costs, expenses of acquisitions and potential loss of, or harm to, relationships with employees and customers as a result of our integration of new businesses. In addition, we may recognize impairment losses on goodwill arising from our acquisitions. The occurrence of any of these events could have a material and adverse effect on our ability to manage our business, our financial condition and our results of operations.

Our subsidiary, KCI, has a concentration of customers and vendors and any adverse development, including decreased volumes or termination or suspension of relations with any major customer or vendor could have a material adverse effect on our consolidated results of operations and prospects.

Historically, KCI has experienced a concentration of customers. For example, KCI’s top five largest customers contributed 19% of KCI’s total revenue for the year ended December 31, 2025. Although KCI has diversified its customer base over the years, its reliance on its largest customers will likely persist for the foreseeable future. Although KCI considers its relationship with its top customers to be good, no assurance can be given that future failures of service or other factors, including competition, will not result in decreased revenues from such key customers. KCI generally bids for annual contracts with its key customers and while contracts with its key customers have been renewed annually, no assurance can be given that key contracts will continue to be renewed. In addition, although key customers provide annual, quarterly and other estimates for shipment volumes, there are no fixed volume or minimum volume or shipment guarantees for such contracts. Also, although KCI has been able to adjust fees based on market conditions from time to time, the rates charged for its largest customers is generally lower than those of its smaller customers, given the volume of shipments attributable to such customers. KCI’s pricing power with such large customers may be more limited. Any loss of or material reduction in volume from a major customer could have material adverse effect on our consolidated results of operations and business. In addition, KCI is reliant upon a few key agents which provide access to shipping and freight volumes for their key customers. Any deterioration of relationships between such agents and their customers would adversely affect our business and our financial results. Because the ultimate shippers are relying on the agents to handle all aspects of their freight forwarding and supply chain needs, we are not able to approach or attempt to take on such shippers or customers directly.

In addition to a concentrated customer base, KCI relies on relatively few airlines and sea carriers with which it has stable business relationships for the movement of goods. KCI believes it has enjoyed competitive rates and other commercial terms as a result of its large and stable volumes processed during its 30 years of operation. However, no assurance can be given that KCI will continue to be able to get low fares and access to capacity on cargo planes and cargo ships to meet its customers’ demands. The cross-border freight and shipping business is highly volatile and subject to significant volatility and capacity restraints, from time to time, especially during periods of high seasonal use or during times of global economic growth or shocks, as was the case with the COVID-19 pandemic. Also, the air cargo and sea cargo industries are subject to significant volatility due to frequent bankruptcies, reorganizations, mergers and other consolidations, and we cannot guarantee that these relationships will continue as has been the case historically. Bankruptcies and consolidations may result in the loss of key routes and higher prices and may cause KCI to lose its bargaining power with certain routes and certain carriers. Loss of capacity as well as increases in cost from the occurrence of any such events is likely to have a material adverse effect on our results of operations and prospects.

In addition, payment terms generally require KCI to pay its vendors prior to its receipt of the corresponding fee from its customers, which may result in mismatches between the timing of KCI’s cash needs and the timing of KCI’s cash inflows. Further, if any such customers were to become distressed or otherwise encounter financial difficulties, KCI may have difficulties collecting these amounts, which could negatively impact our cash flows, which in turn could harm our business.

We have a history of net losses, which may continue in the foreseeable future and may raise substantial doubt about our ability to continue as a going concern.

We incurred net losses of S$52.3 million and S$1.7 million (US$1.3 million) in 2024 and 2025, respectively. Our significant net loss in 2024 was due to lower revenue, one-time bad debt expense related to receivables and loans due from Qoo10, our former parent company and its affiliates, and impairment losses on right-of-use assets, property, plant and equipment, and intangible assets, in each case, due to the Qoo10-related events. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Restructuring”. Our net loss in 2025 was attributable to (i) a decline in sales and volumes, which reduced our contribution margin in absolute terms and resulted in negative operating income notwithstanding an improvement from the prior year, and (ii) higher net interest expense primarily related to debt financing through convertible notes. We also had net cash flows used in operating activities of S$16.2 million in 2024 and S$20.7 million (US$16.1 million) in 2025. We expect to continue to incur operating and net losses in the near term as we build out our platform to grow our business and continue to implement our strategic growth plans. We had net current liabilities of S$211.8 million (US$164.7 million) and S$215.0 million as of December 31, 2025 and 2024, respectively, primarily due to the issuances of convertible notes that are classified as current liabilities as they are convertible into equity within a year from the fiscal year ended December 31, 2025. The report from our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024 includes an explanatory paragraph stating that the Group has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These factors raise substantial doubt about our ability to continue as a going concern. While we believe that based on our current operating plan, our existing cash equivalents and short-term financial assets, together with anticipated net proceeds from this offering, will be sufficient to fund our operations and capital expenditure requirements for at least the next 12 months, there can be no assurance that we will be able to successfully execute our business plans. Furthermore, due to the Qoo10 Liquidity Issue Related Events (as defined below) and the ongoing negative market conditions for the logistics, freight forwarding and supply chain industry in 2025 and 2026, shipment volumes in both our e-Commerce Logistics and Enterprise Logistics services continue to be challenged in the first half of 2026 and we expect such challenges to persist through at least the end of 2026. As a result, we expect to continue to experience declining revenue and incur operating and net losses at least in the near term.

Our ability to achieve and maintain profitability depends on our ability to leverage our infrastructure and investments to increase scale through increased number of customers and through increased volume of shipments across geographic borders. We must execute on our strategic initiatives and continue to achieve operational efficiencies and lower costs for our customers. No assurance can be given that we will be able to leverage our technology and business model to expand and enhance our service offerings and increase our operational efficiency. Our ability to achieve and maintain profitability is also affected by many factors which may be beyond our control, such as the overall demand for cross-border logistics services and general economic conditions, including growth in consumption and growth in cross-border trade, in particular on e-commerce platforms. If we are unable to achieve profitability in the near future, we may have to decrease spending, limit our capital expenditures and reduce staff and operations to conserve cash flow, which in the aggregate will limit our ability to execute on our strategy and business plan and grow our revenues and profits.

We may not be able to obtain sufficient capital to fund our business expansion.

We expect that the execution of our business strategy will require substantial amounts of additional capital. We have incurred substantial costs to launch and ramp-up new service offerings as well as to expand geographically and we may not be able to recover such costs unless we are able to successfully leverage our investments through the execution of our business strategy to grow our business. We intend to use the proceeds of this offering for the expansion and technological enhancement of our core e-Commerce and logistics platforms, routine maintenance capital expenditures across our regional fulfillment centers, and general corporate purposes, which may include potential opportunistic strategic investments or acquisitions, although we have not identified any specific investments or acquisition opportunities at this time. We may be required to further access the equity capital markets or pursue debt or other types of financings to fund future investments and spending. The continued improvement and upgrade of our service network and offering will require substantial investments, such as purchasing equipment, funding leasehold improvements at our DPCs and TLFCs and the hiring of new personnel both in our technology-related teams as well as increased administrative and finance personnel to meet the increased demands from our growing business. In addition, we will need to have capital to execute on our strategic investment and acquisition plans, from to time as opportunities present.

We have historically funded our operations by issuance of equity, including preferred shares and convertible notes, and short-term bank borrowings. There can be no assurance that we will be able to generate sufficient cash from our operations to fund our capital requirements or raise additional funds through equity or debt financings on satisfactory terms or at all, in which case we may be required to prioritize projects or curtail capital expenditures, and our results of operations could be adversely affected. Debt financings may contain restrictive covenants that could limit our future capital raising activities and other financial and operational initiatives and we may be subject to default on such obligations. In addition, additional issuance of equity or equity-linked securities may cause further significant dilution of our existing shareholders.

We may not be able to attract and retain key executives and other qualified and skilled employees needed to support our business.

We believe our success depends on the efforts, effectiveness and talent of our employees, including research and development, distribution management, operations, risk management, finance and sales and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain key executives and other qualified and skilled employees. Competition for highly skilled personnel is extremely intense, especially in the technology and logistics field. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. We also need to establish and maintain strong succession planning for key executive and managerial positions to minimize the risk of disruption in our operations.

In addition, certain aspects of our business are labor intensive, in particular, storage, fulfillment and delivery. The availability of warehouse, fulfillment and delivery staff is significantly limited across all of the countries that we service given the growth in e-commerce volumes, and although we and our partners have not experienced shortages resulting in stoppages or disruption of service, we have witnessed a tightening in general of the labor markets as it relates to this workforce. We and our partners must hire and retain a significant number of personnel to meet the growing volume of transactions and also prepare for and accommodate increased volumes during peak delivery periods. See “— Our cross-border logistics and fulfillment business is impacted by seasonality factors resulting from consumer spending characteristics globally and in Asia in particular.” If we are unable to hire, retain, train and deploy labor for such activities, we may not be able to meet our growth plans which would have a negative impact on our reputation and our business. We expect that competition for labor for such functions will grow significantly over the foreseeable future requiring us to pay higher wages and benefits and provide other incentives which, if not compensated from higher fees charged to our customers, will have a material adverse effect on our operating margins and profitability.

Although none of our employees is represented by labor unions, industrial action or other labor unrest directed against us or our distributions partners, or against important infrastructure such as terminal operators and freight carriers, could directly or indirectly prevent or hinder our normal operating activities, and, if not resolved in a timely manner, could lead to delays in satisfying our customers’ deliveries and decreases in our revenue. Although neither we nor our partners have been subject to any work stoppage action or collective labor activities or incidents, these actions are impossible for us to predict or control. No assurance can be given that labor activities, especially in the labor-intensive areas of our business will not cause future disruptions or stoppages, which would, if material and for prolonged periods of time, have a material adverse effect on our business, financial condition and results of operations.

The nature of our business, which requires operations and branches in multiple jurisdictions, involves various risks related to such international operations, including addressing various legal, regulatory, economic, and operational challenges. These risks could materially and adversely affect our business, financial condition and results of operations.

Given the nature of our business, we are subject to various laws and regulations in each jurisdiction in which we operate. We also face transactional and translation-related foreign exchange risk, political and economic risks in various countries and regions, and cultural and language barriers across countries. Our inability to keep abreast of all laws and regulations, including tax, employment, industry-specific and other applicable regulations could result in fines, penalties and/or business interruptions. Also, because we operate in multiple currencies, fluctuations in exchange rates across such currencies against the Singapore dollar or the United States dollar may have a negative impact on our financial results. Political and economic policies and conditions differ across regions and countries, and we must ensure that we are well positioned to strategically operate in changing political and economic conditions.

Our business is acutely subject to such risks given that a significant portion of our business relies on cross-border transportation of goods on a reliable and cost-effective basis. Such multi-jurisdictional operations present to us significant operational challenges, requiring us to manage differences in labor laws, workforce management practices, and management of staff across multiple jurisdictions. Managing staff across multiple jurisdictions requires implementing proper incentives, performance evaluations and robust internal controls to monitor fraud and other illicit behaviors. Inadequate oversight could expose us to financial and reputational risks. For example, we have discovered instances of embezzlement and misappropriation by employees in foreign subsidiaries due to weaknesses in internal controls, which to date have not had any material adverse effect on our business or our financial results. No assurance can be given that the impact will not be material if such incidents were to occur in the future. While we have implemented various remediation measures to address such deficiencies, including by conducting thorough investigations of such incidents, enhancing controls and segregation of duties, as well as providing educational programs and emphasizing our code of ethics, no assurance can be given that these remediation measures will effectively guard against any such acts in the future. In addition to the prevention and detection of fraud, we must be vigilant in ensuring that we maintain our treasury and approval functions to ensure that unauthorized financial transactions do not occur. Any such events, in addition to us having to potentially restate our audited financial statements, may lead to litigation, fines and other penalties in various jurisdictions.

We have limited ability to protect our intellectual property rights, including our brand and our proprietary information technology platform, and unauthorized parties may infringe upon or misappropriate our intellectual property.

Our success depends in part upon our proprietary technology infrastructure, including certain methodologies, practices, tools and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes used in providing our services. We rely on a combination of trademark, trade secrets and other intellectual property protections, confidentiality agreements with our key personnel, customers and other relevant persons and other measures to protect our intellectual property, including our brand and our proprietary technology infrastructure. Nevertheless, it may be possible for third parties to obtain and use our intellectual property without authorization. The unauthorized use of intellectual property is common in certain Asian countries and enforcement of intellectual property rights by regulatory agencies may not be as consistent as in more developed countries. As a result, litigation may be necessary to enforce our intellectual property rights. Litigation could result in substantial costs and diversion of our management’s attention and resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. There is no guarantee that we would be able to halt any unauthorized use of our intellectual property through litigation.

Our failure or alleged failure to comply with the anti-corruption laws of the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act, could result in penalties, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition.

We are subject to applicable laws and regulations related to anti-corruption, which prohibit bribery to government agencies, state or government-owned or controlled enterprises or entities, to government officials or officials that work for state or government-owned enterprises or entities, as well as bribery to non-government entities or individuals. Upon the completion of this offering, we will also be subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits companies and any individuals or entities acting on their behalf from offering or making improper payments or providing benefits to foreign officials for the purpose of obtaining or keeping business, along with various other anti-corruption laws. We have adopted policies and procedures designed to prohibit any such conduct and we continually refine and update our policies and procedures to keep up with business and regulatory developments. There is, however, no assurance that such policies or procedures will work effectively all the time or protect us against liability under the FCPA or other anti-corruption laws. There is no assurance that our employees would always obey our policies and procedures. Further, there is uncertainty in connection with the implementation of applicable anti-corruption laws. We could be held liable for actions taken by our employees, our distribution partners and other third parties with respect to our business or any businesses that we may acquire. If we are found not to be in compliance with applicable anti-corruption laws, the FCPA and other applicable anti-corruption laws, we may be subject to criminal, administrative, and civil penalties and other remedial measures, which could have an adverse impact on our business, results of operations and financial condition. Any investigation of any potential violations of the FCPA or other anti-corruption laws by the U.S. or foreign authorities, could adversely impact our reputation, cause us to lose customer relationships and lead to other adverse impacts on our business, results of operations and financial condition.

We are subject to risks in doing business internationally, including being subject to numerous and complex legal and regulatory regimes.

We provide inbound and outbound cross-border shipping and logistics services in numerous countries and plan to continue to expand our footprint internationally as part of our growth strategy. We currently have operations across North Asia, including the PRC and Hong Kong, Southeast Asia, India and Europe. We have in the past had an active presence in the United States and expect to expand our business in the United States and North America generally, and open additional international facilities and hire employees to work at these offices in order to reach new customers and expand the reach of our service network. Expansion into new markets requires significant resources, management attention and increased legal compliance costs and subjects us to regulatory, economic and political risks. In addition, we must offer customer service in various languages, cater to local cultures, adapt and localize our service offerings for specific countries, appropriately price our products and services and work with overseas merchants, partners and other third parties, such as local transportation service providers. We are also subject to general risks inherent in international operations, such as fluctuations in exchange rates, changes in trade policies, tariff regulations, embargoes and customs clearances, or other trade restrictions, as well political or social unrest or economic instability in regions in which we operate.

We must comply with laws and regulations in the jurisdictions in which we operate, particularly in the areas of import/export of goods across borders, freight forwarding, customs clearance, tax and trade, foreign exchange control and offshore borrowing, among others. In particular, the laws, rules and regulations relating to import/export and e-commerce in several of our key geographies, including the United States, the PRC and India, are stringent and subject to uncertainties in interpretation and enforcement, and many rules and regulations may be driven by government policies and therefore may be quickly issued without review or comment prior to implementation. Laws and regulations also evolve and change quickly in many jurisdictions, and some laws and regulations also may have retroactive effect. As a result, we may misinterpret or incorrectly implement compliance with local laws and regulations, or fail to keep up with periodic reporting, registration or filing formalities, thereby increasing the potential for technical or inadvertent violations or breaches of laws or regulations.

The United Nations and a number of countries and jurisdictions, including China, the United States and the EU, have adopted various export control and economic or trade sanction regimes. In particular, the U.S. government and other governments have threatened and/or imposed export control on certain goods, as well as economic and trade sanctions on certain entities in certain jurisdictions. It is possible that the United States or other jurisdictions may impose further export control, sanctions, trade embargoes, and other heightened regulatory requirements as trade and political tensions rise. Compliance with these laws, regulations and similar requirements may be onerous, expensive and time consuming. We have implemented policies and procedures designed to support compliance with applicable laws and regulations, but there can be no assurance that our employees, partners, contractors, or agents will not violate such laws and regulations or our policies and procedures.

On March 6, 2023, the Bureau of Industry and Security (“BIS”) of the U.S. Department of Commerce, which administers and enforces the Export Administration Regulations (“EAR”), added our then subsidiary, Korchina Logistics (HK) Ltd. (“KC HK”), to the Entity List as defined in 15 C.F.R. 744.16 (the “Entity List”). According to the Federal Register notice announcing the listing, KC HK had engaged in “activities contrary to the national security and foreign policy interests of the United States” for having “supplied and/or attempted to supply items subject to the EAR to Iran’s Paradazan System Namad Arman (PASNA), an entity listed by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) as a Specially Designated National (SDN).” See 88 Fed.Reg. 13673. The Entity List designation applied only to KC HK and neither we nor any of our other subsidiaries or affiliates were on the Entity List. KC HK ceased all its operations on December 3, 2023, and we expect it to be deregistered by the end of September 2026 in accordance with applicable Hong Kong laws.

In addition, we implemented policies and procedures designed to support compliance with applicable economic and trade sanctions and export control laws and regulations. However, no assurance can be given that our policies and procedures will be effective at preventing all violations of applicable law. Any failure to comply with applicable economic and trade sanctions and export control laws and regulations may subject us to regulatory actions or other sanctions from the relevant government authorities or regulatory agencies, which may have a material adverse effect on our business, financial condition or results of operations. To mitigate the risk of non-compliance, we have enhanced our internal control measures. We have also expanded and upgraded our export compliance, know-your-customer, anti-money laundering and anti-terrorist funding policies designed to ensure further compliance with trade control laws and regulations across multiple geographies and have carried out extensive training and educational programs with our employees regarding such policies and procedures.

We are subject to various claims and lawsuits in the ordinary course of business, and increases in the amount or severity of these claims and lawsuits could adversely affect us.

We are exposed to various claims, litigation, government investigations or proceedings related to commercial disputes, personal injury, property damage, labor disputes, intellectual property, consumer protection, privacy and other matters in the ordinary course of our business. Developments in regulatory, legislative or judicial standards, material changes to litigation trends, or a catastrophic accident or series of accidents, including accidents that affect our distribution partners, involving any or all of commercial disputes, property damage, personal injury, labor or other disputes or matters could have a material adverse effect on our operating results, financial condition and reputation.

We are subject to further litigation and settlement regards to certain payments and loans due to certain former affiliates, which if determined adversely to us could have an material adverse effect on our financial position.

Costs of compliance with existing or future environmental laws and regulations could significantly increase our costs of operations.

We and our subsidiary, KCI, maintain a small number of commercial vehicles, including container and delivery trucks, cargo vans and other vehicles for our operations and may increase our fleet holdings as our business expands. Our motor vehicles may be subject to environmental laws and regulations governing, among other things, greenhouse gas emission. As climate change initiatives become more prevalent globally, many governments have increased their focus on reducing greenhouse gas emissions and enhancing environmental sustainability in the business sector. Customers may also demand higher environmental standards with respect to our logistics facilities and motor vehicles. Any change in environmental laws and regulations, including those which require us to modify or retire our existing fleet or require us to modify our operations, could cause us to incur substantial additional costs, as a result of which we could suffer increased costs of operations and a loss of business.

We may not have sufficient insurance coverage to cover all risks associated with our business and operations.

We procure insurance for our operations against third-party liability, transportation risks, property loss and damage, and workers’ compensation for injury and death. Our existing insurance coverage may be insufficient to cover all the risks associated with our business and operations. In the case of an uninsured loss or a loss in excess of insured limits, including those caused by natural disasters and other events beyond our control, we may be required to pay for losses, damages and liabilities out of our own funds, which could materially and adversely affect our business, financial condition and results of operations. Even if our insurance coverage is adequate to cover our direct losses, we may not be able to take remedial actions or other appropriate measures. Furthermore, our claim records may affect the premiums which insurance companies may charge us in the future.

Fluctuations in exchange rates could result in foreign currency exchange losses, which may adversely affect our financial condition, results of operations and cash flows.

We are subject to fluctuations in foreign exchange rates between the Singapore dollar, our reporting currency, and currencies of other countries where we operate, for example the Japanese Yen, Korean Won, Chinese Renminbi, Vietnamese Dong and the U.S. dollar. Such fluctuations may result in significant increases or decreases in our reported revenue and other results as expressed in Singapore dollar, and in the reported value of our assets, liabilities and cash flows. In addition, currency fluctuation may adversely affect receivables and payables. In particular, translation risks arise where parts of the cost of sales are not denominated in the same currency of such sales. For example, our freight costs, which comprise the largest component of our cost of sales, are generally denominated in U.S. dollars. The U.S. dollar/Korean Won, the Korean Won/Singapore dollar and U.S. dollar/Singapore dollar exchange rates have historically been volatile and we expect this volatility to continue. Fluctuation in exchange rates, depreciation of local currencies, changes in monetary and/or fiscal policy or inflation in the countries in which we operate could negatively impact the prices at which the ordinary shares trade and have a material adverse effect on our business, financial condition, results of operations and prospects.

The ability of our subsidiaries and associates to distribute dividends to us may be subject to requirements under the laws of their respective jurisdictions.

Although we have not historically relied on any cash dividends from our subsidiaries, we may in the future need to fund our cash needs, in part, by our share of the dividends, if any, paid by our subsidiaries and associates. Most of our subsidiaries and associates are located in North Asia and Southeast Asia. Our subsidiaries and associates in certain of these jurisdictions and other jurisdictions where we operate may distribute dividends to us only after satisfying certain administrative or other requirements under applicable laws and regulations. For example, local currency dividends in Korea and Thailand must be converted into foreign currency prior to outward remittance, as both Korea and Thailand prohibit the transfer of local currencies abroad. PRC regulations permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC, and each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC laws and regulations each year to its reserves until the aggregate amount of such reserves reaches 50% of its respective registered capital. With respect to Japan, outward remittances exceeding set amounts must be reported to the Ministry of Finance. See “Regulation.” Although there are currently no material foreign exchange control regulations which restrict the ability of our subsidiaries in Hong Kong and some of our other markets to distribute dividends to us, the relevant regulations may be changed and the ability of these subsidiaries to distribute dividends to us may be restricted in the future.

Vietnamese foreign exchange controls require that funds relating to foreign investment, including dividends, must be disbursed through a special capital account opened with a local licensed bank. We are currently in the process of established such an account. However, there can be no assurance that a local remitting bank would approve any application to remit funds offshore, including dividends or sale proceeds from disposals of equity in KCI’s Vietnamese entities, with respect to investments made prior to our establishment of such an account.

A significant portion of our revenue and expenses are denominated in currencies subject to exchange control. If revenue denominated in such currencies increase or expenses denominated in such currencies decrease in the future, we may need to convert a portion of our revenue into other currencies to meet our foreign currency obligations. Currently, in Vietnam, exchanging Vietnamese dong into foreign currency must be conducted at a licensed credit institution such as a licensed commercial bank. In Thailand, conversion of Thai baht into another currency is subject to regulations promulgated by the Ministry of Finance and the Bank of Thailand. We may be unable to convert such local currencies into dollars or other foreign currencies to pay dividends or for other purposes on a timely basis or at all.

Risks Relating to Doing Business in the PRC and Hong Kong

Recent regulatory developments in the PRC may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capital outside the PRC, all of which could materially and adversely affect our business and cause the value of our securities to significantly decline or become worthless.

The Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, as amended on October 28, 2025, contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in the PRC. The Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. The Cybersecurity Law requires the personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in the PRC to be stored in the PRC.

On December 28, 2021, the CAC jointly with the relevant authorities promulgated the Measures on Cybersecurity Review (the “CAC Measures”), which became effective on February 15, 2022 and replaced the prior version promulgated on April 13, 2020. According to the CAC Measures, critical information infrastructure (“CII”) operators that purchase Internet products and services and online platform operators engaging in data processing activities which affect or may affect national security must be subject to cybersecurity review by the CAC. Although several PRC laws and regulations have provided the definition of CII operator, the exact scope of “CII operator” under the current regulatory regime remains unclear. The CAC Measures further require that any online platform operator applying for listing of its securities on a foreign stock exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the CAC Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or illegal export of any core data, important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core data, important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government in connection with a company’s overseas listing. While the CAC Measures has become final, there is still uncertainty regarding, among many aspects, the implementation and interpretation of the CAC Measures.

Under the current CAC Measures, subject to any further interpretation of the CAC and other relevant authorities, the likelihood of the Company being subject to the cybersecurity review by the CAC for this offering is not high, since (i) the Company is not likely to be deemed a CII operator, due to the nature and size of its businesses in the PRC and also based on the fact that the Company has not yet been notified by any competent PRC governmental agency that is operating a CII; and (ii) the Company, during its operations in the PRC, collects and holds the personal information of far fewer than one million users located in the PRC. Based on such determinations, we believe we are not subject to the cybersecurity review by the CAC for this offering. However, there remains uncertainty as to how the CAC Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the CAC Measures. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we cannot assure you that we can fully or timely comply with such legal or regulatory requirements. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could, to the extent we are not able to favorably address such inspection/review or take the required actions, cause suspension or termination of the future offering of our securities, including offerings under this registration statement, and disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in the PRC, including us, could, to the extent applicable to us and which cannot be addressed favorably by us, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by companies with operations in the PRC. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing overseas-listed companies with operations in the PRC and to address the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC released the Filing Measures, which came into effect on March 31, 2023. The Filing Measures require that a PRC domestic company seeking direct and indirect overseas offering and listing shall complete the filing procedures with the CSRC. According to the Filing Measures, direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically and indirect overseas offering and listing by domestic companies was defined as such overseas offering and listing by a company (a) in the name of an overseas incorporated entity, (b) whereas the company’s major business operations are located domestically, and (c) such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. In particular, the Filing Measures provides that the determination as to whether a domestic company is indirectly offering and listing securities on an overseas market shall be made on the principle of “substance over form”, and any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect overseas offering and listing: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; (b) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operation and management are mostly PRC citizens or domiciled in the PRC. Based on consultation with our PRC counsel, considering (a) none of the operating revenue, total profits, total assets, or net assets of our PRC subsidiaries in the most recent fiscal year has exceeded 50% of the relevant data in the audited consolidated financial statements of our company for the same period, (b) the main aspects of our business activities are not carried out within the PRC and the primary locations of our business operations are not within the PRC, and (c) the senior management responsible for our daily operations are not PRC citizens or habitually resident in the PRC, this offering would not be subject to the filing requirement with the CSRC under the Filing Measures. However, as the Filing Measures are relatively new, there exists uncertainty with respect to the further implementation and interpretation of the principle of “substance over form.”

Based on the above, we do not believe that we or our subsidiaries are subject to permissions requirements from the CSRC, CAC, or any other PRC regulatory authority with respect to the issuance of our ordinary shares to foreign investors, and as a result, we believe we are not required to obtain any approvals to offer securities to foreign investors. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation in the PRC, our ability to accept foreign investments, and our ability to offer or continue to offer securities to investors on a U.S. or other foreign securities exchange, and list or continue to maintain our listing on a U.S. or other foreign exchanges. We cannot assure you, however, that the regulators in the PRC will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. If we incorrectly conclude that such approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain approvals in the future, obtaining such approvals could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including the ordinary shares, to significantly decline or be worthless.

We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing, and the scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. In particular, there are numerous laws and regulations regarding privacy, including the collection, sharing, use, processing, disclosure, and protection of personal information and other user data.

The Cybersecurity Law requires network operators to comply with laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services. The Cybersecurity Law further requires network operators to take all necessary measures in accordance with applicable laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to cyber security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data. According to the CAC Measures, “critical information infrastructure operators” that purchase Internet products and services and online platform operators engaging in data processing activities which affect or may affect national security must be subject to cybersecurity review.

As a result of the promulgation of the CAC Measures and the expansion of our business, we are subject to stricter requirements and face higher risks if we are deemed as a CII operator under the Cybersecurity Law and the CAC Measures. In such case, we must fulfill certain obligations as required under the Cybersecurity Law, the CAC Measures and other applicable laws, including, among others, the requirement to store in the PRC any personal information and important data collected and generated in the course of our operations in the PRC, which we are already doing in our business. We may be subject to cybersecurity review if we are deemed to be purchasing Internet products and services that affects or may affect national security. As the amended CAC Measures took effect in February 2022, we may be subject to cybersecurity review if we are deemed to be an online platform operator engaging in data processing activities that affect or may affect national security, and may face challenges in addressing CAC’s requirements and making necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been the subject of any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we (i) do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business and (ii) believe that, as of the date of this prospectus, we are in compliance with the current applicable PRC laws on cybersecurity.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

Furthermore, the Standing Committee of the National People’s Congress passed the PRC Personal Information Protection Law (the “PIPL”), which became effective on November 1, 2021. The PIPL requires personal information processors to duly notify the individuals and, if applicable, obtain their separate consent prior to any cross-border transfer of personal information, as well as the satisfaction of at least one of the following conditions: (1) a security assessment organized by the CAC has been passed; (2) certification of personal information protection from a specialized institution in accordance with the provisions issued by the CAC has been passed; (3) a standard contract formulated by the CAC has been entered into with the overseas recipient, agreeing on both parties’ rights and obligations; or (4) any other condition prescribed by laws, administrative regulations or by the CAC has been satisfied. The CAC promulgated the implementation rules in 2022 and 2023 relating to the security assessment for outbound data transfers, personal information protection certification, and the standard contract. As of the date of this prospectus, we do not expect the PIPL to have a material adverse effect on our business. However, as there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the PIPL, we cannot assure you that we will be able to comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

Our PRC subsidiaries currently have obtained all the requisite permissions and approvals that are material for their business operations in compliance with the relevant PRC laws and regulations in the PRC, including the relevant business licenses and filings by international freight forwarding agencies. In the event that the applicable laws, regulations or interpretations change such that we are subject to any specific actions required by the CAC or any other PRC regulator, we cannot guarantee whether we can comply with such requirements in a timely manner, or at all. If we fail to obtain and maintain any approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Changes in China’s economic, political or social conditions or government policies, could have a material adverse effect on our business in the PRC.

We have operations in the PRC and Hong Kong and, our business, prospects, financial condition and results of operations may be influenced by political, economic and social conditions in China generally and by continued economic growth in the PRC as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the establishment of improved corporate governance in business enterprises. Meanwhile, a considerable portion of productive assets in the PRC are still owned by the government. In addition, the PRC government also plays a significant role in regulating industry development and has extensive influence over China’s economic growth through allocating resources, foreign exchange control, and setting monetary and fiscal policy.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Some government measures that aim to benefit China’s overall economic growth may have a negative effect on our business and results of operations in the PRC.

There are uncertainties regarding the interpretation and enforcement of PRC laws and regulations.

Our operations in the PRC are governed by the laws and regulations of the PRC. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in the PRC. As a civil law jurisdiction, the PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

The laws and regulations of the PRC have significantly enhanced the protections afforded to various forms of foreign investments in the PRC over the past decades. However, because certain laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

Furthermore, the legal system of the PRC is based in part on government policies, and the PRC is geographically large and divided into various provinces and municipalities. As such, different regulations and policies may have different applications and interpretations in different parts of the PRC, and we may not become aware that we have been identified as being in violation of these policies and rules until sometime after the occurrence of the violation. Such uncertainties could materially and adversely affect our business in the PRC.

There are political risks associated with conducting business in Hong Kong.

As a result of our acquisition of KCI, we have expanded our operations in Hong Kong. Accordingly, our business operations and financial condition may be affected by political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect the business operations of our Hong Kong subsidiaries. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”), namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that the PRC will not drive changes in the economic, political and legal environment in Hong Kong in the future, which may affect our operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in us. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position. We cannot assure you that the Hong Kong government will not be facing substantial influence and control from the PRC government in the future. The PRC government’s further substantial influence and control over Hong Kong could result in the Hong Kong government imposing restrictive regulations and measures that could increase our existing and future operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our existing and future business operations, which could further adversely affect our business and prospects.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020 (“National Security Law”), the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from the PRC. President Trump signed an executive order and the Hong Kong Autonomy Act (“HKAA”), to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from the PRC. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, the PRC and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of PRC-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including the enacted version of PRC Data Security Law, the Cybersecurity Review Measures issued by the CAC, and the PIPL, do not apply in Hong Kong. If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or become worthless.

On June 30, 2020, the new National Security Law was issued by the Standing Committee of the PRC National People’s Congress. Similar to other PRC laws and regulations, the interpretation of the National Security Law involves a degree of uncertainty. Recently, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, the PRC will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the

National Security Law) are expected to apply to PRC businesses, rather than businesses in Hong Kong which operate under a different set of laws from the PRC. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

We are a logistics services provider with subsidiaries across North Asia, including the PRC and Hong Kong, Southeast Asia, India, the United States and Europe. We operate TLFCs and DPCs in 5 countries: Singapore, Korea, Japan, Taiwan, and India. Although none of our business activities appears to be within the current targeted areas of concern by the PRC government, given the PRC government’s significant oversight over the conduct of business operations in Hong Kong, and in light of the PRC’s recent extension of authority not only in the PRC but into Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. For example, the PRC government may pressure the government of Hong Kong to enact similar laws and regulations to those in the PRC, which may seek to exert control over offerings conducted overseas by companies with operations in Hong Kong.

If any or all of the foregoing were to occur, it could have a material adverse effect on our business and operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of our shares to significantly decline or become worthless.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from making loans to or making additional capital contributions to our PRC subsidiaries.

We are a Singapore incorporated company structured as a holding company that conducts part of its operations in the PRC through PRC subsidiaries. As permitted under PRC laws and regulations, we may make loans to our PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiaries or equity investments. Furthermore, loans by us to our PRC subsidiaries or our equity investments to finance our activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth, and capital contributions to our PRC subsidiaries or our equity investments are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in the PRC.

The State Administration of Foreign Exchange (“SAFE”) promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency it holds, including the net proceeds from this offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Relating to Investments in Singapore Companies

We are incorporated in Singapore, and our shareholders may have more difficulty in protecting their interests than they would as shareholders of a corporation incorporated in the United States.

Our corporate affairs are governed by our constitution and by the laws governing companies incorporated in Singapore. The rights of our shareholders and the responsibilities of the members of our board of directors under Singapore law may be different from those applicable to a corporation incorporated in the United States. Therefore, holders of ordinary shares may have more difficulty in protecting their interests in connection with actions taken by us, our management, members of our board of directors or our largest shareholder than they would as shareholders of a corporation incorporated in the United States. For example, controlling shareholders in corporations incorporated in Delaware are subject to fiduciary duties while controlling shareholders in Singapore companies are not subject to such duties.

In addition, only persons who are or who are deemed to be registered as shareholders in our register of members are recognized under Singapore law as our shareholders. Only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Investors in our ordinary shares who are not specifically registered as shareholders in our register of members (for example, where such holders hold shares indirectly through the DTC) may be required to be registered as shareholders in our register of members in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers in the Singapore courts. The administrative process of becoming a registered shareholder could result in delays prejudicial to any such legal proceeding or enforcement action. See “Description of Share Capital — Comparison of Shareholder Rights” for a discussion of certain differences between Singapore and Delaware corporation law.

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors, officers or our affiliates.

All of our directors and officers reside outside the United States. In addition, substantially all of our assets and all of the assets of those persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the US securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon US securities laws.

There is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. It is not clear whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in an action brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States.

In making a determination as to enforceability of a judgment of a state court or a federal court of the United States, the Singapore courts would have regard to, among other factors, whether the judgment was final and conclusive, given by a court of law of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors or our officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

Subject to the general authority to allot and issue new ordinary shares provided by our shareholders, the Singapore Companies Act and our constitution, our directors may allot and issue new ordinary shares on terms and conditions and for such purposes as may be determined by our board of directors in its sole discretion. Any issuance of new shares would dilute the percentage ownership of existing shareholders and could adversely impact the market price of our ordinary shares.

Under Singapore law, we may only allot and issue new ordinary shares with the prior approval of our shareholders in a general meeting. Subject to the general authority to allot and issue new ordinary shares provided by our shareholders, the provisions of the Singapore Companies Act, and our constitution, we may allot and issue new ordinary shares on such terms and conditions as our directors may think fit to impose. Such terms and conditions may be adverse to the rights of holders of our ordinary shares.

Because new issuances of ordinary shares are subject to shareholder approval, if a sufficient number of shares have not been approved for issuance in any given year, we may be delayed in raising capital through equity offerings or delayed or prevented from consummating an acquisition using our ordinary shares. Assuming shareholders have approved the issuance of new shares, we may seek to raise capital in the future, including to fund acquisitions, future investments and other growth opportunities. We may, for these and other purposes, issue additional ordinary shares or securities convertible into ordinary shares. Any additional issuances of new ordinary shares could dilute the percentage ownership of our existing shareholders and may also adversely impact the market price of our ordinary shares.

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As a Singapore-incorporated company, we are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as our constitution. In particular, we are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, as amended, modified or supplemented from time to time, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions. In addition, the Singapore Code on Take-overs and Mergers, or “Singapore Take-over Code,” which specifies, among other things, certain circumstances in which a general offer is to be made upon a change in control of a Singapore-incorporated public company, and further specifies the manner and price at which voluntary and mandatory general offers are to be made.

The laws of Singapore and of the United States differ in certain significant respects. The rights of our shareholders and the obligations of our directors and officers under Singapore law may be different from those applicable to US corporations, including those incorporated in Delaware, in material respects, and our shareholders may have more difficulty and less clarity in protecting their interests in connection with actions taken by our management, members of our board of directors or our largest shareholder than would otherwise apply to US corporations, including those incorporated in Delaware. See “Description of Share Capital — Comparison of Shareholder Rights” for a discussion of certain differences between Singapore and Delaware corporation law.

In addition, the application of Singapore law, in particular, the Singapore Companies Act may, in certain circumstances, impose more restrictions on us, our shareholders, directors and officers than would otherwise be applicable to US corporations, including those incorporated in Delaware. For example, the Singapore Companies Act requires a director to act with reasonable degree of diligence in the discharge of the duties of his office and, in certain circumstances, imposes criminal liability for specified contraventions of particular statutory requirements or prohibitions. In addition, pursuant to the provisions of the Singapore Companies Act, shareholders holding 10% or more of the total number of paid-up shares as at the date of the deposit carrying the right of voting at general meetings (disregarding paid-up shares held as treasury shares) may by depositing a requisition, require our directors to convene an extraordinary general meeting. If our directors do not within 21 days after the date of deposit of the requisition proceed to convene a meeting, the requisitioning shareholders, or any of them representing more than 50% of the total voting rights represented of all of them, may themselves, proceed to convene such meeting, and we will be liable for the reasonable expenses incurred by such requisitioning shareholders. We are also required by the Singapore Companies Act to deduct corresponding amounts from fees or other remuneration payable by us to such of the directors as are in default.

Singapore take-over laws contain provisions that may vary from those in other jurisdictions.

The Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than fifty (50) shareholders and net tangible assets of S$5.0 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to Securities Industry Council (“SIC”) to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us.

In this regard, the Singapore Take-over Code contains certain provisions that may possibly delay, deter or prevent a future take-over or change in control of us. Under the Singapore Take-over Code, except with the consent of SIC, any person who acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with him) carry 30% or more of our voting rights is required to extend a take-over offer immediately for all remaining voting shares in accordance with the provisions of the Singapore Take-over Code. In addition to such person, each of the principal members of the group of persons acting in concert with him may, according to the circumstances of the case, have the obligation to extend an offer.

Except with the consent of SIC, such a take-over offer is also required to be made if a person who, together with persons acting in concert with him, holds between 30% and 50% (both inclusive) of our voting rights, and if such person, or any person acting in concert with him, acquires additional shares representing more than 1% of our voting rights in any six-month period. While the Singapore Take-over Code seeks to ensure an equality of treatment among shareholders in take-over or merger situations, its provisions could substantially impede the ability of the shareholders to benefit from a change of control and, as a result, may adversely affect the market price of the ordinary shares and the ability to realize any benefit from a potential change of control.

Risks Relating to the Ownership of our Ordinary Shares

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Becoming a public company with securities listed on a stock exchange in the United States may increase our costs and disrupt the regular operations of our business.

Our initial public offering will require us to put in place processes and require us to significantly expand our administrative resources in order to meet the legal and regulatory and other requirements of being public company in the United States. We expect to incur significant additional legal, accounting, reporting and other expenses as a result of having publicly traded ordinary shares in the United States. We will also incur costs which we have not incurred previously, including, but not limited to, costs and expenses for directors’ fees, increased directors and officers insurance, investor relations, and various other costs relating to being a public company registered in the United States.

We also anticipate that we will incur costs associated with United States corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and [Nasdaq Global Market]. We expect these rules and regulations to increase our legal and financial compliance costs and make some management and corporate governance activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” These rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. This could have an adverse impact on our ability to recruit and bring on a qualified independent board.

The additional demands associated with being a public company registered in the United States may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue producing activities to management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. Any of these effects could have a material adverse effect on our business, financial condition and results of operations.

For as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an emerging growth company for up to five years. See “Summary — Implications of Being an Emerging Growth Company.” Furthermore, if we cease to be an emerging growth company, our independent registered public accounting firm may only be required to attest to the effectiveness of our internal control over financial reporting depending on our revenue and the size of our public float. Even if our management concludes that our internal control over financial reporting is effective, we cannot assure you that material weaknesses or significant deficiencies will not be identified in the future. In addition, in connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to raise capital, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our share price.

As a foreign private issuer, we are permitted to, and we will, follow certain home country corporate governance practices in lieu of certain [Nasdaq Global Market] requirements applicable to U.S. issuers. This may afford less protection to our shareholders.

As a foreign private issuer under the securities laws of the United States and within the meaning of the [Nasdaq Global Market] corporate governance standards, as applicable, we are permitted to follow certain home country corporate governance practices in lieu of certain [Nasdaq Global Market] requirements. A foreign private issuer must disclose in its annual reports filed with the SEC, each [Nasdaq Global Market] requirement with which it does not comply followed by a description of its applicable home country practice. As a company incorporated in Singapore and listed on the [Nasdaq Global Market], we expect to follow our home country practice with respect to certain corporate governance practices. Unlike the requirements of the [Nasdaq Global Market], the corporate governance practice and requirements under Singapore law do not require us to have a compensation committee comprised of at least two independent directors or director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors. As a result, non-independent directors, may, among other things, resolve governance issues regarding our company. Accordingly, in the future you may not have the same protections afforded to holders of securities of companies that are subject to all of the requirements under United States federal securities laws and [Nasdaq Global Market] corporate governance standards.

We have identified certain material weaknesses in our internal control over financial reporting, and if our remediation of such material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to design and maintain effective internal control over financial reporting, our ability to timely and accurately report our financial condition and results of operations in compliance with reporting requirements applicable for public companies in the United States could be impaired, which may adversely affect investor confidence in us and, as a result, the value of our shares.

Prior to this offering, we were a private company with limited accounting personnel resources. Furthermore, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on its financial statements. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in fewer or more developed markets and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In the course of preparing and subjecting our consolidated financial statements as of and for the years ended December 31, 2024 to audit, we and our independent registered public accounting firm identified certain material weaknesses in our internal control over financial reporting as of December 31, 2024, in accordance with the standards established by the PCAOB of the United States. The material weaknesses identified related to (i) lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of IFRS and financial reporting requirements set forth by the SEC to design and implement key controls over financial reporting process to address complex IFRS accounting issues and related disclosures, in accordance with IFRS and SEC financial reporting requirements, (ii) lack of formal internal control policies and independent supervision function to establish formal risk assessment process and internal control framework, and (iii) lack of segregation of duties in the information technology department and effective control on defining and assigning individual’s rights to access systems, programs or transaction raw data, and track records or log on system activities for access to system program, data and backup monitoring. These material weaknesses will not be considered remediated until the mitigating controls have operated for the required period of time and until the operating effectiveness of the controls has been validated, through testing, by management. There can be no assurance that any remediation actions we have undertaken will be effective or that other similar issues may not arise in the future.

As a result of the identification of these material weaknesses, we plan to take measures to remedy these control deficiencies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.” However, we can give no assurance that our planned remediation will be properly implemented or will be sufficient to eliminate such material weaknesses or that material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our ordinary shares.

Following the completion of the offering, Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report after becoming a public company. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. While we intend to achieve compliance within the time required, we may not be able to meet the Section 404 requirements in a timely manner. If it is determined that we are not in compliance with Section 404, we will be required to implement new internal control procedures and re-evaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. We will need to hire additional qualified personnel in order for us to be compliant with Section 404. During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. If we fail, for any reason, to implement these changes effectively or efficiently, such failure could harm our operations, financial reporting or financial results and the trading price of our ordinary shares, expose us to increased risk of fraud or misuse of corporate assets, subject us to regulatory investigations and civil or criminal sanctions and could result in our conclusion that our internal control over financial reporting is not effective.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our shares must be either directly or indirectly owned of record by non-residents of the United States or (b) (i) a majority of our executive officers or directors may not be United States citizens or residents, (ii) more than 50 percent of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We would be required under current SEC rules to prepare our financial statements in accordance with GAAP, rather than IFRS, and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion of our financial statements to GAAP would involve significant time and cost. We may also be required to make changes in our corporate governance practices in accordance with various SEC and [Nasdaq Global Market] rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our ordinary shares less attractive because we will rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Because the offering price for the ordinary shares is substantially higher than our net tangible book value per share, you will incur immediate and substantial dilution.

Purchasers of the ordinary shares will experience immediate and substantial dilution in net tangible book value per share from the public offering price per share. After giving effect to the sale of the ordinary shares offered by this prospectus, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us in this offering, our net tangible book value as of December 31, 2025 would have been S$[•] million (US$[•] million), or S$[•] (US$[•]) per share. This represents an immediate dilution in net tangible book value of S$[•] per share to investors in this offering. For a calculation of the dilution purchasers in this offering will incur, see “Dilution.”

Future sales of ordinary shares, the perception of such sales and the availability of a large number of ordinary shares for sale, including our ordinary shares held by the Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could depress the share price.

The sale of a significant number of the ordinary shares or other equity securities in the public market after this offering and from the sale of shares held by our Resale Shareholders through the Resale Prospectus, or the perception that such sales may occur, could materially and adversely affect the market price of the ordinary shares. These factors could also materially impair our ability to raise capital through equity offerings in the future. Upon completion of this offering, we will have [•] ordinary shares outstanding. The ordinary shares offered in this offering will be freely tradable without restriction under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. Any substantial sale or perceived substantial sale of the ordinary shares by our existing shareholders over a short period of time after the expiry of the applicable lock-up period (where applicable) and subject to the restrictions in Rule 144 and Rule 701 under the Securities Act could cause the share price to fall. Similar sales of ordinary shares by holders after vesting of awards or holders of options who have exercised their options under any incentive plan that we intend to implement could also cause the share price to fall. Except as otherwise described in “Underwriting,” there are no restrictions on the ability of our existing shareholders to sell their shares. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our ordinary shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

The publicly traded share price may be volatile.

The ordinary shares may trade at prices significantly below the offering price and the price of the ordinary shares after this offering may fluctuate widely, depending on many factors, including perceived prospects for our business and operations, and the logistics, distribution, fulfillment and freight forwarding services industry in general, differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts’ recommendations or perceptions, changes in conditions affecting the logistics, distribution, fulfillment and freight forwarding services industry, the general economic conditions or stock market sentiments or other events and factors, changes in market valuations and share prices of publicly-listed companies with businesses similar to us, broad stock market price fluctuations, variations in our results of operations, changes in general economic conditions, changes in accounting principles or other developments affecting us, our customers or our competitors.

An active trading market for the ordinary shares may not develop, and you may not be able to sell your ordinary shares at or above the initial public offering price.

Prior to the completion of this offering, there has been no public market for the ordinary shares. An active trading market for the ordinary shares may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your ordinary shares at an attractive price, or at all. The price for the ordinary shares in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell the ordinary shares at or above the initial public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling the ordinary shares, and it may impair our ability to attract and motivate our employees through equity incentive awards.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of the ordinary shares.

Based on our historic and expected operations, composition of our assets and market capitalization (which will fluctuate from time to time), we do not believe we were a passive foreign investment company, or PFIC, for the taxable year ended December 31, 2025, and we do not expect to be classified as a PFIC for the current taxable year or for the foreseeable future. However, the determination of whether we are a PFIC is made annually. Therefore, it is possible we could be classified as a PFIC in the future due to changes in the composition of our assets or income, as well as changes in our market capitalization. In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (1) 75% of its gross income is classified as “passive income” or (2) 50% of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds a share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements are based on our beliefs and assumptions and on information currently available to us, and include, without limitation, statements regarding our business, financial condition, strategy, results of operations, certain of our plans, objectives, assumptions, expectations, prospects and beliefs and statements regarding other future events or prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “estimate,” “predict,” “potential,” “assume,” “continue,” “may,” “will,” “should,” “could,” “shall,” “risk” or the negative of these terms or similar expressions that are predictions of or indicate future events and future trends.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include, but are not limited to, the risks described under “Risk Factors.”

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We expect that we will receive net proceeds from this offering of approximately $[•] million, based on an assumed initial public offering price of $[•] per share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional ordinary shares in full, our net proceeds will be approximately $[•] million after deducting the underwriting discounts and commissions and estimated offering expenses. A $1.00 increase/(decrease) in the assumed initial public offering price of $[•] per share would increase/(decrease) the net proceeds to us from this offering by approximately $[•] million, or approximately $[•] million if the underwriters exercise their option to purchase additional ordinary shares in full, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of ordinary shares by the Resale Shareholders.

The principal purposes of this offering are to facilitate our future access to the public equity markets, for growth capital as well as to use as consideration for potential strategic acquisitions and investments, incentivize and create liquidity for employees and staff and increase our brand awareness in the global markets. We plan to use the net proceeds received by us from this offering as follows:

•        approximately $[        ] for the expansion and technological enhancement of our core e-Commerce and logistics platforms;

•        approximately $[        ] for routine maintenance capital expenditures across our regional fulfillment centers;

•        the remainder for general corporate purposes, which may include potential opportunistic strategic investments or acquisitions, although we have not identified any specific investments or acquisition opportunities at this time.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending use of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing bank deposits or money market funds.

DIVIDENDS AND DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our ordinary shares. We do not have any present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any future determination to pay cash dividends will be made at the discretion of our board of directors, subject to our constitution and in accordance with the Singapore Companies Act. We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by our board of directors. Subject to our constitution and in accordance with the Singapore Companies Act, our board of directors may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of our shareholders. Even if our directors decide to pay dividends, any such determination will be at the discretion of our board of directors and the form, frequency and amount of dividends will be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual, legal and regulatory restrictions, the ability of our subsidiaries to distribute funds to us and other factors that the board of directors may deem relevant. We may rely on dividends distributed by our subsidiaries in various jurisdictions for our cash requirements. Applicable laws in such jurisdictions may regulate the ability of our subsidiaries to pay dividends to us. See “Risk Factors — Risks Relating to Our Business and Industry — The ability of our subsidiaries and associates to distribute dividends to us may be subject to requirements under the laws of their respective jurisdictions.”

CAPITALIZATION

You should read this section in conjunction with “Selected Financial and Other Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements, and the related notes thereto, included elsewhere in this prospectus.

The table below sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

•        on an actual basis;

•        on a pro forma basis giving effect to (i) the conversion of all of our outstanding series A preferred shares into [    ] ordinary shares and (ii) the conversion of all outstanding convertible notes (including accrued interest on such convertible notes) into [    ] of our ordinary shares as described under “Principal Shareholders;” and

•        on a pro forma as adjusted basis to reflect the issuance and sale of the ordinary shares by us in this offering at an assumed initial public offering price of $[    ] per share, the mid-point of the estimated public offering price range shown on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional ordinary shares, and our receipt of the estimated net proceeds from this offering.

	As of December 31, 2025
	Actual		Pro forma		Pro forma as adjusted
	(S$)	(US$)(1)	(S$)	(US$)(1)	(S$)	(US$)(1)
			(In millions)
Cash and cash equivalents	12.3	9.6
Total lease liabilities	48.6	37.8
Total borrowings	16.8	13.0
Convertible notes(2)	109.3	85.0
Equity
Share capital	87.7	68.2
Other reserves	11.3	8.8
Accumulated deficit	(260.7)	(202.7)
Non-controlling interests	(0.0)	(0.0)
Total equity	(161.7)	(125.8)
Total capitalization	12.9	10.0

____________

(1)      For convenience purposes only, amounts in Singapore dollars as of December 31, 2025 have been translated to U.S. dollars using an exchange rate of S$1.2859 to U.S.$1.00, the exchange rate for U.S. dollars as of December 31, 2025 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)      This amount excludes the embedded derivative portion of the convertible notes. The convertible notes (including accrued interest thereon) are expected to be converted into our ordinary shares at the completion of this offering at an assumed conversion price of US$[1.50] per ordinary share and, upon conversion, will no longer be recorded as a liability on our financial statements. See Note 34 to our consolidated financial statements included elsewhere in this prospectus. For more details on the terms of conversion, see “Principal Shareholders.”

DILUTION

If you invest in our ordinary shares, your interest will be diluted for each share you purchase to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

As of December 31, 2025, we had a net tangible book value of S$            million (US$            million), corresponding to a net tangible book value of S$            per ordinary share (US$            per ordinary share). Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill, deferred tax assets and other intangible assets, divided by the total number of our ordinary shares outstanding.

After giving effect to (i) the issuance and sale of ordinary shares in this offering at an assumed initial public offering price of US$            per share, being the mid-point of the estimated public offering price range shown on the cover of this prospectus, (ii) conversion of all of our outstanding              preferred shares into             ordinary shares, (iii) conversion of all outstanding convertible notes (including accrued interest on such convertible notes) into            of our ordinary shares as described under “Principal Shareholders” and (iv) deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the over-allotment option, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been S$            million (US$            million), or S$            per ordinary share (US$            per share). This represents an immediate increase in pro forma as adjusted net tangible book value of S$            per ordinary share (US$            per ordinary share) to our existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of S$            per ordinary share (US$            per ordinary share) to new investors in this offering purchasing at the assumed initial public offering price. The following table illustrates this dilution:

Per Ordinary Share
Assumed initial public offering price	[ ]
Historical net tangible book value as of December 31, 2025	[ ]
Increase in pro forma as adjusted net tangible book value attributable to new investors in this offering	[ ]
Pro forma as adjusted net tangible book value after this offering	[ ]
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering	[ ]

A $1.00 increase (decrease) in the assumed public offering price of $[    ] per ordinary share would increase (decrease) our pro forma as adjusted net tangible book value per ordinary share by S$[    ] per ordinary share (US$[    ] per ordinary share), assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the over-allotment option.

The dilution information above is for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares, other terms of this offering determined at pricing and the conversion of all of our outstanding preferred shares into ordinary shares and the conversion of all outstanding convertible notes (including accrued interest on such convertible notes) into ordinary shares upon consummation of the offering.

The table below summarizes as of December 31, 2025, after giving effect to the transactions described above, the number of ordinary shares purchased by existing investors, the ordinary shares purchased by new investors in this offering, the total consideration and the average price per share (i) paid to us by existing investors and (ii) to be paid by new investors purchasing the ordinary shares in this offering at an assumed initial public offering price of $            per share, being the midpoint of the estimated price range set forth on the cover of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price per Ordinary Share
	Number	%	Amount	%
Existing shareholders	[ ]	[ ]	[ ]	[ ]	[ ]
New investors	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]

Each US$1.00 increase (decrease) in the assumed public offering price of US$[    ] per share would increase (decrease) the total consideration paid by new investors in this offering, total consideration paid by all shareholders and the average price per ordinary share by US$[    ] million, US$[    ] million and US$[    ] per ordinary share, respectively, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the over-allotment option.

The pro forma as adjusted information above is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated and will change based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The foregoing discussion and tables do not include the impact of any exercise of our outstanding share options. As of the date of this prospectus, there were [    ] ordinary shares issuable upon the exercise of outstanding share options at a weighted average exercise price of S$[    ] per share (US$[    ] per share). To the extent that any of these share options are exercised, there will be further dilution to new investors.

SELECTED FINANCIAL AND OTHER INFORMATION

The following selected financial information should be read in conjunction with the sections entitled “Presentation of Financial and Other Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA

We prepare our consolidated financial statements in accordance with IFRS as issued by the IASB. The consolidated statements of loss and other comprehensive loss data for the years ended December 31, 2024 and 2025 and the consolidated statements of financial position data as of December 31, 2024 and 2025 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results for any prior period are not necessarily indicative of results expected in any future period.

Consolidated Statements of Loss and Other Comprehensive Loss Data

The following table sets forth our consolidated statements of loss and other comprehensive loss for the years presented.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions), except per share data)
Revenue	167.1	130.0	294.1
Service revenue	164.5	127.9	238.2
e-Commerce Logistics	42.0	32.7	89.0
Enterprise Logistics	122.5	95.3	149.2
Product revenue	2.6	2.0	55.9
Cost of revenue	(157.2)	(122.3)	(278.1)
Cost of services	(155.5)	(120.9)	(235.0)
Cost of products	(1.8)	(1.4)	(43.1)
Gross profit	9.9	7.7	16.0
Selling and administrative expenses	(25.4)	(19.8)	(62.9)
Other income (losses) – net	10.4	8.1	(10.6)
Operating loss	(5.2)	(4.0)	(57.6)
Finance income	37.6	29.2	35.5
Finance costs	(33.3)	(25.9)	(31.0)
Finance income – net	(4.3)	3.3	4.5
Share of profits of associates	(0.0)	(0.0)	0.1
Loss before income tax expense	(0.9)	(0.7)	(53.0)
Income tax (expense) benefit	(0.8)	(0.6)	0.7
Loss for the year	(1.7)	(1.3)	(52.3)
Loss attributable to:
Owners of Tracx Logis Pte. Ltd.	(1.7)	(1.3)	(52.3)
Non-controlling interests	(0.0)	(0.0)	(0.0)
Other comprehensive income (loss):
Items that may be reclassified to income (loss):
Exchange differences on translation of foreign operations	(1.1)	(0.9)	6.5
Share of other comprehensive losses of associates	(0.0)	(0.0)	(0.0)
Items that will not be reclassified to income (loss):
Remeasurement of defined severance benefits	0.0	0.0	(0.3)
Changes in the fair value of financial assets at fair value through other comprehensive income	0.4	0.3	(0.2)
Other comprehensive income (loss), net of tax	(0.7)	(0.5)	6.0
Total comprehensive loss for the year	(2.4)	(1.8)	(46.3)
Total comprehensive loss for the year attributable to:
Owners of Tracx Logis Pte. Ltd.	(2.4)	(1.8)	(46.3)
Non-controlling interests	(0.0)	(0.0)	0.0
	(2.4)	(1.8)	(46.3)
Loss per share attributable to the ordinary equity holders of the company
Basic and diluted loss per share*	(0.80)	(0.62)	(24.85)

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

Consolidated Statements of Financial Position Data

The following tables set forth our consolidated statements of financial position as of the dates presented.

	As of December 31,
	2025		2024
	S$	US$	S$
		(In millions)
ASSETS
Current assets
Cash and cash equivalents	12.3	9.6	7.3
Short-term financial instruments	2.2	1.7	1.9
Trade receivables	22.2	17.3	24.5
Other receivables	4.9	3.8	3.2
Contract assets	1.0	0.7	1.7
Inventories	0.5	0.4	1.2
Other current assets	3.4	2.6	3.4
Prepaid income tax	0.5	0.4	0.5
	47.0	36.6	43.8
Non-current assets
Other receivables	3.3	2.6	3.1
Property, plant and equipment	1.5	1.1	2.6
Right-of-use assets	33.3	25.9	40.8
Intangible assets	54.6	42.5	60.4
Investment in associates	0.2	0.2	0.3
Deferred tax assets	0.3	0.2	1.2
Financial assets, at FVOCI	0.7	0.5	0.3
	93.9	73.0	108.6
Total assets	140.9	109.6	152.4

LIABILITIES
Current liabilities
Trade payables	33.6	26.1	40.8
Other payables	11.2	8.7	18.6
Short-term borrowings	15.4	11.9	18.6
Convertible notes	109.3	85.0	130.2
Embedded Derivatives – Convertible note	58.7	45.6	1.2
Short-term lease liabilities	12.0	9.4	11.9
Contract liabilities	1.2	0.9	1.1
Income taxes payable	1.5	1.2	2.1
Other current liabilities	16.0	12.5	34.3
	258.8	201.3	258.8
Non-current liabilities
Other payables
Defined severance benefits	2.4	1.8	2.9
Long-term lease liabilities	36.5	28.4	46.1
Deferred tax liabilities	3.0	2.3	3.2
Long-term borrowings	1.4	1.1	0.7
Other non-current liabilities	0.5	0.4	0.7
	43.8	34.1	53.6
Total liabilities	302.7	235.4	312.4

	As of December 31,
	2025		2024
	S$	US$	S$
		(In millions)
EQUITY
Share capital*	87.7	68.2	87.7
Other reserves	11.3	8.8	11.8
Accumulated deficit	(260.7)	(202.7)	(259.5)
Equity attributable to owners of the Parent Company	(161.7)	(125.8)	(160.0)
Non-controlling interests	(0.0)	(0.0)	(0.0)
Total equity	(161.7)	(125.8)	(160.0)
Total liabilities and equity	140.9	109.6	152.4

Other Financial Data

The table below presents certain other financial data for the years presented.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions)
Adjusted EBITDA(1)(2)	(4.6)	(3.2)	(9.4)

____________

(1)      Adjusted EBITDA comprises loss before income tax expense, interest expense-net and depreciation and amortization, adjusted for impairment loss, share-based compensation expense, loss (gain) on valuation of derivatives— net, loss (gain) on disposal of PP&E and other assets — net, share of losses of associates, foreign currency (gain) loss — net, certain bad debt expenses, loss (gain) on modification of lease contracts, (gain) loss on modification of debt, gain on forgiveness of certain payables, and IPO-related expenses.

(2)      The table below presents a reconciliation of our loss before income tax expense for the years presented to our Adjusted EBITDA.

	For the year ended December 31,
	2025		2024
	S$	US$	S$
		(In millions)
Loss before income tax expense	(0.9)	(0.7)	(53.0)
Interest expense – net	28.3	22.0	22.3
Depreciation and amortization	12.4	9.6	20.2
Impairment loss	—	—	17.2
Share-based compensation expense	0.6	0.5	1.0
(Gain) on valuation of derivatives – net	(23.9)	(18.6)	(35.2)
(Gain) on disposal of PP&E and other assets – net	(0.2)	(0.1)	(4.2)
Share of losses of associates	0.0	0.0	(0.1)
Foreign currency loss – net	(9.1)	(7.1)	6.2
Bad debt expenses	(2.2)	(1.7)	12.0
Loss (gain) on modification of lease contract	0.1	0.1	(6.3)
Loss (gain) on modification of debt	(8.6)	(6.7)	8.4
Gain on forgiveness of payables	(0.5)	(0.4)	—
IPO-related expenses	—	—	2.1
Adjusted EBITDA	(4.1)	(3.2)	(9.4)

We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with IFRS, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful as it provides our management with an assessment tool for the purposes of evaluating operating performance, internal planning and forecasting. Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS. Additionally, our calculation of Adjusted EBITDA may differ from similarly titled computations of other companies, and therefore may not be comparable to those of other companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Information” and the audited consolidated financial statements and related notes therein included elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about our industry, business, and future financial results. You should review the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Except where the context otherwise requires or where otherwise indicated, in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, we use the terms “Tracx Logis,” the “Company,” “we,” “our,” “us,” or similar terms to refer to Tracx Logis Pte. Ltd. and its consolidated subsidiaries. Our fiscal year ends on December 31. Our reporting currency is the Singapore dollar.

Overview

We are a technology driven, integrated cross-border logistics services provider and operate two core businesses, our e-Commerce Logistics services and our Enterprise Logistics services. Our vision is to overlay the latest technology and smart systems, including artificial intelligence, to traditional shipping, logistics and fulfillment services to provide efficient, reliable and cost effective cross-border e-commerce and enterprise logistics services. We seek to provide cost efficient and innovative services for large merchants and manufacturers as well as for smaller customers, including e-commerce merchants, smaller manufacturers and individual shippers.

Our technology driven solutions bring together our customers, small or large, with our long-standing vendors, including first mile, last mile, middle mile and warehouse and customs partners in Asia and throughout the world. We utilize an asset-light business model to minimize ownership or long-term lease of physical facilities and equipment, and rely on our business process know-how and our technologies to collaborate with our partners and vendors to provide our services seamlessly. Our technology platform allows our customers to receive an integrated and seamless service offering at competitive price points, while allowing us to rapidly expand and grow our business cost effectively, without the need for significant capital expenditures or investment. Our open application programming interface (API) connection to our customers and vendors, including e-commerce and social media platforms, shippers, merchants and delivery partners, is the key to our ability to compete on quality and price across multiple jurisdictions.

Our e-Commerce Logistics business provides, directly or through our partner ecosystem, end-to-end cross-border logistics, storage and fulfillment services for customers throughout Asia and globally. Although our core strength in our business is currently primarily focused on shipments and logistics services among countries in Asia, our network of vendors and business know-how and technology infrastructure allow us to rapidly expand to meet customer needs in new markets in Asia as well as in the Americas and Europe. Our in-house developed Tracx Logis Processing System, or TLPS platform, is a comprehensive enterprise level platform that is designed to create efficiencies for cross-border and e-commerce logistics services and is the backbone of our comprehensive suite of integrated, end-to-end cross-border logistics, distribution, storage and fulfillment services we offer to our customers. Our TLPS platform also includes our warehouse management system, which we refer to as Smart Warehouse management system, and a smart inventory management system, or IMS module. Each service can be used along with our shipping services as our customer needs dictate or independently of our shipping services. Our TLPS platform continues to be enhanced and upgraded through technology and software upgrades, including a full implementation of artificial intelligence in all of our modules to make our shipping processes more reliable, timely and cost effective. Our TLPS system incorporates our customer service platform that is driven by our AI chatbots and call routing systems, designed to handle all of our customers’ delivery issues as quickly as possible.

As an example of our continued upgrade of our TLPS platform, we have developed over the past six months our AI-driven solutions to include services we refer to as Smart AI Studio and tFit for e-commerce merchants and sellers. Users of Smart AI Studio can migrate existing product pages into our system, where they can modify and generate product page layouts using AI tools and publish product pages directly to e-commerce platforms integrated with our system through APIs. The users may also generate short-form advertising content or promotional banners using the same tools. This solution allows our customers to access new sales platforms and geographies without a sales and marketing team and allows efficient cross-border selling using our network. Included in Smart AI Studio is our new tFit module, which allows buyers to “try-on” or visualize their purchases in the users’ environment, enhancing the selling opportunities for our customers. We currently offer each of these services to our e-commerce sellers and merchants who can choose to subscribe for any of these services based on their needs. Although they are a small part of our current business, we expect Smart AI Studio, tFit, Smart Hub and Smart Post services will serve as significant drivers of our e-Commerce Logistics business for cross border parcel shipments.

We had 68,387 active customers for our e-Commerce Logistics business in 2024 and 36,214 active customers in 2025. We recorded 30.4 million and 14.0 million parcels in 2024 and 2025, respectively, while engaging with over 219 delivery and fulfillment partners in 2024 and 193 delivery and fulfillment partners in 2025. Our distribution network, consisting of 4 fulfillment centers, which we refer to as Tracx Logis Fulfillment Centers, or TLFCs, and 6 delivery processing centers, or DPCs, covers our operations in 5 countries and regions across Asia and serves 34 key cross-border routes for e-Commerce Logistics and Enterprise Logistics businesses as of December 31, 2025. These facilities, some of which house both TLFCs and DPCs, comprise approximately 68,977 square meters of storage capacity.

Our Enterprise Logistics business provides international freight forwarding services and supply chain management solutions through KCI, our wholly owned subsidiary, which we acquired in 2021. We have a highly integrated logistics network of more than 20 subsidiaries across China, Southeast Asia, Europe, Korea, and Japan, which we believe gives us a competitive advantage in global logistics. We have maintained long-term, recurring relationships with large customers, including Samsung, LG, and Coway. We have also leveraged these relationships to secure logistics business from their vendors and suppliers. Our Enterprise Logistics business is built around our strong relationships with our core customers and leading air, sea and land freight and cargo carriers in Asia. KCI has worked with leading manufacturers, airlines and shipping liners for over 30 years in our core markets and gained a strong reputation for timely delivery at efficient cost for customers while delivering committed volumes to our vendor partners. We believe the future of our Enterprise Logistics business will be driven by our ability to adapt our technology infrastructure to provide integrated and seamless logistics solutions to existing and new customers utilizing our extensive vendor network and by leveraging our know-how and reputation.

Our technology platform for our Enterprise Logistics business is referred to as Smart Cargo. Smart Cargo enables our customers to efficiently and cost effectively access freight forwarding and supply chain services and provides shipment services for finished goods seamlessly throughout Asia and beyond. Smart Cargo allows us to expand our coverage quickly with limited additional capital investment as it is designed as an online platform accessible to customers worldwide, ranging from large corporations to small and medium-sized enterprises. It also has the potential to generate sales leads without significant advertising or business development expenses and allows us to connect prospective customers with our existing vendors through the platform, while providing fee quotations on various routes and shipment modalities. Our goal is to facilitate the efficient logistics and delivery needs of our enterprise customers by providing a technology-enabled distribution platform for all shippers, big and small. Smart Cargo also enables small- and medium-sized enterprises to capitalize on the benefits of a technology platform that allows the aggregation of volume to access lower shipping costs. We plan to upgrade Smart Cargo by the end of 2026 to include modules that automate the booking of shipping activities to reduce costs and, based on AI enhanced routing algorithms, allow the use of routes and carriers that create efficiencies for existing and new routes. In addition, by the end of 2026, we expect to provide a transparent and cost-effective platform through Smart Cargo that offers shippers access to trade financing, insurance and customs services online, thereby bringing together shippers and various service providers, without engaging in costly agency arrangements, initially in Asia and, over time, expanding globally.

Our Enterprise Logistics business handled freight forwarding volumes by air and sea recording 37,605 tons and 70,264 TEU, respectively, in 2024 and 34,711 tons and 59,967 TEU, respectively, in 2025. While our volume shipped and our active customers count both decreased between 2024 and 2025, we believe that such decreases were driven by our liquidity difficulties in 2024 and the overall macroeconomic conditions, including the increased tariff regime originating in the United States starting in early 2025. As a result, we recorded S$149.2 million and S$122.5 million (US$95.3 million) in revenues in our Enterprise Logistics business in 2024 and 2025, respectively, representing a decrease of 17.9% over the period.

Recent Developments

Restructuring

Beginning in July 2024, we faced significant liquidity and going concern issues driven largely by a massive liquidity crisis at our then parent company, Qoo10 Pte. Ltd. and its Korean subsidiaries. Such liquidity crisis at Qoo10 and its Korean subsidiaries was primarily driven by Qoo10’s acquisitions of e-commerce platforms in Korea that experienced historical operating losses and negative cashflow. The Korean business was operated by three wholly owned subsidiaries of Qoo10 in Korea, which included Tmon Co. Ltd, WeMakePrice Co. Ltd. and Interpark Commerce Co. Ltd. that were acquired by Qoo10 in 2022 and 2023. Following such acquisitions, these e-commerce platforms experienced continued deterioration in financial performance due to intense market competition in South Korea from larger, well-capitalized e-commerce platforms, including Coupang and Naver. We believe that Qoo10 was not successful in generating sufficient gross merchandise value (GMV), growing the market share or implementing cost-reduction restructurings to improve the business and financial performance of these entities, while relying on working capital management strategies, including delayed settlement of trade payables and sales of discounted consumption vouchers and certificates, to support its liquidity needs. The rapid and aggressive expansion of Qoo10’s Korean business in the hyper-competitive Korean e-commerce market and the inability to reverse the continued operating losses and negative cashflow resulted in payment defaults triggering widespread creditor actions and subsequent regulatory and judicial investigations by South Korean authorities. Qoo10 was ultimately placed into court receivership proceedings in Singapore by the Monetary Authority of Singapore, and all of its subsidiaries (other than us), including the three Korean subsidiaries, filed for bankruptcy, or were put in court receivership proceedings in 2025.

As a result of these events, we were forced to restructure our organization. We immediately appointed a new CEO and new directors, removing the directors nominated by the former founder and Qoo10 and began to restructure our operations. We undertook a significant reduction of our work force across all of our geographies and businesses and significantly streamlined our business operations in order to conserve cash and meet our existing service obligations to our customers. We also reduced our exposure to less profitable business arrangements, ceased operations at or dissolved certain subsidiaries and reduced our exposure to certain customers and markets, in an effort to manage our cash flow and our reputation. We also immediately reduced our overhead by subletting, reducing or terminating certain warehouse and long-term contracts in Korea and Japan. We concentrated on our core customers and our core routes and shipments to ensure that we would remain a going concern post the restructuring. We also focused on our customer service efforts to ensure and allay the fears of our customers that we would be unable to meet customer expectations on quality and delivery times. As a result of our restructuring efforts, our selling and administrative expenses decreased by 59.6% from S$62.9 million in 2024 to S$25.4 million in 2025.

As a result of our determination that we would be unable to collect on significant receivables from Qoo10 and its affiliates, we wrote off S$47.0 million of receivables and loans due from Qoo10 and its affiliates in 2024. To compensate for the liquidity crisis resulting from such uncollectible receivables, we embarked on an ambitious fund-raising program. Our fund-raising efforts resulted in raising US$52.9 million in the form of convertible notes and shareholder loans from July 2024 through June 2026. The new funds enabled us to continue our core businesses and meet all of our outstanding and overdue payables, such that we are currently substantially current in all of our accounts payables. We are now gaining vendor and market support where we are able to retain new service providers and have begun to regain credit terms.

In addition to the immediate liquidity and cash shortfall, our reputation and business prospects were significantly impacted by the various events surrounding the Qoo10 liquidity issues, including negative press coverage against our business and causing reputational damage. In addition to the negative liquidity and reputational impact, our business, our financial performance, our ability to pay our service providers on a timely basis, and our ability to retain and hire key employees, continue to be adversely impacted. We experienced a significant reduction in transaction volume from all our customers who were concerned with our ability to meet our contractual obligations. Many of our customers reduced shipment volumes with us or discontinued business with us altogether, both in our e-Commerce Logistics business as well as our Enterprise Logistics business, resulting in a significant reduction in revenues in 2025 compared with 2024, which trend has continued in 2026. Also, we were unable to obtain credit or obtain credit on terms that were deemed fair or profitable from many of our vendors, and many service providers demanded cash on delivery basis, or pre-payment, or refused to work with us at all for fear that we would be unable meet our payment obligations. Our competition took advantage of our difficulties during this period through marketing efforts highlighting to our customers concerns about our ability to remain in business. These efforts, which are continuing, resulted in our losing significant market share in our core markets, all of which had and continues to have a material adverse effect on our business, financial conditions and results of operations.

Overall, although revenues have decreased significantly as a result of these and other factors, our restructuring efforts had the effect of decreasing our net losses in 2025 compared to 2024. Our loss for the year decreased by 96.8% from S$52.3 million in 2024 to S$1.7 million (US$1.3 million) in 2025. Our Adjusted EBITDA also improved from a loss of S$9.4 million in 2024 to a loss of S$4.1 million in 2025.

While our success in reducing our overhead expenses, streamlining our scope of business and raising funds has allowed us to meet and exceed our customer expectations, while improving our net loss position, our revenues were significantly adversely impacted by this crisis and we must focus on growing and regaining our market share as well as on new customer growth and engagement in core and new markets. In addition to our company-specific difficulties, the overall market conditions for the logistics and forwarding industry were challenging in 2025 and continues through 2026. Various factors have contributed to the market slowdown and bearish conditions, including in particular, the significant inflationary pressures which began post COVID-19 in 2024 and 2025, followed by significant rising interest rates globally, which have not fully reverted to pre-COVID levels. Also, there has been a marked decrease in global trade beginning in 2024 through 2025, which continues to persist today, as various global conflicts have caused the prices of raw material inputs, namely oil and gas, for shipping and transportation to increase, creating a significant reduction in supply. The hostilities that began with Russia and Ukraine in February 2024, and the conflicts in the Middle East, including with Israel and the Palestinians and Hezbollah in Lebanon and most recently, the hostilities between the US and Iran and the effective shut down of the Strait of Hormuz, continue to negatively affect our operations and financial condition. All of these developments have led to renewed inflation concerns and an overall decrease in global consumer sentiment. Also, the trade barriers and tariff conflicts that began as early as 2016 remain volatile.

All of the numerous events relating to Qoo10 and it affiliates and its impact on our business and prospects are referred to collectively as, “Qoo10 Liquidity Issue Related Events” throughout this prospectus. Due to the Qoo10 Liquidity Issue Related Events and the ongoing negative market conditions for the logistics, freight forwarding and supply chain industry in 2025 and 2026, shipment volumes in both our e-Commerce Logistics and Enterprise Logistics services continue to be challenged in the first half of 2026 and we expect such challenges to persist through at least the end of 2026. As a result, we expect to continue to experience declining revenue and incur operating and net losses at least in the near term. Furthermore, no assurance can be given that global trade conditions or supply costs will improve in the future. We believe that our business will continue to be impacted by various factors, many of which are outside of our control and include the key factors set forth below. See also “Risk Factors — Risks Relating to Our Business and Industry.”

Change in Shareholding

Our shareholding has also changed since the onset of Qoo10’s liquidity crisis. As a result of pledges over our shares provided by Qoo10, its affiliates and its founding shareholder, our shares were transferred to various pledgees of those shares. Those pledgees became our shareholders at various stages in 2024 and 2025 through the exercise of their respective pledge rights as set forth below:

•        As security for loans that Qoo10 obtained to fund its investment in Tmon in Korea, YB Ku pledged our ordinary shares that he held as follows: (i) 203,034 ordinary shares in favor of AEP-Tiger, Ltd. under a share charge dated November 4, 2022; (ii) 203,034 ordinary shares in favor of KKR Monster Aggregator L.P. under a share charge dated February 14, 2023; and (iii) 205,551 ordinary shares in favor of Monalisa IV SCSP and Renaissance PS 1 Ltd. under a share charge dated April 3, 2023. These counterparties were shareholders and/or affiliates of Qoo10 at the time of such pledge transactions.

•        In a separate transaction, on March 31, 2023, Qoo10 purchased shares in Interpark Commerce Co., Ltd. from InterparkTriple Corp. (now known as Nol Universe Co., Ltd.) for KRW215.0 billion. Qoo10 financed this purchase through a vendor loan of the same amount from Nol Universe, repayable in three tranches, and under a share charge agreement dated April 17, 2023, Qoo10 pledged 982,824 of our ordinary shares that it held in favor of Nol Universe, as security for such loan. Nol Universe was not a related party vis-à-vis Qoo10 at the time of such pledge transaction.

•        Following the onset of the Qoo10 liquidity crisis in mid-2024: (i) AEP-Tiger, Ltd. declared an event of default on May 19, 2024 and issued a notice of enforcement on August 1, 2024, further to which it became the registered holder of 203,034 of our ordinary shares on March 17, 2025; (ii) KKR Monster Aggregator L.P. declared an event of default and issued a notice of enforcement on August 22, 2024, further to which it became the registered holder of 203,034 of our ordinary shares on March 28, 2025, and (iii) YB Ku entered into an agreement with Monalisa IV SCSP and Renaissance PS 1 Ltd. (which was subsequently consolidated into Monalisa IV SCSP) on October 1, 2024 for the sale of 205,551 of our ordinary shares to them in partial reduction of approximately US$17.5 million of secured liabilities, with a final tranche of 6,590 shares transferred to Monalisa IV SCSP in August 2025, further to which Monalisa IV SCSP became the registered holder of 212,141 of our ordinary shares.

•        Nol Universe declared an acceleration of its loan on July 31, 2024 (with further notices on August 7 and August 20, 2024) and enforced its share charge, further to which it became the registered holder of 982,824 of our ordinary shares on September 6, 2024.

In addition, certain shareholders who had previously purchased exchangeable notes (exchangeable into either Qoo10’s shares or our shares held by Qoo10) from Qoo10, exercised their rights to exchange their notes for our shares and became our shareholders. Between December 2020 and January 2021, Qoo10 issued exchangeable notes to CGQ Holdings Pte. Ltd. and to Metistone Growth PEF, in the principal amounts of US$26.2 million and US$16.0 million, respectively, exchangeable at the noteholder’s option, at any time prior to the fourth anniversary of issuance, for our ordinary shares held by Qoo10. In August 2024, following Qoo10’s default under its other financing arrangements described above, CGQ Holdings Pte. Ltd. and Metistone Growth PEF each exercised their respective exchange rights in full, and became registered holders of 250,724 and 153,112 of our ordinary shares, respectively, in extinguishment of the notes.

No exercise or purchase price beyond the extinguishment of the underlying loan, note or secured obligation of Qoo10 was paid in cash by any of the above-mentioned exchangeable note or secured counterparties for our ordinary shares they received. No individual pledgee or noteholder or coordinated group of pledgees or noteholders obtained control over the Company as a result of the enforcement of the respective security interests or exercise of exchangeable rights. All of the above share numbers are presented on a retrospective basis to reflect a 1-for-10 reverse split of our ordinary shares on May 29, 2026.

To the Company’s knowledge, no shares of the Company are currently owned by Qoo10 or its affiliates or the founding shareholder, YB Ku, and we have not conducted any business with our former affiliates since the fourth quarter of 2024.

Key Factors Affecting Our Results of Operations

Key factors affecting our results of operations and financial condition include the following:

Macroeconomic trends and their impact on global trade and demand for e-commerce related logistics and freight needs in Asia, in particular for cross-border logistics and shipping.

Our results of operations and financial condition are affected by general macroeconomic factors and conditions in the significant markets in Asia, in particular, Singapore, Japan, Korea, Vietnam, Hong Kong and the PRC. In particular, our business is significantly impacted by the growth and development of e-commerce transactions in each of the major markets in Asia, in particular e-commerce transactions which involve cross-border logistics, distribution, storage and fulfillment. Our enterprise logistics business is impacted by global demand for manufactured goods, such as electronic, computer and mobile phone related goods as we serve some of the larger multinational companies throughout Asia.

The growth and vibrancy of these markets are subject to many factors outside of our control, including GDP growth, consumer spending and growth and trends related to per capita disposable income, growth of a large middle class, rate of Internet and mobile adoption and penetration, other general economic conditions and monetary, fiscal and trade policies of governments throughout the region as well the prevailing interest and inflation rates and commodity prices, which are subject to global macroeconomic conditions but also are driven by policy decisions within each country.

In particular, the global economy experienced higher than expected inflationary pressures beginning in 2022 and 2023, related to, among other things, continued supply chain disruptions, labor shortages and geopolitical instability, including as a result of the Ukraine/Russia conflict. Although inflationary pressures eased in 2024 through 2025, there remains persistent inflation concerns in certain markets, in spite of many central banks having begun to reduce rates during this period. The high inflation rates recorded by most major economies globally beginning in 2022 and the resultant focus on increasing rates by the central banks of the major industrialized nations in spite of recent reductions, have increased the likelihood of higher market interest rates and slower economic growth and potentially a wide-spread recession in many of the markets we serve. In particular, hostilities between and among Israel, Iran and the United States has seen a significant level of escalation with the Strait of Hormuz effectively being blockaded for oil and goods traffic since April 2026. The escalation of the conflict, including with Israel and countries such as Lebanon, have led to an increase in commodities prices, in particular, oil and gas resulting in shortages, disruption in global trade and traffic and has led to significant rise in uncertainty. If periods of high inflation return, or if shipments are disrupted in a material manner, with depressed consumer sentiment and general instability in global financial markets, demand for our services may be adversely affected. The decrease in global trade volume and consumer spending resulting from any recession would likely have a material adverse impact on our business, financial condition, and results of operations. Although decreased volumes of trade will result in increases in freight and air cargo capacity, improving our cost basis, the overall decrease in revenues and slowdown in shipments and volume of shipments is likely to have a material adverse impact on our business.

To grow our cross-border e-commerce shipping demand, we are relying on the anticipated trend towards an increasingly seamless integration of online and offline retail markets resulting in omni-channel distribution networks, from retail to e-commerce platforms and other digital platforms, including direct to consumer sites, and increased use of social media and other platforms. In addition, as cultural and other content penetrate across geographies, we seek to leverage our experience in cross-border shipments to offer customers greater access to new geographies and new customers. For example, Korean cosmetic products have seen a significant growth and interest in countries in Asia which we expect will expand to markets in North America and Europe. Driven in part by influencers and content streaming services, we seek to offer our customers a technology infrastructure that is defined by characteristics such as data and information visibility, timely provision of product information and ratings, flexibility of purchases and returns and efficiency and integration of freight delivery and logistics services at competitive rates. However, no assurance can be given that we will experience such growth as anticipated or in the time frame that we expect. For our enterprise logistics business, we expect to leverage the continued digitization and aggregation ability of our Smart Cargo platform to provide a larger subset of customers, smaller manufacturers and shippers lower freight costs and efficient delivery services. The uptake of such services and our ability to provide differentiated and value-added services are not guaranteed, and our ability to expand this category of customers will impact our financial performance and prospects.

Customer acquisition and engagement

We will need to continue to engage with our existing customers to retain and increase our volumes through expanded scope of services, as well as seek to gain new customers in our various markets. In order to both increase engagement and acquire new customers, we will need to continue to expand our various freight logistics service offerings and increase volume to provide wider access to various geographic markets as well as to lower cost and optimize delivery time for all the markets we service. Customers engaged in the e-commerce marketplace are extremely price and time-sensitive, as e-commerce platforms and merchants oftentimes offer free or discounted shipping and promise delivery within a fixed period of time. The challenge in meeting customer expectations for timely delivery and cost effectiveness is exacerbated by the fact that the packages being shipped must cross geographic borders, be processed through multiple customs authorities and change hands at various points in the delivery process. In addition, we will have to continue to build out and expand our partnerships with existing and new e-commerce platforms throughout the region to provide our customers with real time access to multiple distribution channels for the sale of their goods. We also plan to execute our customer expansion strategy by offering our TLPS platform-based services, including logistics, fulfillment and distribution services, to our Enterprise Logistics customers with a need to reach consumers in the e-commerce space directly without having to build out infrastructure and staff. Our ability to continue to provide innovative services such as our Smart Studio, Smart Hub, Smart Cargo and other services will impact our ability to grow our volume and revenues and compete effectively in an increasingly competitive industry.

We have in recent years expanded, and intend to continue to expand, the scope of our services by launching new services or acquiring strategic businesses in selected markets. Our consolidated results of operations may therefore be affected by the timing of the launch of new service offerings through such selected acquisitions and investments. See “— Strategic acquisitions and investments” below.

Distribution network and partnerships

We currently provide to our customers an end-to-end seamless logistics and distribution network for the major markets in Asia and will need to continue to increase our route network and volume of such services, including providing new services to meet the demands of our customers as they expand globally and particularly throughout the Asia-pacific region, including India. Our customers include brands, sellers, merchants and manufacturers, including large and medium sized online and offline retailers and other sellers on various e-commerce platforms or on their own website, social media, web portal or search engine storefronts. Our service offering across multiple e-commerce platforms creates a level playing field for all our customers, by allowing them to grow their businesses across multiple e-commerce sales channels and unlock new geographic markets that they would not otherwise have been able to access.

In order to provide the service and geographic scope our customers expect of us, our results of operations depend in part on our ability to effectively invest in and grow our distribution network to meet the increasingly complex demands of our new and existing customers. Our distribution network, consisting of 4 TLFCs and 6 DPCs, covers our operations in 5 countries and regions across Asia and the U.S. serving 34 key cross-border routes as of December 31, 2025. With the acquisition of KCI, we have significantly expanded our geographic presence and network coverage in our key markets, including Singapore, Japan and Korea, and have established a strong foothold in key strategic markets in Asia, including Vietnam, the PRC, Malaysia and India. We have also expanded our geographic footprint in Germany, Belgium and the Netherlands and after this offering we expect to increase our presence in North America. Our ability to continue to invest in and expand our distribution network in desired locations and maintain our operating efficiency through investments in advanced logistics equipment and facilities is critical to our results of operations and financial condition. In addition, we are working with multiple network service partners, including warehouse operators, fulfillment and distribution partners and last mile leaders to build out our network infrastructure for our customers.

Sea and air freight and logistics costs

Our financial condition and results of operations are significantly impacted by the cost of sea and air freight related costs and expenses. Our freight costs, whether sea or air, accounted for 72.1% and 85.2% of our cost of revenues in 2024 and 2025, respectively. Air and sea freight costs are expensed as incurred and are direct expenses payable to ocean and air freight operators, mainly in the Asia-Pacific region. The costs are strongly correlated with volumes and routes serviced and also correlate with seasonal trade patterns in Asia, with higher fees during the peak seasons in the fall and spring. Air and sea freight generally depend on supply and demand characteristics, including trade volumes across countries which are a direct result of economic conditions, increased consumer spending and investment and higher rates of GDP growth in the various markets. Costs are also strongly correlated with oil and gas prices, which can fluctuate due to various factors but are strongly correlated with increased demand arising from trade and volume increases as well as supply side dynamics and shocks resulting from production changes from the major oil-producing countries in the Middle East and elsewhere. Geopolitical hostilities, such as the current conflict among Iran, the United States and Israel, will likely have a material adverse impact on supply of shipping available as well as increase our input costs. Also, the costs and expenses relating to our distribution partner expenses, such as last mile and pick-up services, are also subject to supply and demand dynamics as well as the overall cost of energy, mainly oil and gas and also labor costs. We believe that enhanced relationships with sea and air freight carriers will have a favorable impact on the cost of such services going forward as we will be able to leverage our volumes to attain more favorable pricing. In addition, as we expand our volume and geographic scope through our acquisition strategy execution, we expect to achieve economies of scale and negotiating leverage for sea and air freight costs.

Seasonality

Our results of operations are also affected by seasonal patterns. For example, the fourth quarter has historically been our strongest quarter by volume, starting in October and reaching peak volume in mid-December, mainly due to holiday shopping patterns, online sales events in the PRC and South East Asia for couples day or “1+1” day promotions, as well as fall and winter fashion purchases. As many consumers in Asia reduce shopping and consumption activities in connection with Chinese holidays, such as Chinese New Year, the first quarter historically has been a low volume quarter. Our revenue from freight forwarding and ancillary services is typically slightly lower in the first quarter due to the Chinese New Year holidays.

Rules and regulations on customs and import and export laws and regulations and policy decisions

Our financial condition and results of operations may also be significantly impacted by government rules and regulations relating to cross-border trade, including import/export rules and regulations, export controls and sanctions laws, customs and tariff policies as well as free-trade and other trade and customs tariffs and/or treaties that impact the flow of goods and merchandise across the major economies in Asia.

In the past, there has been from time to time significant barriers to trade enacted among and between various countries as a result of policy differences, political disagreements, among others. In particular, since the first Trump administration to date, global trade conflict, in particular between China and the United States, and various new barriers, including increased tariffs and non-trade barriers, which overall has had a negative impact on global trade. Although in the past a limited number of countries have taken a relatively strict view of the trade deficits and trading practices of PRC manufacturers and brands, this trend has expanded across many of the largest global economies and in particular, the trade discussions between the United States and China have faced considerable uncertainties and conflicts in recent years. For example, recent changes in the U.S. and international trade policies towards the PRC, including the heightened restrictions on the sale of high technology goods have had a negative impact on trade volumes and sentiment. There has been an overall decrease in business activity leading to delayed investments and a material build-up of inventory given the uncertainties in the global trade dynamics going forward. Although our business has not been negatively impacted by such trends as most of our trade has been within Asia and involves goods that are non-controversial, small and retail in nature, there can be no assurance that any future restrictions on cross-border trade will not have a significant impact on our business and results of operations.

The imposition and/or the threat of such new tariffs has had a significant negative impact on global trade and has resulted in great uncertainty in the global logics and supply chain sectors. These developments are not limited to any one country and to date, the full ramifications of such proposals are unclear. In the meantime, we and the industry generally has seen temporary demand spikes driven by front-loading or anticipatory shipments and also have seen precipitous declines in freight volumes for certain goods and certain markets as tariffs were implemented over time. These developments and tariff uncertainty make it difficult to plan and make investment decisions and our business will likely continue to be influenced by such developments, many of which are beyond our control.

The decrease in global trade volume and consumer spending due to sustained high tariff levels will result in “demand destruction”. In addition, any resulting recessionary and inflationary pressures in the global markets would also likely impact demand in a material manner, which would have a material adverse impact on our business, financial condition, and results of operations. The full ramifications of and any resolutions of trade relations are unclear and no assurance can be given that trade relations will improve or not deteriorate further as many countries seek to balance their domestic politics with the benefits of international trade. In addition, political conflict and tensions between and among countries in Asia may cause a material decrease in the volume of trade throughout our service area. Any increase of tariffs, including non-tariff barriers and rise in political conflict or tensions is likely to have a material adverse effect on our financial condition and results of operations.

On the other hand, free trade initiatives, among South East Asian countries and EU or South America and Asia, including the passage of free trade initiatives such as the pan-Asia regional comprehensive economic partnership, or RCEP Free Trade Agreement, and other bilateral free trade agreements, such as the Japan-led CEPEA/ASEAN, will likely have a significant positive impact on our volumes, business, results of operations and financial condition.

Competitive landscape

We are subject to competition in the logistics and distribution business, especially as it relates to the provision of comprehensive, seamless, logistics and distribution management services for e-commerce related merchants, sellers and brands. Our customers are cost conscious and require delivery of packages in a timely and effective manner across borders and geographies in small packages that are shipped frequently across geographic borders. We believe that our ability to provide a comprehensive, end-to-end service offering using our technology infrastructure and platform differentiates us from our competitors, but we must continue to innovate and expand our service and geographic offerings in order to be cost competitive. We must continue to invest in and develop our technology platform as well as expand our partnership and affiliate arrangements to offer our customers the best quality and best price that will result in a virtuous cycle of growth in volume and revenues. In our markets, we face competitors, especially certain PRC-based competitors, with greater financial, operational and managerial resources than we have. In addition, if some e-commerce platforms or larger customers, brands or sellers choose to build or further develop their respective in-house delivery capabilities to serve their logistics and fulfillment needs directly our volume may be negatively impacted. We must adapt and grow and remain at the forefront of our industry in order to remain competitive. Our inability to adapt and compete will likely have a material impact on our business, financial condition and results of operations.

Operating leverage and efficiency

Our ability to improve profitability is dependent in part on our ability to control our costs and expenses through enhancing our operating leverage and efficiency. Our costs and expenses, including employee benefit expenses, outsourcing costs (primarily for transportation, labor and other services) and lease expenses, are subject to various factors, such as fluctuations in general wage level, fuel prices and availability of storage facilities, among other things. Although we have taken significant steps to improve our operating leverage and have taken on significant reductions in staff to reduce our overhead expenses our future growth and profitability will depend on our ability to leverage our resources to fulfill higher revenues and greater markets and we will likely need to hire more staff in the future. Our reductions in force over the past year may may it more difficult for us to find qualified staff on reasonable terms as the labor market will be aware of our having taken on significant human resources reduction across many of our markets. We will need to increase volume and services leveraging our technology platform to provide more services for more customers in a greater number of markets with reduced staffing levels throughout. We must continue to increase the volume of packages as well as cross-sell our suite of services across more customers over time. In addition, we must use our cloud and partner-based growth strategies to further leverage existing infrastructure to reach more and more markets, while lowering cost and improving service efficiencies for our customers. Our ability to maximize this operating leverage and increase efficiencies will have a significant impact on our financial condition and results of operations. We believe that we can ameliorate some of our efficiency concerns and staffing issues through the prudent use and implementation of artificial intelligence technology, particular as it relates to customer service, finance and accounting, logistics algorithms and pricing as well as information technology.

Strategic acquisitions, investments and alliances

In addition to organic growth, we have made, or have entered into agreements to make, and intend to make, strategic acquisitions, investments, and alliances that are intended to further our strategic objectives and expand our service offerings. We will continue to look for investment opportunities to grow our revenues, realizing on the synergies of our strength in technology and our shipping know-how to create volume and increased efficiency for our customers. We acquired Momoe Technologies Private Ltd, or Momoe, in November 2019 to enhance and grow our logistic and distribution capability in India, and we acquired KCI in October 2021 in order to obtain synergies in customer acquisition, expand our business scope, network, geographic reach and offerings as well as to decrease our overall cost of freight and custom services.

Our acquisition and investment strategy is focused on strengthening our ecosystem, creating strategic synergies across our businesses, enhancing our service offerings and increasing overall value for our customers, in particular by increasing customer satisfaction through lower costs and expanded geographic and platform access. Our ability to execute our strategic investments and acquisitions will have an impact on our future financial results, including our operating margins and our net income.

We intend to fund our strategic acquisitions and investments primarily from cash generated from our operations and through debt and equity financings. There can be no assurance that our strategic investments and acquisitions or integration of the acquired businesses into our business will be successful. See “Risk Factors — Risks Relating to Our Business and Industry — Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may limit our growth strategy and expose us to potential risks and have an adverse effect on our business, results of operations or financial condition.”

Key Components of Results of Operations

Revenue

We currently derive substantial revenues from (i) e-Commerce Logistics business comprising cross-border logistics, fulfillment and storage services and (ii) Enterprise Logistics business comprising freight forwarding and supply chain management solutions services. Our service markets currently constitute 16 countries in Asia and Europe, with a significant portion of our revenues being generated in PRC, Korea, Singapore, Japan, Vietnam and Hong Kong.

The following table sets forth the breakdown of our revenue by category, in amounts and as percentages of total revenues for the years presented:

	For the year ended December 31,
	2025			2024
	S$	US$	%	S$	%
	(In millions, except percentages)
Service Revenue	164.5	127.9	98.4	238.2	81.0
e-Commerce Logistics	42.0	32.7	25.1	89.0	30.3
Enterprise Logistics	122.5	95.3	73.3	149.2	50.7
Product Revenue(1)	2.6	2.0	1.6	55.8	19.0
Total	167.1	130.0	100.0	294.1	100.0

____________

(1)      We only recorded product revenue as we sold our legacy inventory throughout 2025 and continued to record only de minimis revenue as we deplete our entire inventory with no plans to replenish inventory for sale or continue this business going forward.

Service Revenue

Service revenue includes revenue from e-Commerce Logistics and Enterprise Logistics.

The e-Commerce Logistics services provided to the customers represent a single performance obligation as these promises are integrated and necessary to deliver the customers’ goods from one location to the final destination, which are only distinct as a whole. In addition, the Group provides storage services to various customers, including sellers on various e-commerce platforms.

Enterprise Logistics services include air, sea and land transportation services for import and export shipments, together with ancillary services such as customs declaration, document handling, cargo security, and terminal handling services.

Product Revenue

We offer products that span a wide range of categories, including home goods and decor, apparel and beauty products, sporting goods and everyday consumables.

Cost of Revenue

Our cost of service revenue, including costs for our logistics and fulfillment, storage services and freight forwarding and ancillary services, includes as applicable: (i) cost of sea and air freight (which includes cost of air or sea cargo space, fuel surcharges, terminal handling fees, among others), (ii) lease costs of our DPC and TLFC facilities, (iii) charges for services provided by our partners, including fulfillment and last mile, pick up service, customs clearance and inland trucking service, among others, (iv) employee related expenses and benefits involved in such revenue generating activities, (v) depreciation and amortization of logistics and transportation equipment, such as warehouse equipment, stacks and shelves, forklifts, vehicles, among others and (vi) other costs of revenue such as cost of packing materials, fuel, and maintenance service and IT equipment and supplies, among others.

Our cost of product revenue includes, in addition to any of the applicable costs enumerated above for our logistics and fulfillment and storage services, cost of goods for the purchase of inventory, including any loss or impairment of value due to loss, damage or deterioration in fair value.

Selling and Administrative Expenses

Our selling and administrative expenses consists primarily of: (i) employee related expenses and benefits for employees involved in selling and administrative functions, (ii) office rental and lease expenses for employees and functions related to selling and administrative expenses, (iii) e-commerce platform fees and professional fees and (iv) other selling and administrative expenses, including travel, office supply, computer and IT equipment and supplies, among others.

Other Income (Losses) — Net

Other income (losses) — net, include net realized foreign currency transaction gains and losses, net unrealized foreign currency translation losses, government grants, net gain or loss on disposal of property, plant and equipment, warehouse rental income and miscellaneous income. Foreign currency exchange gains or losses consist primarily of remeasurement of transactions and monetary assets and liabilities denominated in currencies other than the functional currency at the end of the period.

Finance Income — Net

Our finance income consists of interest income from banks and deposits, interest from related parties for loans and advances, gain on valuation of derivatives and gain on modification of debt. Our finance costs consist primarily of interest expenses on lease obligations to the lessors, convertible notes, short-term and long-term borrowings, and loss on valuation of derivatives.

Share of Profits of Associates

Share of profits of associates represents the share of profits of associates in which KCI holds 40% and 48% ownership interest in the Philippines and Vietnam, respectively.

Income Tax (Expense) Benefit

Income tax (expense) benefits are expenses for taxes attributable to our taxable income generated in the Singapore and foreign jurisdictions. Our effective tax rate is affected by tax rates and regulations in foreign jurisdictions where we operate and the relative amounts of income we earn in those jurisdictions.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the years presented, both in absolute amount and as a percentage of our revenues for the years presented. Period-to-period comparisons of historical results of operations should not be relied upon as indicative of future performance.

	For the year ended December 31,
	2025			2024*
	S$	US$	%	S$	%
	(In millions, except percentages)
Revenue	167.1	130.0	100.0	294.1	100.0
Service revenue	164.5	127.9	98.4	238.2	81.0
e-Commerce Logistics	42.0	32.7	25.1	89.0	30.3
Enterprise Logistics	122.5	95.3	73.3	149.2	50.7
Product revenue	2.6	2.0	1.6	55.8	19.0
Cost of revenue	(157.2)	(122.3)	(94.1)	(278.1)	(94.6)
Cost of services	(155.5)	(120.9)	(93.0)	(235.0)	(79.9)
Cost of products	(1.8)	(1.4)	(1.1)	(43.1)	(14.7)
Gross profit	9.9	7.7	5.9	16.0	5.4
Selling and administrative expenses	(25.4)	(19.8)	(15.2)	(62.9)	(21.4)
Other income (losses) – net	10.4	8.1	6.2	(10.6)	(3.6)
Operating loss	(5.2)	(4.0)	(3.1)	(57.6)	(19.6)
Finance income – net	4.3	3.3	2.5	4.5	1.5
Share of profits of associates	(0.0)	(0.0)	0.0	0.1	0.0
Loss before income tax expense	(0.9)	(0.7)	(0.5)	(53.0)	(18.0)
Income tax benefit	(0.8)	(0.6)	(0.5)	0.7	0.2
Loss for the year	(1.7)	(1.3)	(1.0)	(52.3)	(17.8)

The following table sets forth certain of our key operating data for the years presented. We use these metrics in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans, and making strategic decisions. Such metrics may be calculated in a different manner than similarly titled metrics reported by other companies.

	For the year ended December 31,
	2025	2024
e-Commerce Logistics
Parcel volume processed and shipped (millions)	14.0	30.4
Number of active customers(1)	36,214	68,387
Average volume per active customer (parcels)(2)	386	444
Average volume per active customer (top 100) (parcels)(3)	48,690	110,716
Number of e-commerce portals integrated(4)	27	24
Distribution and fulfillment partners (including first and last mile)(4)	193	219
Number of countries and regions with DPC/TLFC presence(4)	6	5
Enterprise Logistics
Total air freight forwarding volume (tons)(5)	34,711	37,605
Total sea freight forwarding volume (TEUs)(5)	59,967	70,264
Number of countries and regions in network(4)(6)	3	13

____________

(1)      “active customer” refers to a Tracx Logis customer that has transacted at least once on our platform in a given year. We view the number of active customers as an indicator of our potential for growth in revenues, the reach of our network, the awareness of our brand and the engagement of our customers. For the avoidance of doubt, the number of customers does not include customers of KCI.

(2)      Calculated by dividing parcel volume by the number of active customers for the year. We monitor our average volume per active customer because we believe it is an indicator of engagement and retention of our customers.

(3)      Calculated by dividing parcel volume attributable to our top 100 active customers in terms of revenue by 100.

(4)      As of the end of the period.

(5)      Does not include amounts attributable to KCI’s associates in the Philippines and Vietnam.

(6)      Represents the number of jurisdictions where KCI has entities.

Year ended December 31, 2025 Compared with Year Ended December 31, 2024

Revenue

Total revenue decreased by S$127.0 million, or 43.2%, from S$294.1 million for the year ended December 31, 2024 to S$167.1 million (US$130.0 million) for the year ended December 31, 2025, due to a decrease in service revenue across both of our e-Commerce Logistics and Enterprise Logistics businesses, as well as a significant decrease in product sales.

Service revenue decreased by S$73.7 million, or 30.9%, from S$238.2 million for the year ended December 31, 2024 to S$164.5 million (US$127.9 million) for the year ended December 31, 2025, due to lower e-Commerce Logistics revenue and Enterprise Logistics revenue. The decrease was in large part due to the negative impact of the Qoo10 Liquidity Issue Related Events and also as a result of the continued macroeconomic downturn of global trade resulting from the continued inflationary pressures intensified by major hostilities in the Middle East and Ukraine and the continued implementation of tariff wars and trade barriers.

The decrease in service revenues arising from the Qoo10 Liquidity Issue Related Events resulted in reduced business from many customers due to concerns related to our former affiliation with Qoo10 and increased competition from competitors targeting our existing customers, particularly in our Singapore market. Our e-Commerce Logistics revenue decreased by S$47.0 million, or 52.8%, from S$89.0 million for the year ended December 31, 2024 to S$42.0 million (US$32.7 million) for the year ended December 31, 2025. In 2025, we shipped 14.0 million parcels, a decrease of 54.0% from 30.4 million parcels shipped in 2024. The average annual volume per active customer also decreased during this period from 444 to 386 in 2024 and 2025, respectively, while pricing for our services remained steady. Our active customer base also decreased from 68,387 active customers in 2024 to 36,214 in 2025 precipitated by the Qoo10 Liquidity Issue Related Events.

Our Enterprise Logistics revenue decreased by S$26.7 million, or 17.9%, from S$149.2 million for the year ended December 31, 2024 to S$122.5 million (US$95.3 million) for the year ended December 31, 2025, primarily due to decreases in shipment volume serviced by us in 2025 compared with 2024. We handled on behalf of our customers, 37,605 tons in 2024 and 34,711 tons in 2025 by air and 70,264 TEUs in 2024 and 59,967 TEUs in 2025 by ocean shipments, representing a 7.7% and 14.7% decrease, respectively, for both air and sea shipments in 2025 compared with 2024. The decrease in volumes was primarily attributable to the Qoo10 Liquidity Issue Related Events. Our Enterprise Logistics customers in particular, demand on-time delivery of their supply chain materials, as such customers engage in low inventory and just in time manufacturing processes, and are therefore particularly sensitive to credit or liquidity and reputational concerns of their forwarding providers for fear of missed shipments and/or not meeting shipping deadlines. As a result, many of our core customers significantly reduced their shipping volumes with us during this period, and we continue to face challenges as a result of the Qoo10 Liquidity Issue Related Events.

As with our e-Commerce Logistics business, global macroeconomic conditions also had a material adverse effect on our Enterprise Logistics revenues. Such factors included inflationary concerns as well as the hostilities in various regions which impacted the price of oil and supply of shipping capacity made available by the largest air and sea carriers. The resulting negative impact on consumer demand and consumer sentiment globally had a material adverse effect on our financial condition and results of operations in particular, on our Enterprise Logistics revenue. The increase in trade barriers and trade tariffs also had an overall negative impact on global trade activities in 2025 compared to 2024 and such conditions continue to persist in 2026. While we have met all of our service obligations to our Enterprise Logistics customers during this period, and while we continue to rebuild our reputation and trust with our customers, this process will require some time and our continued execution of our service obligations. We believe that our fund-raising from this offering and listing will allay many of the concerns regarding our capital strength as well as benefit our reputation such that we will be in a better position to source shipment volumes from existing and new customers.

Our product revenue decreased by S$53.3 million, or 95.4%, from S$55.8 million for the year ended December 31, 2024 to S$2.6 million (US$2.0 million) for the year ended December 31, 2025, due to our strategic decision to discontinue our inventory trading business. This business was conducted while we were still affiliated with Qoo10 and its affiliates, which operated e-commerce platforms in Asia and in particular, Korea. Without such affiliations, we determined that such business did not meet our core strategy and vision. After selling inventory on hand, we discontinued purchasing goods for sale and we do not have any plans to conduct this business in the future. Accordingly, we only recorded product revenue as we sold our legacy inventory throughout 2025 and continued to record only de minimis revenue as we deplete our entire inventory with no plans to replenish inventory for sale or continue this business going forward.

Cost of Revenue

Cost of revenue decreased by S$120.8 million, or 43.5%, from S$278.1 million for the year ended December 31, 2024 to S$157.2 million (US$122.3 million) for the year ended December 31, 2025, consistent with the decreases in service revenue and product revenue.

Cost of services decreased by S$79.5 million, or 33.8%, from S$235.0 million for the year ended December 31, 2024 to S$155.5 million (US$120.9 million) for the year ended December 31, 2025, primarily due to a lower freight-related costs for both e-Commerce Logistics and Enterprise Logistics, consistent with the decrease in service revenue. Gross margins increased slightly from 5.4% in 2024 to 5.9% in 2025, due to our restructuring efforts throughout 2025, such as headcount reductions and the sublease or closure of facilities with low utilization rates as part of our cost-saving initiatives, resulting in lower personnel expenses and depreciation and amortization expenses. In 2025, we recorded a S$66.5 million decrease in freight expenses, a S$3.9 million decrease in employee compensation and benefits related to revenue generating activities and a S$7.7 million decrease in depreciation and amortization expenses related to assets used in connection with revenue generating activities, in each case, compared to 2024.

Cost of products decreased by S$41.3 million, or 95.9%, from S$43.1 million for the year ended December 31, 2024 to S$1.8 million (US$1.4 million) for the year ended December 31, 2025, in line with the decrease in our product revenue as described above. We have not recorded any costs of products in 2026 and do not expect to record such costs in the future.

Gross Profit

Gross profit decreased by S$6.1 million, or 38.3%, from S$16.0 million for the year ended December 31, 2024 to S$9.9 million (US$7.7 million) for the year ended December 31, 2025.

Selling and Administrative Expenses

Selling and administrative expenses decreased by S$37.5 million, or 59.6%, from S$62.9 million for the year ended December 31, 2024 to S$25.4 million (US$19.8 million) for the year ended December 31, 2025, primarily due to lower general expenses and personnel expenses. In 2025, we had a S$30.5 million decrease in general expenses, which included a S$18.9 million decrease in bad debt expense and S$9.4 million decrease in payment commissions, as well as a S$7.0 million decrease in employee compensation and benefits, including share-based compensation expenses for employees and severance benefits, and a S$0.1 million decrease in depreciation and amortization expenses, in each case, compared to 2024.

The decrease in general expenses was mainly attributable to lower bad debt expense of our former parent company and its affiliates which were mostly recognized as bad debt expenses in 2024. The decreased payment commissions and fees, including e-commerce platform and professional fees were in line with our discontinued product sales activity and our delay in going public plans beginning in mid-2024. The decrease in personnel expenses was primarily due to reduced headcount across all functions of our business. We had 632 salaried full time equivalent, or FTE employees across our various subsidiaries as of December 31, 2025 compared with 710 FTE employees as of December 31, 2024.

Other Income (Losses) — Net

We incurred other losses — net of S$10.6 million for the year ended December 31, 2024, comprised of a S$17.2 million impairment loss on property, plant and equipment, intangible assets and right-of-use assets, and a S$6.2 million net foreign currency exchange loss, partially offset by a S$6.3 million gain on modification of lease contract and S$3.6 million net gain on disposal of property, plant and equipment. We recognized other income — net of S$10.4 million (US$8.1 million) for the year ended December 31, 2025, comprised primarily of a S$9.1 million net foreign currency exchange gain, and a S$0.9 million of net miscellaneous income.

Finance Income — Net

We recorded net finance income — of S$4.5 million for the year ended December 31, 2024, attributable primarily to gain on valuation of derivatives of S$35.2 million, partially offset by net interest expenses accrued on convertible notes, borrowings, and lease assets of S$22.3 million, and loss on modification of debt of $8.4 million. We recognized net finance income of S$4.3 million (US$3.3 million) for the year ended December 31, 2025 attributable to net gain on valuation of derivatives of S$23.9 million as a result of amending the maturity of certain convertible notes due 2025 to 2028, gain on modification of debt of S$8.6 million, partially offset by net interest expenses associated with convertible notes and lease assets of $27.3 million.

Share of Profits of Associates

Share of profits of associates for the year ended December 31, 2024 was S$0.1 million, which represents the share of profits of an associate in which KCI held a 48% shareholding interest in Vietnam. Share of losses of associates for the year ended December 31, 2025 was S$622  (US$484).

Income Tax (Expense) Benefit

We recognized income tax benefit S$0.7 million for the year ended December 31, 2024. We recognized income tax expense of S$0.8 million (US$0.6 million) for the year ended December 31, 2025, which was primarily attributable to KCI’s taxable income.

Loss for the Year

As a result of the foregoing, our loss decreased by S$50.6 million, or 96.8%, from S$52.3 million for the year ended December 31, 2024 to S$1.7 million (US$1.3 million) for the year ended December 31, 2025.

Liquidity and Capital Resources

Our principal sources of liquidity have been proceeds from cash flows from financing activities, mainly issuances of equity or equity-linked securities. As of December 31, 2025, our cash and cash equivalents were S$12.3 million (US$9.6 million). Our cash and cash equivalents primarily consist of bank deposits. Our net cash used in operating activities was S$20.7 million (US$16.1 million), primarily due to our loss of S$1.7 million being partially offset by adjustments for items such as depreciation and amortization and interest expense and changes in operating assets and liabilities. Our net cash used in operating activities was S$16.2 million in 2024, primarily due to a net loss of S$52.3 million incurred in such period.

Historically, our cash needs were primarily for the funding of capital expenditures and working capital to invest in our growth strategy, increase geographic presence through the establishment of new DPCs and TLFCs in key markets and as we expand our marketing and customer acquisition efforts to increase our revenues. In 2024 and 2025, however, as a result of the Qoo10 Liquidity Issue Related Events, we significantly reduced our capital spending to preserve cash. We incurred capital expenditures of S$0.6 million and S$0.3 million (US$0.3 million), respectively, in 2024 and 2025, which primarily related to the maintenance capital spending for DPCs and TLFCs. We source the funds for our capital expenditures mainly from issuances of equity or equity-linked securities. We intend to use a portion of the proceeds from this offering to expand and increase our capital expenditures to meet the expected growth in scale of our business.

We had net current liabilities of S$211.8 million (US$164.7 million) and S$215.0 million as of December 31, 2025 and 2024, respectively, primarily due to the issuances of convertible notes that are classified as current liabilities as they are convertible into equity within a year from the fiscal year ended December 31, 2025. The report from our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024 includes an explanatory paragraph stating that the Group has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These factors raise substantial doubt about our ability to continue as a going concern.

We have made mitigation plans to alleviate liquidity pressure, including:

i)       actively seeking additional funding through this offering and other capital raising opportunities, either through debt or equity or equity linked issuances or loans. On January 22, 2026, the Group issued convertible notes with an aggregate principal amount of US$5.6 million and maturity term of 5 years to a third party investor;

ii)      actively engaging with our largest shareholder to convert its shareholder loans to us into our equity;

iii)    continuing to improve our operational efficiency through the implementation of headcount reductions and vendor selection processes, and through the attainment of improved credit terms from all of our major vendors; and

iv)     growing our revenues through active customer engagement and customer acquisitions and seeking market share growth.

We believe that based on our current operating plan, our existing cash equivalents and short-term financial assets, together with anticipated net proceeds from this offering, will be sufficient to fund our operations and capital expenditure requirements for at least the next 12 months. However, we may decide to enhance our liquidity position or increase our cash reserve for future expansions and acquisitions through additional financing activities. The issuance and sale of additional equity would result in further dilution to our existing shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating and financial covenants that may restrict our operations and ability to make distributions. Also, financing may not be available in amounts or on terms acceptable to us, if at all. Our ability to receive cash from dividends issued and declared by our subsidiaries may be limited in certain circumstances. See “Risk Factors — Risks Relating to our Business and Industry — The ability of our subsidiaries and associates to distribute dividends to us may be subject to requirements under the laws of their respective jurisdictions” and “Regulations.”

Accordingly, the use of the going concern assumption is considered appropriate and the Group’s consolidated financial statements have been prepared on a going concern basis. See Note 2.1(c) to our consolidated financial statements included elsewhere in this prospectus. The following table sets forth the movements of our cash and cash equivalents for the years presented:

	For the year ended December 31,
	2025		2024
	S$	US$	S$
	(In millions)
Cash and cash equivalents at beginning of the year	7.3	5.7	9.4
Net cash used in operating activities	(20.7)	(16.1)	(16.2)
Net cash provided by (used in) investing activities	(0.7)	(0.6)	5.8
Net cash provided by (used in) financing activities	27.4	21.3	7.0
Effect of exchange rate changes	(1.1)	(0.8)	1.4
Net increase (decrease) in cash and cash equivalents	5.0	3.9	(2.1)
Cash and cash equivalents at end of the year	12.3	9.6	7.3

Operating Activities

Net cash used in operating activities was S$20.7 million (US$16.1 million) for the year ended December 31, 2025, primarily due to a loss for the year of S$1.7 million, adjusted for non-cash items such as depreciation and amortization of S$12.4 million, net interest expense of S$27.3 million, income tax expense of S$0.8 million, share-based compensation expense of S$0.6 million, gain on valuation of derivatives — net of S$23.9 million, gain on modification of debt of S$8.6 million, and foreign currency translation and transaction gain — net of S$9.7 million. The changes in working capital accounts mainly include (i) S$0.7 million decrease in trade and other receivables, mainly attributable to slightly improved collections from our Enterprise Logistics customers, (ii) S$12.4 million decrease in trade and other payables, mainly attributable to a reduction in the scale of our operations, (iii) S$2.7 million decrease in other liabilities, mainly attributable to reversals of accrued professional service fees, (iv) S$0.9 million increase in other assets, mainly attributable to increases in VAT receivables and advance lease payments at our Korean subsidiary and (v) S$0.6 million decrease in inventories, mainly attributable to inventory returns to a supplier at our Japanese subsidiary.

Net cash used in operating activities was S$16.2 million for the year ended December 31, 2024, primarily due to a loss for the year of S$52.3 million, adjusted for non-cash items such as impairment loss on trade receivables, intangible asset, ROU asset, and property, plant, and equipment of S$32.8 million, depreciation and amortization of S$20.2 million, unrealized foreign currency translation gain of S$5.4 million, share of profit of associates of S$0.1 million, gain on valuation of derivatives of S$35.2 million, net interest expense of S$22.3 million, provision for severance payments of S$1.1 million and income tax return of S$0.7 million. The changes in working capital accounts mainly include (i) S$7.2 million increase in trade and other receivables, mainly attributable to difficulty in collections from our customers as a result of the Qoo10 related events, (ii) S$2.4 million increase in trade and other payables, mainly attributable to the deferral of payments as a result of our liquidity issues in 2024, (iii) S$3.5 million decrease in other liabilities, mainly attributable to decreases in accrued charges and contract liabilities, (iv) S$0.2 million increase in other assets, mainly attributable to changes in VAT receivables for our e-Commerce Logistics business and (v) S$1.6 million decrease in inventories, mainly attributable to discontinuation of our inventory trading business.

Investing Activities

Net cash used in investing activities was S$0.7 million (US$0.6 million) for the year ended December 31, 2025, primarily due to payments for guarantee deposits of S$0.7 million, payments for short-term financial assets of S$0.5 million, purchase of property, plant and equipment of S$0.3 million, partially offset by proceeds from guaranteed deposits of S$0.4 million, proceeds from short-term financial assets of S$0.3 million, and proceeds from disposal of property, plant, and equipment of S$0.2 million.

Net cash generated from investing activities was S$5.8 million for the year ended December 31, 2024, primarily due to proceeds from disposal of property, plant and equipment of S$6.5 million, proceeds from guarantee deposits of S$0.4 million, and proceeds from short-term financial assets of $0.2 million, partially offset by purchase of property, plant and equipment of S$0.3 million, payments for guarantee deposits of S$0.5 million, and purchase of intangible asset of S$0.2 million.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2025 was S$27.4 million (US$21.3 million) primarily due to proceeds from issuance of convertible notes of S$39.1 million, loan proceeds from banks and related parties of S$7.2 million, partially offset by repayment of lease liabilities of S$9.7 million, repayment of borrowings of S$7.0 million, and interest paid of S$2.0 million. Net cash provided by financing activities for the year ended December 31, 2024 was S$7.0 million primarily due to proceeds from issuance of convertible notes of S$11.3 million, proceeds from loans of S$9.0 million, and proceeds from borrowings from related parties of S$6.2 million, partially offset by repayment of lease liabilities of S$9.8 million, repayment of borrowings of $6.2 million, interest paid of S$1.8 million, and repayments of borrowings from related parties of S$1.7 million.

Capital Expenditures

We made capital expenditures of S$0.3 million (US$0.3 million) and S$0.6 million for the years ended December 31, 2025 and 2024, respectively. Capital expenditures represent mainly cash paid and payable for purchase of property, plant and equipment and intangible assets.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2025:

	Payment due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(In millions of S$)
Borrowings(1)	17.7	16.3	1.4	0.0	—
Convertible notes(2)	244.8	—	196.1	48.7	—
Operating lease commitments(3)	32.9	10.0	19.5	2.3	1.2
Total	295.4	26.3	216.9	51.1	1.2

____________

(1)      See “Certain Relationships and Related Party Transactions — Loan Arrangements” and note 32 to the consolidated financial statements of the Company included elsewhere in this prospectus. These amounts include the accrued interest expense of the short-term borrowings.

(2)      Represents the principal and interest payments under the terms of the convertible notes, assuming that the Qualified Equity Financing is not fulfilled prior to maturity. See note 33 to the consolidated financial statements of the Company included elsewhere in this prospectus.

(3)      Operating lease commitments consist of the commitments under the lease agreements for our distribution processing centers, fulfillment centers, office premises and vehicles.

Except for those disclosed above, we did not have any significant capital or other commitments and long-term obligations as of December 31, 2025.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates and interest rates.

Please refer to Note 30 to the consolidated financial statements of the Company included elsewhere in this prospectus for information about quantitative and qualitative disclosures about market risk.

Foreign Currency Risk

Foreign currency risk primarily relates to the extent that sales, purchases, and borrowings of our foreign operations are denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded by us. Assets and liabilities arising from such transactions are translated into the legal entity’s functional currency using the exchange rate in effect at the end of the period. Income and expenses are translated using the average exchange rate over the relevant period. Any gain or loss resulting from currency fluctuations is recorded as other losses, net in our consolidated statements of loss.

We operate in Asia with significant operations in Singapore, the PRC, Korea and Japan. We and our subsidiaries regularly transact in foreign currencies. Currency risk arises when transactions are denominated in foreign currencies such as the United States dollar, Chinese Renminbi, Korean Won and Japanese Yen.

Currently, our largest foreign currency exposures are those with respect to the US dollar. Relative to foreign currency exposures existing as of December 31, 2025, a 10% unfavorable movement in foreign currency exchange rates would expose us to losses in earnings. For the year ended December 31, 2025, we estimated that a 10% unfavorable movement in the US dollar against the Singapore dollar would have increased our loss after tax by S$17.8 million. For the year ended December 31, 2025, we estimated that a 10% unfavorable movement in the US dollar against the Korean Won and the Chinese Renminbi would have increased our loss after tax by S$0.7 million and S$0.7 million, respectively.

The estimates used assume that all currencies move in the same direction at the same time. The potential change noted above is based on a sensitivity analysis performed on the financial position as of December 31, 2025. We have experienced and will continue to experience fluctuations in the income or loss as a result of revaluing the assets and liabilities that are not denominated in the functional currency of the entity that recorded the asset or liability. At this time, we do not hedge the foreign currency risk.

Interest Rate Risk

Cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Fair value interest rate risk is the risk that the fair value of a financial instrument will fluctuate due to changes in market interest rates. As we have no significant interest-bearing assets, currently our income is substantially independent of changes in market interest rates.

Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to us. The major classes of our financial assets are bank deposits and trade receivables.

The maximum exposure to credit risk for each class of financial assets is the carrying amount of that class of financial assets presented on the consolidated statements of financial position. For trade and other receivables that are outstanding for more than one year, we impair the entire amount. We did not recognize any impairment losses for the year ended December 31, 2025.

Critical Accounting Policies and Estimates

See Note 2 — Summary of significant accounting policies, to the Company’s consolidated financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

See Note 2 — Summary of significant accounting policies, to the Company’s consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon (A) the last day of the fiscal year in which we had more than US$1.235 billion in annual revenue, (B) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our ordinary shares held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, or (C) the date on which we have issued more than US$1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

Internal Control over Financial Reporting

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls are less developed in certain respects than those of similar companies and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In the course of preparing and subjecting our consolidated financial statements as of and for the years ended December 31, 2024 to audit, we and our independent registered public accounting firm identified certain material weaknesses in our internal control over financial reporting as of December 31, 2024, in accordance with the standards established by the Public Company Accounting Oversight Board of the United States. The material weaknesses identified related to:

(i)     Lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of IFRS and financial reporting requirements set forth by the SEC to design and implement key controls over financial reporting process to address complex IFRS accounting issues and related disclosures, in accordance with IFRS and SEC financial reporting requirements.

(ii)    Lack of formal internal control policies and independent supervision function to establish formal risk assessment process and internal control framework.

(iii)   Lack of segregation of duties in the information technology department and effective control on defining and assigning individual’s rights to access systems, programs or transaction raw data, and track records or log on system activities for access to system program, data and backup monitoring.

As a result of the foregoing, we are in the process of developing several key remedial and improvement measures to strengthen our accounting operations and financial reporting functions. The measures that we are implementing include:

•        Improving application change management process to review and approve prior to transitioning to production environment;

•        Implementing enhanced and robust user access rights to critical systems to minimize the exposure to conflicts of interest and/or the circumvention of approvals;

•        Removing excessive and conflicting rights granted in our IT systems and in some cases where access is required, compensating controls are being put in place;

•        Training all information technology employees on information technology general controls and policies;

•        Training information technology managers on the process for providing, modifying and terminating application access (including operating systems and databases);

•        Implementing monitoring procedures to ensure that the management of user accounts is performed in compliance with internal control requirements;

•        Initiating the design of an enhanced process to periodically reassess the propriety of users’ access to our financial reporting systems and related operating systems and databases;

•        Designing and implementing change management and access management controls for financially relevant applications;

•        Implementing enhanced risk assessment procedures related to changes in the information technology systems environment;

•        Designing and implementing periodic job monitoring process and improving documentation on action taken when execution failure occurs;

•        Designing the data/file backup process and implementing monitoring control on the backup results;

•        Implementing new and enhanced existing logging and reporting capabilities so that changes to applications can be recorded and monitored for propriety;

•        Employee roles and responsibility reallocation in order to comply the segregation of duties requirements in finance, human resource, operations and accounting departments and implementing monitoring control to ensure appropriate segregations are in place;

•        Hiring additional competent and qualified accounting and reporting personnel with appropriate knowledge and experience of IFRS and SEC reporting requirements, and utilizing competent third-party service provider;

•        Developing a comprehensive accounting manual and reflect in the financial reporting and disclosure processes; and

•        Setting up an internal audit function to carry out audits and reviewing the internal accounting controls, processes and business practices within financial operations of the Company and its subsidiaries.

We will continue to implement measures to remediate our internal control deficiencies in order to meet the deadline imposed by Section 404 of the Sarbanes Oxley Act. We may incur significant costs in the implementation of such measures. However, the implementation of these measures may not be sufficient to fully eliminate such material weaknesses, and we cannot guarantee that we will not identify additional material weaknesses in the future. See “Risk Factors — Risks Relating to the Ownership of our Ordinary Shares — We have identified certain material weaknesses in our internal control over financial reporting, and if our remediation of such material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to design and maintain effective internal control over financial reporting, our ability to timely and accurately report our financial condition and results of operations in compliance with reporting requirements applicable for public companies in the United States could be impaired, which may adversely affect investor confidence in us and, as a result, the value of our shares.”

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting.

BUSINESS

Our Vision and Business Overview

We are a technology driven, integrated cross-border logistics services provider and operate two core businesses, our e-Commerce Logistics services and our Enterprise Logistics services. Our vision is to overlay the latest technology and smart systems, including artificial intelligence, to traditional shipping, logistics and fulfillment services to provide efficient, reliable and cost effective cross-border e-commerce and enterprise logistics services. We seek to provide cost efficient and innovative services for large merchants and manufacturers as well as for smaller customers, including e-commerce merchants, smaller manufacturers and individual shippers.

Our technology driven solutions bring together our customers, small or large, with our long-standing vendors, including first mile, last mile, middle mile and warehouse and customs partners in Asia and throughout the world. We utilize an asset-light business model to minimize ownership or long-term lease of physical facilities and equipment, and rely on our business process know-how and our technologies to collaborate with our partners and vendors to provide our services seamlessly. Our technology platform allows our customers to receive an integrated and seamless service offering at competitive price points, while allowing us to rapidly expand and grow our business cost effectively, without the need for significant capital expenditure or investment. Our open application programming interface (API) connection to our customers and vendors, including e-commerce and social media platforms, shippers, merchants and delivery partners, is the key to our ability to compete on quality and price across multiple jurisdictions.

Our e-Commerce Logistics business provides, directly or through our partner ecosystem, end-to-end cross-border logistics, storage and fulfillment services for customers throughout Asia and globally. Although our core strength in our business is currently primarily focused on shipments and logistics services among countries in Asia, our network of vendors and business know-how and technology infrastructure allow us to rapidly expand to meet customer needs in new markets in Asia as well as in the Americas and Europe. Our in-house developed Tracx Logis Processing System, or TLPS platform, is a comprehensive enterprise level platform that is designed to create efficiencies for cross-border and e-commerce logistics services and is the backbone of our comprehensive suite of integrated, end-to-end cross-border logistics, distribution, storage and fulfillment services we offer to our customers. Our TLPS platform also includes our warehouse management system, which we refer to as Smart Warehouse management system, and a smart inventory management system, or IMS module. Each service can be used along with our shipping services as our customer needs dictate or independently of our shipping services. Our TLPS platform continues to be enhanced and upgraded through technology and software upgrades, including a full implementation of artificial intelligence in all of our modules to make our shipping processes more reliable, timely and cost effective. Our TLPS system incorporates our customer service platform that is driven by our AI chatbots and call routing systems, designed to handle all of our customers’ delivery issues as quickly as possible.

As an example of our continued upgrade of our TLPS platform, we have developed over the past six months our AI-driven solutions to include services we refer to as Smart AI Studio and tFit for e-commerce merchants and sellers. Users of Smart AI Studio can migrate existing product pages into our system, where they can modify and generate product page layouts using AI tools and publish product pages directly to e-commerce platforms integrated with our system through APIs. The users may also generate short-form advertising content or promotional banners using the same tools. This solution allows our customers to access new sales platforms and geographies without a sales and marketing team and allows efficient cross-border selling using our network. Included in Smart AI Studio is our new tFit module, which allows buyers to “try-on” or visualize their purchases in the users’ environment, enhancing the selling opportunities for our customers. We currently offer each of these services to our e-commerce sellers and merchants who can choose to subscribe for any of these services based on their needs. Although they are a small part of our current business, we expect Smart AI Studio, tFit, Smart Hub and Smart Post services will serve as significant drivers of our e-Commerce Logistics business for cross border parcel shipments.

We had 68,387 active customers for our e-Commerce Logistics business in 2024 and 36,214 active customers in 2025. We recorded 30.4 million and 14.0 million parcels in 2024 and 2025, respectively, while engaging with over 219 delivery and fulfillment partners in 2024 and 193 delivery and fulfillment partners in 2025. Our distribution network, consisting of 4 fulfillment centers, which we refer to as Tracx Logis Fulfillment Centers, or TLFCs, and

6 delivery processing centers, or DPCs, covers our operations in 5 countries and regions across Asia and serves 34 key cross-border routes for e-Commerce Logistics and Enterprise Logistics businesses as of December 31, 2025. These facilities, some of which house both TLFCs and DPCs, comprise approximately 68,977 square meters of storage capacity.

Our Enterprise Logistics business provides international freight forwarding services and supply chain management solutions through KCI, our wholly owned subsidiary, which we acquired in 2021. We have a highly integrated logistics network of more than 20 subsidiaries across China, Southeast Asia, Europe, Korea, and Japan, which we believe gives us a competitive advantage in global logistics. We have maintained long-term, recurring relationships with large customers, including Samsung, LG, and Coway. We have also leveraged these relationships to secure logistics business from their vendors and suppliers. Our Enterprise Logistics business is built around our strong relationships with our core customers and leading air, sea and land freight and cargo carriers in Asia. KCI has worked with leading manufacturers, airlines and shipping liners for over 30 years in our core markets and gained a strong reputation for timely delivery at efficient cost for customers while delivering committed volumes to our vendor partners. We believe the future of our Enterprise Logistics business will be driven by our ability to adapt our technology infrastructure to provide integrated and seamless logistics solutions to existing and new customers utilizing our extensive vendor network and by leveraging our know-how and reputation.

Our technology platform for our Enterprise Logistics business is referred to as Smart Cargo. Smart Cargo enables our customers to efficiently and cost effectively access freight forwarding and supply chain services and provides shipment services for finished goods seamlessly throughout Asia and beyond. Smart Cargo allows us to expand our coverage quickly with limited additional capital investment as it is designed as an online platform accessible to customers worldwide, ranging from large corporations to small and medium-sized enterprises. It also has the potential to generate sales leads without significant advertising or business development expenses and allows us to connect prospective customers with our existing vendors through the platform, while providing fee quotations on various routes and shipment modalities. Our goal is to facilitate the efficient logistics and delivery needs of our enterprise customers by providing a technology-enabled distribution platform for all shippers, big and small. Smart Cargo also enables small- and medium-sized enterprises to capitalize on the benefits of a technology platform that allows the aggregation of volume to access lower shipping costs. We plan to upgrade Smart Cargo by the end of 2026 to include modules that automate the booking of shipping activities to reduce costs and, based on AI enhanced routing algorithms, allow the use of routes and carriers that create efficiencies for existing and new routes. In addition, by the end of 2026, we expect to provide a transparent and cost-effective platform through Smart Cargo that offers shippers access to trade financing, insurance and customs services online, thereby bringing together shippers and various service providers, without engaging in costly agency arrangements, initially in Asia and, over time, expanding globally.

Our Enterprise Logistics business handled freight forwarding volumes by air and sea recording 37,605 tons and 70,264 TEU in 2024 and 34,711 tons and 59,967 TEU in 2025. While our volume shipped and our active customers count both decreased between 2024 and 2025, we believe that such decreases were driven by our liquidity difficulties in 2024 and the overall macroeconomic conditions, including the increased tariff regime originating in the United States starting in early 2025. As a result, we recorded S$149.2 million and S$122.5 million (US$95.3 million) in revenues in our Enterprise Logistics business in 2024 and 2025, respectively, representing a decrease of 17.9% over the period.

Our Competitive Strengths

The following are our core competitive strengths:

•        Core technology in our TLPS platform is designed for cross-border and e-commerce logistics.    Our TLPS platform is a full service ERP program developed in-house and designed to easily aggregate, integrate and normalize a large array of disparate information from various market participants in our logistics and distribution network. TLPS facilitates seamless data interchange and communications for customers, vendors and end users that integrate our logistics network and is critical to the processing of distribution and fulfillment of cross-border deliveries. Our TLPS platform provides merchants and sellers with one point of access to review their sales and the status of shipments and returns and also provides a customer service interface to ensure that buyers’ needs are addressed. Logistics services of each vendor partner, including first mile pick up, middle mile delivery, last mile delivery, customs clearance and driver delivery partners are handled on our TLPS platform with each vendor integrated onto our systems through an open API. We have approximately 47 vendors in 6 locales currently integrated onto our TLPS platform and continue to build out our network of partners to provide the best possible delivery prices and the highest quality (on time) services. We are approved and connected with over 27 e-commerce platforms and social media shopping platforms, and are working with other platform partners, including Shopify and Café 24 to integrate our shipping services on their platforms.

•        Our technology infrastructure powers the ability to scale our distribution and logistics network.    Our technology infrastructure, namely TLPS and Smart Cargo allows for easy and seamless connectivity to all core market participants in the e-commerce ecosystem, including e-commerce marketplaces, service providers for first mile (pick up), logistics and fulfillment and last-mile as well as vendors for international freight forwarding, amongst others. This ease of integration and our eco-system of partners allow us to continue to scale and grow our network with relative low incremental capital investment as the platform is equipped to handle significantly more volume. We onboard new vendors with high quality service and efficient delivery track record in existing and new markets with relative ease.

•        We have strong relationships with our top customers and e-commerce platforms.    We benefit from having a robust active customer base, resulting in part from being a first mover in the cross-border e-commerce business starting in 2011. We had an active customer base of 68,387 in 2024 and 36,214 in 2025, respectively, comprising brands, sellers, merchants and manufacturers transacting on some of Asia’s major e-commerce platforms. We also have a core customer base consisting of major multinational corporations that use our Enterprise Logistics services for their freight forwarding and supply chain management needs, built over 30 years of providing high quality services to our customers beginning in August 2, 1994. We had 7,154 and 6,070 active Enterprise Logistics customers in 2024 and 2025, respectively. We have been able to successfully maintain and expand our relationships with many of our key customers and e-commerce platform partners, which we believe are due in part to our ability to continually meet or exceed their requirements for quality, efficiency and reliability of service. We expect to increase our capacity for volumes shipped with our existing customers as we expand our business, and our ability to create scale and efficiencies will allow us to provide our vendors with the shipping volumes required to retain low cost services for our customers, creating a virtuous cycle in our businesses.

•        Strong synergies among our three businesses, e-Commerce Logistics, Enterprise Logistics and Tmarkets Enabler.    Our three businesses are complementary and synergistic. While the e-Commerce Logistics business focuses on cross-border e-commerce, fulfillment and logistics, our Enterprise Logistics business focuses on large, multinational manufacturers with bespoke and tailored freight forwarding and supply chain management solutions. In our Enterprise Logistics business, we also offer our Smart Cargo platform, an easy-to-use, automated shipment platform, which allows aggregation of lower-volume and intermittent shipments and offers small and medium-sized businesses competitive rates, route and date options and customs and insurance services only previously available to larger shippers. Under our new Tmarkets Enabler business, we offer our Smart AI Studio and other services that offer sellers and merchants access to selling tools for their needs, including product marketing, advertising and listing of goods on key e-commerce platforms in Asia as well as the full-service logistics and delivery service inherent in our TLPS platform. In addition, we continue to lower our operational costs through lower freight and customs related costs by utilizing our growing network of vendors and agents across our core markets. In addition, by working with our existing and new customers and launching new services, we strive to help bring customers’ products across multiple e-commerce and social media platforms and to new geographies, which we expect will allow us to increase the parcels shipped through our logistics network. We believe that the services we offer in our three businesses will create a virtuous cycle allowing us to cross-sell services, decrease costs and increase efficiencies and increase throughput through our integrated TLPS platform, all across our core markets, including through our recently launched Tmarkets Enabler platform. Also, we continue to expand our expertise across different product categories, also referred to as verticals, moving from our strong presence in the Korean cosmetics product market to supplements, pharmaceuticals, document and personal shipping and aggregation services.

Our Business Strategies

We intend to achieve our vision by pursuing the following key growth strategies:

•        Technology — Focused Growth Strategy.    We plan to strengthen our technology capabilities by focusing on software development, artificial intelligence and platform innovation and leveraging our existing TLPS and Smart Cargo platforms. We intend to establish, subject to market conditions and our ability to find appropriate personnel, within twelve months after this offering, a new subsidiary in North America that will focus exclusively on these efforts. We expect to transfer ownership of all relevant intellectual property to the subsidiary while retaining majority control, while securing a perpetual, royalty-free license to all current and future developments by the subsidiary to the Company. The subsidiary will serve as our exclusive provider of IT and development services, which we believe will improve efficiency, support scalable growth, and accelerate product development. We intend to have a management and development team focused on technology advancement while retaining the knowledge of shipping and logistics required in the application focused development of software that can be used effectively in the industry. In addition, we believe that overall technology development related costs can be reduced by the use of research centers in various jurisdictions, particularly in low cost, abundant labor and growth markets. We will also seek to acquire technology companies active in the supply chain, freight forwarding and logistics industries focused on software and platform technology in order to create advanced product offerings and synergies to the Company as a core part of our technology driven growth strategy.

•        Integrate with more e-commerce platforms and expand our distribution partner network.    We plan to continue to integrate our TLPS platform with new digital commerce platforms, including new e-commerce platforms, social media platforms and shops and new D2C sales channels, to provide merchants and sellers with an additional logistics service provider to fulfill their end-to-end cross-border logistics, distribution, storage and fulfillment needs. Also, we are continuing our focus on expanding the volume of shipments per customer on each e-commerce and social media platform currently serviced and look to expand geographies and product categories, or verticals, across all of our core strengths, including K-beauty, K-Food, supplements, documents, pharmaceuticals, among others. In addition, we expect to launch new products that increase efficiency and fill the void in the marketplace for cross-border logistics needs, including our recent launch of Smart Hub and Smart Post services. Smart Hub is a shipment aggregation service or shipping forwarder, initially launched in Korea for purchasers of goods on e-commerce platforms in Korea to be aggregated and shipped in lower cost packages to purchasers in various markets globally. We expect to roll out this service over time in Singapore and other markets. In addition, we launched our Smart Post service which competes with various EMS providers in Asia by providing cost-efficient services with the convenience of pick up and delivery services typically seen with e-commerce products for consumer shippers. This service is aimed at individual shippers and initially launched in Korea to Japan route and other select routes, and we expect to launch this service throughout Asia and in selective markets globally, including the Middle East and India.

•        Increase customer engagement and add new customers.    We plan to continue to work with existing customers to provide additional sales channels, expanded value-added logistics services and new geographic offerings on our existing e-commerce partner platforms, while enhancing our business development efforts to establish relationships with additional small and medium-sized brands, sellers, merchants, and manufacturers, who have limited online presence or are seeking to expand their business across geographies. In particular, we seek to serve as an end-to-end logistics partner for small and medium-sized enterprises across a range of sectors offering Korean products, including K-cosmetics and K-food products, by supporting their international expansion through our overseas logistics network. In addition, we expect to leverage our Smart Cargo platform to provide integrated “enterprise” level services to small and medium-sized manufacturers and sellers, enabling such companies to realize cost savings and efficiencies equivalent to those enjoyed by larger shippers in the marketplace.

•        Expand volumes and geographic coverage to drive lower cost and efficiencies.    By driving increased volume on our platform, we expect to realize synergies on scale to further drive decreases in delivery costs for our customers as our network grows, enabling our customers to further grow their business, transaction volumes and profits. Also, we plan to leverage big data and A.I. algorithms to analyze performance and cost for all of our vendor partners to ensure that each segment has multiple service providers we can choose from and that our customers are engaging with the lowest cost, highest quality partner in each segment of the logistics value chain. Increased volumes will also provide us with guaranteed capacity on air and sea carriers for the use of our core customers and will provide us with a competitive moat in the core markets we serve.

•        Pursue our growth strategy in India.    In India, we plan to continue to increase our number of DPC and TLFC facilities in major cities and expand our delivery partner network and cloud-based storage and fulfillment networks in smaller cities. We will also partner with regional third-party logistics, or 3PL, warehouse operators to broaden our service coverage for small and medium-sized enterprises, with a focus on D2C and drop-shipping businesses. We also plan to offer an integrated solution that combines e-Commerce Logistics solutions, including fulfillment and last-mile delivery, with middle-mile Enterprise Logistics services. We are currently working with one of our largest Enterprise Logistics customers to obtain the required licenses and staffing to provide 3PL services in this market for this and other customers. Although revenues attributable to our business in India currently are not material to our business, we believe that our network presence and our current customer base and business scope will allow us to leverage this presence to capture the expected growth in e-Commerce and Enterprise Logistics business in India. We currently have 36 staff based in India and our TLPS platform is used by Indian buyers and sellers equal to 3.8 million parcels per annum.

•        Pursue strategic acquisitions and alliances.    We plan to continue to consolidate our leadership position by seeking opportunities for strategic acquisitions, investments, joint ventures and partnerships to grow our business, acquire technologies and create synergies. Specifically, we aim to expand and develop the “long haul” components of both our e-Commerce Logistics and our Enterprise Logistics businesses by exploring potential acquisitions or alliances with like-minded companies in Asia, United States, the Middle East and Europe. We may also seek to acquire logistics companies with strengths in asset-based operations, such as logistics automation technology, and other specialized logistics services that may create vertical integration synergies for us. Also, our strong focus will be on acquiring leading technology and software companies to grow our business and expand our service offerings, while lowering cost and providing the best quality services. We continue to receive indications of interest from our competitors and partners looking for joint venture or selling opportunities. We believe that subsequent to this offering, we will have the capital, reputational strength, and know-how to seek potential merger and alliance partner opportunities. We currently do not have any specific identified opportunities, but will continue to monitor the market and respond to inquiries for joint venture or acquisition opportunities, which we will evaluate based on potential synergy benefits as well as potential revenue and income contribution relative to acquisition cost.

Our Relationship with Qoo10

In 2024, we faced significant liquidity and going concern issues largely driven by a significant liquidity crisis of our then parent company, Qoo10 Pte. Ltd. and its Korean businesses conducted as Tmon, WeMakePrice and Interpark Commerce, which were Korean companies that Qoo10 acquired in 2022 and 2023. Such liquidity crisis at Qoo10 and its Korean subsidiaries was primarily driven by Qoo10’s acquisitions of e-commerce platforms in Korea that experienced historical operating losses and negative cashflow. Following such acquisitions, these e-commerce platforms experienced continued deterioration in financial performance due to intense market competition in South Korea from larger, well-capitalized e-commerce platforms. The rapid and aggressive expansion of Qoo10’s Korean business in the hyper-competitive Korean e-commerce market and the inability to reverse the continued operating losses and negative cashflow resulted in payment defaults triggering widespread creditor actions and subsequent regulatory and judicial investigations by South Korean authorities. Qoo10 was ultimately placed into court receivership proceedings in Singapore by the Monetary Authority of Singapore, and all of its subsidiaries (other than us), including the three Korean subsidiaries, filed for bankruptcy, or were put in court receivership proceedings in 2025. As a result, we wrote off S$47.0 million of receivables and loans due from Qoo10 and its affiliates in 2024 as we determined that we were highly unlikely to collect from them. In addition, as a result of pledges provided by our then parent and founding shareholder of our shares held by them, respectively, the pledgees of those shares became our shareholders at various stages in 2024 and 2025 through the exercise of their respective pledge rights. To the Company’s knowledge, no shares of the Company are owned by Qoo10 or its affiliates or the founding shareholder, YB Ku, and we have not conducted any business with our former affiliates since the fourth quarter of 2024. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Change in Shareholding”.

Our Corporate Structure

The chart below summarizes our corporate structure and identifies our key principal subsidiaries and consolidated affiliated entities as of the date of this prospectus:

____________

(1)      There are additional entities under Tracx Logis Pte. Ltd and KC International Holdings Limited (HK) (formerly Korchina Logistics Holdings Limited) that are not shown on this page. Such entities are excluded as they are not currently material to our business. Dormant entities are excluded from this organization structure.

(2)      Entities with the “Qxpress” name will be renamed “Tracx Logis”.

Our Service Offerings

We currently offer a technology enabled, comprehensive suite of integrated, end-to-end cross-border logistics, supply chain, storage and fulfillment services that cover the major markets in Asia and globally. Our two core businesses consist of our e-Commerce Logistics service and our Enterprise Logistics service. Our current service offerings and their descriptions are set forth below:

Service	Description
e-Commerce Logistics (“ECL”) — Cross-Border Logistics, Storage and Fulfillment Service for digital commerce sellers.

We, directly or through our partner ecosystem, provide end-to-end cross-border logistics services for customers throughout Asia, including (i) first mile (pick up), (ii) storage, storage and fulfillment services at origination and destination, (iii) cross-border transport on air, sea and land, (iv) customs clearance, processing and reporting, (v) pick/pack, labeling, packaging or fulfillment services, and (vi) last mile delivery. Our services are available to all shippers, small and large, and are tailored for the needs of cross-border digital sellers, including e-commerce, social media shopping and direct-to-consumer, or D2C, platforms. Our services are offered to customers through our TLPS platform, which is designed to create efficiencies for cross-border e-commerce logistics. Our TLPS platform also includes our Smart Warehouse platform, which provides a robust Warehouse Management System (WMS) and inventory management system and delivery management system. Customers of our e-Commerce Logistics services have the option of using our WMS or IMS on a subscription basis or as a component of our e-commerce, cross border logistics fees.

Service	Description
Enterprise Logistics (“Enterprise Logistics”) — International Freight Forwarding and Supply Chain Management

We provide international freight forwarding services and supply chain management solutions through KCI, our wholly owned subsidiary. KCI’s international freight forwarding customers are mainly manufacturers, brands and large-scale sellers, seeking a convenient, “one-stop” solution to transport goods, supplies and materials across borders through air and sea freight services and/or cross-border land freight. While we provide bespoke Enterprise Logistics services to our largest customers, our smaller or medium-sized customers utilize our Smart Cargo platform, a technology-enabled platform (similar to our TLPS platform) designed for our Enterprise Logistics services. Our Smart Cargo platform offers our customers the ability to receive comprehensive freight cost quotations for various shipments on relevant routes on various shipping modalities, and forwarding needs, including customs, insurance and other related services. We continue to enhance our Smart Cargo platform and seek to provide an increasing variety of easy-to-use and automated services for all shippers. In particular, these enhancements are expected to bring together more vendors of shipping services, on the one hand, and freight forwarding and supply chain customers, on the other hand, allowing us to aggregate volume across a larger number of geographies to provide a cost effective and global service offering for our customers.

Tmarkets Enabler

We had previously conducted product sales through our Tmarkets business, selling goods on an inventory basis on various e-commerce platforms using our e-commerce delivery network. This business has been discontinued since the end of 2025 and rebranded and relaunched in early 2026 as our Tmarkets Enabler business. We have leveraged our business know-how in selling products on e-commerce and other digital platforms, including strong presence on and access to e-commerce platforms, and extensive knowledge of effective digital commerce product placement, marketing and sales, and advertising to launch this service. Our initial products include our Smart AI Studio, a service that customers can use as a part of our e-commerce logistics services or use on a stand-alone basis for a subscription fee. This platform, which is a component or an add-on on our TLPS platform, offers sellers and merchants access to selling tools for their needs, allowing them to create seller storefronts or product listings, including production of photography and product description, pricing strategy and shipping offers across geographies utilizing our proprietary AI algorithms. Using our Smart AI Studio, sellers can effectively post their product offerings on an increasing number of e-commerce platforms throughout Asia cost-effectively and efficiently. We aim to play a critical role in developing a sales and marketing strategy to customers keen on expanding their sales capability geographically and across e-commerce platforms as well as social media sales platforms, working with key market participants to develop and implement an effective sales program from listing to payment to delivery.

The following chart sets forth the various aspects of our TLPS platform:

The TracX Logis Platform Business Model

TLPS

Our technology-enabled TLPS platform provides an integrated, tech-driven platform throughout the entire e-logistics value chain, allowing sellers, manufacturers and brands easy access to fast, reliable and cost-efficient logistics and fulfillment services.

Shippers
TLPS Platform
Recipients
Serves all customers and provides access to full array of integrated logistics services
Order Management via Platform Integration
Fulfillment
Delivery
Seamless, door-to-door delivery
E-Commerce Merchants
Enterprises
Individuals
SMART X SHIP
SMART X WAREHOUSE
SMART X CARGO
SMART X POST
Picking & Packing
Warehouse Management
Inventory Management
Consolidation
✓ First-Mile to Last Mile
✓ Cross-Border Delivery
✓ Air Freight
✓ Ocean Freight
✓ Multi-Modal Transport
✓ Real-Time Tracking
✓ Data Analytics
✓ Customs Clearance
E-Commerce Consumers
International Buyers
Individual Recipients

In 2025, we handled 14.0 million parcels, representing approximately a 2.8-fold increase from 2015.

The following table sets forth certain of our key operating data for the years presented. We use these metrics in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans, and making strategic decisions. Such metrics may be calculated in a different manner than similarly titled metrics reported by other companies.

	For the year ended December 31,
	2025	2024
e-Commerce Logistics
Parcel volume processed and shipped (millions)	14.0	30.4
Number of active customers(1)	36,214	68,387
Average volume per active customer (parcels)(2)	386	444
Average volume per active customer (top 100) (parcels)(3)	48,690	110,716
Number of e-commerce portals integrated(4)	27	24
Distribution and fulfillment partners (including first and last mile)(4)	193	219
Number of countries and regions with DPC/TLFC presence(4)	6	5
Enterprise Logistics
Total air freight forwarding volume (tons)(5)	34,711	37,605
Total sea freight forwarding volume (TEUs)(5)	59,967	70,264
Number of countries and regions in network(4)(6)	13	13

____________

(1)      “Active customer” refers to a Tracx Logis customer that has transacted at least once on our platform in a given year. We view the number of active customers as an indicator of our potential for growth in revenues, the reach of our network, the awareness of our brand and the engagement of our customers. For the avoidance of doubt, the number of customers does not include customers of KCI.

(2)      Calculated by dividing parcel volume by the number of active customers for the year. We monitor our average volume per active customer because we believe it is an indicator of engagement and retention of our customers.

(3)      Calculated by dividing parcel volume attributable to our top 100 active customers in terms of revenue by 100.

(4)      As of the end of the period.

(5)      Does not include amounts attributable to KCI’s associates in the Philippines and Vietnam.

(6)      Represents the number of jurisdictions where KCI has entities.

e-Commerce Logistics — Cross-Border Logistics and Fulfillment Services

We provide our cross-border logistics and fulfillment services directly and through our partner relationships. Our customers are brands, sellers, merchants and manufacturers throughout Asia that sell their products via e-commerce platforms and direct-to-consumer through their own websites, search portals and social media storefronts. Our services are currently available on 27 major e-commerce platforms, including eBay Japan, Rakuten and Lazada.

We provide our customers seamless, end-to-end cross-border logistics, distribution, storage and fulfillment services through a significant network of partners throughout our geographic coverage area. These cohesive customer relationships are contractual in nature but involve significant mutual cooperation to establish seamless connections through open and customized API integration with our platform as well as development of site-specific and partner-specific protocols and database and process tailoring. We believe this deeply integrated ecosystem has created very “sticky” partner relationships and enables high quality logistics, distribution, storage and fulfillment services to our customers.

A. Pick Up.    Our customers drop off parcels at various service stations operated by our partners or request pick up service to be later dropped off at a service station, which we facilitate ourselves or arrange through one of partners. A waybill carrying a unique tracking number and corresponding barcode is assigned to each parcel, allowing us, the recipient and the customer to track its status throughout the entire delivery process. Service stations may perform preliminary sorting of the parcels before sending them to our DPC, and typically make deliveries to DPCs on a daily basis.

B. Distribution Processing Center or Tracx Logis Fulfillment Center.    Once the parcels or packages are picked up, they are delivered to the relevant DPC or TLFC for further processing according to routes, carrier and time and day of shipment as well as by the partner handling the destination delivery and fulfillment process. For example, in the delivery of a package from Korea to a particular prefecture in Japan, the DPC process in Korea involves using algorithms to aggregate packages that are being shipped to the same prefecture, under the same delivery conditions and under the same delivery method (i.e., air or sea) and to the partner handling processing and last mile shipments in that prefecture. Where fulfillment services are involved, merchandise that is delivered to our TLFC or our partners’ fulfillment center will be stored, picked and packed and labeled and then sent for delivery using the same algorithms and processes as the non-fulfillment packages, based on route, time of delivery, air or sea and destination partners being used. Our warehousing and inventory management services are provided to our customers with real time data available via API on our portal and mobile applications.

C. Customs (origin and destination) and cross-border line-haul.    Once the parcel or freight is delivered to the port of entry or exit, our processes will automatically feed the import and export customs information obtained during the intake process, including the bill of lading or waybills, to our customs agents or directly to the customs office for processing, thereby expediting the process for our customers. This information is obtained during the intake process. We or our agents handle all aspects of the import and export customs and duty clearance tasks, including properly recording the contents and nature of the products being shipped, value and use information as well as contents requiring any special handling needs thereby ensuring onward shipment and delivery on a timely basis.

D. Last Mile.    Last mile refers to the delivery network and system that is responsible for the delivery of parcels to the ultimate recipient in the distribution chain, involving generally shipments to a home or office. Our primary delivery method for last mile is through leased vans and trucks operated through partnership arrangements, all under the “Tracx Logis” brand, in the various markets we serve. In Singapore, we also provide last mile services directly as well as through partnership arrangements. We also provide expedited delivery for e-commerce transactions within Singapore under the “Quick Delivery” brand, which provides same-day delivery after purchase. We engaged 159 last mile partners as of December 31, 2025, each selected for their high quality and efficient services. We integrate our technology platform with the parcel tracking systems of our last mile delivery partners to ensure that the entire process, including request for pick up, delivery and in-transit information, is available to our customers on a seamless and real time basis. Once the recipient signs the waybill confirming receipt, a full cycle is completed.

For 2024 and 2025, we handled 30.4 million and 14.0 million parcels, respectively.

The following sets forth the various processes involved in our e-Commerce Logistics services:

E-Commerce Logistics Service Flow

Order Flow
TLPS Platform
Customers
Customer buys goods
E-Commerce Platforms
3rd Party Order Management System
Orders Received by
E-Commerce Merchants
Enterprises
• Retailers
• Wholesalers
• Manufacturers
• SMEs
Orders made Via PC / Mobile
Orders received via API Integration
Additional Value Creation
SMARTXPOST
• C2C Cross-Border & Local Delivery
• Door-to-Door
• PC & Mobile App-Based
SMARTXSHIP
• Order Management
• Inventory Management
• Fulfillment
• Delivery Management
• Cross-Border / Local
• B2C / D2C
• Real-Time Delivery Tracking
SMARTX WAREHOUSE
• B2B Warehouse Management SaaS
• Hardware Deployment
• SOP Advisory
Orders Fulfilled
Global Network of Delivery Partners
Delivery
End Customers

Enterprise Logistics — International Freight Forwarding and Supply Chain Management Services

We provide international freight forwarding and supply chain management solutions through KCI, which helps facilitate air, sea and land transport and delivery of goods, supplies and materials from one country to another. KCI primarily offers international freight forwarding services and supply chain management services, including third-party logistics services covering inbound and outbound sea freight and air cargo shipments to some of Asia’s largest consumers, electronics and auto manufacturers, amongst others. KCI’s international freight forwarding customers are mainly manufacturers, brands and large-scale sellers seeking a convenient, “one-stop” solution to their supply chain needs as well as transportation services for finished goods.

Our Enterprise Logistics and e-Commerce Logistics businesses are both complementary and synergistic. For example, we have realized on and continue to look for opportunities to expand our technology-enabled TLPS platform to serve small and medium-sized businesses that otherwise would not be able to cost-effectively use or receive the freight services traditionally reserved for larger companies, by offering our full-service platform on a web-based service that automates and aggregates lower-volume and more intermittent shipments. Such service is customized for D2C sales and marketing and meets the traditional freight forwarding and supply chain management needs of smaller manufacturers and suppliers. By aggregating shipment orders, we enable our customers to cost-effectively access many markets in Asia that they would otherwise be unable to profitably do to due to their lower volumes or more intermittent needs. In connection with providing our e-Commerce Logistics services we provide customs clearance and processing and reporting services. See “— Our Network.”

Our international freight forwarding and supply chain management business has been significantly enhanced through our acquisition of KCI. KCI complements our existing customer service offerings by strengthening our freight forwarding business capabilities, providing us with access to new geographic markets, like Vietnam, and providing our customers with lower air, sea and land cross-border freight and customs fees. We also cross-sell our existing services to KCI’s customers and have achieved cost savings given the larger quantities of freight handled and volume expansion.

Freight forwarding service involves delivery of large and bulk items, including supply chain materials, work in progress parts and supplies and finished goods, for customers (mainly manufacturers) through pre-negotiated shipping and volume contracts with air, sea and land transport carriers. We and KCI had offices and/or facilities in 16 countries covering North Asia, including the PRC, Hong Kong, Korea and Japan, Southeast Asia, India, the United States and Europe that facilitate the processing of goods to be transported as of December 31, 2025. Freight forwarding includes customs clearance, processing and reporting as well as tracking and reporting. Freight forwarding provides customers with a convenient, one stop solution to transport goods across borders through sea freight, air freight and/or cross-border road freight.

Where we do not have offices or facilities, we cooperate with a large agency network to extend the coverage of our international freight forwarding services to many more locations worldwide as our customer needs dictate. We retain agents primarily for the handling and execution of customer orders involving locations which we do not frequently serve as established routes.

The following sets forth the various processes involved in Enterprise Logistics services:

Enterprise Logistics Service Flow

Shipper
Enterprise Logistics Service Flow
Recipient
Through Smart Cargo, customers can easily access customizable freight solutions at competitive prices
Multinational Companies
Freight Forwarding Partners
SMEs
E-Commerce Platforms
Order Flow
Operations and Delivery Flow
1. Order Management
Order inquiries processed via
• Smart Cargo,
• Email
• Messaging platforms
to handle:
✓ Scheduling
✓ Pricing
✓ Booking
2. Cargo Pickup
3. Consolidation
4. Documentation
5. Multimodal Transportation
✓ Air Freight
✓ Sea Freight
✓ Rail Freight
✓ Trucking
6. Customs Clearance
✓ Customs clearance
✓ Duties & taxes
✓ Import/export declaration
7. Last-Mile Delivery
Reliable on-demand delivery, streamlined through Smart Cargo and enabled by KCI's global network
B2B Enterprise Customers

Depending on the customer, we provide pick up service at the point of origin or arrange for pick-up service through our partners. Shipments are then brought to our or our partners’ warehouses and DPCs, where goods are sorted and aggregated by destination and carrier, and ultimately taken to the sea port or air terminal, for shipping with the relevant carriers. Most of these warehouses and DPCs for international freight forwarding are strategically located near major sea ports and air terminals and often based in free economic zones or customs clearance zones for ease of import/export. We work closely with our larger international freight forwarding customers through our dedicated customer service team to ensure uninterrupted and timely service at the lowest possible cost.

We or our agents handle all aspects of the import and export customs clearance tasks, including properly recording the contents and nature of the products being shipped, the value of the cargo, use information as well as any contents requiring special handling. We have significant expertise in handling customs and quarantine procedures to ensure that our customers’ products are delivered on time and in a cost-effective manner to mitigate any unforeseen customs duties or penalties. We employ dedicated professionals in various offices who are knowledgeable in trade regulation and have extensive experience in working with the relevant customs agents in each major port we service.

Prior to shipment, at our customers’ request, we or our agents arrange insurance for the shipment and ensure that all paperwork related to such policies are in order and timely and accurately documented. We have approximately 20 operations and customer service staff dedicated to the customs clearance, documentation process and customer service in 5 ports and hubs as of December 31, 2025. We engage insurance brokerage agents with whom we have established relationships to ensure that our customers’ goods are adequately protected against loss, damage or theft.

Upon arrival, we or our agents can either deliver directly to the end destination or provide the necessary paperwork and documentation for our customer to arrange for pick up. We also, upon arrival, inspect the products and shipment to ensure no damage or loss has occurred during delivery and, if necessary, liaise with the carrier or insurance agent to assess reimbursement or policy efficacy in order to claim damages or loss, as the case may be.

KCI handled approximately 37,605 tons in 2024 and 34,711 tons in 2025 of air freight and approximately 70,264 TEU in 2024 and 59,967 TEU in 2025 of sea freight.

Air freight shipments are generally used by our customers who need faster delivery times such as for perishable goods, pharmaceuticals or rush deliveries or goods that are of higher value in nature. We procure air cargo space from major commercial airlines on selected flights and dates, based on our actual shipment needs and also pre-book volume guarantees with certain carriers and certain routes in order to ensure we have dedicated capacity for our customers and to lower effective per ton delivery costs. Air freight contracts vary depending on seasonality, routes served, volume, pre-bookings and general level of shipping activity at the time of delivery. Air freight costs are significantly impacted by the prevailing cost of jet fuel, which is in turn impacted by the current and near-term prices of oil and gas generally.

Sea freight shipments are more commonly used for low value goods and for goods that are not time sensitive. Sea freight costs are significantly lower than that of air freight and also allow for the transport of much larger volumes and for goods that are not otherwise allowed on air shipments. We serve as booking agent for a number of well-established shipping lines and therefore have direct access to space allocation on their shipping services. We also have a right to resell booking agent services to other logistics companies without any price change risk. We generally procure sea cargo space based on our customers’ actual shipment needs. On our core Enterprise Logistics routes, we pre-book fixed capacity on shipping providers on fixed days per week. On KCI’s core routes, KCI books, through block space arrangements, fixed volumes on 3-month terms. We currently ship on routes from Korea to Singapore, from the PRC to Korea and from Japan to Korea on a weekly or bi-weekly basis, in order to provide our customers with lower sea freight costs and predictability of services. As we expand our volume of shipments and cross-market our services on TLPS under the “e-Commerce Logistics” brand to more small and medium size businesses, we expect that we will increase the procurement of such fixed volume and contractual relationships with our leading sea freight providers.

Tmarkets Enabler

We have a comprehensive bundle of services aimed at providing marketing and sales consulting to new and existing customers. We aim to play a critical role in developing a sales and marketing strategy to customers keen on expanding their sales capability geographically and across e-commerce platforms as well as social media sales platforms, working with key market participants to develop and implement an effective sales program from listing to payment to delivery. We provide bespoke front to end service, ultimately working with our customers to identify markets, developing a marketing strategy and executing on the supply chain and logistics needs to deliver products to consumers on behalf of merchants, re-sellers and influencers. Our customers are able to take advantage of the fast-growing e-commerce market across geographies without making investments in logistics infrastructure and e-commerce infrastructure, including hiring new staff to handle a new business area.

Based on customer needs, we offer a suite of services on our TLPS platform that includes our Tmarkets Enabler add-on for a subscription fee that allows users access to product content creation, promotion and marketing, customer service, delivery and management of inventory and storage, and posting on their chosen e-commerce or social media platform. We offer other add-ons, including AI driven enabling services, such as tfit and other enabling modules for e-commerce customers. For our Enterprise Logistics customers, we provide access to competitive rates and shipping capacity on a bespoke basis and we are expanding our sales team to increase our reach to new and existing multinational customers seeking assistance with their freight forwarding and supply chain management needs. Further, through our newest A.I. driven customer service platform, both our e-Commerce Logistics and Enterprise Logistics customers have access to real time assistance via various channels to solve various service issues that they may face. We intend to increase our use of A.I. in our customer service and marketing efforts by creating a real-time call and call-back screening service that can address basic questions regarding shipments and other cross-border shipping issues, to be followed up with direct calls and email by our sales and marketing team by the end of 2026.

Value-added services related to our service offerings

In connection with the provision of our key services, we provide the following value-added services that may be ancillary to our key services or, in certain circumstances, our customers may use on a stand-alone basis.

Customs services.    In certain of our markets, we provide customs services with authorized customs officers and include the cost of such services in our delivery fee proposals to customers. Where we do not have in-house customs service officers, we outsource these services to our partners who are licensed to provide such services. We can offer these customs services on a stand-alone basis to customers who have such needs, and we often offer these services as a part of our e-Commerce or Enterprise Logistics services.

Inventory and warehouse management services.    We provide warehouse operations management, inventory management and storage to our customers to lower their inventory and related costs and optimize their logistics and delivery process. Our inventory management services are seamlessly integrated with our broader platform, creating a one-stop service solution for our customers, and are provided through our proprietary Tracx Logis Inventory Management System, or IMS, and Warehouse Management System, or WMS. Our IMS and WMS monitor real-time inventory levels of customer’s goods stored with us and automatically sends notifications to our customers on the status of their inventory and can automate shipments to “top up” inventory based on pre-set parameters by a customer. Our IMS and WMS are also an integral part of our other applications, including our TLPS platform, allowing us to provide end-to-end visibility of in-transit status reports. We are implementing virtual warehouse and 3-D inventory management systems, including robotic technology to ensure the efficient use of our software platform on the warehouse floor for quick and effective fulfillment and inventory management services. Customers typically use our IMS or WMS services in connection with the use of our e-commerce or enterprise shipping services, but on a limited basis we offer these services as stand alone product offerings.

Distribution management services.    Using our proprietary DSM application and algorithms housed within our TLPS platform, we automate the processing of orders in order to maximize delivery efficiency at competitive prices. This is achieved by taking into account the type of merchandise being shipped, route served, time of delivery requirements, volume and cost factors. The system, through pre-set algorithms or based on customer preferences, optimizes the end-to-end delivery process by selecting from our direct services and our various distribution partners and carriers to process customer orders at the best rates available with high quality service providers. Our DSM system inherent in our TLPS platform is not offered as a stand-alone product offering, but is integrated with and is critical to our e-Commerce and Enterprise Logistics service offerings. Our distribution management system is increasingly relying on the use of artificial intelligence to gather big data and information from both our vendors and our customers to support that we are routing shipments through the most cost-efficient and high quality suppliers. We seek to continue to expand our service providers and provide a rigorous onboarding and review process to ensure that costs and service quality are key performance indicators that we manage and monitor for our customers.

Cloud-based and other Value-added services.    We also offer our customers the ability to use on cloud-based aspects of our TLPS platform such as our WMS and IMS services. For our cloud-based services, we provide for a fee our technology and application platforms, including our WMS, IMS and DSM system under our TLPS platform, to customers for use on their own warehouse system or on the system of their third-party warehouse, logistics and fulfillment providers to optimize their in-house resources or the resources of their service providers. Although we have not actively marketed our cloud-based services, we intend to roll out and market these services to new customers and in new markets as customer needs dictate. In addition, we have built out a network of high-quality warehouse, logistics and fulfillment providers in various markets, which gives us the flexibility to assist our customers in managing crucial capacity during peak and seasonal sales times to deal with shortage or bottlenecks caused by sea, freight or other disturbances without incurring significant additional overhead by simply implementing and overlaying our TLPS platform on existing physical networks, including shipping partners and warehouses. This network allows us to provide services that enhance our customers’ ability to manage overhead costs and increase cost efficiencies. Our technology and platform are integrated with our partners to provide our customers the high quality, low cost solution that they demand and expect from us, whether the logistics are serviced by their existing service providers or by our partners.

Our AI-driven solutions applications such as Smart AI Studio for e-commerce merchants and tFit, which are also available on a standalone basis or as part of our service offerings. AI Studio enables merchants to import or migrate existing product pages into our system or create new product pages on our platform, where they can modify and generate product page layouts using artificial intelligence tools. The platform allows merchants to publish product pages directly to e-commerce platforms integrated with our system through application programming interfaces (APIs). Merchants may also generate short-form advertising content or promotional banners using the same tools. Over time, the system is expected to learn from data produced using artificial intelligence to improve content generation and efficiency, and assist merchants in producing content and consistent and effective product page formats.

tFit is a virtual try-on solution that enables customers to visualize how products offered by e-commerce merchants may appear when worn or used. Customers may share their simulated images through a URL link that may include a direct purchase option for the corresponding items. This feature allows users to share product experiences with others, which may help merchants increase product visibility and customer engagement on our platform. We expect to continue to expand the tools available to our customers to enhance their geographic scope and their selling ability on various digital platforms.

In addition, we expect to launch new products that increase efficiency and fill the void in the marketplace for cross-border logistics needs, including our recent launch of Smart Hub and Smart Post services. Smart Hub is a shipment aggregation service or shipping forwarder, initially launched in Korea for purchasers of goods on e-commerce platforms in Korea to be aggregated and shipped in lower cost packages to purchasers in various markets globally. Smart Post service competes with various EMS providers in Asia by providing cost-efficient services with the convenience of pick up and delivery services typically seen with e-commerce products for consumer shippers.

Our Network

We currently provide our cross-border logistics and fulfillment services in key markets in North and South Asia. Through KCI, we have greatly expanded our international freight forwarding capabilities, both enhancing the service for customers of our TLPS services under the “e-Commerce Logistics” brand and allowing us to expand service offerings for KCI’s core clientele, while realizing cost and operational efficiencies for all of our customers. The map below sets forth the coverage for our cross-border logistics and international freight forwarding services:

The following tables set forth the volumes delivered by Tracx Logis and KCI over certain key routes:

	Key Routes		For the year ended December 31,
	From	To	2025	2024
			Parcel Volume (millions)
e-Commerce Logistics	Singapore	Singapore	5.2	7.8
	India	India	2.9	3.3
	Korea	Japan	2.4	2.8
	Japan	Japan	0.4	1.7
	Japan	Korea	0.3	0.5
	Taiwan	Taiwan	0.3	0.2
	Korea	Korea	0.1	5.2
	For the year ended December 31, 2025			For the year ended December 31, 2024
	Between the following two locations:	Air (kg)	Sea (TEU)	Between the following two locations:	Air (kg)	Sea (TEU)
Enterprise Logistics	PRC and Korea	6,616	17,202	PRC and Korea	4,929	18,808
	PRC and Vietnam	5,269	5,963	PRC and Vietnam	5,296	9,707
	Hong Kong and Vietnam	4,018	3,305	Hong Kong and Korea	2,147	3,003
	Taiwan and Korea	2,380	1,587	Taiwan and Korea	1,932	1,540
	Vietnam and Korea	2,004	1,687	Vietnam and Korea	3,317	2,528
	Singapore and Korea	1,110	2,836	Korea and Japan	3,503	2,847

We manage our service offerings directly or in many cases, through contractual arrangements with many leading service providers throughout Asia in our key markets.

The following table sets forth certain information relating to our distribution network as of December 31, 2025.

Distribution Network Management

As of December 31, 2025, we leased and operated 4 TLFCs and 6 DPCs across 5 countries — Singapore, Korea, Japan, Taiwan and India. These facilities comprise approximately 67,397 square meters of warehouse capacity. As of December 31, 2025, we operated, directly or on a sub-contractor basis, a fleet of 273 delivery vehicles, including 224 delivery vehicles in Singapore, where we provide last mile services directly as well as through partnership arrangements. As of December 31, 2025, KCI operated 28 container and delivery trucks and 2 warehouses with an aggregate gross area of 2,307 square meters. We offer door-to-door pick up to delivery services through our partners in each market we serve. In Singapore, we also provide door-to-door pick up services directly as well as through partnership arrangements.

Distribution Processing Centers (“DPCs”)

DPCs are warehouses where parcels for delivery are sorted by type, delivery jurisdiction and other criterion for further handling and shipping via sea, air or land transport to and from other DPCs in other countries or regions. Our DPCs are generally large logistics facilities in major metropolitan areas across North Asia, Southeast Asia, the U.S. and Germany. Our DPCs are all situated in strategic locations near international air hubs, sea ports or in customs-free or similar free economic zones and have easy land and transportation access and facilities.

As of December 31, 2025, we had 6 DPCs, all of which we operate directly as they are critical to ensure the service quality of our service offerings. Some DPCs also have TLFC facilities within the same facility and stand-alone warehousing capacity as needed and dictated by customer needs, increasing operating efficiency and reducing costs.

Tracx Logis Fulfillment Centers (“TLFCs”)

TLFCs are typically housed within our DPCs and include warehouse facilities. Our TLFCs are all equipped with state-of-the art sorting lines and have tech-enabled pick and pack equipment, including shelves and packing facilities equipped with product scanning and bar code readers that help our handlers process multiple products for multiple customers on multiple routes on a timely basis without sacrificing packing or shipment error. The technology embedded in our fulfillment process is integrated into our IMS and WMS platforms and allows real time reporting and management of inventory as well as the provision of in-transit information on parcels. As of December 31, 2025, we had 4 TLFCs, all of which we operate directly as they are critical to ensure the service quality of our network. We also provide fulfillment service through our partners in Hong Kong and Germany.

Vendor Partners

In the case of our cross-border logistics and fulfillment services, our vendor partners include first mile (pick up) delivery partners in various jurisdictions as well as last mile and delivery partners. We enter into agreements with these partners on an annual basis, and their services are charged with a contract rate per parcel with additional charges based on weight on a per kilogram basis. Once we pass along the parcel to our partners, they are responsible and we generally have recourse against our partners for damages to any parcels.

We also engage with fulfillment partners who provide warehousing, pick and pack, labeling and packing services for us on behalf of our clients in certain markets where we do not have TLFC facilities. We generally enter into agreements with these partners on an annual basis, and their services are charged on a per parcel basis. We also enter into agreements with registered customs agents in various markets we serve and generally also include the cost of such services in our delivery fee proposals to customers. Where we provide in-house customs service, the cost of service is inherent in our cost of revenue for such customer and relevant shipment.

For both our cross-border logistics and international freight forwarding businesses, we procure air cargo space from major commercial airlines on selected flights and dates, based on our actual shipment needs and in certain cases pre-purchase future shipment capacity based on our analysis of customer needs and patterns. We also engage with most of the major sea cargo carriers to purchase in bulk sea cargo capacity generally based on our actual shipment needs but will in certain instances charter fixed routes and frequencies for certain routes that have predictable customer patterns and that address our strategic growth plans with respect to our Enterprise Logistics business. We generally enter into what are known as “soft” agreements with these partners on an annual basis with estimates of volume communicated to these partners on a quarterly or other periodic basis to ensure capacity and availability. Air cargo services are charged depending on weight on a per kilogram basis, while sea cargo services are charged depending on volume on a cubic meter basis or twelve, twenty or forty foot equivalent units.

We consider our relations with our vendors to be good, with many of them having established and stable relations with us and KCI. Although not our vendors, we also enter into user agreements with e-commerce platforms and each platform’s integration with our systems depends on the engagement sought and approval by such platform. Our integration with eBay Japan, Rakuten, Lazada and other global e-commerce platforms is extensive as a result of our relatively long operating history, and we are working to achieve the same level of integration with all of our e-commerce platform partners.

Our Technology Infrastructure

We believe that we are unique in having built a technology-enabled and scalable logistics platform with a focus on cross-border e-commerce. Cross-border delivery as opposed to purely domestic logistics requires the integration of our platform with multiple e-commerce platforms and multiple distribution access points from customs agents, delivery and fulfillment partners and drivers for each jurisdiction we service. Our platform network is easily integrated with all e-commerce platforms, merchants, brands and distribution partners and vendors through API integration or other connection protocols, allowing seamless connectivity to all core participants in the e-commerce marketplace. Our platform has been designed to easily gather and incorporate a large array of information that are critical in the processing, distribution and fulfillment of international shipments, including detailed product information (including product category), customs tariff code as well as weight/size information, among others. This connectivity adds to a readily scalable infrastructure that allows us to easily bring on new partners, which facilitates the expansion of service offerings and geographic scope for our customers.

As a result of our focus on cross-border e-commerce brands, sellers, merchants and manufacturers, our logistics and delivery platform has incorporated key attributes that provide seamless integration of country-specific customs rules and regulations, import/export laws and processes, consumer and Internet laws and unique delivery and infrastructure conditions. Our system also provides for real time in-transit status and updates, easy customer intake and processing of orders, automated customs and clearing processing and reporting, API integration and dashboards for customers and platform providers, return and refund integration, among others. In addition, our WMS, IMS and DSM system are all tailored to meet the small unit and packaging and labeling requirements of smaller shipments consisting of multiple products inherent in e-commerce transactions.

Leveraging our technology and experience built over the past decade, and leveraging data and algorithms using our integrated WMS, IMS and DSM system, all focused exclusively on the cross-border logistics and distribution management needs of our customers, we provide “first-in-class” timely delivery services at competitive prices.

All our information and data can be accessed through our TLPS platform, which constitutes the backbone of our integrated IT system and allows us to connect with our customers, distribution partners and e-commerce platform partners. It is also used for our operational and financial oversight. TLPS incorporates inward-facing systems such as our WMS, IMS, data analytics and financial monitoring systems, as well as our outward facing systems, such as our DSM. We had 28 dedicated members in our technology and platform development team as of December 31, 2025 and intend to continue to enhance our capabilities through additional hires and investment as needed to maintain our competitive advantage in our technology platform, including investing in and growing our data analytics capabilities using big data and AI technologies to best serve our customers.

Customers

Our customers include brands, sellers, merchants and manufacturers, including large and medium sized online and offline retailers and other sellers on various e-commerce platforms or on their own website, social media, web portal or portal storefronts. A significant portion of our customers sell their products on various e-commerce platforms, which have a strong influence on who their customers ship with. We work closely with various e-commerce platforms and integrate our service offerings with such platforms and seek to maintain high operational efficiency, including on time delivery and delivery status updates, and provide competitive pricing to our customers with access to additional distribution channels in various markets. We currently provide our cross-border logistics and fulfillment services on some of Asia’s leading e-commerce platforms, such as eBay Japan, Rakuten and Lazada.

We have built a technology-enabled and scalable logistics platform to facilitate cross-border logistics and distribution by easily integrating with e-commerce platforms to provide our customers and e-commerce platforms with seamless, end-to-end cross-border logistics, distribution, storage and fulfillment services. Our service offering across multiple e-commerce platforms creates a level playing field for all our customers, by allowing them to grow their businesses across multiple e-commerce sales channels and unlock new geographic markets that they would not otherwise have been able to access. In addition to e-commerce platforms, our platform allows our customers to sell on multiple channels, often referred to as omni channel distribution, including social media shops and storefronts and proprietary websites.

Our platform’s strong value proposition for our customers has driven a strong increase in our customer count since launching our services to third parties in late 2018. Our active customers for e-Commerce Logistics was 68,387 in 2024 and 36,214 in 2025, representing a CAGR of 9.6% from 2018 to 2025. For our top 100 customers by revenue, the average annual volume shipped per customer was 110,716 parcels in 2024 and 48,690 parcels in 2025. In 2025, we shipped an aggregate of 14.0 million parcels, as compared to 30.4 million in 2024.

In terms of geography, customers from Korea, Japan, Singapore and India made up 56% and 38% of our total revenues as of December 31, 2024, and December 31, 2025, respectively, and we expect that such markets will constitute the majority of our customer base in the near future, although we expect that we will see a significant increase in customer growth in India, Taiwan and Southeast Asia over the medium-term.

Our Enterprise logistics business has been in operation for over 31 years. KCI has established long-standing relationships with some of the largest and most well-known consumer, logistics and electronics brands in Asia, and has also established strong relationships with its vendor partners, both airlines and sea freight operators in Asia.

KCI had over 7,150 and 6,070 active customers during 2024 and 2025, respectively. KCI’s largest customer accounts for approximately 5% of its revenues in 2024 and 6% of its revenues in 2025. KCI has also engaged with new customers, acquiring 9,816 aggregate new customers for 2024 and 2025.

Sales, Marketing and Business Development

We have a multi-prong sales and marketing strategy intended to provide the broadest coverage and exposure to potential customers in each of the markets that we serve. We believe that providing reliable and competitive service across multiple routes and geographies enhances sales opportunities for our customers and is the best marketing and sales tool available to us.

Our sales, marketing and business development activities are coordinated by each country head and marketing and sales department, with overall coordination by our co-CEO and senior management. Although each country head can implement specific strategies, all plans are based on our group sales and marketing strategy parameters. We had 52 dedicated sales, marketing and business development personnel as of December 31, 2025, primarily in Korea, Singapore, PRC and India.

Our most important marketing channel for our e-Commerce Logistics business is our partnership with major e-commerce platforms in the markets we serve. We discuss our delivery times, pricing and geographic network coverage with the major e-commerce platforms, both global and regional, to showcase our service strengths. We participate in one-on-one meetings and trade fairs and other marketing and sales meetings to connect with industry participants and showcase our services. Our initial marketing efforts involve our being included as a preferred or approved service provider on all of the major e-commerce platforms that conduct business in the markets we serve. Also, our technical teams work closely with e-commerce platforms to provide seamless integration of our services and to trouble shoot issues in order to make the ultimate customer experience most appealing. We maintain a social media presence on the major platforms, including Facebook, Weibo, LinkedIn and Naver, among others, not only to promote our services and credentials but also to monitor user groups operated by customers and contribute to the dialogue on such platforms.

We also directly approach the top customers on each e-commerce platform to market our services. We hold seminars, online programs and hold one-on-one meetings to emphasize our competitive strengths. We offer VIP and other discounts to selected new customers in order to provide them a sampling of our services, and work with each customer to enhance their experience in using our fully integrated, end to end cross-border logistics and fulfillment services. We have worked and will continue to work with our e-commerce platform partners, on a strategic basis, to selectively offer incentives and engage in marketing and advertising activities to promote our service offerings on their platforms. We customize our TLPS platform to larger customers to ensure that our platform can handle the variety of goods and SKUs handled by each merchant or seller, enhancing sales, increasing efficiency of delivery and lowering costs.

We also offer our services to some of the larger regional and local fashion and cosmetics and other consumer goods companies based in Asia. A “target” list for potential new customers is prepared each quarter by each country head with frequent discussions on progress with potential new customers posted on our internal customer service and marketing portal. Target companies are included based on industry sources and vendor and partner referrals, including trade groups, both private and public, as well as through news reports. We target growing companies with export and consumer appeal that need to partner with logistics providers to broaden their reach internationally. These companies typically lack international scale or resources to meet their logistics and fulfillment needs. We reach out for one-on-one meetings with these companies to explain our service offerings and offer discounts and other incentives to sample our services. As with our e-commerce platform partners, we work diligently to enhance these customers’ experience by integrating our platform with their inventory, logistics and sales APIs to ensure a seamless logistics and fulfillment experience. Our customer service initiative is also driven by our artificial intelligence-driven chatbot and marketing engine that allows us to market to a wide range of potential customers in new and existing markets. While ultimate follow up is handled by our sales team, our AI sales engine helps us conduct marketing and sales campaigns to gain new leads and customer contact information. Our customer service platform also ensures that our sales and marketing initiatives keep pace with the needs of our customers to ensure that any complaints or identified bottlenecks in delivery are resolved quickly on our platform. We maintain and monitor performance metrics of our customer inquiry or service platform to continue to improve customer service.

Our sales, marketing and business development activities also includes active participation in on-line tenders for small and medium sized businesses held by export or other trade organizations. These tenders provide opportunities to highlight our services, enhance our brand name and acquire new customers. We purchase limited banner advertisements and click through advertisements on some of our partners’ e-commerce platforms. But otherwise we do not actively advertise and historically have relied on referrals and reviews on social media to highlight our services for smaller and medium size merchants and sellers. In order to enhance our social media presence, our business development teams systematically review online industry platforms and customer sites to engage with customers and identify service issues. We intend to increase our advertising and marketing campaign as our business grows and our shipment volumes become meaningful on multiple e-commerce platforms to increase our brand image and awareness to a wider audience.

KCI’s sales and marketing department consisted of 28 persons as of December 31, 2025. Given the nature of KCI’s business and customer base, KCI does not engage in general advertising or marketing campaigns. KCI’s marketing team negotiates specific terms with most of its customers. KCI generally seeks to be a preferred service provider for each of its customers. KCI works with its customers for detailed pricing, route and volume contracts for fixed annual periods, generally. KCI’s customers rely on KCI for timely, cost effective and reliable delivery. The KCI business development team also markets through trade organizations and other export organizations, and participates in trade fairs and other on-line and off-line activities to enhance its brand awareness. The business development team continually works to develop new business through affiliates of existing partners and new customer acquisition. Smart Cargo, which currently operates mainly as a customer acquisition tool provides basic quotation and inquiry services for potential customers which are then addressed by our sales teams in the various markets we serve through the platform. Our Smart Cargo platform, which is under development and expected to include a wider variety of quotation and seamless service offerings, is under development and is expected to launch in stages beginning in the fourth quarter of 2026. We believe that Smart Cargo platform will also serve as a significant source of new customer acquisitions going forward. By providing a platform that includes information on shipment rates, referrals to customs, insurance and trade finance partners, all driven by A.I., Smart Cargo is expected to initially service our main platform driven marketing channel which will ultimately be used as an enterprise management system to provide the shipment and logistics services currently provided by our KCI staff.

Customer Service

We believe that meeting customer demands enhances customer loyalty and our brand image, and is critical to growing our business. Equally important is our ability to meet the needs of our customers if something goes wrong, whether it be delay, non-delivery, damage or other issues. We believe customers choose us not only due to cost, efficiency and technology, but also because of our ability to resolve issues and provide timely feedback. In addition, customer referrals and reputational assessment has a meaningful impact on acquiring new customers and being listed as a preferred service provider on various e-commerce platforms.

Our approach to customer service is one of proactive monitoring and process improvements to prevent or address potential issues prior to customers elevating any issues to our customer service team. Our customer service team leaders in each country assign staff to continuously monitor the status of deliveries and track backlog during shipment. Based on our target delivery dates and routes, we assign staff to monitor shipments that are not being processed in a timely manner in order to address any issues that may be delaying the shipment at various points in the delivery process prior to an actual inquiry or complaint being issued.

Our customer service team, which consisted of 66 persons as of December 31, 2025, is spread across our primary geographic locations. Issues not previously addressed proactively are raised through complaints by sellers, such as merchants, brands and others on e-commerce platforms, as well as by the ultimate buyer of the products. Each complaint is aggregated and sorted and distributed to the relevant staff to be addressed and is logged to monitor time to resolution and ultimate disposition. Given the differing nature of issues that arise by jurisdiction, our customer service team is coordinated and run by each country head with the head of customer service in each major country. We have heads of customer service in Korea, Japan, Singapore and the PRC, with other countries in South Asia being covered by the head of customer service in Singapore.

Customer claims and inquiries submitted through our websites and email channels across multiple jurisdictions are centralized and managed through TXInquiry, an internal case-management system that enables our personnel to track case aging and assign matters to responsible employees for resolution. In 2025, we also deployed a rule-based chatbot for customers in Korea and Japan to address common inquiries. We have expanded our customer service platform using artificial intelligence to initially take all queries and collect problems and issues from our customers. Our customer service database, enhanced with A.I., offers helpful answers and tips to customers and where the issue is not resolvable, our customer service team takes over and works with A.I. to provide solutions in real time. Our customer service platform is critical to our success and we seek to ensure that all customer enquiries, whether e-Commerce or Enterprise, are answered and resolved in real time and in the most efficient manner. We maintain a robust performance review of our customer service capabilities and consider our services to be differentiated by our focus on customer service.

Intellectual Property

As of April 2026, we have completed the trademark applications for ‘Tracx Logis’ and its logo in Korea, which are pending registration. We are the registered holder of 32 domain names, including www.Tracxlogis.com.

Security and Safety

We have integrated safety policies and procedures across our business and all geographies to ensure the safety of our employees, customers and partners, as well as the parcels we are entrusted with.

We have implemented security and safety protocols for all of our facilities. We conduct maintenance on a regular basis and carry out audits of all moving equipment at our facilities, and take remediation action, including replacing worn parts, to ensure safety and to prevent operational failure. We have to date not incurred any stoppage due to machine or human error and have not had any serious injuries at any of our facilities. We, in conjunction with local regulatory bodies, have strict protocols for reporting of and acting upon workplace injuries at our facilities.

Our drivers are required to be fully licensed and are required to strictly follow safety and driving protocols. Drivers are given routes and deliveries that minimize traffic and long distance driving, and are encouraged to take breaks throughout the day to ensure their health and safety. Employees are encouraged to contribute to the safe working environment by reporting any items for improvement to management. We also continue to provide safety and security education to our staff. Our network partners and affiliates are encouraged to follow similar protocols and emphasize safety and well-being. We require our partners to commit to such policies in most instances.

We have strict intake procedures for new customers to determine whether the parcels need special handling or are prohibited. We also enforce handling procedures across each of our distribution nodes, including those operated by our logistic and distribution partners. We review our partners’ safety and operational security protocols and processes to ensure that they met our standards. All of our DPCs and TLFCs have the latest accreditation from various internationally recognized standard organizations, including ISO 27001, for information security management and ISO 9001, for quality management systems, both of which have been accredited.

KCI’s security and safety protocols are customized depending on the products being shipped. Given the nature of the business relationship, KCI generally takes possession of the shipments and reviews bills of lading and other forms to ensure that no prohibited or other illegal substances are being shipped. KCI has strict policies with its warehouse and trucking staff to ensure consistent adherence with safety protocols. We have a robust Trade Policy to ensure we are compliant with all countries’ rules and regulations on the import/export of goods in the markets in which we are active.

Employees

We consider our employees and staff to be our greatest strength and we place great emphasis on creating a work environment driven by a focus on execution on behalf of customers and believe that we have created a culture that is focused on innovation, growth, flexibility and speed in order to adapt, change and grow with the changing market conditions and customers’ needs and structural changes.

We had a total of 632 employees as of December 31, 2025. We believe we have a good working relationship with our employees and have not experienced any significant labor disputes in the past.

The following table sets forth details of our employees as of December 31, 2025 by function:

Function	Number of Employees	% of Total
Operations	274	43.4%
Information technology and R&D	28	4.4%
Sales and marketing	52	8.2%
Finance and accounting	98	15.5%
Human resources and administration	25	4.0%
Customer Service	66	10.4%
Management	18	2.8%
Others	71	11.2%
Total	632	100.0%

In addition to our own employees, we engage outsourcing firms that provide their employees to work at our facilities, especially during peak seasons and during special events and promotions by our customers. As of December 31, 2025, over 50 outsourced personnel were active in our operations during peak periods, mainly in Korea and Japan. In addition, we engage sub-contractors that provide services in certain markets, such as Singapore, India, Japan and Korea. Most of the outsourced and sub-contracted staff is directly involved in delivery and warehouse services and not office or administrative functions. Our distribution partners and service providers engage their own employees in connection with their operations.

In order to maintain a high standard of performance, reliability and safety across our network, we conduct training for our employees as well as those of our sub-contracted partners and service providers, on a select basis. We provide these trainings through a variety of programs, which includes specialized programs for individuals of each job type and level of seniority.

As required by regulations in the various jurisdictions in which we operate, including Hong Kong, Korea, Japan, Vietnam and the PRC, we participate in various government statutory employee benefit and social insurance programs, such as pension contribution plans, medical insurance plans, and unemployment insurance plans, among others. We are generally required to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees up to a maximum amount specified by the local government from time to time.

Properties

We currently lease all of our facilities, including our offices and our DPCs, TLFCs and warehouses. Our headquarters are located at 5A Toh Guan Road East #06-03, CWT Jurong East Logistics Centre, Singapore. As of December 31, 2025, we leased an aggregate gross area of approximately 72,347 square meters, including 68,977 square meters of industrial and warehouse space for the administration and operation of our DPCs and TLFCs and 3,371 square meters of office space throughout various cities in Asia. As of December 31, 2025, KCI operated 2 warehouses with an aggregate gross area of 2,307 square meters.

We believe that the facilities that we currently lease are adequate to meet the needs of our current operations, and that we will be able to obtain adequate facilities to accommodate our future expansion plans. Our operations team with our strategic planning team constantly monitors market conditions and based on our strategic plans will engage with existing landlords to renegotiate the terms of our leases, including expanding or decreasing square footage as necessary.

Insurance

We have in place insurance coverage up to a level which we consider to be reasonable and typical for companies in our industry. Our service offerings typically involve the purchase and maintenance of general liability and public liability insurance. These policies are held either directly by our customers or are purchased on a transaction by transaction basis by us or our partners. As a logistics and fulfillment company that takes possession of third party merchandise for cross-border delivery, we are inherently subject to additional risk of loss such as vehicle collision, on-the-job injury or death, natural disasters and accidents, political unrest and hostilities and fire and water or earthquake damages. Our insurance broadly falls under the following categories: life insurance, such as group accident insurance; property loss insurance, such as cargo transportation insurance; all-risk property insurance; and liability insurance, such as non-motor vehicle liability insurance, public liability insurance and logistics liability insurance. We also provide benefits to our employees pursuant to local social insurance laws, including pension insurance, unemployment insurance, work-related injury insurance, maternity insurance and medical insurance to the extent required by applicable laws.

Competition

Our extensive logistics and distribution solutions encompass a wide range of operational areas, and as a result we may compete with a broad range of companies, including logistics and distribution management service providers, supply chain management service providers, express and freight delivery service providers, express mailing services provided by local postal service for logistics services and other logistics brokers.

While the cross-border e-commerce market has continued to grow, the competitive landscape remains fragmented with only a few fully integrated, technology-enabled logistics and delivery platforms in certain regions capable of providing end-to-end cross-border parcel delivery solutions. There is significant competition in the markets we serve and the services we offer, in particular from China-based and Chinese e-commerce funded competitors, some of which have greater financial and operational resources than us. While we believe we can remain competitive by offering quality services at the lowest possible price, competition continues to intensify globally.

We believe, however, that there is a significant opportunity for independent providers not affiliated with a multinational corporation or large e-commerce platforms to provide freight, shipping, and fulfillment services. In particular, this lack of concentration and industry fragmentation presents an optimal opportunity for the right independent provider, such as ourselves, to provide end-to-end cross-border logistics solutions from first mile to the last mile at a low cost that is reliable and transparent.

We believe that our ability to offer cost-effective and user-friendly logistics services is critical to meeting our customers’ shipping needs and as a result we are continually investing in our technology, platform and network. We will also work to identify, acquire and integrate companies in the marketplace to enhance our technological strengths, our service offerings and our geographic coverage. We believe our core competitive advantage lies in our platform-based, end-to-end logistics service offering. We aim to strengthen our position as a fourth-party logistics, or 4PL, provider by further differentiating our technology and growing alongside our customers globally.

Legal Proceedings

We may become subject to legal proceedings, investigations, claims and administrative fines incidental to the conduct of our business from time to time. We are not currently a party to, and our property is not the subject of, any material legal proceeding.

REGULATION

We are subject to laws and regulations relating to our business operations, including the laws of Singapore, Korea, Hong Kong and the PRC. This section sets out summaries of certain major laws and regulations, which are relevant to our business and operations.

SINGAPORE

Laws and Regulations Relating to Customs

Customs Act 1960 (“Customs Act”) and Regulation of Imports and Exports Act 1995 (“RIEA”).

The Singapore Customs administers, amongst others, the Customs Act and the RIEA. The RIEA provides for regulations governing the import, export and transshipment of certain controlled and prohibited goods into, out of and in Singapore.

Any importer, exporter, shipping agent, air cargo agent, freight forwarder, common carrier or other person who intends to engage in any import, export or transshipment activity in Singapore (“Declaring Entity”) must apply to Singapore Customs for the relevant customs import, export or transshipment permit. Declaring Entities may appoint a declaring agent to apply for the necessary permits on their behalf (“Declaring Agent”). The Declaring Agent may in turn authorize an individual to act on its behalf (“Declarant”).

In order to transact with Singapore Customs, the Declaring Entity, Declaring Agent and Declarant will have to be registered with Singapore Customs. A person or entity will not be registered unless the Director-General of Singapore Customs is satisfied that such person or entity is a fit and proper person or entity to be so registered.

Non-compliance to the terms and conditions is an offence. Singapore Customs may impose penalties in the form of suspension or revocation of an entity’s status, composition sums, court fines and/or jail term.

Laws and Regulations Relating to Employment

Employment Act 1968 (“EA”)

The EA is the principal employment-related legislation in Singapore. The EA generally applies to cover all employees (save for limited categories of employees such as seafarers and domestic workers). The EA provides employees falling within its ambit statutory protections and benefits such as prescribed key employment terms, minimum notice periods, timing for payment of salary, authorised deductions from wages, annual leave, maternity/paternity leave, childcare leave, and sick leave.

Part 4 of the EA sets out requirements for rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month (excluding overtime payments, bonus payments, annual wage supplements, productivity incentive payments and any allowance however described) and employees (other than workmen or a person employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month (excluding overtime payments, bonus payments, annual wage supplements, productivity incentive payments and any allowance however described) (“Part 4 Employees”).

Employment of Foreign Manpower Act 1990 (“EFMA”), Employment of Foreign Manpower (Work Passes) Regulations 2012 (“EFMR”), Employment of Foreign Manpower (Levy) Order 2011 (“EFMO”)

The EFMA sets out the provisions relating to the employment of foreign manpower.

Section 5(1) of the EFMA provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Section 12(1) of the EFMA provides that a work pass is valid only in respect of the employer and the foreign employee specified therein.

The EFMR sets out different categories of work passes that may be issued by the Controller of Work Passes, including work permits (which are applicable to semi-skilled or unskilled foreign employees), S passes (which are applicable to mid-level skilled foreign employees), and employment passes (which are applicable to foreign employees who are professionals). Applications for work passes are generally made by the employer or appointed employment agent of the employer in respect of each employee.

Pursuant to Paragraph 3(1) of the EFMO, a levy shall be imposed on every employer at the appropriate rate specified in the EFMO in respect of each of his foreign employees who are either S pass holders or work permit holders.

Regulation 4(3) of the EFMR read with Part III and Part IV of the Fourth Schedule of the EFMR require employers of work permit holders who are not domestic workers, among other things, to:

(a)     provide safe working conditions and take such measures as are necessary to ensure the safety and health of the work permit holder at work;

(b)    provide acceptable accommodation consistent with any written law, directive, guideline, circular or other similar instrument issued by any competent authority;

(c)     subsidize the medical expenses of the foreign employee; and

(d)    purchase and maintain medical insurance for inpatient care and day surgery, with coverage of at least S$15,000 per every 12-month period.

Regulation 5(3)(a) of the EFMR read with Part I and Part II of the Fifth Schedule of EFMR also requires employers of S Pass holders, among other things, to:

(a)     subsidize the medical expenses of the foreign employee; and

(b)    purchase and maintain medical insurance for inpatient care and day surgery, with coverage of at least S$15,000 per every 12-month period.

Regulation 12(1)(b)(i) of the EFMR provides that the Controller of Work Passes may require such security as he thinks necessary to be furnished by or on behalf of an employer of the work pass holder or any group or class of work pass holders for the purpose of ensuring compliance with any undertaking given by or requirement imposed upon the employer or sponsor of the work pass holder or any group or class of work pass holders, as the case may be. Regulation 12(3) of the EFMR provides that where a security is furnished, the work pass holder, the employer or sponsor of the work pass holder or any group or class of work pass holders, as the case may be, shall comply with the conditions specified in the security.

In addition to the EFMA, an employer of a foreign employee is also required to comply with the provisions in the EA, the Immigration Act 1959 of Singapore (“Immigration Act”) and the regulations issued pursuant to the Immigration Act.

The Ministry of Manpower (“MOM”) regulates the number of foreign employees a company may employ in Singapore under a work permit or S pass. The relevant quota is based on a dependency ratio ceiling which varies for each industry. To determine the number of foreign employees it may employ under a work permit or S pass, an employer must first declare its business activity to the MOM. After evaluating the business activity declared by the employer, the MOM will categorize the business activity into the most relevant industry as stipulated in the sector-specific rules for the work permit or S pass.

As mentioned, an employer hiring a foreign employee under a work permit is also required to pay a levy in respect of each such foreign employee. The levy payable for foreign employees under work permits is sector specific. The levy rates are tiered such that employers who hire a higher number of foreign employees under work permits (i.e. closer to the maximum quota) are required to pay a higher levy.

The MOM also stipulates the source countries for the employment of foreign employees under work permits. In particular, an employer under the Services sector may employ foreign employees under work permits from Malaysia, the People’s Republic of China and North Asian sources (including Hong Kong (HKSAR passport), Macau, Korea and Taiwan).

Laws and Regulations Relating to Workplace Safety and Injury

Workplace Safety and Health Act 2006 (“WSHA”)

The WSHA sets out the laws and regulations relating to the safety, health and welfare of persons at work in a workplace. It applies to workplaces in Singapore and requires stakeholders who have it within their control to take reasonably practicable measures for the safety and health of persons at the workplace. Stakeholders include employers, principals, occupiers, manufacturers or suppliers (including hazardous substances, machinery and equipment), installers or erectors, employees and the self-employed.

Section 12(1) of the WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work.

These measures include providing and maintaining for those persons a work environment which is safe, without risk to health, and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by those persons, ensuring that those persons are not exposed to hazards arising out of the arrangement, disposal, manipulation, organisation, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that those persons at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Similarly, Section 11(1) of the WSHA provides that it is the duty of every occupier of any workplace to take, so far as is reasonably practicable, such measures to ensure that, among others, the workplace is safe and without risks to health to every person within those premises, whether or not the person is at work or is an employee of the occupier, the occupier generally being the person who holds the certification of registration for a factory or the person who has charge, management or control of the premises. Further, Section 14(1) of the WSHA provides that it is the duty of every principal to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of, among others, any contractor engaged by the principal when at work.

Under the WSHA, inspectors appointed by the Commissioner for Workplace Safety and Health (the “CWSH”) may, inter alia, enter, inspect and examine any workplace and any machinery, equipment, plant, installation or article at any workplace, and make such examination and enquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with. Under the WSHA, the CWSH may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (i) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (ii) any person has contravened any duty imposed by the WSHA; or (iii) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work. The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, inter alia, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, while the stop-work order shall direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

The Workplace Safety and Health (Risk Management) Regulations under the WSHA require, among others, that in all workplaces, the employers, self-employed persons and principals conduct risk assessments in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to such persons.

Work Injury Compensation Act 2019 (“WICA”), Work Injury Compensation (Insurance) Regulations 2020 (“WICA Regulations”)

The WICA, which is enforced by the MOM, applies to all employees (with the exception of any class of individuals specified in the Third Schedule of the WICA) who have entered into or work under a contract of service with an employer, in relation to the payment of compensation for injury suffered by such employees arising out of and in the course of their employment, and sets out, inter alia, the methods of calculating the amount of compensation they are entitled to. Employees injured at work can claim under either the WICA (per the amounts based on the calculations therein) or common law, but not both.

The WICA provides, among others, that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. The amount of compensation under the WICA in respect of any personal injury of an employee caused by accident arising out of and in the course of his employment shall be computed in accordance with the First Schedule of the WICA. As part of the WICA framework, employers must buy and maintain work injury compensation insurance for (a) all employees doing manual work, regardless of salary level; and (b) all employees doing non-manual work, earning a salary1 of S$2,600 or less a month.

Laws and Regulations Relating to Consumer Protection

The Personal Data Protection Act 2012

The PDPA establishes the Singapore regime for the protection of personal data (i.e. data, whether true or not, about an individual who can be identified from that data or other information to which the relevant organisation has or is likely to have access) and seeks to ensure that organisations comply with a baseline standard of protection for personal data of individuals. The key data protection obligations are summarised as follows:

•        Accountability obligation — undertake measures to ensure that the organisation meets its obligations under the PDPA and demonstrate that they can do so when required, including specific measures such as making information about your data protection policies, practices and complaints process available upon request, and designating a data protection officer and making his/her business contact information available to the public;

•        Purpose limitation obligation — personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, the individual concerned must be notified of such purposes;

•        Notification obligation — individuals must be notified of the purposes for the collection, use or disclosure of their personal data, prior to such collection, use or disclosure;

•        Consent obligation — the consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless exceptions apply. Additionally, an organisation must allow the withdrawal of consent which has been given or is deemed to have been given unless exceptions apply;

•        Access and correction obligations — when requested by an individual and unless exceptions apply, an organisation must: (i) provide that individual with access to his personal data in the possession or under the control of the organisation and information about the ways in which his personal data may have been used or disclosed during the past year; and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organisation;

•        Accuracy obligation — an organisation must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used to make a decision affecting the individual or if such data will be disclosed to another organisation;

•        Protection obligation — an organisation must implement reasonable security arrangements for the protection of personal data in its possession or under its control;

•        Retention limitation obligation — an organisation must not keep personal data for longer than it is necessary to fulfil: (i) the purposes for which it was collected; or (ii) a legal or business purpose;

•        Transfer limitation obligation — personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA; and

____________

1        Ibid

•        Data breach notification obligation — in the event of a data breach, organisations must assess if it is notifiable. If the data breach likely results in significant harm to individuals or is of significant scale, organisations are required to notify the Personal Data Protection Commission (“PDPC”) as soon as practicable. Organisations will also be required to notify the affected individuals if the data breach is likely to result in significant harm to them, unless a specified exception applies.

The PDPA also sets out various requirements in connection with the sending of certain marketing messages to Singapore telephone numbers, including without limitation requiring organisations to check the “Do Not Call” Register prior to sending marketing messages addressed to a Singapore telephone number (through voice calls, fax or text messages, including text messages transmitted over the Internet), to ensure that the number in question is not listed on the register, unless clear and unambiguous consent has been obtained from the individual.

The PDPA creates various offences in connection with the improper use of personal data, certain methods of collecting personal data, and certain failures to comply with PDPA requirements. These offences may be applicable to organisations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPC also has broad powers to order organisations to comply with the provisions of the PDPA, including powers to investigate, give directions, and impose a financial penalty of up to 10% of the annual turnover of an organisation whose annual turnover in Singapore exceeds S$10 million, or in any other case, S$1 million.

In addition, the PDPA creates a right of private action, pursuant to which the Singapore courts may grant damages, injunctions, and relief by way of declaration, to persons who suffer loss or damages directly as a result of contraventions of certain PDPA requirements. The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 of Singapore, which is only partially in force. As of the date of this Prospectus, a key portion of such Act not yet in force includes a requirement for organisations to transfer personal data of an individual to a different organisation where requested by the individual (generally referred to as “data portability”).

The PDPA operates concurrently with other legislative and regulatory frameworks, i.e. organisations are still subject to sector-specific laws and general common law obligations of confidentiality (as may be applicable), and generally in the event of inconsistencies of the data protection provisions of the PDPA and the provisions of other written law, the provisions of such other written law prevail.

KOREA

The following sets forth a summary of the major laws and regulations which are relevant to our business in Korea:

The Large Retailers Act

The Large Retail Business Act (the “Retail Act”) is applicable to interactions between large retail businesses and suppliers. Under the Retail Act, a “large retail business” means an entity that purchases from multiple suppliers goods for consumer use and resells such goods, and whose retail sales in the immediately preceding fiscal year were KRW 100 billion or more, or that uses stores with an aggregate floor area of 3,000 square meters or more for retail business.

The Retail Act imposes several limits that can have a material impact on our business. For example, under the Retail Act, large retail businesses are generally prohibited from unilaterally reducing payment for goods once they are delivered. Price reductions are permitted if they are made within a period deemed reasonable in the relevant trade and there are unavoidable and justifiable grounds for the reduction, which may be recognized if goods other than the contracted goods are delivered, goods are contaminated/damaged due to causes attributable to the supplier, or goods are defective. Similarly, the Retail Act imposes limitations on the return of products once they have been delivered by the supplier.

The Retail Act also prohibits large retailers from requesting economic benefits from suppliers without justifiable grounds. Whether or not a request for economic benefits is supported by justifiable grounds is determined by a number of factors on a case-by-case basis, including whether both parties would benefit from the proposal.

For purposes of the Retail Act, a “supplier” is anyone who supplies goods for a large retailer to sell under its own name. The merchants who sell on our marketplace are not considered to be suppliers under the Retail Act. However, our interactions with those merchants are regulated by other laws, such as the Monopoly Regulation and Fair Trade Law.

The provisions of the Retail Act may not apply in situations where a retailer does not have a superior position with regard to a particular supplier. The question of whether a retailer has a superior position is determined based on the facts of each case.

The Subcontracting Act

The Fair Transactions in Subcontracting Act (the “Subcontracting Act”) regulates various subcontracting and outsourcing transactions where there is a disparity in the bargaining positions of the parties. The Subcontracting Act is applied to any “subcontract or outsourcing agreement” between a “prime contractor” and a “subcontractor,” where the subcontractor is a “small or medium enterprise.” The term “prime contractor” can refer to either the contractor or the ultimate customer of the contractor, and a “subcontractor” can refer to an outsourcing service provider. Thus, the Subcontracting Act applies to a two-party subcontracting or outsourcing relationship between a customer and an outsourcing service provider that is a small or medium enterprise. Subcontracting can include contract manufacturing arrangements, which are common in the production of private label products.

The Subcontracting Act imposes various restrictions on prime contractors, such as prohibiting the contractor from arbitrarily cancelling or changing any entrustment of work or refusing to receive or postponing the delivery of the goods, unless there is a reason attributable to the subcontractor. When the goods are delivered, the prime contractor can be obliged to immediately deliver a certificate of receipt to the subcontractor, even before an inspection of the goods is conducted.

In addition, under the Subcontracting Act, where a prime contractor entrusts manufacturing, services, or other work to a subcontractor, the parties must set forth in writing matters relating to the subcontract consideration and matters relating to the adjustment of subcontract consideration linked to fluctuations in the price of major raw materials. Such adjustment is required where the price of major raw materials changes by a rate equal to or greater than the threshold agreed by the prime contractor and the subcontractor within a range not exceeding 10%. In this context, “major raw materials” means raw materials used in the manufacture, repair, construction, or provision of services with respect to the subject matter of the subcontract transaction, the cost of which is 10% or more of the subcontract consideration.

Labor & Employment Laws and Regulations

The Labor Standards Act

The Labor Standards Act (the “LSA”) is the primary Korean law governing employment relationships. The LSA sets various minimum working conditions which supersede any provisions of employment agreements, employment rules or collective bargaining agreements which are less favorable than the LSA’s minimum conditions. Employers are free to establish higher standards by means of individual employment contracts, employment rules or collective bargaining agreements; however, any employment agreements, employment rules or collective bargaining agreements which fall below the minimum standards of the LSA are deemed null and void to such extent.

A series of presidential and ministerial decrees regulate the implementation of the LSA. The Ministry of Employment and Labor (the “MOEL”) is primarily responsible for enforcing the LSA and related decrees.

The Employment Retirement Benefit Security Act

The Employment Retirement Benefit Security Act (the “ERBSA”) imposes minimum standards for statutory severance pay. The ERBSA incorporates the severance plan provisions of the LSA and provides for a comprehensive retirement benefit system consisting of several different plans, such as the statutory severance pay, defined benefit plan, and defined contribution plan.

Under the statutory severance pay system, employees are entitled to severance pay equal to at least 30-days’ average wages for each year of service, upon resignation or termination after at least one year of continuous employment.

The Industrial Accident Compensation Insurance Act

The Industrial Accident Compensation Insurance Act (the “IACIA”) prescribes a mandatory employee compensation program for job-related injuries or death. Under the IACIA, the Korea Workers’ Compensation and Welfare Service provides insurance coverage to workers in case of injury, disease, or disability due to an occupational accident.

The IACIA contributes to the protection of employees by requiring employers to maintain accident compensation insurance at a level adequate to create an incentive for adopting accident prevention safety measures. The MOEL determines premium rates by classifying businesses according to accident rates over the past three years and collects premiums from the insured employers to cover the expenses of the insurance program.

The Act on the Protection, etc. of Fixed-Term and Part-Time Employees

The Act on the Protection, etc., of Fixed-Term and Part-Time Employees (the “APFPE”) extends employee protections to fixed-term and part-time employees. The APFPE prohibits employers from using the services of non-regular workers (i.e., fixed-term contract employees) for periods exceeding two years. If a fixed-term employee has worked for the same employer for more than two years and the employee is not otherwise exempt, then the fixed-term employee is presumed to be a regular employee with an indefinite-term contract.

The APFPE also prohibits discriminatory treatment against fixed-term and part-time employees (as compared to regular employees working in the same or similar jobs) with respect to their wages, regular bonuses, bonuses due to their employer’s performance, and other working conditions and welfare benefits.

The Act on the Protection, etc., of Dispatched Workers

The Act on the Protection, etc., of Dispatched Workers (the “APDW”) extends employee protections to dispatched workers. Dispatched workers comprise those who are employed by a manpower supply company, are dispatched to a company requiring their services, and are under the supervision and control of the receiving company.

The APDW prohibits employers from using the services of dispatched workers for periods exceeding two years. If a dispatched worker’s service period exceeds two years at the same workplace, then the receiving employer is required to hire the dispatched worker. The APDW also prohibits employers from discriminating against those workers regarding compensation and benefits as compared to the employer’s workers if dispatched workers undertake the same or similar work. Moreover, under the APDW, dispatched workers could only be dispatched from a company with a dispatching business license, to perform work falling under one of 32 specified business roles.

The Trade Union and Labor Relations Adjustment Act

The Trade Union and Labor Relations Adjustment Act (the “TULRAA”) is the main Korean statute governing collective labor relations. The TULRAA has its basis in Article 33 of the Constitution of Korea, which guarantees all workers the right to organize, bargain, and act collectively.

The TULRAA governs collective labor-management relations such as guaranteeing the rights of association, collective bargaining and collective action, and regulating labor union activities as well as resolving industrial disputes. The TULRAA prescribes procedures for the formation and management of unions, rules for collective bargaining, lists of unfair labor practices, procedures for government mediation efforts, and rules on labor disputes.

Furthermore, as the amendments to the Trade Union and Labor Relations Adjustment Act promulgated on September 9, 2025 took effect on March 10, 2026, the scope of “employer” has been expanded to include a person that, even if not a party to the employment contract, is in a position to exercise actual and specific control over, or to determine, employees’ working conditions. As a result, employees may now request bargaining with a person that affects their working conditions even if that person did not enter into the employment contract with them. In addition, the scope of “labor dispute” has been expanded beyond disagreements limited to the determination of working conditions to include disagreements concerning managerial decisions that affect working conditions, as well as disputes arising from an employer’s clear violation of a collective bargaining agreement. The amended Act also clarifies that, in determining liability for damages arising from unlawful industrial action, the court must determine the specific proportion of liability according to each worker’s degree of fault, and that a labor union or worker is not liable for damages where, in order to defend the interests of the labor union or workers against the employer’s unlawful acts, it was unavoidable to cause damage to the employer. The amendment was promulgated on September 9, 2025 and took effect on March 10, 2026.

The Act on the Promotion of Employees’ Participation and Cooperation

The Act on the Promotion of Employees’ Participation and Cooperation (the “APEPC”) requires the formation of labor management councils in companies for the purpose of improving the welfare of employees and maintaining the steady development of business enterprises through participation and cooperation between employers and employees. Under the APEPC, an employer that employs 30 or more employees must establish a labor management council comprised of representatives of employees and management.

Once established, (i) the labor management council must meet at least once every three months to discuss employment-related matters, and (ii) the employer must establish a grievance handling committee within the labor management council. Furthermore, (iii) the labor management council must adopt bylaws which are required to be submitted to the MOEL.

Worker Safety Laws and Regulations

Occupational Safety and Health Act

The Occupational Safety and Health Act (the “OSHA”) was enacted to maintain and promote the safety and health of employees through prevention of industrial accidents. The OSHA imposes the following obligations on the government, workers, and businesses, respectively: (1) the government must establish and implement standards for safety and health, as well as exercise regulatory oversight over compliance with respect thereto, and supervise the use of hazardous or dangerous machinery, apparatus, equipment and materials, etc. in the workplace; (2) workers must comply with applicable rules and orders for preventing industrial accidents, which are promulgated or otherwise issued pursuant to the OSHA; and (3) businesses must maintain and promote safety and health of workers and follow the government’s safety and health policies regarding industrial accidents, by complying with applicable rules, creating comfortable working environment, and improving working conditions, as well as by providing workers with information related to safety and health in the workplace.

Serious Accident Punishment Act

The Serious Accident Punishment Act (the “SAPA”) was enacted to impose criminal penalties on employers, responsible management personnel, and other persons who cause death or injury by violating their obligations to secure safety and health. For purposes of the SAPA, a “serious accident” means a serious industrial accident or a serious civil accident. The Act defines “serious accident” to mean “serious industrial accident” and “serious civil accident.

•        Serious Industrial Accident: An industrial accident affecting the company’s workers and/or subcontractors, which results in (i) one or more fatalities, (ii) two or more injured people requiring medical treatment for at least six months, or (iii) three or more people suffering from occupational diseases by the same hazardous factor within a one-year period.

•        Duties to Secure Safety and Health: According to the SAPA, the RMP must take the following measures to secure safety and health:

1.      Establishing and implementing a safety and health management system;

2.      (In the event of an accident) establishing and implementing measures to prevent the recurrence of the same or similar accident;

3.      Implementing improvement or corrective orders issued by a central administrative agency or a local government authority under the relevant statutes; and

4.      Taking managerial measures necessary to perform obligations under safety and health laws and regulations

•        With respect to the duties to secure safety and health, the items listed in 1 through 4 above are specified in the Enforcement Decree of the SAPA.

If a serious industrial accident or serious civil accident occurs due to a violation of the SAPA, the RMP may be subject to criminal liabilities according to the degree of fatality and number of casualties. Moreover, in case the RMP violates his/her duties to secure safety and health either intentionally or by gross negligence, and thereby causes a serious accident to occur, the company may be required to compensate the victim with punitive damages up to five times the actual amount of damages.

Regulations on Industrial Safety and Health Standards

To implement the OSHA, MOEL has issued the Regulations on Industrial Safety and Health Standards. These regulations address safety and health measures relating to night shift workers, preventing cerebrovascular and cardiovascular disease, preventing musculoskeletal diseases caused by physical demands, material and heavy load handling, forklift and forklift operation, provision and maintenance of personal protective equipment, conveyor safety, electrical hazards, and prevention of fire and explosion, among other topics.

Environmental Regulations

Our operations are subject to environmental laws and regulations, including those relating to waste management and air, soil, and water pollution. We may be subject to liability under applicable environmental laws for clean-up of any contamination at our facilities. Unfavorable changes in, failure to comply with, or increased costs to comply with environmental laws and regulations could adversely affect us.

The Personal Information Protection Act

The Personal Information Protection Act and related legislation, regulations, and orders (“PIPA”) governs the collection, use, dissemination, storage, and destruction of personal information. PIPA specifies the circumstances under which consent must be obtained to collect, use, or disseminate a person’s personal information. PIPA places limits on the circumstances in which personal information can be required and on the collection of some types of personal information (such as identifiers granted by law for identification purposes).PIPA grants an individual right to request perusal, correction, or deletion of one’s own personal information, and specifies the methods to exercise such rights. Additionally, PIPA establishes requirements for information destruction, such as a requirement that personal information should be destroyed if it is no longer necessary to achieve the purpose for which it was collected.

Under PIPA, in the event a leak of personal information is discovered, the processor of personal information is required to promptly notify the affected person(s). PIPA requires notification to the authorities and other measures in certain circumstances. Furthermore, under amendments to PIPA promulgated on March 10, 2026 and scheduled to take effect on September 11, 2026, where a personal information controller becomes aware of the possibility of leakage, etc. of personal information, it must, without delay, notify all affected data subjects who may be subject to such possible leakage, etc. of information necessary to minimize harm, taking into account the type of personal information, the impact on the data subject, and the degree of risk of such leakage, etc.

PIPA imposes monetary remedies, penalties, and statutory damages for violations of its restrictions. Class-action relief for the leakage of personal data is available in certain circumstances, and some conduct, such as collection of personal information without consent, can be subject to criminal punishment.

The Act on Consumer Protection for Transactions through Electronic Commerce

Under this act, we are required to take necessary measures to maintain the security of consumer information related to our electronic settlement services. We are also required to notify consumers when electronic payments are made and to indemnify consumers for damages resulting from misappropriation of consumer information by third parties.

Copyright Act

Korea’s Copyright Act provides protections for various types of creative works, including certain copyrightable “computer programs” and “databases.” The Copyright Act provides the creator of such works with rights to the economic benefits flowing from their creation and control over the works’ use and dissemination. The infringement of copyrights protected under the Copyright Act are subject to civil claims as well as criminal penalties.

The Copyright Act implements the Korea U.S. Free Trade Agreement, by recognizing temporary storage as copying, introducing a system for fair use of copyrighted materials, and concept of statutory damages for copyright violations and adding conditions for online-service providers to be exempted from infringement liability and types of prohibited acts of infringement on the rights of copyright holders.

Laws and Regulations Relating to the Distribution of Dividends

The Korean Commercial Code (the “KCC”) regulates the distribution of dividends by Korean companies to their shareholders. In addition, the Foreign Exchange Transaction Law of Korea and the regulations thereunder (collectively, the “FETL”) are applicable where dividends are paid to shareholders who are not residents of Korea (as defined under the FETL).

Under the KCC, a Korean company may distribute annual dividends to its shareholders in proportion to the number of the relevant class of shares held by such shareholders by declaration at the shareholders’ annual general meeting. The shareholders who are on the register of shareholders as of the record date are entitled to receive annual dividends. The annual dividends may be declared and distributed only within the limit of the value of net assets of the company as stated on its balance sheets after deducting (i) amount of capital, (ii) total amount of the capital reserve and earned surplus reserve accumulated until the end of the immediately preceding fiscal year, (iii) total amount to be accumulated until the end of the immediately preceding fiscal year and (iv) unrealized profits as provided in the Enforcement Decree of the KCC. The company may pay full annual dividends on newly issued shares for the fiscal year in which such shares are issued in accordance with the KCC and the company’s articles of incorporation. The annual dividends may be paid in the form of (i) cash, (ii) stock or (iii) dividend-in-kind, provided that stock dividends must be paid based on par value and may not exceed an amount equivalent to one half of the total amount of profit available for dividend payment. Under the KCC, a Korean company may distribute interim dividends as determined by the board of directors once each fiscal year in accordance with its articles of incorporation to the extent of an upper limit provided in the KCC. Under the KCC, the prescription of a claim for dividends is five years from the payment date of dividends.

There are no foreign exchange controls regulating the distribution of dividends under the FETL. All dividends and other distributions declared and payable on shares of a Korean company may be paid, converted into foreign currency and freely transferred out of Korea without the need to obtain government authorization. While Korean laws allow the outward remittance of dividends, a dividend payment in Korean Won currency (after payment of applicable Korean taxes) must be converted into foreign currency prior to the outward remittance, as the Korean Government has a policy not to allow any person to bring Korean Won currency out of Korea. In addition, under the FETL, certain measures (as provided below) may be taken by the Ministry of Economy and Finance if the Korean government deems that:

•        due to the outbreak of natural calamities, wars, conflict of arms or grave and sudden changes in domestic or foreign economic circumstances or other similar situations, the Ministry of Economy and Finance may temporarily suspend payment, receipt or the whole or part of transactions to which the FETL applies, or impose an obligation to safe-keep, deposit or sell means of payment in or to certain Korean governmental agencies or financial institutions; or

•        international balance of payments and international finance are confronted or are likely to be confronted with serious difficulty or the movement of capital between Korea and abroad brings or is likely to bring about serious obstacles in carrying out its currency policies, exchange rate policies and other macroeconomic policies, the Ministry of Economy and Finance may take measures to require any person who intends to perform capital transactions to obtain permission or to require any person who performs capital transactions to deposit part of the payments received in these transactions at certain Korean governmental agencies or financial institutions.

Under the relevant Korean tax laws, in the absence of a tax treaty between Korea and the country in which a foreign shareholder holding the shares of the Korean companies resides, Korean-sourced dividend income earned by such foreign shareholder, which does not have a permanent establishment in Korea, may be subject to Korean withholding tax at the rate of 22% (including local income tax) on the payment of dividends by the Korean companies to such foreign shareholder.

Proposed Legislation

Fair Online Platform Intermediary Transactions

At present, multiple bills relating to the Fairness in Online Platform Intermediary Transactions Act have been proposed. For example, the bill proposed on December 9, 2025 by Assemblyman Lee Jeong-mun and 14 others (Bill No. 2215044) would impose certain obligations on online platform intermediaries, including obligations to prepare and deliver intermediary transaction agreements, and would prohibit unfair trade practices and retaliatory measures, in each case to enhance the fairness and transparency of online platform intermediary transactions. If enacted, such bills would likely strengthen the obligations of online platform operators toward merchants and other platform users. These bills have been referred to the relevant committee, and at present it is difficult to predict whether, or when, they will be enacted.

HONG KONG

The following sets forth a summary of the major laws and regulations which are relevant to our business in Hong Kong:

Business Registration Ordinance

Every person, (a company or individual), who carries on a business in Hong Kong is required under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee. A business registration certificate is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Aviation Security Ordinance

The Aviation Security Ordinance (Chapter 494 of the Laws of Hong Kong) is an ordinance to make provisions for the prevention and suppression of acts of violence against civil air transport and for connected purposes and constitute the comprehensive legislation for implementation of the conventions and agreements on aviation security promulgated by the International Civil Aviation Organisation (“ICAO”). To safeguard aircraft against acts of unlawful interference, the ICAO has laid down standards and recommended practice in Annex 17 to the Convention on International Civil Aviation (“CICA”) on the security measures required to be implemented by contracting states. For the security of air cargo to be in line with Annex 17 to the CICA, the Hong Kong Aviation Security Programme, which is enforceable under the Aviation Security Ordinance, has incorporated the Regulated Agent Regime (“RAR”) since March 2000.

A cargo agent, freight forwarder or a consignor of air cargo may apply for registration as a regulated agent (“RA”) under the RAR. An RA is required to comply with the requirements in respect of the RA in the Hong Kong Aviation Security Programme in order to prevent the unauthorized carriage of explosives and incendiary devices in consignments of cargo intended for carriage by air. Under the RAR, an RA is obliged, among other obligations, to ensure that the appropriate security controls acceptable by the Civil Aviation Department (“CAD”) are properly implemented upon the acceptance of cargo for carriage by air unless the consignment is from a known consignor recognized by an RA and to ensure that a consignment of cargo is safeguarded against unauthorized interference after its reception and to make best endeavors to protect it from unauthorized interference until the consignment is accepted by another RA or an airline. An RA shall also ensure that a consignment of cargo accepted from a known consignor or another RA is:

•        accompanied by a full description of the contents in shipping documents (e.g. air waybills, cargo manifests or shipper’s instructions), that the RA’s registration code or the known consignor’s code on the shipping documents of the consignment is checked;

•        checked against the description in the shipping documents in respect of quantity of cargo tendered and any signs of the package having been tampered with;

•        declared as known cargo by checking the annotation of the tendering RA’s registration code or otherwise stated as unknown cargo on shipping documents in inter-RA’s handling; and

•        safeguarded from unauthorized interference after it has been received until accepted by the next RA or an airline, or until loaded onto an aircraft. RAs shall also maintain an orderly documentation and record system. Documents such as airway bills, cargo manifests and relevant instructions from consignors should be kept for at least 31 days after the consignment is flown.

In view of the increasing concern of air safety and security, the ICAO has announced in September 2016 that it aims to phase out all cargo consignors that are not subject to the approval of the authority for aviation security by 30 June 2021. To comply with the ICAO’s new policy, the CAD has implemented the following two measures:

Validation of Known Consignors by the CAD

•        Under the previous policy of the RAR, consignors are only recognized by RAs as “Known Consignor” (“KC”) or “Account Consignor” (“AC”) by submitting a declaration of compliance to RAs, whereby RAs maintain a register of recognized KCs and ACs. To meet the ICAO’s new requirements, consignors will either have to be approved by the CAD as “validated” KCs; or

•        be an “unknown consignor” with all their cargos subject to 100% security screening prior to being loaded onto a commercial aircraft.

Applications for registration as a validated KC must be submitted to the CAD before 1 March 2021. Validated KCs may be exempted from compulsory screening before cargos are loaded onto aircrafts as long as the integrity of cargo can be maintained in the entire supply chain. Any consignors that were unable to be approved by the CAD before 1 March 2021 would be treated as unknown consignors and their cargos would be subject to compulsory screening by CTOs or RACSFs. All existing KCs and ACs who were previously recognized by RAs had ceased effect starting from 1 March 2021 and became unknown consignors if they were not successfully validated by the CAD.

Enhanced Cargo Security Screening Capacity

Under the previous quality control requirement of the RAR, only 1% of the cargos of KCs and ACs were required to be x-ray screened by RAs. Following the ICAO’s tightened air security policy direction, the CAD had put in place a transition arrangement and required all RAs to gradually increase the screening percentage of known cargos consigned by existing KCs and/or ACs which had not been validated by CAD to 100% in phases before 30 June 2021. The transition arrangement commenced in January 2020 and was divided into four phases:

•        phase one:    from January 2020 to April 2020, whereby 25% of cargos must be x-ray screened;

•        phase two:    from May 2020 to August 2020, whereby 40% of cargos must be x-ray screened;

•        phase three:    from September 2020 to February 2021, whereby 70% of cargos must be x-ray screened; and

•        phase four:    from March 2021 to June 2021, whereby all cargos must be x-ray screened.

During the transition period, RAs were required to submit screening summary reports to the CAD on a monthly basis, failure of which would result in suspension or deregistration of RA status. To cope with the increased screening demand, the CAD has further introduced the RACSFs scheme to facilitate x-ray screening of air cargo at off-airport locations. RACSFs equipped with x-ray facilities accepted by the CAD can provide alternative screening methods for RAs to conduct security checks apart from having the cargo monitored at CTOs. Under the RACSFs scheme, upon the acceptance of cargo from unknown consignors, RAs should transport the cargo to a RACSF for security screening, documentation and appearance checks at the premises of a RACSF. Similar to the current RAR, both RAs and RACSFs are responsible for the secure transportation of the screened cargo from RACSFs to CTOs or airlines, so that there will be no unlawful interference before the cargo is accepted for airlines. All security screening logs and copies of security screening receipts for every consignment of air cargo screened must be kept for at least three months after screening. Any x-ray images or recordings of screened cargos should also be maintained for at least 31 days after screening is conducted.

RAs and warehouse operators who wish to offer off-airport x-ray screening facility can register with the CAD to become RACSFs. Each RASCF shall have two persons as Nominated Persons for Cargo Security, who have completed RACSF security training program acceptable to the CAD, to be held accountable for overseeing the effective implementation of cargo security operations and compliance with the requirements in the RACSF Programme. The training certificates carry a validity of three years.

New Requirement on Security Seals Used for Secure Transportation

On 16 April 2021, the CAD announced new requirements for security sealed used for Secure Transportation. With immediate effect, all RAs, RACSFs, Known Consignors, contractors, sub-contractors, and security seal vendors are required to produce and use security seals for box trucks, Unit Load Devices (ULD) containers, and tamper-evident wrapping nets that comply with the new prescribed requirements. Existing stocks of security seals that do not conform to the new format may continue to be used as part of approved security treatment measures alongside complaint seals until 31 December 2021. After that date, RAs may only accept or tender known cargo that is secured with security seals meeting the new requirements, and any failure to comply may result in the suspension or deregistration of the RA’s status.

Updated Transportation Contractor Declaration and Warehouse Contractor Declaration

In May and June 2025, the CAD updated the Warehouse Contractor Declaration and Transportation Contractor Declaration under the RAR. The updated declarations streamline subcontractor arrangements and responsibilities, require clearer indication of the handling of known and unknown cargo, and gives relaxation to the format for which the declaration is maintained. RAs are required to use the updated declarations for contractors or sub-contractors which are engaged on or after:

•        For Warehouse contractors or sub-contractors: 1 June 2025

•        For Transportation contractors or sub-contractors: 1 July 2025

For existing warehouse or transportation contractors and sub-contractors, the signed declarations remain in effect until due after two years from the date of the signing of the existing declaration.

The Montreal Convention and the Carriage by Air Ordinance

The Montreal Convention for the Unification of Certain Rules for International Carriage by Air 1999 (“Montreal Convention”) was designed to establish worldwide uniformity in liability rules governing air carriage of person, baggage and cargo for compensation between two countries which are parties to it. Hong Kong ratified the Montreal Convention on 15 December 2006. The Montreal Convention was in force in Hong Kong under the Carriage by Air Ordinance (Chapter 500 of the Laws of Hong Kong) (“CAO”). The provisions of Montreal Convention in respect of the rights and liabilities of carriers, carriers’ servants and agents, passengers, consignors, consignees and other persons in relation to any carriage by air to which Montreal Convention applies have force of law in Hong Kong.

Article 18(1) of the Montreal Convention specifies that the carrier is liable for damage sustained in the event of destruction or loss of, or of damage to, any registered baggage or any cargo, if the occurrence which caused the damage so sustained took place during the carriage by air. Article 18(2) of the Montreal Convention provides for the following defenses to the carrier:

•        inherent defect, quality or vice of that cargo;

•        defective packing of that cargo performed by a person other than the carrier or its servants or agents;

•        an act of war or an armed conflict;

•        an act of public authority carried out in connection with the entry, exit or transit of the cargo.

Article 19 of the Montreal Convention provides that the carrier is liable for damage occasioned by delay in the carriage of air by passengers, baggage or cargo. However, the carrier shall not be liable for damage occasioned by delay if it proves that it and its servants and agents took all measures that could reasonably be required to avoid the damage or that it was impossible for it or them to take such measures.

Under article 22 of the Montreal Convention, liability of the carrier in the carriage of registered cargo in the event of destruction, loss, damage or delay is generally limited to a sum of 17 special drawing rights per kilogram.

Under article 31 of the Montreal Convention, the person entitled to the delivery must complain to the carrier, in case of damage to cargo, within 14 days from the date of receipt of the cargo and, in case of delay, within 21 days from the date on which the cargo has been placed at his disposal. Failing to complain within the stipulated time limit, no action shall lie against the carrier save in the case of fraud on the part of the carrier.

The Warsaw Convention and the Guadalajara Convention

The Warsaw Convention for the Unification of Certain Rules Relating to International Carriage by Air 1929 (“Warsaw Convention”) was an international convention which regulates liability for international carriage of persons, luggage or goods performed by aircraft for reward. It was originally signed in 1929 in Warsaw and was amended in 1955 by the Protocol to amend the Warsaw Convention signed at The Hague on 28 September 1955. Hong Kong still applies the Amended Warsaw Convention to international air carriages with countries that have adopted the Amended Warsaw Convention but not the Montreal Convention via the CAO.

The Convention supplementary to the Warsaw Convention (“Guadalajara Convention”) was an international convention for the unification of certain rules relating to international carriage by air performed by a person other than the contracting carrier signed at Guadalajara on 18 September 1961. The Guadalajara Convention is supplementary to the Warsaw Convention and Hong Kong also applies it via the CAO.

Radiation Ordinance

The Radiation Ordinance (Chapter 303 of the Laws of Hong Kong) (the “RO”) controls the import, export, possession and use of radioactive substances and irradiating apparatus and the prospecting and mining for radioactive minerals and for purposes connected therewith.

Section 7 of the RO provides that no person shall, except under and in accordance with a license duly issued under the ordinance, have in his possession or use, any radioactive substance or irradiating apparatus. Any person who contravenes the said provisions shall be guilty of an offence and shall be liable to a fine of HK$50,000 and to imprisonment for 2 years, and in the case of continuing offence, be liable to an additional fine of HK$2,500 for every day during the whole or any part of which such offence is knowingly and willfully continued.

Under the Radiation (Control of Irradiating Apparatus) Regulations (Chapter 303B of the Laws of Hong Kong), every licensee shall cause the license to be exhibited at a conspicuous place at the approved premises where the irradiating apparatus is situated. Any licensee who fails to comply with the said provisions shall be guilty of an offence and be liable on conviction to a fine of HK$6,000.

Dangerous Goods (Consignment by Air) (Safety) Ordinance and Dangerous Goods (Consignment By Air) (Safety) Regulations

The Dangerous Goods (Consignment by Air) (Safety) Ordinance (Chapter 384 of the Laws of Hong Kong) (“DGO”) is to control, in the interests of safety, the preparation, packing, marking, labelling and offering of dangerous goods for carriage by air. Under the DGO, dangerous goods (“Dangerous Goods”) is defined as any article or substance which is listed in the Technical Instructions for the Safe Transport of Dangerous Goods by Air (“Technical Instructions”) published by the ICAO and any article or substance not so listed by name but having properties corresponding to those of one of the general classifications of articles and substances in the Technical Instructions. When offering or handling Dangerous Goods for air carriage, consignors are required under the DGR to ensure all Dangerous Goods are properly classified, packed, marked, labelled and documented.

Any person who consigns Dangerous Goods in contravention of the Dangerous Goods (Consignment By Air) (Safety) Regulations (Chapter 384A of the Laws of Hong Kong) (“DGR”) commits an offence and on conviction on indictment is liable to a fine of HK$250,000 and imprisonment for two years or on summary conviction to a fine of HK$50,000 (level 5) and to imprisonment for one year. Furthermore, where a company commits an offence, every director and every officer concerned in the management of the company may be convicted of the like offence as specified under the DGO. Those Dangerous Goods and any packaging for Dangerous Goods may be forfeited.

Additionally, as required under the DGR, staff of a freight forwarder shall not perform the function of processing Dangerous Goods, processing cargo (not containing Dangerous Goods) or handling, loading and storage of cargo unless he/she has completed training programs which fulfill the requirement under the DGR. Staff who process Dangerous Goods without completing the necessary training programs commits an offence and the freight forwarder and such staff each commits an offence and is liable to a fine of HK$25,000 (level 4) and to imprisonment for six months. Also, a freight forwarder commits an offence where it did not ensure its staff who process cargo (not containing Dangerous Goods) or handle, load and store cargo to complete the necessary training programs and it is liable to a fine of HK$25,000 (level 4) and to imprisonment for six months.

Supply of Services (Implied Terms) Ordinance

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SOSO”) aims to consolidate and amend the laws with respect to the terms to be implied in contract for the supply of services (including a contract for the supply of a service whether or not the goods are also transferred or to be transferred).

Section 5 of SOSO provides that, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. Section 6 of SOSO provides that, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Import and Export Ordinance

The Import and Export Ordinance (Chapter 60 of the laws of Hong Kong) (“IEO”) and the sub-legislation under it, governs the importation of products into, and the export of products from Hong Kong. Section 6C of the Import and Export Ordinance provides that no importation is allowed of the article specified in Schedule 1 to the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) unless with a proper license issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Accordingly, importation of proprietary Chinese medicine (“PCM”), as defined in the Chinese Medicine Ordinance, and pharmaceutical products stated in the said Schedule 1 are subject to licensing control and must be covered by a proper import license.

Section 6D of the IEO provides that no person shall export any article specified in the second column of Schedule 2 to the Import and Export (General) Regulations to the place specified opposite thereto in the third column of the schedule unless with an export license issued by the Director-General of Trade and Industry under section 3 of the IEO. Accordingly, exportation of PCM and pharmaceutical products stated in the said Schedule 2 are subject to licensing control and must be covered by a proper export license. Regulations 4 and 5 of the Import and Export (Registration)Regulations (Chapter 60E of the Laws of Hong Kong) sets out that every person who imports or exports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete import or export declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Every declaration shall be lodged within 14 days after the importation or exportation of the article to which it relates.

Any person who fails or neglects to do such declaration within 14 days after the importation or exportation of the article to which it relates without any reasonable excuse shall be liable to (1) a fine of HK$1,000 upon summary conviction; and (2) a fine of HK$100 in respect of everyday during his failure or neglect to lodge such declaration in that manner continues commencing from the day following the date of conviction. Regulations 4 and 5 also provide that any person knowingly or recklessly lodges any declaration with the Commissioner that is inaccurate in any material particular shall be liable to a fine of HK$10,000 upon summary conviction.

Import and Export (Registration) Regulations

Regulation 4 of the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) (“IER”) provides that every person who imports any article other than an exempted article shall lodge an accurate and complete import declaration with the Commissioner of Customs and Excise within 14 days after the importation of the article. Any person who fails to declare within 14 days after the importation without reasonable excuse is liable to a fine of HK$1,000 upon summary conviction and a daily fine of HK$100. The IER also provides that any person knowingly or recklessly lodges any declaration that is inaccurate in any material particular shall be liable.

For the imports or exports of prohibited articles, strategic commodities and reserved commodities, consignors should obtain the necessary licenses, permits and certificates from the relevant departments of the Hong Kong government to prevent any contravention of the IEO.

To facilitate the import and export of goods into and from Hong Kong, shipping companies, airlines and freight forwarders can register under the transshipment cargo exemption scheme (the “Exemption Scheme”), of which certain transshipment cargo is exempted from the import and export licensing requirements under regulation 6 of the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong), a subsidiary legislation of the IEO. The Exemption Scheme applies to transshipment cargo containing goods, including pharmaceutical products, frozen or chilled meat and poultry, Chinese herbal medicines, powdered formula, rough diamonds or other conditions specified by the Director-General of Trade and Industry (the “Director-General”). Any violation to the conditions imposed by the Director-General constitutes an offence and the shipping companies, airlines or freight forwarders are liable on conviction to a fine of HK$500,000 and imprisonment of two years. The Director-General may also revoke or suspend any exemption granted to the importers or exporters.

Dutiable Commodities Ordinance

The Dutiable Commodities Ordinance (Chapter 109 of the Laws of Hong Kong) (“DCO”) is an ordinance which provides for the law relating to the taxation and control of liquors, tobacco, hydrocarbon oil, methyl alcohol and other substances, for providing for the licensing of certain dealings in liquors and for purposes connected therewith. According to section 17 of the DCO, no person shall import and export certain alcoholic and/or liquors except under a license issued by the Customs and Excise Department. Any person who contravenes such provisions commits an offence and shall be liable to a maximum fine of HK$1,000,000 and imprisonment for two years.

The DCO also states that no license is required for the import and export of Type 2 and Type 3 wines and liquors into and out of Hong Kong. As for the import of Type 1 liquors into Hong Kong, only licensed importers under the authority of an effective import license issued by the Customs and Excise Department may import such liquors into Hong Kong. The export of Type 1 liquors out of Hong Kong is not regulated so long as such liquors are duty-paid within Hong Kong.

Telecommunications Ordinance

Under the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong), companies possessing and dealing in the course of trade or business in apparatus or material for radio communications or in any component parts in Hong Kong, are required to obtain a Radio Dealers License (Unrestricted) from Office of the Communications Authority (“OFCA”). Accordingly, the importing and exporting of the above apparatus of material for radio communications require the Radio Dealers License (Unrestricted). A Radio Dealers License (Unrestricted) is generally valid for a period of 12 months, and is renewable on payment of the prescribed fee, at the discretion of OFCA.

Reserved Commodities (Control of Imports, Exports and Reserve Stocks) Regulations

Regulation 10 of the Reserved Commodities (Control of Imports, Exports and Reserve Stocks) Regulations (Chapter 296A of the Laws of Hong Kong) (“RC(C)R”) provides that the Director-General of Trade and Industry and any Deputy or Assistant Director-General of Trade and Industry may approve any store or other place as a reserved commodity storage place either generally or limited to a specified period, a specified reserved commodity or a specified quantity of a reserved commodity and may attach to such approval such conditions as he thinks fit. Under the RC(C)R, “reserved commodity” means rice, with or without husk, and milled or unmilled. Entities approved as a rice storage place is required to submit monthly returns on storage of rice to the Trade and Industry Department.

Motor Vehicles Insurance (Third Party Risks) Ordinance

Section 4(1) of the Motor Vehicles Insurance (Third Party Risks) Ordinance (Chapter 272 of the Laws of Hong Kong) (“MVI(TPR)O”) provides that it shall not be lawful for any person to use, or to cause or permit any other person to use, a motor vehicle on a road unless there is in force in relation to the user of the vehicle by that person or that other person, as the case may be, such a policy of insurance or such a security in respect of third party risks as complies with the requirements of the MVI(TPR)O. Section 4(2) provides that if a person acts in contravention of Section 4, he shall be liable to a fine of HK$10,000 and to imprisonment for 12 months, and a person convicted of an offence under section 4 shall (unless the court for special reasons thinks fit to order otherwise) be disqualified from holding or obtaining a license to drive a motor vehicle for such period as the court may determine being not less than 12 months nor more than three years from the date of conviction.

Food and Safety Ordinance

The Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong) (the “FSO”) provides that food importers and food distributors who carry on a food importation or distribution business are required to register their businesses under the registration scheme. A “food importer” means a person who carries on a business which brings or causes to be brought any food into Hong Kong by air, land or sea. Section 7(3) of the FSO provides that main food categories and food classifications of all food to be imported by the business (for a food importer) or supplied by wholesale by the business (for a food distributor) must be identified in the registration application. Apart from the registration requirement as set out above, sections 21 to 24 of the FSO also requires any person who, in the course of business, imports, acquires or supplies by wholesale food in Hong Kong to keep transaction records of the business from which the food was obtained and the business to which it was supplied.

Under the FSO, a person must not carry on the business of food importation or distribution unless the person is registered as a food importer or distributor in respect of that business. Any person or business that, without reasonable excuse, contravenes such a requirement imposed under the FSO commits an offence and is liable to a fine and imprisonment for 6 months.

An application may be refused and/or registration may be revoked if the applicant has repeatedly contravened the FSO in the period of 12 months immediately preceding the day on which the application was made or by the Department of Food and Environmental Hygiene (“DFEH”). The DFEH is also empowered to revoke a registration through the Demerit Point System established under the Food Safety Ordinance, which provides that if a registered food importer or distributor is convicted of any offence under the Food Safety Ordinance in respect of his business, a specified number of demerit points will be assigned and entered against his registration. Demerit points for a particular offence may be doubled, trebled or quadrupled respectively if the same offence is committed for the second, third or fourth time within a period of twelve months. If the registered food importer or distributor accumulates twenty points or more within a period of twelve months, its registration will be revoked.

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, such as:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities (such as if it is carried out without the data subject’s consent), non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. “Direct marketing” is defined to include the offering or advertising of the availability of goods, facilities or services by direct marketing means, which is namely (i) sending information or goods, addressed to specific persons by name, by mail, fax, electronic mail or other means of communication; or (ii) making telephone calls to specific persons.

Factories and Industrial Undertakings Ordinance

The Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong) (“FIUO”) imposes general duties on proprietors of and persons employed at industrial undertakings, including without limitation cargo and container handling undertakings, factories and other industrial workplaces, to ensure health and safety at work in such undertakings. Proprietor includes any person, body corporate, a firm, an occupier and the agent of such an occupier having the management or control of the business carried on in an industrial undertaking for the time being. Section 6A(1) of the FIUO provides that “It shall be the duty of every proprietor of an industrial undertaking to ensure, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking.” Contravention of such duty is an offence and is liable to a fine of HK$500,000. A proprietor willfully contravenes with the duty imposed by section 6A(1) without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for 6 months. There are 30 sets of subsidiary regulations under the FIUO, covering various aspects of hazardous work activities in various workplaces, containing detailed health and safety standards on work situations, plant and machinery, processes and substances.

Under the FIUO, there are over 30 sets of subsidiary regulations covering various aspects of hazardous work activities in factories, building and engineering construction sites, catering establishments, cargo and container handling undertakings and other industrial workplaces. The subsidiary regulations prescribe detailed safety and health standards on work situations, plant and machinery, processes and substances.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (“OSHO”) provides for the safety and health protection to employees in workplace, both industrial and non-industrial. Under section 6 of the OSHO, every employer must, so far as reasonably practicable, ensure the safety and health at work of all the employer’s employees by:

•        providing and maintaining plant and systems of work that are safe and without risks to health;

•        making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant and substances;

•        providing information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees;

•        as regards any workplace under the employer’s control, maintaining the workplace in a condition that is safe and without risks to health or providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and

•        providing or maintaining a working environment for the employees that is safe and without risks to health.

Failure to comply with the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labor may serve an improvement notice on an employer against contravention of the OSHO or the FIUO, or a suspension notice against activity or condition or use of workplace or of any plant or substance located on the workplace which may create an imminent risk of death or serious bodily injury to the employees. Failure to comply with a requirement of an improvement notice or contravenes a suspension notice without reasonable excuse constitutes an offence and the employer is liable on conviction to a fine of HK$200,000 and HK$500,000, respectively, and to imprisonment for 12 months.

Occupiers Liability Ordinance

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”) regulates the general conditions of employment and matters connected therein in Hong Kong. It provides for various employment-related benefits and entitlements to employees. All employees covered by the EO, irrespective of their hours of work, are entitled to protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays. Employees who are employed under a continuous contract are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment.

Employees’ Compensation Ordinance

The Employee’s Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or deaths caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases. Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under section 15 of the ECO, an employer must notify the Commissioner for Labor of any work accident by submitting Form 2 (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or 14 days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, 14 days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

According to section 40 of the ECO, all employers are required to take out insurance policy to cover their liabilities both under the ECO and at common law for injuries at work in respect of all employees (including full-time and part-time employees) for an amount not less than the applicable amount specified under the ECO. An employer who fails to comply with the ECO to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years, and on summary conviction to a fine at level 6 (currently at HK$100,000) and to imprisonment for one year.

Minimum Wage Ordinance

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”) provides for a prescribed minimum hourly wage rate (which was set at HK$42.10 per hour with effect from May 1, 2025 and has been increased to HK$43.10 per hour with effect from May 1, 2026) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (except those specified under section 7 of the MWO). A provision of a contract of employment that purports to extinguish or reduce any right, benefit or protection conferred on the employee by the MWO is void.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Scheme Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”) provides for, inter alia, the establishment of a system of privately managed, employment related mandatory provident fund schemes for members of the workforce to accrue financial benefits for retirement. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the mandatory provident fund scheme. Currently, the minimum and maximum relevant income levels for employees who are paid monthly are HK$7,100 and HK$30,000 respectively. Further, employers are obliged to enroll their employees aged 18 to 65 to a Mandatory Provident Fund Scheme within 60 days of his or her employment.

Inland Revenue Ordinance

A company carrying out business in Hong Kong is subject to the profits tax regime under the (Chapter 112 of the Laws of Hong Kong) (“IRO”). The IRO is an ordinance for the purposes of imposing taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of person, carrying on any trade, profession or business in Hong Kong are chargeable to tax on all profits (excluding profits from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the date of this prospectus, the standard profits tax rate for corporations was at 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciation.

Competition Ordinance

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) prohibits conduct that prevents, restricts or distorts competition in Hong Kong. It also aims to prohibit mergers that substantially lessen competition in Hong Kong and to provide for incidental and connected matters.

The Competition Ordinance includes:

•        The First Conduct Rule, which prohibits undertakings from making or giving effect to agreements or engaging in a concerted practice, or, as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong;

•        The Second Conduct rule, which prohibits undertakings which have a substantial degree of market power in a market to abuse that power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong; and

•        The Merger Rule, which prohibits undertakings to directly or indirectly carry out a merger that has, or is likely to have, the effect of substantially lessening competition in Hong Kong.

Upon breach, the Competition Tribunal may impose pecuniary penalty, director disqualifications, and prohibition, damage and other orders on offenders. For pecuniary penalty, section 93 of the Competition Ordinance enables the Competition Tribunal to award a penalty up to 10% of the turnover of the undertakings involved for up to three years in which the contravention occurs.

THE PRC

The following sets forth a summary of the major laws and regulations which are relevant to our business in the PRC:

Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Encouraging Catalog and the Negative List, which were promulgated and are amended from time to time by the Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”). The Negative List will be issued by, amended or released upon approval by the State Council, from time to time. The Negative List will consist of a list of industries in which foreign investments are prohibited and a list of industries in which foreign investments are restricted. Foreign investors will be prohibited from making investments in prohibited industries, while foreign investments must satisfy certain conditions stipulated in the Negative List for investments in restricted industries. Foreign investments and domestic investments in industries outside the scope of the prohibited industries and restricted industries stipulated in the Negative List will be treated equally. The NDRC and the MOFCOM promulgated the Catalog of Industries for Encouraging Foreign Investment (2025 Version) (the “2025 Encouraging Catalog”), on December 15, 2025, and the Special Management Measures (Negative List) for the Access of Foreign Investment (2024 Version) (the “2024 Negative List”) on September 6, 2024, which became effective on November 1, 2024, to replace the previous encouraging catalog and negative list thereunder.

On March 15, 2019, the National People’s Congress (the “NPC”), promulgated the PRC Foreign Investment Law (the “FIL”), which came into effect on January 1, 2020 and replaced the trio of laws regulating foreign investment in the PRC, namely, the PRC Sino-foreign Equity Joint Venture Law, the Wholly Foreign-Owned Enterprise Law and the PRC Sino-foreign Cooperative Joint Venture Law. The FIL, by means of legislation, establishes the basic framework for the access, promotion, protection and administration of foreign investment in view of investment protection and fair competition.

According to the FIL, foreign investment shall enjoy pre-entry national treatment, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” The FIL provides that foreign invested enterprises operating in foreign “restricted” or “prohibited” industries will require entry clearance and other approvals. In addition, pursuant to the Measures for Reporting of Information on Foreign Investment, a foreign investment information reporting system shall be established and foreign investors or foreign invested enterprises shall submit the investment information to competent departments for commerce through the enterprise registration system and the enterprise credit information publicity system.

Furthermore, the FIL provides that foreign invested enterprises established according to the previous laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the FIL, which means that foreign invested enterprises may be required to adjust the structure and corporate governance in accordance with the current PRC Company Law and other laws and regulations governing the corporate governance.

On December 26, 2019, the State Council promulgated the Implementation Rules to the PRC Foreign Investment Law, which became effective on January 1, 2020. The implementation rules further clarified that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

According to the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the MOFCOM on December 19, 2020 and became effective on January 18, 2021, any foreign investment that has or possibly has an impact on state security shall be subject to security review in accordance with the provisions hereof. A foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment in any important infrastructure, important transportation services and other important fields that concern state security while obtaining the actual control over the enterprises invested in.

Regulations Relating to Road Transportation Operation Permit

Pursuant to the Regulations on Road Transportation promulgated by the State Council in April 2004 and most recently amended in January 2026, and the Provisions on Administration of Road Freight Transportation and Stations (Sites) issued by the Ministry of Transport in June 2005 and most recently amended in February 2026 (the “Road Freight Provisions”), the business operations of road freight transportation refer to commercial road freight transportation activities that provide public services. The road freight transportation includes general road freight transportation, special road freight transportation, road transportation of large articles, and road transportation of hazardous cargos. Special road freight transportation refers to freight transportation using special vehicles with containers, refrigeration equipment, or tank containers, etc. The Road Freight Provisions set forth detailed requirements with respect to vehicles and drivers.

Under the Road Freight Provisions, anyone engaging in the business of operating road freight transportation must obtain a Road Transportation Operation Permit from the local county-level road transportation administrative bureau, and each vehicle used for road freight transportation must have a Road Transportation Certificate from the same authority. The incorporation of a subsidiary of road freight transportation operator that intends to engage in road transportation business is subject to the same approval procedure. If it intends to establish a branch, it should file with the local road transportation administrative bureau where the branch is to be established. Pursuant to the Notice on the Cancelation of the Road Transportation Operation Permit and the Driver Qualification Certificate for Ordinary Freight Vehicles with a Total Mass of 4.5 Tons or Less promulgated by the PRC Ministry of Transport, which took effect on January 1, 2019, local transportation management departments will no longer issue road transportation operation permit for ordinary freight vehicles with a total mass of 4.5 tons or less, and shall not impose administrative penalties on such vehicles and drivers for the reasons of operating without permits and driving freight transportation vehicles without corresponding qualification certificates.

Although the Road Transportation Operation Permits have no limitation with respect to geographical scope, several provincial governments in the PRC, including Shanghai and Beijing, promulgated local rules on administration of road transportation, stipulating that permitted operators of road freight transportation registered in other provinces should also make record-filing with the local road transportation administrative bureau where it carries out its business.

Regulations Relating to International Freight Forwarding Business

Administrative Provisions on International Freight Forwarders promulgated in 1995 and its detailed rules regulate the business of international freight forwarding. According to the provisions and its detailed rules, the minimum amount of registered capital must be RMB5 million for an international freight forwarder by sea, RMB3 million for an international freight forwarder by air and RMB2 million for an international freight forwarder by land or for an entity operating international express delivery services. An international freight forwarder must, when each time applying for setting up a branch, increase its registered capital (or the excess amount over its minimum registered capital) by RMB500,000. Under the Measures on Filing of International Freight Forwarders (Interim) announced in March 2005 and amended in August 2016, all international freight forwarders and their branches registered with the State Administration for Market Regulation (the “SAMR”) must be filed with the MOFCOM or its authorized organs.

Regulations Relating to Customs

According to the Customs Law of the PRC (Amended in 2021) (the “Customs Law”), which was passed by the Standing Committee of the National People’s Congress (the “SCNPC”) on April 29, 2021, where a consignee or consignor of importing or exporting goods or a Customs clearing enterprise handles Customs declaration procedures, they shall file for record with the Customs in accordance with law.

According to the Provisions of the Customs of the PRC on Record-filing of Customs Declaration Entities, which was promulgated by the General Administration of Customs on November 19, 2021 and became effective as of January 1, 2022, customs declaration entities refer to consignees or consignors of importing or exporting goods or customs clearing enterprises handles customs declaration procedures that have filed for record with customs, customs declaration entities may conduct customs declaration business within the customs territory of the PRC.

Regulations Relating to Cybersecurity and Data security

Internet information in the PRC is regulated and restricted from a national security standpoint. On November 7, 2016, the SCNPC promulgated the Cybersecurity Law, which became effective on June 1, 2017 and most recently amended in October 2025. The Cybersecurity Law requires network operators to comply with laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services. The Cybersecurity Law further requires network operators to take all necessary measures in accordance with applicable laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to cyber security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data.

The CAC Measures establish the basic framework for national security reviews of network products and services, and provide the principal provisions for undertaking cyber security reviews. According to the CAC Measures, critical information infrastructure operators that purchase internet products and services and online platform operators engaging in data processing activities which affect or may affect national security must be subject to cybersecurity review. An online platform operator which possesses personal information of over one million users and intends to have a “foreign listing” must be subject to cybersecurity review. Meanwhile, the CAC Measures grants the competent authorities the right to initiate a cybersecurity review without application, if any member organization of the cybersecurity review mechanism has reason to believe that any internet products, services or data processing activities affect or may affect national security.

On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC (the “PRC Data Security Law”), which became effective on September 1, 2021. The PRC Data Security Law establishes a data protection system based on the category and security level of the data in terms of its importance for economic and social development and the potential harm caused by illegal use of such data to national security, public interest or rights and interests of individuals and organizations.

On August 20, 2021, the SCNPC promulgated the PIPL, which became effective on November 1, 2021. The PIPL establishes a series of the principles and rules for the processing and protection of personal information, the obligations for personal information handlers, and the personal information related rights for data subjects. Among others, prior to any cross-border transfer of personal information, the PIPL requires personal information handlers to duly notify the individuals and, if applicable, obtain their separate consent, as well as to satisfy at least one of the following conditions: (1) a security assessment organized by the CAC has been passed; (2) certification of personal information protection from a specialized institution in accordance with the provisions issued by the CAC has been passed; (3) a standard contract formulated by the CAC has been entered into with the overseas recipient, agreeing on both parties’ rights and obligations; or (4) any other condition prescribed by laws, administrative regulations or by the CAC has been satisfied.

The CAC has already promulgated the implementation rules on the security assessment, the standard contract, and the certification in 2022 and 2023 for the cross-border transfer of personal information. On July 7, 2022, the CAC promulgated the Measures of Security Assessment on Data Export, effective on September 1, 2022, which specifies the application scope, requirements and procedures for the security assessment on data export. On November 4, 2022, the CAC and the State Administration for Market Regulation promulgated the Announcement on the Implementation of Personal Information Protection Certification, including the attachment — the Implementation Rules for Personal Information Protection Certification, effective on November 4, 2022, which specifies the reference standards, requirements and procedures for personal information protection certification. The reference standards include the Information Security Technology — Personal Information Security Specification (GB/T 35273) and the Specifications on Security Certification for Cross-border Processing of Personal Information (TC260-PG-20222A). On February 22, 2023, the CAC promulgated the Provisions for Standard Contract for Outbound Transfer of Personal Information, including the attachment — the Standard Contract for Personal Information Export, effective on June 1, 2023, which specifies the application scope, requirements and procedures for the filing for record of standard contract.

Regulations Relating to Leasing

We lease properties for our offices, warehousing and other facilities. Pursuant to the Law on Administration of Urban Real Estate of the PRC, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, rental price, liability for repair, and other rights and obligations of both parties. Both lessor and lessee are also required to file for registration and record the lease contract with the real estate administration department. Pursuant to implementing rules stipulated by certain provinces or cities, if the lessor and lessee fail to go through the registration procedures, both lessor and lessee may be subject to fines.

According to Civil Code of the PRC which was promulgated by the NPC and took effect on January 1, 2021, with the consent of the lessor, the lessee may sublease the leased object to a third person. Where the lessee subleases the leased object, the lease contract between the lessee and the lessor shall continue to be valid, and the lessee shall be liable to the lessor for compensation for any loss caused to the leased object by the third person. Where the lessee subleases the leased object without the consent of the lessor, the lessor may rescind the contract.

Regulations Relating to Taxation

Enterprise Income Tax

On March 16, 2007, the NPC promulgated the Enterprise Income Tax Law of the PRC which was latest amended on December 29, 2018, and the State Council enacted the Regulations for the Implementation of the Law on Enterprise Income Tax of the PRC which were latest amended on December 6, 2024 (collectively, the “EIT Law”). According to the EIT Law, taxpayers consist of resident enterprises and non-resident enterprises. Resident enterprises are defined as enterprises that are established in the PRC in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within the PRC. Non-resident enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applicable. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment institutions or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, the enterprise income tax is, in that case, set at the rate of 10% for their income sourced from inside the PRC.

Value-Added Tax

Pursuant to the Value-Added Tax Law of the PRC, which was promulgated by the SCNPC on December 25, 2024 and became effective on January 1, 2026, and the Implementation Rules for the Provisional Regulations of the PRC on Value-Added Tax, which was promulgated by the Ministry of Finance (the “MOF”) on December 25, 1993 and latest as amended on October 28, 2011, and became effective on November 1, 2011, entities or individuals engaging in the services is required to pay a value-added tax (“VAT”).

On March 20, 2019, the MOF, the State Administration of Taxation (the “SAT”) and the General Administration of Customs jointly issued the Announcement on Policies for Deepening the VAT Reform (“Announcement 39”), to further slash value-added tax rates. According to the Announcement 39, (i) for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively; (ii) for the agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (iii) for the agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input VAT will be calculated at a 10% deduction rate; (iv) for the exportation of goods or labor services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (v) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%. The Announcement 39 came into effect on April 1, 2019 and shall be prevail in case of any conflict with existing provisions.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in the PRC are the Foreign Exchange Administration Regulations of the PRC which was promulgated by the State Council on January 29, 1996 and was latest amended on August 5, 2008. Pursuant to these regulations and other PRC rules and regulations on currency conversion, Renminbi is freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as direct investment, loan or investment in securities outside the PRC unless prior approval of the State Administration of Foreign Exchange (the “SAFE”) or its local counterpart is obtained.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise (the “Circular 19”). According to Circular 19, the foreign exchange capital of foreign-invested enterprises shall be subject to the Discretionary Foreign Exchange Settlement, which means that the foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the foreign-invested enterprise, and if a foreign-invested enterprise needs to make further payment from such account, it still needs to provide supporting documents and proceed with the review process with the banks. Furthermore, Circular 19 stipulates that the use of capital by foreign-invested enterprises shall follow the principles of authenticity and self-use within the business scope of enterprises. The capital of a foreign-invested enterprise and capital in Renminbi obtained by the foreign-invested enterprise from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for payments beyond the business scope of the enterprises or payments as prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities unless otherwise provided by the relevant laws and regulations; (iii) directly or indirectly used for granting entrust loans in Renminbi (unless permitted by the scope of business), repaying inter- enterprise borrowings (including advances by the third-party) or repaying the bank loans in Renminbi that have been sub-lent to third parties; or (iv) directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

The Circular on Further Deepening Reform and Promoting Cross-border Trade and Investment Facilitation (the “Circular 28”), was promulgated by SAFE on December 4, 2023. Pursuant to Circular 28, Foreign exchange capital of non-financial enterprises, foreign exchange proceeds under external debt and the Renminbi funds converted therefrom shall not be directly or indirectly used for securities investment or other investment or wealth management purposes, shall not be used for extending loans to non-affiliated enterprises, and shall not be used for the purchase of residential real estate not for self-use.

Regulations Relating to Dividend Distribution

According to the FIL, foreign investment enterprises in the PRC may pay dividends freely in RMB or any other foreign currency according to law. In addition, according to the PRC Company Law, foreign investment enterprises, same as domestic enterprises, are required to set aside at least 10% of their after-tax profits (if any) each year to the company’s statutory reserves, until the accumulative amount of such fund reaches 50% of its registered capital.

Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Further, the foreign investment enterprises may allocate a portion of their after-tax profits based on PRC accounting standards as discretionary reserve funds. These reserve funds are not distributable as cash dividends.

Regulations Relating to Employment

The Labor Contract Law of the PRC (the “Labor Contract Law”) and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the year from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationship is terminated.

Pursuant to the Social Insurance Law of the PRC, enterprises in the PRC are required to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund in accordance with the Regulations on the Management of Housing Provident Fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Pursuant to the Labor Law of the PRC, all employers must comply with local minimum wage standards.

Regulations Relating to Intellectual Property Rights

The PRC government has adopted comprehensive governing laws for intellectual property rights, including copyrights, patents, trademarks and domain names.

Copyright.    Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC. The protection period for software copyright of a legal person or other organizations shall be 50 years, expiring on December 31 of the 50th year after the software’s first publication.

Patent.    The Patent Law of the PRC provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The National Intellectual Property Administration is responsible for examining and approving patent applications. The duration of a patent right is either 10 years, 15 years or 20 years from the date of application, depending on the type of patent right.

Trademark.    The Trademark Law of the PRC regulates the protection of registered trademarks. The PRC Trademark Office of the National Intellectual Property Administration is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration application for a trademark that is identical or similar to another trademark which has already registered or given preliminary examination, the application for such trademark may be rejected. Trademark registration is effective for a renewable ten-year period, unless otherwise revoked.

Domain Name.    Domain names are protected under the Administrative Measures on the Internet Domain Names. The Ministry of Industry and Information Technology is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which the China Internet Network Information Center is responsible for the daily administration of “.cn” domain names and Chinese domain names. Our domain name registration is handled through domain name service agencies in compliance with the relevant regulations.

Regulations Relating to Anti-Monopoly and Anti-Unfair Competition

The currently effective Anti-Monopoly Law of the PRC (the “Anti-Monopoly Law”) was promulgated by the SCNPC in 2007, and was most recently amended on June 24, 2022 and became effective on August 1, 2022. Pursuant to the Anti-Monopoly Law, the relevant operators of a concentration of undertakings which reaches the standard thresholds for declaration shall make an advance declaration to the anti-monopoly law enforcement authority under the State Council. On February 7, 2021, the Anti-Monopoly Committee of the State Council promulgated the Anti-Monopoly Guidelines for the Internet Platform Economy Sector which stipulate that any concentration of undertakings involving VIE shall fall within the scope of anti-monopoly review.

Competition among business operators is generally governed by the Anti-Unfair Competition Law of the PRC (the “Anti-Unfair Competition Law”), which was promulgated by the SCNPC on September 2, 1993 and amended on June 27, 2025. According to the Anti-Unfair Competition Law, when trading on the market, operators must abide by the principles of voluntariness, equality, fairness and honesty and observe laws and business ethics. Acts of operators constitute unfair competition where they contravene the provisions of the Anti-Unfair Competition Law and disturb market competition with a result of damaging the lawful rights and interests of other operators or consumers. When the lawful rights and interests of an operator are damaged by the acts of unfair competition, it may institute proceedings in a People’s Court. In comparison, where an operator commits unfair competition in contravention of the provisions of the Anti-Unfair Competition Law and causes damage to another operator, it will be responsible for compensating for the damages.

Although we do not believe we have engaged in any behaviors in violation of the Anti-Monopoly Law or the Anti-Unfair Competition Law, such as entering into monopolistic agreements or abusing market position, we cannot assure you that the regulators would agree with us and we may be required to adjust our business practices or may be subject to penalties, such as confiscation of incomes or potential fines, if our business practices are deemed to be non-compliant with the Anti-Monopoly Law or the Anti-Unfair Competition Law. We may also be subject to claims from our competitors or users, which could adversely affect our business and operations.

Regulations Relating to M&A Rules and Overseas Listing

On August 8, 2006, six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers of Domestic Enterprises by Foreign Investors (the “M&A Rules”) which became effective on September 8, 2006 and was later amended on June 22, 2009. Foreign investors shall abide by the M&A Rules when purchasing equity interests or subscribing the increased capital of a domestic company, and thus changing the nature of the company from a domestic one to a foreign-invested enterprise; or when establishing a foreign-invested enterprise directly in the PRC and operating the assets purchased from a domestic company; or when purchasing the assets of a domestic company, establishing a foreign-invested enterprise by injecting such assets and then operating the assets.

The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. However, the FIL partially replaced the M&A Rules in its rules on foreign investors to acquire the equity or assets of an unaffiliated domestic company, while the equity or assets acquisition of an affiliated domestic company by a foreign investor shall still be subject to the M&A Rules.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth information regarding our board of directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title/Committee Memberships
Jinha Kim	63	Co-Chief Executive Officer
Mark Lee	58	Co-Chief Executive Officer and Director
Peter Kim	56	Chief Financial Officer
Kumsul Yoon	49	Chief Technology Officer
Kevin Kidoo Lee	52	Director
Vuk Jeremić*	51	Independent Director Nominee
Samuel Shin Chul Park*	50	Independent Director Nominee
Matthew J. Saker*	63	Independent Director Nominee

____________

*        Each such individual has accepted their nomination to become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The following sets forth certain biographical information with respect to our directors and executive officers. Unless otherwise stated, the business address for our directors and executive officers is Tracx Logis Pte. Ltd., 5A Toh Guan Road East, #06-03, CWT Jurong East Logistics Centre, Republic of Singapore, 608830.

Jinha Kim.    Mr. Kim joined as our Co-Chief Executive Officer on November 24, 2025. Immediately prior to joining us he was the Chief Executive Officer of Korea SuperFreeze, a pioneer in ESG-focused cold chain warehouse operations, from 2020 to 2024. Prior to this position, Mr. Kim served as the Chief Digital Officer (CDO) at HMM (formerly known as Hyundai Merchant Marine) from 2019 to 2020 where he led the development of its digital logistics platform. Prior to his role at HMM, Mr. Kim held various leadership positions at Samsung SDS from 2012 to 2018, including Senior Vice President. He joined Samsung SDS through its acquisition of EXE C&T, a logistics software company where he had been a founding member for more than 10 years. From 2014 to 2017, he was based in the United States, where he oversaw regional operations across North and South America. He began his logistics career in 1988 in the logistics automation division of Samsung Techwin and brings over 36 years of industry experience. Mr. Kim received both his MBA and BA in mechanical engineering at Korea University.

Mark Lee.    Mr. Lee is our co-Chief Executive Officer and a member of the board of directors. Prior to this role, Mr. Lee served as our Chief Executive Officer from July 2024 through December 2025. Mr. Lee joined Qoo10 and us in June of 2021 as group chief financial officer and terminated such role in July 2024 upon taking on his position as our Chief Executive Officer. Prior to that, Mr. Lee was the Chief Financial and Strategy Officer at OCI Company, Ltd., a global chemicals and renewable energy company from 2012 to 2014 and again from 2019 to 2021. OCI Company, Ltd., is listed on the Korea Exchange. Prior to re-joining OCI in 2019, Mr. Lee was the co-CEO of ANDA Asset Management from 2014 to 2019, a pan-Asia multi-strategy hedge fund. Mr. Lee began his career as a corporate lawyer in New York and in Hong Kong where he served as counsel and partner and head of practices for various New York law firms. Mr. Lee holds a Bachelors of Arts degree in Professional-Option Business from the College of the University of Chicago in 1990, a Master’s in Business Administration degree from the Booth School of Business of the University of Chicago in 1993 and a Juris Doctorate degree from the University of Pennsylvania Carey School of Law in 1996. Mr. Lee is admitted to practice law in the State of New York and is admitted as a solicitor in the High Courts of Hong Kong.

Peter Kim.    Mr. Kim joined as our Chief Financial Officer on February 5, 2026 in anticipation of our offering. Mr. Kim comes with a wealth of experience in operational, investment and financial roles having served most recently as a senior investment director at Zelkova Investment Management (an affiliate of Cactus Private Equity Inc.) in Seoul, Korea from October 2025 until he took on his position as our Chief Financial Officer. Prior to his role at Zelkova, Mr. Kim served as the Executive Director, Head of New Business Development at Kortop Media from June 2024 to September 2025. He also served as the Senior Vice President, Head of Strategic Planning Division at Pepper Savings Bank and Managing Director, Head of Strategic Planning Division at Binex Corporation from April 2018 to May 2024 and from September 2015 to March 2018, respectively. Prior to such roles Mr. Kim was an equity research analyst at Daewoo Securities (now Mirae Asset Securities) and an equity fund manager at Fidelity Investment. Mr. Kim received his MBA from the University of Michigan in 1995 and his BA in economics from the University of California Berkeley in 1992.

Kumsul Yoon.    Mr. Yoon has been our Chief Technology Officer since June 2020. Prior to joining us, Mr. Yoon was the lead of the Live10 development team at Qoo10 Pte. Ltd. from 2010 to 2020. Prior to that role, he oversaw the ticketing and mobile application development platform at Gmarket Inc. from 2008 to 2010. Mr. Yoon holds a Bachelors of Arts degree in Economics from Shingu College.

Kevin Kidoo Lee.    Dr. Lee has been our Director since June 2019. He is the founder of Crescendo Equity Partners and has been a Managing Partner since December 2012. Prior to that, Dr. Lee served as Head of Korea at Excelsior Capital Asia from July 2007 to March 2012. Dr. Lee also worked as a consultant at McKinsey & Company from March 2005 to June 2007. Dr. Lee holds a doctorate in Materials Science and Engineering from the Massachusetts Institute of Technology, and a bachelor’s degree in Material Science and Engineering from the UC Berkeley College of Engineering. Dr. Lee was selected as one of the top 100 young innovators by MIT Technology Review in 2003.

Vuk Jeremić.    Mr. Jeremić will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Since 2013, Mr Jeremić has been President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank and Editor-in-Chief of its quarterly magazine Horizons. Since 2023, he has been a Professor of Practice in International Governance and Diplomacy at the Sciences Po Paris School of International Affairs and since 2025, he has been a Visiting Professor at Tsinghua University in Beijing. Since 2024, Mr. Jeremić has been a Senior Advisor to Eurasia Group, a geopolitical risk analysis firm, providing insights and advice to top international corporations, financial institutions, and governments. From 2017 to 2024, Mr. Jeremić served as Senior Advisor to Partners Group, a global private equity firm based in Switzerland. He has served as Independent Director on boards of several publicly listed companies. In June 2012, Mr. Jeremić was elected to be the President of the 67th session of the UN General Assembly. Mr. Jeremić served as Serbia’s Minister of Foreign Affairs from 2007 to 2012. Mr. Jeremić holds a bachelor’s degree in Theoretical and Experimental Physics from Cambridge University and a master’s degree in Public Administration/International Development from Harvard Kennedy School.

Samuel Shin Chul Park.    Mr. Park will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Park has over 20 years of experience across a broad range of financial sectors, having held roles at leading global financial institutions such as Goldman Sachs, J.P. Morgan, and AIG Financial Products. Since April 2022, Mr. Park has served as Chief Advisor to Maple Investment Venture Capital, which he acquired in March 2018. Mr. Park holds a Bachelor of Science degree in Civil Engineering from the Massachusetts Institute of Technology.

Matthew J. Saker.    Mr. Saker will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Saker has served as the interim Chief Executive Officer of Aureus Greenway Holdings (Nasdaq: PUSA) since January 29, 2026 and has been a member of its Board of Directors since September 9, 2025. Mr. Saker also serves on the Board of Directors of SIM Acquisition Corp. I (Nasdaq: SIMA) since February 24, 2026. He is a Senior Vice President in CBRE’s Global Advisory & Transaction Services group, bringing over 23 years of experience with the firm, including his tenure as a Managing Director at Insignia ESG, which was acquired by CBRE in July 2003. Prior to joining CBRE, Mr. Saker served as Vice President at Peter Elliot & Co. from 1997 to April 2002, and earlier in his career, he worked in Advisory & Transaction Services at Grubb & Ellis from 1992 to 1996. Mr. Saker received a B.S. degree from St. Joseph’s University and an M.S. in Real Estate Development from Columbia University’s School of Architecture, Planning and Preservation. Mr. Saker is a member of the Board of Trustees for the Count Basie Center for the Arts (NFP) and is an Advisor to Ellavoz Impact Capital, which creates and preserves workforce and affordable housing.

Board Composition

Our board of directors will consist of 5 directors upon the effectiveness of the registration statement of which this prospectus forms a part, three of whom shall be “independent” within the meaning of the corporate governance standards of the [Nasdaq Global Market] listing rules and will meet the criteria for independence set forth in

Rule 10A-3 of the Exchange Act. In addition, our board of directors has adopted a code of ethics, which is applicable to each of our directors, executive officers and employees. We will make this policy available publicly on our website, www.Tracxlogis.com. A director is not required to hold any shares in our company by way of qualification although certain directors have been granted certain options to purchase shares in us. See “— Employee Stock Option Plan.”

Our Co-Chief Executive Officers, Mr. Mark Lee and Mr. Jinha Kim, divide corporate management responsibilities to optimize operational efficiency and strategic growth. Mr. Lee oversees international capital markets compliance, governance, institutional shareholder relations, corporate finance architecture, and oversees global strategy, including the strategic expansion of our technology platforms. Mr. Kim directs day-to-day business development activities, including customer and vendor relations, global logistics network operations, regional 3PL/4PL fulfillment execution, supply chain partner management, and localized commercial strategies. Both work in close coordination to ensure that all aspects of our corporate needs are addressed and both report to our board of directors, with Mr. Lee serving as a member of our board.

Our directors have all the powers necessary for managing, directing and supervising our business affairs. The functions of the board of directors include, among others, the power to convene shareholders’ annual general meetings and reporting its work to shareholders, declaring dividends and distributions and appointing and terminating officers, among other duties and rights as enumerated in our bylaws. A director’s term in office continues until resignation or removal in accordance with the terms of our Constitution.

In addition to our code of ethics, we have adopted a whistleblower policy that allows certain individuals such as our employees, staff, vendors and others to report acts that violate our policies and applicable laws in the various jurisdictions we conduct business relating to various matters, including labor and environmental laws, financial malfeasance, theft and sexual harassment, among others. The policy provides that any reports may be made through multiple channels to our compliance department or to the chairman of the audit committee.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly, and the Company has determined that Vuk Jeremić, Samuel Shin Chul Park and Matthew J. Saker will be “independent directors” as defined by [Nasdaq Global Market].

Audit Committee

Vuk Jeremić, Samuel Shin Chul Park and Matthew J. Saker will be the members of our audit committee upon the effectiveness of the registration statement of which this prospectus forms a part. Samuel Shin Chul Park will serve as the chairman of the audit committee. All members of our audit committee will satisfy the independence standards promulgated by the SEC and by [Nasdaq Global Market] as such standards apply specifically to members of audit committees. We have determined that Samuel Shin Chul Park possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert,” as defined by the rules and regulations of the SEC.

Our audit committee will be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee will also be responsible for reviewing and determining whether to approve certain transactions with related parties. See “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.”

Duties of Directors

Under Singapore law, all of our directors owe fiduciary duties to our Company, including a duty to act honestly and in good faith in the best interests of the Company, a duty not to exercise his powers for an improper purpose, and a duty not to place himself in a position which will result in a conflict of interest between his duties to the Company and his/her personal interests. Our directors also have a duty to act with due care, skill and diligence. In fulfilling their duty of care to us, our directors must ensure compliance with our Constitution, as amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached, subject to the applicable laws on quantification of damages. You should refer to the section titled “Description of Share Capital and Constitution — Comparison of Shareholder Rights” for additional information on the standard of corporate governance under Singapore law.

Compensation of Directors and Executive Officers

In 2025, we and our subsidiaries paid aggregate cash compensation of S$1.1 to our directors and executive officers as a group. We did not pay any other cash compensation or benefits in kind to our directors and executive officers. In 2025, we had a provision of S$0.1 for pension, retirement and similar benefits to executive officers and directors.

Employee Stock Option Plan

We have maintained various employee stock option plans (the “Employee Stock Option Plans” or the “Plans”) that provides for the grant of stock options (“Options”) since 2016. As of December 31, 2025, there were 3,170,075 ordinary shares allocated for issuance under the Plans upon exercise of Options. We believe that the Plans will aid us in attracting, motivating and retaining employees, directors and consultants through the granting of Options. On April 28, 2026, our shareholders agreed to increase the pool of Options available under the Plans to 6,580,800 shares to be issued to certain executives.

Administration

The Plans are administered by our board of directors or any person to whom the board shall delegate any of its authority under the plans. The plan administrator is authorized to, among others, construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration and to determine the provisions of each Option granted.

Corporate Transactions

In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger, consolidation or takeover which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or takeover, or (iii) a reverse merger in which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then at the option of the surviving corporation or acquiring corporation, any surviving corporation or acquiring corporation may (i) assume or continue any Options outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan; (ii) immediately terminate any Options outstanding under the Plan upon payment to the respective option holder of the fair market value of the Ordinary Shares under such Options. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Options or to substitute similar stock awards for those outstanding under the Plan, then with respect to Options held by option holders whose service to the Company has not terminated, the vesting of Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) at or prior to such event. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

Term

Unless terminated earlier, the Plan will continue in effect until December 12, 2033. Options made under the plan on or prior to the date of its termination will continue in effect subject to the terms of the plan and the award.

Vesting Schedule

The vesting condition of share options generally requires the employees to complete two to four years of service. Share options granted under the plan generally vest 50% after two years from the date of grant, 30% after three years from the date of grant and 20% after four years from the date of grant and expire ten years from the date of grant. Vesting of options is contingent on the employee remaining in employment during the vesting period.

Amendment and Termination of Plan

Our board of directors may at any time, and from time to time, amend the Plan. However, subject to certain exceptions, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary under applicable laws or regulations.

Granted Options

The table below summarizes, as of the date of this prospectus, the options we have granted to our directors and executive officers that have not been exercised:

Name	Number of shares underlying options granted	As a percentage of total shares outstanding	Exercise price per share		Grant date	Expiration Date
Mark Lee	7,000	*	US$	165.20	January 24, 2022	January 24, 2032
Kumsul Yoon	2,000	*	S$	67.90	August 31, 2020	August 31, 2030
Kumsul Yoon	2,000	*	US$	165.20	January 24, 2022	January 24, 2032

____________

*        Less than 1% of our total outstanding ordinary shares

Note: The above information is presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

Foreign Private Issuer Exemption

In general, under [Nasdaq Global Market] corporate governance standards, foreign private issuers, as defined by the rules adopted under the Exchange Act, are permitted to follow home country corporate governance practices instead of the corporate governance practices of the [Nasdaq Global Market]. Accordingly, we intend to follow certain corporate governance practices of our home country, Singapore, in lieu of certain of the corporate governance requirements of the [Nasdaq Global Market] in respect of the following:

•        the requirement under Section 5605(d) of the [Nasdaq Global Market] listing rules that a compensation committee comprised of at least two independent directors governed by a compensation committee charter oversee executive compensation; and

•        the requirement under Section 5605(e) of the [Nasdaq Global Market] listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors.

Singapore law does not impose specific requirements on the establishment of a compensation or nominating committee.

The foreign private issuer exemption does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act and the rules, which require that our audit committee be composed of at least three directors, all of whom are independent. As of the date of this prospectus, we are in compliance with these requirements.

If at any time we cease to be a “foreign private issuer” under the rules of the [Nasdaq Global Market] and the Exchange Act, as applicable, our board of directors will take all action necessary to comply with the [Nasdaq Global Market] corporate governance rules.

Due to our status as a foreign private issuer and our intent to follow certain home country corporate governance practices, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all the [Nasdaq Global Market] corporate governance standards. See “Description of Share Capital.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Share Incentive Plans

See “Management — Employee Stock Option Plan.”

Loan Arrangements

Loans from affiliates.

In 2024 and 2025, we entered into short-term borrowing transactions with certain parties affiliated with our shareholder Queen Holdings Limited, pursuant to which we borrowed an aggregate of S$10,199,019 accruing interest at a rate of 5% per annum. As of December 31, 2025, a total of S$10,199,019 was outstanding.

Transactions with Related Parties

Transactions with Associates

We engage in freight forwarding and logistics services, sales and marketing services and administrative and information technology services with our associates in Philippines and Vietnam, in which we have a 40% and 48% shareholding interest, respectively.

Revenues relating to the freight forwarding and logistics service transactions with our associates amounted to S$28 thousand and S$540 thousand (US$420 thousand) and expenses relating to transactions with our associates amounted to S$14 thousand and S$39 thousand (US$30 thousand), in each case, for the years ended December 31, 2024 and 2025, respectively.

Finance income with our associates amounted to S$41 thousand and S$55 thousand (US$43 thousand) for the years ended December 31, 2024 and 2025, respectively.

As of December 31, 2024 and 2025, we had trade payables due to our associates in the amount of S$67 thousand and S$94 thousand (US$73 thousand), respectively, which represent freight forwarding and logistic service fees payable to them.

Additional information about our related party transactions is included in Note 32 to the consolidated financial statements of the Company included elsewhere in this prospectus.

Related Party Transaction Policy

In connection with this offering, we will adopt a policy regarding approval by the audit committee, subject to certain exceptions, of certain transactions between us and a Related Party (as defined below) falling within the following definition of a “Related Party Transaction”:

(a)     any transaction or presently proposed transaction which is material to the Company or any of its subsidiaries or any of its Affiliates (each a “Tracx Logis Related Company”) in each case, with any Related Party, or any transaction that is unusual in its nature or conditions, involving goods, services, or tangible or intangible assets, to which the Company or a Tracx Logis Related Company on the one hand and a Related Party on the other hand is a party; and

(b)    a loan (including a guarantee of any kind) made by a Tracx Logis Related Company to or for the benefit of its Related Party.

For purposes of the policy, a “Related Party” of a person is:

(a)     an enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person;

(b)    an associate, that is, an unconsolidated enterprise in which such person has a significant influence or which has significant influence over such person;

(c)     an individual owning, directly or indirectly, an interest in the voting power of such person that gives him or her significant influence over such person, and close members of any such individual’s family;

(d)    key management personnel, that is, a person having authority and responsibility for planning, directing and controlling the activities of such person, including directors and senior management of such person, and close members of such individuals’ families; and

(e)     an enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any Related Party described in (c) or (d) or over which such a Related Party is able to exercise significant influence.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this prospectus regarding beneficial ownership of our ordinary shares by:

•        each person we know to beneficially own 5% or more of our ordinary shares;

•        each of our directors and executive officers; and

•        our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The calculations in the table below are based on:

(1)    [    ] ordinary shares issued and outstanding assuming the conversion of all of our outstanding preferred shares into [    ] ordinary shares as of [        ], 2026 and the conversion of all outstanding convertible notes (including accrued interest on such convertible notes) into [    ] ordinary shares as of [        ], 2026 after giving retrospective effect to the 1-for-10 reverse split of our ordinary shares on May 29, 2026; and

(2)    [    ] ordinary shares issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional ordinary shares.

Ordinary shares that may be acquired by an individual or group within 60 days after the date of this prospectus, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The underwriters have an option to purchase up to [    ] additional ordinary shares within [30] days of the date of this prospectus from us to cover over-allotments, if any.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated below, the business address for our directors and executive officers listed is 5A Toh Guan Road East, #06-03, CWT Jurong East Logistic Centre, Singapore, 608830.

Ordinary Shares Beneficially Owned
	Prior to Offering on an as-converted basis		After Giving Effect to this Offering Assuming Underwriters’ Option is Not Exercised
Name of Beneficial Owner	No. of Ordinary Shares**	%(1)	No. of Ordinary Shares**	%
Principal Shareholders
Queen Holdings Limited(2)	[ ]	[ ]
KC Small Medium Value up PEF I(3)	[ ]	[ ]
Nol Universe Co., Ltd.(4)	[ ]	[ ]
Directors and Executive Officers
Jinha Kim
Mark Lee
Peter Kim
Kumsul Yoon
Kevin Kidoo Lee
All our directors and executive officers as a group

____________

*        Indicates beneficial ownership of less than 1% of the total issued and outstanding ordinary shares.

**      The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

(1)      Assumes the conversion of all of our outstanding [1,094,168] preferred shares into [        ] ordinary shares and our outstanding convertible notes into [        ] ordinary shares. See “Description of Share Capital — History of Securities Issuances.”

(2)      Consists of (i) [        ] ordinary shares issued to Queen Holdings Limited upon conversion of preferred shares as of [        ], 2026 and (ii) [        ] ordinary shares issued to Queen Holdings Limited upon conversion of convertible notes (including accrued interest) with a principal amount of US$[    ]. The principal amount and interest accrued under the convertible notes can be converted at a conversion price that is the lower of (a) US$1.50 per ordinary share and (b) 70% of the initial public offering price of the ordinary shares sold in this offering. The interest under the convertible notes accrues at a rate of 5% annually between August 24, 2021 and November 22, 2024, and 10% annually thereafter. The as-converted column assumes that conversion occurs on [        ], 2026, at which date the principal amount and interest payable under the convertible notes would be US$[        ], and that such conversion has been exercised at the conversion price of US$[15.00] per ordinary share for [        ] ordinary shares. See “Description of Share Capital — History of Securities Issuances.” Queen Holdings Limited is a limited company organized and existing under the laws of the Republic of Korea. The shares held by Queen Holdings Limited are beneficially owned by Crescendo Private Equity Fund No. 2 and Crescendo 2018 Private Equity Fund (collectively, “Crescendo Funds”), each a limited company organized and existing under the laws of the Republic of Korea and collectively holding all of the equity interests of Queen Holdings Limited. Each Crescendo Fund is managed by an investment committee comprising no less than three members. The members of the investment committees of both Crescendo Funds are Kevin Kidoo Lee (who is one of our directors), Jinsu Park and Sungmin Park, none of whom individually has voting or investment power with respect to our ordinary shares held by Queen Holdings Limited. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.

Based upon the foregoing analysis, no individual member of the investment committees of Crescendo Funds exercises voting or dispositive control over any of the securities over which they hold sole investment and voting power. The registered address of Queen Holdings Limited and Crescendo Funds is 35/F, Mirae Asset Center 1, 26 Eulji-ro 5-gil, Jung-gu, Seoul, Korea.

(3)      Consists of [        ] ordinary shares issued to KC Small Medium Value up PEF I upon conversion of convertible notes with a principal amount of US$[        ]. The principal amount and interest accrued under the convertible notes can be converted at a conversion price that is the lower of (a) US$1.50 per ordinary share and (b) 70% of the initial public offering price of the ordinary shares sold in this offering. The interest under the convertible notes accrues at a rate of 5% annually between August 27, 2021 and November 22, 2024, and 10% thereafter. The as-converted column assumes that conversion occurs on [        ], 2026, at which date the principal amount and interest payable under the convertible notes would be US$[        ], and that such conversion has been exercised at the conversion price of US$1.50 per ordinary share for [        ] ordinary shares. See “Description of Share Capital — History of Securities Issuances.” KC Small Medium Value up PEF I is a company incorporated and existing under the laws of Korea. The general partners of KC Small Medium Value up PEF I are Cactus Private Equity Inc., which is a limited company organized and existing under the laws of the Republic of Korea, and Korea Development Bank, which was established under the Korea Development Bank Act. The investment decisions of KC Small Medium Value up PEF I are made by the majority vote or the unanimous vote of an investment committee comprised of four members. Each of the general partners of KC Small Medium Value up PEF I, namely Cactus Private Equity Inc. and Korea Development Bank, may nominate two members to such investment committee. The members of such investment committee are Hansul Jung, Kim Young, Lee Hoon Young and Lee Joon Ho, none of whom individually has voting or investment power with respect to our ordinary shares held by KC Small Medium Value up PEF I. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no individual member of the investment committee of KC Small Medium Value up PEF I exercises voting or dispositive control over any of the securities over which it holds sole investment and voting power. The registered address of KC Small Medium Value up PEF I is Level 1, 114, Deoksugung-gil, Jung-gu, Seoul, Korea.

(4)      Consists of (i) 982,824 ordinary shares transferred from Qoo10 Pte. Ltd. (“Qoo10”) as of September 6, 2024 pursuant to a share charge agreement and (ii) [      ] ordinary shares issued to Nol Universe Co., Ltd. (“Nol Universe”) upon conversion of convertible notes with a principal amount of US$1,020,000. Nol Universe is governed by its board of directors, which has voting and investment power with respect to our shares held by Nol Universe and which is comprised of members Cheol Woong Lee, Kibum Kim, and Seongsik Park, none of whom individually has voting or investment power with respect to our ordinary shares held by Nol Universe. The principal business address of Nol Universe is 70, Geumto-ro, Sugeong-gu, Gyeonggi-do (Geumto-dong), Korea.

In 2024, our former parent company, Qoo10 was placed into court receivership proceedings in Singapore by the Monetary Authority of Singapore and all of its subsidiaries (other than us), filed for bankruptcy, or were put in court receivership proceedings, as a result of which none of our shares is owned by Qoo10 or the founding shareholder. See “Description of Share Capital — History of Securities Issuances” for a description of issuances of our securities that have resulted in significant changes in ownership held by our major shareholders.

DESCRIPTION OF SHARE CAPITAL

The following description summarizes material terms of our constitution as they will be in effect upon the consummation of this offering. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our constitution, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our constitution.

General

Our shareholders have approved, among others, the allotment and issue of the new ordinary shares which are the subject of this offering. Upon the consummation of this offering, our issued and outstanding share capital will consist of ordinary shares. Following this offering, we will have [    ] ordinary shares issued and outstanding (or [    ] ordinary shares if the underwriters exercise in full their option to purchase additional shares). We currently only have one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as our shareholders. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Ordinary Shares

Our ordinary shares have no par value as there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our ordinary shares who has fully paid up all amounts due with respect to such ordinary shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such ordinary shares. We believe this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations laws. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares. Except as described under “— Singapore Code on Take-Overs and Mergers,” there are no limitations in our constitution or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.”

Transfer Agent and Branch Registrar

The transfer agent and branch registrar for our ordinary shares, which will maintain our branch register located in the United States, will be V Stock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598.

Voting Rights

Each ordinary share is entitled to one vote per share. Voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy or by attorney or other duty authorized representative and representing not less than 5% of the total voting rights of all shareholders having the right to vote at the meeting. On a poll, each holder of ordinary shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each ordinary share which he holds or represents. Proxies need not be shareholders.

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders in person or by proxy or by attorney or other duly authorized representative. Therefore, since the ordinary shares offered in this offering are expected to be held through The Depository Trust Company (“DTC”) or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our ordinary shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding these ordinary shares on how to vote such ordinary shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. The vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the votes of the DTC participants (which results will reflect the instructions received from persons that own our ordinary shares electronically in book-entry form through DTC). In the case of a tie vote, the chairman of the meeting shall be entitled to a casting vote.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by our board of directors. Subject to our constitution and in accordance with the Singapore Companies Act, our board of directors may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of our shareholders. See “Dividends and Dividend Policy” for additional information about our dividend policy.

Capitalization and Other Rights

Our board of directors may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our shareholders in proportion to their shareholdings in accordance with our constitution.

Variation of Rights

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force affecting us, under our constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-quarters of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting, the necessary quorum shall be two persons (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person) at least holding or representing by proxy or by attorney or other duly authorized representative at least one-third of issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney or other duly authorized representative may demand a poll, and on a poll, shall have one vote for every share of the class held by him, provided always that where the necessary majority for such a special resolution is not obtained at such general meeting, consent in writing if obtained from the holders of three-quarters of the issued shares of the class concerned within two months of such general meeting shall be as valid and effectual as a special resolution carried at such general meeting.

Issuance of New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

•        the conclusion of the next annual general meeting; or

•        the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each fiscal year);

however, any approval may be revoked or varied by the company in a general meeting.

Our shareholders have provided such general authority to issue new ordinary shares until the conclusion of our annual general meeting or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier.

Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot, issue or grant options over or otherwise dispose of new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our ordinary shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Register of Members

Only persons who are registered in our register of members are recognized under Singapore law as our shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any ordinary share, or any interest in any fractional part of an ordinary share, or other rights for any ordinary share other than the absolute right thereto of the registered holder of that ordinary share. We may close our register of members for any time or times, provided that our register of members may not be closed for more than 30 days in the aggregate in any calendar year. We typically will close our register of members to determine shareholders’ entitlement to receive dividends and other distributions.

Our ordinary shares, which are expected to be listed and traded on the [Nasdaq Global Market], are expected to be held through DTC. Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members.

A holder of our ordinary shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such shares for certificated ordinary shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated ordinary shares are determined by DTC (including the broker, bank, nominee or other institution that holds the shares within DTC) and V Stock Transfer, LLC, which will act as our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated ordinary shares.

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Code on Take-overs and Mergers

The Singapore Code on Take-overs and Mergers, or “Singapore Take-over Code,” regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5.0 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to the Securities Industry Council (“SIC”) to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person who acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights in the Company, or any person who, together with persons acting in concert with him, holds between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or any person acting in concert with him) acquires additional shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of SIC, extend a mandatory take-over offer immediately for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. In addition to such person, each of the principal members of the group of persons acting in concert with him may, according to the circumstances of the case, have the obligation to extend an offer. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

•        a company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•        a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•        a company with any of its pension funds and employee share schemes;

•        a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

•        a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

•        directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•        partners; and

•        an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by any of the foregoing and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the above for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror for voting rights of the Company during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Election and Reelection of Directors

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the resolution to remove him shall not take effect until his successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director.

General Meetings of Shareholders

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote in person or by electronic means, of a simple majority of the voting rights of the shareholders present in person or by virtual meeting technology, or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote in person or by electronic means, of not less than three-fourths of the voting rights of the shareholders present in person or by virtual meeting technology, or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our constitution, a change of our corporate name and a reduction in the share capital.

We must give at least 21 days’ notice in writing (excluding the date of the notice and the meeting itself) for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing (excluding the date of the notice and the meeting itself).

Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

•        the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

•        a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have a wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

•        direct or prohibit any act or cancel or modify any transaction or resolution;

•        regulate the conduct of the affairs of the company in the future;

•        authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

•        provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

•        provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration to which a company is a party or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting our company, every director, secretary or other officer of the Company shall be entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto.

In addition, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of us or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

We intend to enter into agreements with each of our directors and officers, which will, among other things, require us to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

History of Securities Issuances

The following is a summary of our material securities issuances in the past three years. See “Principal Shareholders.”

On August 30, 2024, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued (i) US$2.1 million (equivalent to Korean Won 2,812 million) in aggregate principal amount of convertible notes to Crescendo Equity Partners Limited, (ii) US$0.4 million (equivalent to Korean Won 498 million) in aggregate principal amount of convertible notes to Corstone Asia Co. Ltd., and (iii) US$0.2 million (equivalent to Korean Won 304 million) in aggregate principal amount of convertible notes to Metistone Equity Partners Co., Ltd.

On September 6, 2024, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued (i) US$2.0 million (equivalent to Korean Won 2,673 million) in aggregate principal amount of convertible notes to Rivendell Investments 2018-2 LLC, and (ii) US$0.7 million (equivalent to Korean Won 1,000 million) in aggregate principal amount of convertible notes to Dong Cheol Choi.

On September 10, 2024, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$1.0 million (equivalent to Korean Won 1,340 million) in aggregate principal amount of convertible notes to Wong Ka Kit.

On November 22, 2024, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$2.1 million (equivalent to Korean Won 2,900 million) in aggregate principal amount of convertible notes to Mason Global Growth Fund I.

On January 2, 2025, Tracx Logis Pte. Ltd. issued US$4.1 million in aggregate principal amount of convertible notes to Crescendo Equity Partners (Singapore) Pte. Ltd.

On January 3, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$4.1 million (equivalent to Korean Won 6,000 million) in aggregate principal amount of convertible notes to Cactus Oasis Fund II.

On February 6, 2025, Tracx Logis Pte. Ltd. issued US$3.4 million in aggregate principal amount of convertible notes to ZVC2 Investment Partnerships.

On February 28, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued (i) US$0.3 million (equivalent to Korean Won 500 million) in aggregate principal amount of convertible notes to Lee Young Jun, (ii) US$0.1 million (equivalent to Korean Won 200 million) in aggregate principal amount of convertible notes to Koo Bon Sam, (iii) US$0.2 million (equivalent to Korean Won 300 million) in aggregate principal amount of convertible notes to Choi Jung Soon, (iv) US$0.3 million (equivalent to Korean Won 500 million) in aggregate principal amount of convertible notes to Kim Jeongran, and (v) US$0.2 million (equivalent to Korean Won 300 million) in aggregate principal amount of convertible notes to Son Kichul.

On March 3, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$0.1 million (equivalent to Korean Won 100 million) in aggregate principal amount of convertible notes to Lee Yoon.

On March 4, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued (i) US$0.3 million (equivalent to Korean Won 400 million) in aggregate principal amount of convertible notes to Lee Hyesun, (ii) US$0.1 million (equivalent to Korean Won 100 million) in aggregate principal amount of convertible notes to Lee Jaewook, and (iii) US$0.1 million (equivalent to Korean Won 200 million) in aggregate principal amount of convertible notes to Subinigyeo Co.

On March 25, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$0.7 million (equivalent to Korean Won 1,000 million) in aggregate principal amount of convertible notes to Cactus Oasis Fund II.

On March 31, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$3.0 million (equivalent to Korean Won 4,398 million) in aggregate principal amount of convertible notes to Rivendell Investments 2018-2 LLC.

On April 21, 2025, Tracx Logis Pte. Ltd. issued US$1.0 million in aggregate principal amount of convertible notes to Nol Universe Co., Ltd.

On May 14, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$2.1 million (equivalent to Korean Won 3,000 million) in aggregate principal amount of convertible notes to Jae Young Lee.

On June 11, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$0.7 million (equivalent to Korean Won 1,000 million) in aggregate principal amount of convertible notes to Harmony Partners Co., Ltd.

On July 25, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$1.5 million (equivalent to Korean Won 2,000 million) in aggregate principal amount of convertible notes to iA Inc.

On July 28, 2025, Tracx Logis Pte. Ltd. issued US$0.7 million in aggregate principal amount of convertible notes to Aevolution Fund III-1 L.P.

On August 21, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$1.4 million (equivalent to Korean Won 2,000 million) in aggregate principal amount of convertible notes to iA Inc.

On December 23, 2025, Tracx Logis Korea Co., Ltd., our subsidiary in Korea, issued US$4.7 million (equivalent to Korean Won 7,000 million) in aggregate principal amount of convertible notes to SHM Co, Ltd.

On January 22, 2026, Tracx Logis Pte. Ltd. issued US$5.6 million in aggregate principal amount of convertible notes to American Ventures LLC, Series XX Tracx Logis.

On July 27, 2026, Tracx Logis Pte. Ltd. issued US$1,174,999.99 in aggregate principal amount of convertible notes to American Ventures LLC, Series LV Tracx Logis.

With respect to convertible notes issued by Tracx Logis Korea Co., Ltd., our subsidiary in Korea, such convertible notes are guaranteed by Tracx Logis Pte. Ltd. (the “Guarantor”). The principal amount of such convertible notes may, at the election of the bondholders, be converted into the ordinary shares of Tracx Logis Inc. at the conversion price of Korean Won 100 per share, subject to adjustments in certain circumstances. Upon the occurrence of certain redemption events specified in the relevant deed of guarantee, including the initial public offering of the ordinary shares of the Guarantor, the bondholders of each series of convertible notes may elect to require the Guarantor to perform its obligations by way of either (i) paying the relevant bondholders in cash any and all amounts due and payable under such series of convertible notes or (ii) issuing ordinary shares of the Guarantor to the relevant bondholders in such number as is calculated by dividing all of the amount due and payable under such series of convertible notes by the price per share as specified in the relevant agreement.

With respect to convertible notes issued by Tracx Logis Pte. Ltd., the principal amount of such convertible notes may, at the election of the noteholders, be converted into the ordinary shares of Tracx Logis Pte. Ltd. at the conversion price of US$1.50, subject to adjustments in certain circumstances.

[All of the outstanding convertible notes (including accrued interest on such convertible notes) have been converted into [    ] of our ordinary shares on [    ], 2026.]

Comparison of Shareholder Rights

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	Singapore
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

The constitution of companies will typically state the minimum number of directors as well as provide that directors may be appointed or removed by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such appointment or removal is within the minimum (and maximum, if any) number of directors provided in the constitution. Our constitution provides that subject to the Singapore Companies Act, there shall be at least one director who is ordinarily resident in Singapore.

Delaware	Singapore
Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Delaware	Singapore
Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.
Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).

According to the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director.

Delaware	Singapore
Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment.

If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Our constitution may be altered by special resolution (i.e., a resolution requiring the affirmative vote of not less than three-fourths majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution for which not less than 21 days written notice is given). Our board of directors has no power to amend our constitution.

Meetings of Shareholders
Annual and Special Meetings	Annual General Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors.

Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year.

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholders holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, our constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Quorum Requirements	Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Our constitution provides that the quorum at any general meeting shall be two or more members present in person or by proxy or by attorney or other duly authorized representative save in certain circumstances.

Delaware	Singapore
Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•   acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•   in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Delaware	Singapore

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Shareholder Approval of Issuance of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long as the number of shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required for (i) any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.

In addition, a corporation may issue one or more classes of stock or one or more series of stock within any class as shall be stated and expressed in the certificate of incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation.

Section 161 of the Singapore Companies Act provides that notwithstanding anything in the company’s constitution, the directors shall not exercise any power to issue shares without prior approval of the shareholders in a general meeting. Such authorization may be obtained by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of the voting rights of those shareholders present and voting in person or by proxy). Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in a general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in a general meeting.

Delaware	Singapore

Any stock of any class or of any series thereof may be made convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “— Comparison of Shareholder Rights — Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•   notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•   subject to the constitution of each amalgamating company, an amalgamation proposal in accordance with the full amalgamation procedures under the Singapore Companies Act that do not require a court order must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•   notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

Shareholder action by written consent is not permitted for a listed public company.
Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself

Derivative Actions

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

Delaware	Singapore

and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company.

Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent a class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Acquisition of a Company’s Own Shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires its own shares is void. However, provided that it is expressly permitted to do so by its constitution, as the case may be, and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

•   redeem redeemable preference shares. Preference shares may be redeemed out of capital if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore;

Delaware	Singapore

•   whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•   whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution; and

•   where it is listed on a securities exchange, make an acquisition of its own shares on the securities exchange, in accordance with terms and limits authorized in advance at a general meeting.

A company may also purchase its own shares by an order of a Singapore court.

The total number of ordinary shares that may be acquired by a company during a relevant period may not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares as of the date of the resolution passed to authorize the acquisition of the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court has made an order confirming the reduction of share capital of the company, the total number of ordinary shares shall be taken to be the total number of ordinary shares as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s distributable profits or capital, provided that the company is solvent.

Our constitution provides that subject to the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our issued shares on such terms and in such manner as we may think fit. These shares may be held as treasury shares or cancelled as provided in the Singapore Companies Act or dealt with in such manner as may be permitted by the Singapore Companies Act. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Delaware	Singapore
Financial Assistance for the Acquisition of Shares

A public company or a company whose holding company or ultimate holding company is a public company shall not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

•   the acquisition or proposed acquisition of shares in the company or units of such shares; or

•   the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the Singapore Companies Act, directors and chief executive officers are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or chief executive officer’s knowledge, declare the nature of such director’s or chief executive officer’s interest at a board of directors’ meeting or send a written notice to the company containing details on the nature, character and extent of his or her interest in the transaction or proposed transaction with the company.

There is, however, no requirement for disclosure where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where the director or chief executive officer has only guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Delaware	Singapore

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation (i.e. the holding company, subsidiary or subsidiary of a common holding company), a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where he is a director or chief executive officer (as the case may be) of that corporation, unless the constitution provides otherwise.

In addition, a director or chief executive officer who holds any office or possesses any property which directly or indirectly might create duties or interests in conflict with such director’s or chief executive officer’s duties or interests as director or chief executive officer (as the case may be) is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company setting out the fact and the nature, character and extent of the conflict.

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or chief executive officer’s (as the case may be) family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

Subject to specified exceptions, the Singapore Companies Act prohibits a company from making a loan or quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan.

Companies are also prohibited from making loans or quasi-loans to its directors’ spouse or children (whether adopted or natural or step-children), or giving a guarantee or security in connection with such a loan or quasi-loan.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

There are no equivalent provisions in Singapore under the Singapore Companies Act.
Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.

There is no equivalent provision under the Singapore Companies Act in respect of companies incorporated in Singapore.

Delaware	Singapore
Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

The constitution of a Singapore company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting.

Under the Singapore Take-over Code, if, in the course of an offer, or even before the date of the announcement of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

Such actions include but are not limited to:

•   issue any authorised but unissued shares;

•   issue or grant options in respect of unissued shares;

•   create or issue or permit the creation or issue of any securities carrying rights of conversion into or subscription for shares of the company;

•   sell, dispose of or acquire or agree to sell, dispose of or acquire assets of material amount;

•   enter into contracts, including service contracts, otherwise than in the ordinary course of business; or

•   cause the offeree company or any subsidiary or associated company to purchase or redeem any shares in the offeree company or provide financial assistance for any such purchase.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, we will have [    ] ordinary shares outstanding, assuming no exercise of the underwriters’ option to purchase additional ordinary shares. All of the ordinary shares sold in this offering will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All outstanding ordinary shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rule 144 or 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of the ordinary shares acquired in this offering by our affiliates.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we have applied to list the ordinary shares on the [Nasdaq Global Market], we cannot assure you that a regular trading market will develop in the ordinary shares.

Lock-Up Agreements

We have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our ordinary shares or securities convertible into or exchangeable for our ordinary shares during the period from the date of this prospectus continuing through the date six months after the date of this prospectus, except with the prior written consent of the representatives of the underwriters.

Furthermore, each of our directors, executive officers and holders of 5% or more outstanding ordinary shares, [except where applicable as a Resale Shareholder pursuant to the Resale Prospectus,] has also entered into a similar lock-up agreement with the underwriter for a period of six months following the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares, and securities that are substantially similar to our ordinary shares. See “Underwriting — Lock-up Agreements”.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) may sell within any three-month period a number of restricted securities that does not exceed the greater of the following.

•        1.0% of the number of our ordinary shares then outstanding, which will equal approximately [    ] ordinary shares immediately after this offering; or

•        the average weekly reported trading volume of our ordinary shares on the [Nasdaq Global Market] during the four calendar-weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our restricted securities for more than six months but not more than one year may sell the restricted securities without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than one year may freely sell the restricted securities without registration under the Securities Act.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the Registration Statement of which this prospectus forms a part, the Registration Statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our ordinary shares held by them. These ordinary shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No shares may be sold by the Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. None of the ordinary shares registered for resale pursuant to the Resale Prospectus is underwritten by the Underwriters and will not form a part of this offering.

TAX CONSIDERATIONS

The following summary of the material Singapore and U.S. federal income tax consequences of an investment in our ordinary shares is based upon current laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under United States state and local tax laws or under the tax laws of any other jurisdictions other than Singapore and the United States. This summary also does not provide any actual representations as to any tax consequences of the acquisition, ownership and disposition of our securities and we have not obtained any opinion of counsel with respect to such tax consequences. As a result, each prospective investor in our securities is urged to consult its own tax advisor with respect to the particular tax consequences to such investor of the acquisition, ownership and disposition of our securities, including the applicability and effect of any state, local, and non-U.S. tax laws, as well as U.S. federal and Singapore tax laws and any applicable tax treaties.

Singaporean Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which changes could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our ordinary shares or of any person acquiring, selling or otherwise dealing with our ordinary shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our ordinary shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our ordinary shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our ordinary shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our ordinary shares. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of our ordinary shares.

Individual Income Tax

An individual is a tax resident of Singapore for Singapore income tax purposes in a year of assessment if, in the preceding year, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he is considered (based on a qualitative evaluation of all facts and circumstances) to be a person who in fact resides in Singapore except for temporary absences not inconsistent with a claim to be tax resident in Singapore.

Individual taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore. All foreign-sourced income received in Singapore on or after January 1, 2004 by a Singapore tax resident individual (except for income received through a partnership in Singapore) is exempt from Singapore income tax if the Comptroller of Income Tax in Singapore (“Comptroller”) is satisfied that the tax exemption would be beneficial to the individual. A Singapore tax resident individual is taxed at progressive rates ranging from 0% to 24% thereafter.

Non-resident individuals, subject to certain exceptions and conditions, are subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 24%.

Corporate Income Tax

A corporate taxpayer is regarded as a tax resident of Singapore for Singapore income tax purposes if the control and management of its business is exercised in Singapore. “Control and management” refers to the making of key strategic decisions, such as those relating to the company’s policies, business direction and major investments, and is distinct from the day-to-day operational management of the business. The determination of tax residence is a question of fact and is typically assessed on an annual basis, In practice, the Inland Revenue Authority of Singapore (“IRAS”) will generally regard control and management as being exercised in Singapore where the board of directors primarily meets in Singapore and makes substantive strategic decisions there.

Corporate taxpayers (whether tax resident or not) are subject to Singapore income tax on income accruing in or derived from Singapore and, subject to certain exceptions, on foreign-sourced income received or deemed to be received in Singapore.

Foreign-sourced income is deemed to be received in Singapore when it is:

(i)     remitted, transmitted to or brought into Singapore;

(ii)    used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or

(iii)   used to acquire movable property which is brought into Singapore.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by Singapore tax resident companies on or after June 1, 2003 are exempt from tax if the following conditions are met:

(i)     such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received;

(ii)    at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)   the Comptroller of Income Tax in Singapore is satisfied that the tax exemption is beneficial to the taxpayer.

From July 30, 2004, as an administrative concession, the foreign-sourced income exemption was extended to cover specified foreign income which is exempt in the source jurisdiction due to tax incentives for substantive business activities carried out there.

Sections 13(12) of the Income Tax Act 1947 of Singapore (“ITA”) provides further tax exemptions for foreign-sourced income falling within certain scenarios outside the exemption available under section 13(8) of the ITA and which are specified in guidance issued by the IRAS. In summary, the scenarios:

(i)     generally apply to underlying income from originating source jurisdictions with headline tax rates on trade or business income of a company of at least 15% but the scenarios also extend to jurisdictions with lower tax rates where Singapore has concluded a double tax agreement (including agreements that have been signed but are pending ratification) which specifically treats the foreign tax rate condition as satisfied;

(ii)    in most instances require that substantive business activities be conducted in the originating source jurisdiction;

(iii)   encompass (amongst others) situations where no tax is payable in the originating source jurisdiction due to reasons such as utilized tax losses or capital allowances, tax consolidation regimes, tax incentives, or exemptions for gains of a capital nature, as well as situations where income is transmitted to Singapore up through a chain of intermediate holding companies, and also certain situations where the taxpayer had acquired foreign intermediate holding companies and receives dividends which ultimately originate from substantive business activities in Singapore.

The exemption under Section 13(12) of the ITA is subject to administrative requirements, including the submission of a specified declaration or application form.

Where foreign-sourced income remitted to Singapore does not qualify for exemption, a Singapore tax resident company may claim a foreign tax credit (“FTC”) for foreign tax paid on that income, subject to satisfying the relevant conditions. The FTC is capped at the lower of the Singapore tax attributable to that foreign income (net of expenses); and the actual foreign tax paid on the income.

A Singapore tax resident company may, alternatively, elect to claim foreign tax credits on a pooled basis for selected items of foreign-sourced income, instead of the usual source-by-source and country-by-country basis, subject to certain conditions including in particular that the highest tax rate on corporate trade or business profits in that jurisdiction is at least 15% at the time the income is received in Singapore. The FTC allowed under the pooling system is capped at the lower of the Singapore tax attributable to the pooled foreign income (net of expenses) and the total foreign taxes paid on that income.

Non-resident corporate taxpayers are generally not entitled to claim the tax exemptions for foreign source income or foreign tax credits described above.

Subject to the following paragraphs, the income tax legislation of Singapore only taxes amounts of an income nature, and Singapore generally does not impose tax on gains considered to be of a capital nature. Generally, but subject to the following paragraphs, there is no specific statutory rule test which determines whether a gain is income or capital in nature.

Section 13W of the ITA provides a safe harbour in the form of an exemption of gains or profits arising from the disposal by a company of ordinary shares held in another company. Prior to January 1, 2026, to qualify for the tax exemption, the divesting company must have legally and beneficially held at least 20.0% of the ordinary shares of the company whose shares are being disposed of (investee company) for a continuous period of at least 24 months immediately prior to the date of disposal of such shares.

The above-mentioned “safe harbour rule” is not applicable certain scenarios, including the following:

(i)     The disposal of shares from 1 June 2022 of an unlisted investee company which is in the business of trading, holding or developing immovable properties in Singapore or abroad, subject to certain exceptions;

(ii)    The disposal of shares by a divesting company in the insurance business industry (as referred to under section 26 of the ITA); and

(iii)   The disposal of shares by a partnership, limited partnership or limited liability partnership where one or more of the partners is a company or are companies.

With respect to disposal gains derived on or after January 1, 2026: (i) the scope of eligible gains have been expended to also cover gains from the disposal of preference shares that are accounted for as equity by the investee company under the applicable accounting principles; and (ii) the assessment of the shareholding threshold condition can be done on a group basis.

From January 1, 2024, under section 10L of the ITA, gains from the sale or disposal by an entity of a ‘relevant group’ of any movable or immovable property situated outside Singapore received (or deemed received) in Singapore from outside Singapore, (which would not otherwise be chargeable to tax as income under the ITA or which would otherwise be exempt under the ITA) will be treated as income chargeable to tax under the ITA unless the entity has satisfies an economic substance requirement in Singapore.

An entity will be considered a member of a ‘relevant group’ if its assets, liabilities, income, expenses and cash flowers are included in the consolidated financial statements of the parent entity of the group or are excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale. A ‘relevant group’ is a group where the entities of the group are not all incorporated, registered or established in a single jurisdiction or any entity of the group has a place of business in more than one jurisdiction.

For this purpose, any registered shares, equity interests or securities, or any right or interest in any registered shares, equity interests or securities, are situated where the shares, equity interests or securities are registered or, if registered in more than one register, where the principal register is situated and, subject to that, any shares in or securities issued by a company, or any right or interest in such shares or securities, are situated where the company is incorporated.

The corporate tax rate in Singapore is currently 17%. In addition, three-quarters of up to the first S$10,000 of a company’s annual normal chargeable income, and one-half of up to the next S$190,000, is exempt from corporate tax from the year of assessment (“YA”) 2020 onwards. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing corporate tax rate.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of up to the first S$100,000 of a company’s annual normal chargeable income, and one-half of up to the next S$100,000, a year for each of the company’s first three YAs from YA 2020 onwards. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate.

For YA 2026, a CIT Rebate of 40% of the corporate tax payable was granted to all taxpaying companies, whether tax resident or not. In addition, active companies employing at least one local employee in 2025 (referred to as the “local employee condition”) will receive a minimum benefit of S$2,000 in the form of a CIT Rebate Cash Grant. The total maximum benefits of the CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$40,000.

Dividend Distributions

The following treatments will apply if and for so long as our company is a tax resident of Singapore (i.e. if the management and control of our company’s business by our board of directors is primarily conducted from Singapore).

All Singapore-resident companies are currently under the one-tier corporate tax system (“one-tier system”).

Under the one-tier system, the tax on corporate profits is final and dividends paid by a Singapore resident company are tax exempt in the hands of a shareholder, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

In the event that our company is not or ceases in the future to be a Singapore tax resident, dividends paid by our company would likely be considered to be foreign-source income in the hands of a shareholder which is not carrying on a trade or business in Singapore of dealing in our shares.

Gains on Disposal of our Ordinary Shares

Gains arising from the disposal of our ordinary shares may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore of dealing in securities. Gains derived from the disposal of our ordinary shares may also be taxable in Singapore if they constitute gains or profits of an income nature under section 10(1)(g) of the ITA (for example where our shares are acquired for the purposes of short term resale at a prior) and such gains are regarded as sourced in Singapore or received or deemed received in Singapore. Generally, in determining whether a holder’s gain from the disposal of our shares is sourced in Singapore, it would be relevant to look at the activities of the holder and where these were undertaken from. The mere fact that we are a Singapore-incorporated company would not by itself mean or indicate that gains from the disposal of our shares would be considered to be Singapore-source.

Please also refer to the description of the safe harbour in Section 13W of the ITA under the section on “— Corporate Income Tax” above.

Holders of our ordinary shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our ordinary shares is made.

Holders of our ordinary shares who may be subject to this tax treatment should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our ordinary shares.

Non-Singapore shareholders are also advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

Stamp Duty

There is no stamp duty payable on the subscription for our ordinary shares.

Where our ordinary shares evidenced in certificated form are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for, or market value of, our ordinary shares, whichever is higher.

Stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is generally payable on the acquisition of our ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Goods and Services Tax (“GST”)

The sale of our ordinary shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making an exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our ordinary shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore and who is outside Singapore at the time of supply, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business may be fully recoverable from the Singapore Comptroller of GST. Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our ordinary shares.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our ordinary shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our ordinary shares will be subject to GST at the standard rate of 9.0%. Similar services rendered by a GST registered person contractually to and for the direct benefit of an investor belonging outside Singapore and who is outside Singapore at the time of supply should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

Singapore GST reverse charge also applies where a GST-registered person obtains services (other than certain supplies such as exempt supplies) from an overseas supplier and where the recipient of the supply is not entitled to full input tax credit or belongs to a GST group that is not entitled to full input tax credit.

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax considerations relating to the ownership and disposition of ordinary shares generally applicable to U.S. Holders (as defined below) who acquire ordinary shares pursuant to this offering. This summary deals only with ordinary shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own ordinary shares as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, U.S. expatriates, holders whose functional currency is not the

U.S. dollar, holders subject to alternative minimum taxes, holders that acquired ordinary shares in a compensatory transaction or holders that actually or constructively own 10.% or more of the total voting power or value of all of our outstanding stock.

This summary is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service (the “IRS”), regarding the tax consequences of this offering, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as the estate and gift tax, the Medicare tax on net investment income or any state, local and non-U.S. tax consequences).

As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (A) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in the Code or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership acquires ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in ordinary shares should consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of ordinary shares.

ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Dividends

Subject to the discussion below under “Passive Foreign Investment Company,” distributions of cash or property paid to a U.S. Holder with respect to ordinary shares generally will be included in the U.S. Holder’s gross income on the day actually or constructively received by the U.S. Holder from foreign sources to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the ordinary shares and thereafter as capital gain. Because we do not intend to calculate our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Under current law, with respect to certain non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate, rather than the marginal tax rates generally applicable to ordinary income, applicable to “qualified dividend income,” provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, including the [Nasdaq Global Market], (2) we are neither a PFIC nor treated as such with respect to such U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year and (3) certain holding period requirements are met. We intend to apply to list our ordinary shares on the [Nasdaq Global Market]. Provided the listing is approved on the [Nasdaq Global Market], which are established securities markets in the United States, our ordinary shares are expected to be readily tradable on an established securities market. The dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other U.S. corporations.

The amount of any dividend paid in Singapore dollars that will be included in the gross income of a U.S. Holder will be the U.S. dollar value of the dividend payment based on the exchange rate in effect on the date such distribution is included in such holder’s income, whether or not the payment is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the Singapore dollars received will equal such U.S. dollar amount. Gain or loss, if any, recognized on a subsequent sale or conversion of the Singapore dollars will generally be U.S. source ordinary income or loss.

Dividends paid by us generally will constitute “passive category income” or, in the case of certain holders, “general category income” for purposes of the foreign tax credit. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for the year in which such U.S. Holder elects to do so for all creditable foreign income taxes. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit on the ordinary shares.

Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or other taxable disposition of ordinary shares equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the ordinary shares, as applicable. In general, capital gains recognized by a non-corporate U.S. Holder, including an individual, are subject to a lower rate under current law if such U.S. Holder held the ordinary shares for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for purposes of the foreign tax credit.

Passive Foreign Investment Company

Based on our historic and expected operations, composition of our assets and market capitalization (which will fluctuate from time to time), we do not believe we were a passive foreign investment company, or a PFIC, for the taxable year ended December 31, 2025 and we do not expect to be classified as a PFIC for the current taxable year or for the foreseeable future. However, the determination of whether we are a PFIC is made annually. Therefore, it is possible we could be classified as a PFIC in the future due to changes in the composition of our assets or income, as well as changes in our market capitalization. In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (i) 75% of its gross income is classified as “passive income” or (ii) 50% of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For these purposes, cash is considered a passive asset. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it holds a 25% or greater interest. Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds the ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

If we are considered a PFIC for any taxable year (or portion thereof) that a U.S. Holder holds ordinary shares and such U.S. Holder did not make a timely mark-to-market election (as discussed below), such U.S. Holder will be subject to special rules with respect to:

•        any gain realized on the sale, exchange or other taxable disposition (including certain pledges) of its ordinary shares; and

•        any “excess distribution” that we make to such holder (generally, any distributions to such holder during a single taxable year that are greater than 125% of the average annual distributions received by such holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such holder’s holding period for the ordinary shares).

Under these rules:

•        the gain or excess distribution will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the taxable year in which such holder realized the gain or excess distribution will be taxed as ordinary income;

•        the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if the Company is treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any entities in which the Company directly or indirectly owns equity that are also PFICs (“lower-tier PFICs”).

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election. If a U.S. Holder makes this election, it will not be subject to the PFIC rules described above. Instead, in general, it will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of the taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income will not be eligible for the reduced tax rates applicable to qualified dividend income or long-term capital gains. A U.S. Holder will also be allowed to take an ordinary loss in respect of both (1) the excess, if any, of the adjusted basis of its ordinary shares over their fair market value at the end of the taxable year and (2) any loss realized on the actual sale or disposition of the ordinary shares, but in each case only to the extent of the net amount of previously included income as a result of the mark-to-market election. Any loss on an actual sale of ordinary shares would be a capital loss to the extent it exceeds any previously included mark-to-market income not offset by previous ordinary deductions. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange, including the [Nasdaq Global Market], or other market, as defined in applicable regulations. The ordinary shares will be listed on the [Nasdaq Global Market], and we expect, although no assurance can be given, that they will be regularly traded on the [Nasdaq Global Market]. It is unclear whether the ordinary shares will be treated as “marketable stock” for purpose of the mark-to-market rules. In addition, the mark-to-market election generally would not be effective for any lower-tier PFICs. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences that would arise if we are treated as a PFIC while such holders hold ordinary shares.

Notwithstanding any election a U.S. Holder makes with regard to the ordinary shares, dividends that such holder receives from us will not constitute qualified dividend income to such holder, and therefore are not eligible for the reduced tax rate described above, if we are a PFIC either in the taxable year of the distribution or any preceding taxable year during which such holder held our ordinary shares. Instead, a U.S. Holder must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in its gross income, and these amounts will be subject to tax at rates applicable to ordinary income.

If a U.S. Holder directly (and, in some cases, indirectly) owns ordinary shares that are treated as PFIC shares with respect to such holder during a taxable year, such holder will be required to file an annual report on IRS Form 8621 for such taxable year.

In addition, if we are a PFIC, we do not intend to prepare or provide the information necessary to make a “qualified electing fund” election, which, like the mark-to-market election, is a means by which U.S. taxpayers may elect out of the tax treatment that generally applies to PFICs.

Information Reporting and Backup Withholding

Dividend payments and proceeds paid from the sale or other taxable disposition of ordinary shares may be subject to information reporting to the IRS. In addition, a U.S. Holder (other than exempt holders who establish their exempt status if required) may be subject to backup withholding on cash payments received in connection with dividend payments and proceeds from the sale or other taxable disposition of ordinary shares made within the United States or through certain U.S.-related financial intermediaries.

Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Information Reporting With Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in ordinary shares to the IRS, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, to their tax return for each year in which they hold an interest in the ordinary shares.

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with Revere Securities LLC, as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. Each underwriter has agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Ordinary Shares
Revere Securities LLC

The underwriters are committed to purchase all the ordinary shares offered by this prospectus if they purchase any ordinary shares. The underwriters are not obligated to purchase the ordinary shares covered by the underwriters’ over-allotment option to purchase ordinary shares as described below. The underwriters are offering the ordinary shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our ordinary shares. The offering price for our ordinary shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price of our ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to [30] days after the closing of this offering, permits the underwriters to purchase a maximum of ____ additional ordinary shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

Discounts and Expenses

The underwriting discounts for the ordinary shares, including the over-allotment shares are equal to 8% of the offering price. The underwriting discounts do not include certain out-of-pocket expenses, each as described below.

The following table shows the price per share and total offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Ordinary Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (8.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay up to $150,000 of the underwriters’ expenses in connection with the offering, including legal expenses.

The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the ordinary shares to other securities dealers at such price less a concession not in excess of $___ per ordinary share.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately ___________.

Underwriter Warrants

The Company has agreed to issue to the representative or its designees warrants to purchase up to a total of 8% of the ordinary shares sold in this offering. Such warrants and underlying ordinary shares are included in this prospectus. The warrants will have an exercise price equal to 100% of the public offering price per ordinary share and will be exercisable for a period commencing six (6) months from the effective date of the offering and expiring five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of ordinary shares and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

Right of First Refusal

We have granted the representative a right of first refusal, for a period of one year from the consummation of this offering, to act as sole book-runner, sole manager, sole placement agent, or sole agent, at the representative’s sole discretion, for each and every future public and private equity or debt offering or debt refinancing, including any equity, equity-linked or debt securities (each, a “Subject Transaction”), during such one year period, of the Company, or any successor to or subsidiary of the Company. Notwithstanding the foregoing, if the representative or its designated affiliate is unable to accept such engagement on market terms and based on a reasonable determination of its institutional capacity to act in such capacity, the representative shall promptly notify the Company in writing of its inability to so act and in such event, the Company shall be free to engage other book-runners, managers, placements or agents, as applicable for the relevant transaction.

Lock-up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors and all holders of 5% or more of our outstanding ordinary shares have agreed, subject to limited exceptions, without the prior written consent of the representative not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of our ordinary shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our ordinary shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares or any of our other securities or publicly disclose the intention to do any of the foregoing, for a period of six months from the date of this prospectus.

Company Standstill

We have agreed that without the prior written consent of the representative, we will not, for a period of six months after the date of this prospectus, subject to certain exceptions, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Tail Financing

[We have agreed to pay the above cash and warrant compensation with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the representative had contacted during [            ], or introduced to the Company during such term, if such Tail Financing is consummated at any time within [            ].]

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members. The underwriters may agree to allocate a number of securities to underwriter and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our ordinary shares on the [Nasdaq Global Market] in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have in the past and may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Indemnification

We have agreed to indemnify the underwriters and their affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
SEC registration fee		[ ]
FINRA filing fee		[ ]
FINRA listing fee		[ ]
Printing and engraving expenses		[ ]
Legal fees and expenses		[ ]
Accounting fees and expenses		[ ]
Miscellaneous costs		[ ]
Total	$	[ ]

All amounts in the table are estimates except the SEC registration fee, the [Nasdaq Global Market] listing fee and the FINRA filing fee. The Company will pay all of the expenses of this offering.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of Singapore law will be passed upon for us by Allen Overy Shearman Sterling LLP. Certain matters of U.S. federal and New York state law will be passed upon for us by Allen Overy Shearman Sterling. Certain legal matters with respect to PRC laws in connection with this offering will be passed upon for us by Global Law Office. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel with respect to New York state and United States federal law for the underwriters.

EXPERTS

The consolidated financial statements of Tracx Logis Pte. Ltd. as of December 31, 2024 and December 31, 2025, and for the years then ended included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm (“Marcum Asia”), given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of Singapore, and certain of our officers and directors are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through vState Filings LLC, our agent designated for that purpose, located at 301 Mill Road Suite U-5, Hewlett, NY 11557. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is uncertainty as to whether judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established by the Singapore courts applying Singapore conflicts of law rules that each of the United States courts and the Singapore courts have the requisite jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our ordinary shares may be required to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our ordinary shares may become our registered shareholder by exchanging its interest in our ordinary shares for certificated ordinary shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon consummation of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, our principal shareholders will be exempt from the reporting and short-swing profit provisions under Section 16 of the Exchange Act, and our officers and directors will be exempt from the short-swing profit provisions under Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send the transfer agent and persons who are registered as shareholders in our register of members a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Tracx Logis Pte. Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated financial position of the Tracx Logis Pte. Ltd. (“Company”) as of December 31, 2025 and 2024, the related consolidated statements of loss and other comprehensive loss, changes in equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes and schedule I (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2026.

New York, New York
June 4, 2026

Tracx Logis Pte. Ltd.

Consolidated Statements of Financial Position
Amounts in Singapore dollars (“SGD”)

	Notes	As of December 31,
		2025	2024
		SGD	SGD
ASSETS
Current assets
Cash and cash equivalents	12	12,295,566	7,336,616
Short-term financial assets	12	2,234,477	1,894,913
Trade receivables	13	22,211,982	24,565,575
Other receivables	13	4,937,204	3,167,633
Contract assets	5	961,940	1,742,371
Inventories	14	493,288	1,186,281
Other current assets	15	3,399,522	3,398,685
Prepaid income tax		476,419	490,206
		47,010,398	43,782,280
Non-current assets
Other receivables	13	3,340,388	3,104,229
Property, plant and equipment	16	1,454,137	2,638,482
Right-of-use assets	17	33,282,779	40,770,626
Intangible assets	18	54,623,295	60,371,266
Investment in associates	19	247,394	270,914
Deferred tax assets	9	301,094	1,181,530
Financial assets, at FVOCI	20	672,675	312,509
		93,921,762	108,649,556
Total assets		140,932,160	152,431,836

LIABILITIES
Current liabilities
Trade payables	21	33,557,520	40,760,488
Other payables	21	11,180,794	18,613,046
Short-term borrowings	22	15,350,069	18,561,354
Convertible notes	22, 33	109,300,122	130,223,724
Embedded derivatives – Convertible notes	30, 33	58,669,880	1,166,480
Short-term lease liabilities	17	12,043,432	11,935,024
Contract liabilities		1,152,178	1,087,731
Income taxes payable		1,549,307	2,130,707
Other current liabilities	24	16,038,042	34,294,612
		258,841,344	258,773,166

Tracx Logis Pte. Ltd.

Consolidated Statements of Financial Position — (Continued)
Amounts in Singapore dollars (“SGD”)

	Notes	As of December 31,
		2025	2024
		SGD	SGD
Non-current liabilities
Defined severance benefits	23	2,377,586	2,930,823
Long-term lease liabilities	17	36,538,141	46,087,476
Deferred tax liabilities	9	3,008,924	3,249,336
Long-term borrowings	22	1,405,865	679,423
Other non-current liabilities	24	505,157	696,721
		43,835,673	53,643,779
Total liabilities		302,677,017	312,416,945

Commitments and contingencies	25

EQUITY
Share capital*	26	87,678,271	87,678,271
Other reserves	28	11,267,281	11,834,845
Accumulated deficit		(260,690,391)	(259,498,208)
Equity attributable to owners of the Parent Company		(161,744,839)	(159,985,092)
Non-controlling interests		(18)	(17)
Total equity		(161,744,857)	(159,985,109)
Total liabilities and equity		140,932,160	152,431,836

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

The accompanying notes form an integral part of the consolidated financial statements.

Tracx Logis Pte. Ltd.

Consolidated Statements of Loss and Other Comprehensive Loss
Amounts in Singapore dollars (“SGD”)

	Notes	For the years ended December 31,
		2025	2024
		SGD	SGD
Revenue	5	167,105,757	294,083,500
Service revenue		164,509,914	238,237,353
Product revenue		2,595,843	55,846,147

Cost of revenue	6	(157,241,623)	(278,088,517)
Cost of services		(155,468,167)	(234,997,720)
Cost of products		(1,773,456)	(43,090,797)
Gross profit		9,864,134	15,994,983

Selling and administrative expenses	6	(25,430,846)	(62,948,783)
Other income (losses) – net	8	10,392,447	(10,607,886)
Operating loss		(5,174,265)	(57,561,686)

Finance income		37,585,882	35,500,443
Finance costs		(33,327,248)	(31,004,305)
Finance income – net	7	4,258,634	4,496,138

Share of profits of associates	19	(622)	55,171
Loss before income tax expense		(916,253)	(53,010,377)
Income tax (expense) benefit	9	(761,319)	705,150
Loss for the year		(1,677,572)	(52,305,227)
Loss is attributable to:
Owners of Tracx Logis Pte. Ltd.		(1,677,571)	(52,305,225)
Non-controlling interests		(1)	(2)
		(1,677,572)	(52,305,227)

Other comprehensive income (loss):
Items that may be reclassified to income (loss)
Exchange differences on translation of foreign operations	28	(1,143,529)	6,539,112
Share of other comprehensive losses of associates	19	(22,898)	(4,336)
Items that will not be reclassified to income (loss)
Remeasurement of defined severance benefits	23	49,857	(343,969)
Changes in the fair value of financial assets at fair value through other comprehensive income	20	435,531	(184,502)
Other comprehensive income (loss), net of tax		(681,039)	6,006,305
Total comprehensive loss for the year		(2,358,611)	(46,298,922)
Total comprehensive loss for the year is attributable to:
Owners of Tracx Logis Pte. Ltd.		(2,358,610)	(46,298,920)
Non-controlling interests		(1)	(2)
		(2,358,611)	(46,298,922)

Loss per share attributable to the ordinary equity holders of the company
Basic and diluted loss per share*	11	(0.80)	(24.85)

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

The accompanying notes form an integral part of the consolidated financial statements.

Tracx Logis Pte. Ltd.

Consolidated Statement of Changes in Equity
Amounts in Singapore dollars (“SGD”)

		Attributable to owners of Tracx Logis Pte. Ltd.					Non- controlling interests	Total equity
	Notes	Ordinary shares	Preferred shares	Other reserves	Accumulated deficit	Total
		SGD	SGD	SGD	SGD	SGD	SGD	SGD
Balance at January 1, 2024		21,113,941	66,479,284	4,344,553	(206,664,512)	(114,726,734)	(15)	(114,726,749)
Loss for the year		—	—	—	(52,305,225)	(52,305,225)	(2)	(52,305,227)
Other comprehensive loss for the year, net of tax
− Remeasurement of defined severance benefits	28	—	—	—	(343,969)	(343,969)	—	(343,969)
− Remeasurement of financial instruments (FVOCI)	20	—	—	—	(184,502)	(184,502)	—	(184,502)
− Exchange differences on translation of foreign operations	28	—	—	6,539,112	—	6,539,112	—	6,539,112
− Share of other comprehensive loss of associates	19	—	—	(4,336)	—	(4,336)	—	(4,336)
Total comprehensive loss for the year		—	—	6,534,776	(52,833,696)	(46,298,920)	(2)	(46,298,922)
Exercise of share options	26	85,046	—	(38,154)	—	46,892	—	46,892
Share-based payments	27	—	—	993,670	—	993,670	—	993,670
Total transactions with owners, in their capacity as owners		85,046	—	955,516	—	1,040,562	—	1,040,562
Balance at December 31, 2024		21,198,987	66,479,284	11,834,845	(259,498,208)	(159,985,092)	(17)	(159,985,109)
Loss for the year		—	—	—	(1,677,571)	(1,677,571)	(1)	(1,677,572)
Other comprehensive loss for the year, net of tax
− Remeasurement of defined severance benefits	23	—	—	—	49,857	49,857	—	49,857
− Remeasurement of financial instruments (FVOCI)	20	—	—	—	435,531	435,531	—	435,531
− Exchange differences on translation of foreign operations	28	—	—	(1,143,529)	—	(1,143,529)	—	(1,143,529)
− Share of other comprehensive loss of associates	19	—	—	(22,898)	—	(22,898)	—	(22,898)
Total comprehensive loss for the year		—	—	(1,166,427)	(1,192,183)	(2,358,610)	(1)	(2,358,611)
Share-based payments	27	—	—	598,863	—	598,863	—	598,863
Total transactions with owners, in their capacity as owners		—	—	598,863	—	598,863	—	598,863
Balance at December 31, 2025		21,198,987	66,479,284	11,267,281	(260,690,391)	(161,744,839)	(18)	(161,744,857)

The accompanying notes form an integral part of the consolidated financial statements.

Tracx Logis Pte. Ltd.

Consolidated Statements of Cash Flows
Amounts in Singapore dollars (“SGD”)

	Notes	For the years ended December 31,
		2025	2024
		SGD	SGD
Cash flows from operating activities
Loss for the year		(1,677,572)	(52,305,227)
Adjustments for:
Depreciation and amortization	6	12,350,083	20,195,776
Share-based compensation expense	6, 27	598,863	993,670
Share of profits of associates	19	622	(55,171)
Inventory reserves	14	10,641	1,173,123
Provision for severance benefits	23	773,931	1,077,745
Foreign currency translation	8	(2,686,915)	5,448,110
(Reversal of impairment) impairment loss on financial assets	6	(2,728,035)	16,174,819
Impairment loss on short-term loan	8	—	46,034
Impairment loss on intangible assets	18	—	1,397,492
Impairment loss on ROU Asset	8	—	14,021,934
Impairment loss on property, plant and equipment	16	—	1,161,830
Income tax expense (benefit)	9	761,319	(705,150)
Interest expense	7	28,452,799	22,569,281
Interest income	7	(215,948)	(281,853)
Impairment loss on guarantee deposits	8	—	592,570
Gain on valuation of derivatives – net	7, 33	(23,942,763)	(35,218,590)
Gain on disposal of property, plant and equipment, net	8	(62,477)	(3,551,075)
Gain on dissolution of a subsidiary	8	(60,396)	(654,798)
Gain on termination of leases	8	(168,175)	(803,600)
Gain on modification on lease contract	8	—	(6,287,161)
Gain on foreign currency transactions		(7,018,246)	—
(Gain) Loss on modification of debt	33	(8,552,721)	8,435,024
Miscellaneous income, net		(602,957)	(380,770)
		(4,767,947)	(6,955,987)
Changes in working capital
Trade and other receivables		669,616	(7,241,996)
Inventories		610,149	1,628,084
Other assets		(876,083)	(175,444)
Trade and other payables		(12,353,122)	2,361,566
Other liabilities		(2,651,463)	(3,521,648)
Defined severance benefits		(1,166,446)	(2,182,554)
Cash used in operations		(20,535,296)	(16,087,979)

Interest received		174,930	190,503
Income tax paid		(331,594)	(322,956)
Net cash used in operating activities		(20,691,960)	(16,220,432)

Tracx Logis Pte. Ltd.

Consolidated Statements of Cash Flows — (Continued)
Amounts in Singapore dollars (“SGD”)

	Notes	For the years ended December 31,
		2025	2024
		SGD	SGD
Cash flows from investing activities
Proceeds from short-term financial assets		275,649	183,348
Payments for short-term financial assets		(521,804)	(271)
Proceeds from guarantee deposits		431,150	407,021
Payments for guarantee deposits		(667,165)	(525,150)
Purchases of property, plant and equipment		(336,548)	(323,595)
Disposal of property, plant and equipment		247,808	6,509,529
Purchases of intangible assets		—	(226,830)
Proceeds from disposal of FVOCI financial assets		101,338	—
Payment Provision for asset retirement		(142,656)	—
Loans to related parties	32	(125,650)	(220,110)
Net cash (used in) provided by investing activities		(737,878)	5,803,942

Cash flows from financing activities
Proceeds from issuance of new shares, net of issuance costs		—	46,893
Proceeds from borrowings		908,631	8,968,424
Interest paid		(2,026,729)	(1,803,513)
Repayment of borrowings		(7,039,583)	(6,159,620)
Payment of bond issuance costs		(9,188)	—
Repayments of borrowings from related parties	32	—	(1,675,896)
Proceeds from borrowings from related parties	32	6,248,047	6,113,135
Principal repayment of lease liabilities		(9,712,991)	(9,787,600)
Proceeds from issuance of convertible notes		39,077,489	11,295,797
Net cash provided by financing activities		27,445,676	6,997,620

Net increase/(decrease) in cash and cash equivalents		6,015,838	(3,418,870)

Cash and cash equivalents
Beginning of financial year		7,336,616	9,389,952
Effects of exchange rate changes on cash and cash equivalents		(1,056,888)	1,365,534
End of financial year	12	12,295,566	7,336,616

The accompanying notes form an integral part of the consolidated financial statements.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

1.      General information

(a)     Description of the Group

Tracx Logis Pte. Ltd. (the “Company”) is incorporated in the Republic of Singapore. The address of its registered office is 5A Toh Guan Road East, #06-03, CWT Jurong East Logistic Centre, Singapore, 608830.

The consolidated financial statements as of and for the year ended December 31, 2025 and 2024 comprise the Company and its subsidiaries (together referred to as the “Group” and individually as “Group entities”).

The Group primarily provides cross-border logistics services for transactions on various e-commerce platforms. The Group is also involved in the provision of freight forwarding, third party logistics and ancillary services, including, supply of chain management and design of supply chain solutions for raw material suppliers, manufacturers, distributors, retailers and consumers. In addition, the Group is involved in the purchasing and selling of products through various platforms.

(b)    Consolidated Subsidiaries as of December 31, 2025

The Group has the following principal subsidiaries as of December 31, 2025:

Subsidiaries	Key operation activities	Location	Ownership percentage (%) 2025
Tracx Logis Korea Co., Ltd.(*1)	Logistics and sale of products	South Korea	100%
Tracx Logis Japan Co., Ltd.(*1)	Logistics and sale of products	Japan	100%
Shanghai Qxpress Trading Co., Ltd.	Logistics	China	100%
PT. Giosis Internet(*2)	Logistics	Indonesia	100%
Qxpress USA Inc	Logistics	United States	100%
Qxpress Sdn Bhd	Logistics	Malaysia	100%
Tracx Logis India Private Limited(*3,4)	Logistics	India	99.9%
Qxpress HK Limited(*5)	Freight Forwarding and Logistics	Hong Kong	100%
KC International Holdings Limited(*6)	Freight Forwarding and Logistics	Hong Kong	100%
KC International (H.K.) Limited(*6)	Investment holding and logistics services	Hong Kong	100%
KC Global Sourcing Limited(*6,7)	Packaging and shipping services	Hong Kong	100%
Global Cargo Alliance Limited(*6,7)	Air cargo and freight agency services	Hong Kong	100%
KDS Global Logistics Limited(*6)	Warehouse storage services	Hong Kong	100%
KCI Insurance Agency Limited(*6)	Insurance agency services	Hong Kong	100%
Korchina Freight (Mainland) Limited(*8)	Freight forwarding and logistics services	Hong Kong	100%
Megatrans logistics Ltd.(*6,7)	Freight forwarding and logistics services	Hong Kong	100%
Allied Partners Group(*6,7)	Logistics information services	Hong Kong	100%
KC INTL Logistics Singapore Pte. Ltd.(*6)	Freight forwarding services	Singapore	100%
KDS (Singapore) Pte Limited(*6)	Warehouse storage services	Singapore	100%

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

1.      General information (cont.)

Subsidiaries	Key operation activities	Location	Ownership percentage (%) 2025
KC International Europe Holdings(*6)	Investment holdings	Netherlands	100%
KC International Netherlands B.V.(*6)	Freight forwarding services	Netherlands	100%
KC International Germany GmbH(*6)	Freight forwarding and logistics services	Germany	100%
KC International Belgium(*6)	Freight forwarding and logistics services	Belgium	100%
KC International Japan Co., Ltd.(*6)	Freight forwarding services	Japan	100%
KC International Korea Ltd.(*6)	Freight forwarding services	South Korea	100%
KC International Taiwan Ltd.(*6)	Freight forwarding services	Taiwan	100%
KC International (Shanghai) Ltd.(*6,9)	Freight forwarding services	China	100%
KC International (Shenzhen) Ltd.(*6,9)	Freight forwarding services	China	100%
Shenzhen CYD Logistics Limited(*6,7,9)	Freight forwarding services	China	100%
KDS Global Logistics (Shanghai) Co., Ltd.(*6,9)	Freight forwarding services	China	100%
Blue Mountain Trading (Shanghai) Co., Ltd(*6,9)	Trading agency services	China	100%
PT. KCI Indonesia Logistics(*6)	Freight forwarding and logistics services	Indonesia	100%(*5)
KC International (Cambodia) Ltd.(*6)	Freight forwarding services	Cambodia	100%
Global Cargo Alliance (Cambodia) Co., Ltd.(*6)	Air cargo and freight agency services	Cambodia	100%
KC International Logistics Sdn. Bhd.(*6)	Business management and other services	Malaysia	100%
KC International (Vietnam) Company Limited(*6)	Freight forwarding and logistics services	Vietnam	100%
KC International (Hanoi) Co., Ltd(*6)	Freight forwarding and logistics services	Vietnam	100%
KCN Holding Co., Ltd.	Freight forwarding and logistics services	Thailand	98%
KCN Logistics Holding (Thailand) Co., Ltd.	Freight forwarding and logistics services	Thailand	98%

____________

(*1)    The names of Qxpress Inc. and Qxpress Corp. were changed to Tracx Logis Korea Co., Ltd. and Tracx Logis Japan Co., Ltd., respectively, in November 2024.

(*2)    PT. Giosis Internet is the subsidiary of the Group as a structured entity. Please see Note 2.2(a).

(*3)    The Group acquired 99.9% of the shares of Tracx Logis India Private Limited from Clues Network, Inc. in November 2019. An individual has 1 share of Tracx Logis India Private Limited.

(*4)    The name of Qxpress India Pvt. Ltd. was changed to Tracx Logis India Private Limited in June 2025.

(*5)    The Group acquired a company, Ocean Grace Transportation Limited in June 2023, and the name of the acquired company was renamed as Qxpress HK Limited in July 2023.

(*6)    The Group acquired 100% of the shares of KC International Holdings Limited from Korchina Holdings Limited and Park Bong Chul in October 2021. As the result of the acquisition, the Group consolidated KC International Holdings Limited and its subsidiaries (“KCI”).

(*7)    The following subsidiaries of KC International Holdings Limited were deregistered during 2025: KC Global Sourcing Limited and Global Cargo Alliance Limited in March 2025; Megatrans Logistics Ltd. in April 2025; and Allied Partners Group and Shenzhen CYD Logistics Limited in June 2025.

(*8)    Korchina Freight (Mainland) Limited, the subsidiaries of KC International Holdings Limited was deregistered in October 2024, respectively.

(*9)    As there are no official English names for the companies established in China, the names of the companies are translated by the management team.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies

2.1    Basis of preparation

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to the year presented, unless otherwise stated.

The consolidated financial statements of Tracx Logis Pte. Ltd. and its subsidiaries were approved by the Board of Directors on June 4, 2026.

(a)     Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

(b)    Basis of measurement

The consolidated financial statements have been prepared on a historical cost basis, except for the following:

•        Certain financial assets and liabilities measured at fair value (including derivative instruments) and

•        Plan assets measured at fair value.

(c)     Liquidity and going concern

The consolidated financial statements have been prepared on the basis of going concern which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

The Group had net current liabilities amounting to SGD 211.8 million and SGD 215.0 million as of December 31, 2025 and 2024, respectively. For the financial year ended December 31, 2025 and 2024, the Group experienced a loss after income tax of SGD 1.7 million and SGD 52.3 million, respectively. In preparing the consolidated financial statements, the Group has conducted an assessment over the Group’s going concern ability based on the current financial situation.

The Group has issued convertible notes due 2025, and has extended the maturity to 2028 (See Note 33). Convertible notes were classified as current liability because they can be converted into equity within one year from the financial year ended December 31, 2025. Due to the issuances of convertible notes classified as current liability, current liability exceeds current asset as of December 31, 2025, however, management believes that cash outflow from convertible notes is not expected until maturity date.

Furthermore, management has made mitigation plan to alleviate liquidity pressure, including:

i)       The Group is actively seeking additional funding through various capital raising opportunities, either through debt or equity or equity linked issuances or loans. On January 22, 2026, the Group issued convertible notes with an aggregate principal amount of US$5.6 million and maturity term of 5 years to a third party investor;

ii)      The Group is actively engaging with its largest shareholder to convert its shareholder loans to the Group into equity;

iii)    The Group would make continuous efforts to improve operational efficiency through the implementation of headcount reductions and vendor selection processes, and through the attainment of improved credit terms from all of its major vendors; and

iv)    The Group would make continuous efforts to grow its revenues through active customer engagement and customer acquisitions and seeking market share growth.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

Based on its current operating plan, the Group expects that its cash equivalents and short-term financial assets will be sufficient to fund its operations and capital expenditure requirements for at least twelve months from the reporting date of these consolidated financial statements. However, these plans are not entirely within the Group’s control and there can be no assurance that such financing or operational improvements will be achieved. These conditions indicate the existence of uncertainty that may raise substantial doubt upon the Group’s ability to continue as a going concern.

Accordingly, the use of the going concern assumption is considered appropriate and the Group’s consolidated financial statements have been prepared on a going concern basis. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(d)    New and amended standards adopted by the Group

The Group has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024:

Amendments to IFRS 16 — Lease Liability in a Sale and Leaseback

The amendment in IFRS 16 specify the requirements that a seller-lessee uses in measuring the lease liability arising in a sale and leaseback transaction, to ensure the seller-lessee does not recognize any amount of the gain or loss that relates to the right of use it retains. The amendments did not have a significant impact on the consolidated financial statements.

Amendments to IAS 1 — Classification of Liabilities as Current or Non-current

The amendments to IAS 1 specify the requirements for classifying liabilities as current or non-current. The amendments clarify:

•        What is meant by a right to defer settlement

•        That a right to defer must exist at the end of the reporting period

•        That classification is unaffected by the likelihood that an entity will exercise its deferral right

•        That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification

In addition, an entity is required to disclose when a liability arising from a loan agreement is classified as non-current and the entity’s right to defer settlement is contingent on compliance with future covenants within twelve months. The amendments did not have a significant impact on the consolidated financial statements.

Supplier Finance Arrangements — Amendments to IAS 7 and IFRS 7

The amendments to IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosures clarify the characteristics of supplier finance arrangements and require additional disclosure of such arrangements. The disclosure requirements in the amendments are intended to assist users of financial statements in understanding the effects of supplier finance arrangements on an entity’s liabilities, cash flows and exposure to liquidity risk. The amendments did not have a significant impact on the consolidated financial statements.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(e)     New standards and interpretations not yet adopted by the Group

The following new accounting standards and interpretations have been published, but are not mandatory for December 31, 2025 reporting periods and have not been early adopted by the Group:

IFRS 18 Presentation and Disclosure in Financial Statements

In April 2024, the IASB issued IFRS 18, which replaces IAS 1 Presentation of Financial Statements. IFRS 18 introduces new requirements for presentation within the statement of profit or loss, including specified totals and subtotals. Furthermore, entities are required to classify all income and expenses within the statement of profit or loss into one of five categories: operating, investing, financing, income taxes and discontinued operations, whereof the first three are new.

It also requires disclosure of newly defined management-defined performance measures, subtotals of income and expenses, and includes new requirements for aggregation and disaggregation of financial information based on the identified ‘roles’ of the primary financial statements (PFS) and the notes.

In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows, which include changing the starting point for determining cash flows from operations under the indirect method, from ‘profit or loss’ to ‘operating profit or loss’ and removing the optionality around classification of cash flows from dividends and interest. In addition, there are consequential amendments to several other standards.

IFRS 18, and the amendments to the other standards, is effective for reporting periods beginning on or after 1 January 2027, but earlier application is permitted and must be disclosed. IFRS 18 will apply retrospectively. The Group is currently working to identify all impacts the amendments will have on the consolidated primary financial statements and notes to the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

In May 2024, the IASB issued IFRS 19, which allows eligible entities to elect to apply its reduced disclosure requirements while still applying the recognition, measurement and presentation requirements in other IFRS accounting standards. To be eligible, at the end of the reporting period, an entity must be a subsidiary as defined in IFRS 10, cannot have public accountability and must have a parent (ultimate or intermediate) that prepares consolidated financial statements, available for public use, which comply with IFRS accounting standards.

IFRS 19 will become effective for reporting periods beginning on or after 1 January 2027, with early application permitted. The Group is not eligible to elect to apply IFRS 19 as it will have public accountability upon listing.

Amendments to the Classification and Measurement of Financial Instruments — Amendments to IFRS 9 and IFRS 7

In May 2024, the IASB issued Amendments to IFRS 9 and IFRS 7, Amendments to the Classification and Measurement of Financial Instruments (the Amendments). The Amendments include:

•        A clarification that a financial liability is derecognized on the ‘settlement date’ and the introduction of an accounting policy choice (if specific conditions are met) to derecognise financial liabilities settled using an electronic payment system before the settlement date

•        Additional guidance on how the contractual cash flows for financial assets with environmental, social and corporate governance (ESG) and similar features should be assessed

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

•        Clarifications on what constitute ‘non-recourse features’ and what are the characteristics of contractually linked instruments

•        The introduction of disclosures for financial instruments with contingent features and additional disclosure requirements for equity instruments classified at fair value through other comprehensive income (OCI)

The Amendments are effective for annual periods starting on or after 1 January 2026 with early adoption permitted for classification of financial assets and related disclosures only. The Group does not anticipate that the amendments will have a material effect on the Group’s consolidated financial statements.

Annual Improvements to IFRS Accounting Standards — Volume 11

In July 2024, the IASB issued nine narrow scope amendments as part of its periodic maintenance of IFRS accounting standards. The amendments include clarifications, simplifications, corrections or changes to improve consistency in IFRS 1 First-time Adoption of International Financial Reporting Standards, IFRS 7 Financial instruments: Disclosure and its accompanying Guidance on implementing IFRS 7, IFRS 9 Financial Instruments, IFRS 10 Consolidated Financial Statements and IAS 7 Statements of Cash Flows.

The amendments will be effective for reporting periods beginning on or after 1 January 2026. Earlier application is permitted and must be disclosed. The amendments are not expected to have a material impact on the Group’s consolidated financial statements.

Contracts Referencing Nature-dependent Electricity — Amendments to IFRS 9 and IFRS 7

In December 2024, the IASB issued Amendments to IFRS 9 and IFRS 7 — Contracts Referencing Nature-dependent Electricity. The amendments apply only to contracts that reference nature-dependent electricity; the amendments:

•        Clarify the application of the ‘own-use’ requirements for in-scope contracts

•        Amend the designation requirements for a hedged item in a cash flow hedging relationship for in-scope contracts

•        Add new disclosure requirements to enable investors to understand the effect of these contracts on a company’s financial performance and cash flows

The amendments will take effect for annual reporting periods starting on or after 1 January 2026. Early adoption is allowed, but it must be disclosed. The amendments concerning the own-use exception are to be applied retrospectively, while the hedge accounting amendments should be applied prospectively to new hedging relationships designated from the initial application date. Additionally, the IFRS 7 disclosure amendments must be implemented alongside the IFRS 9 amendments. If an entity does not restate comparative information, it cannot present comparative disclosures. The Group does not expect that the amendments will have a material impact on its consolidated financial statements.

2.2    Principles of consolidation accounting

(a)     Consolidation

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which control ceases.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between Group entities are eliminated. Unrealized losses are also eliminated but are considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statements of loss and other comprehensive loss, statements of changes in equity, and statements of financial position. Total comprehensive income (loss) is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Structured Entity (“Variable Interest Entity” or “VIE”)

The Group has one structured entity in Indonesia, PT. Giosis Internet as of December 31, 2025. The Group entered into contractual arrangements with its VIE and its shareholders, which grants power to govern the financial and operating policies so as to obtain benefits from its activities.

The Group evaluates the need to consolidate the entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entities to finance their activities without additional subordinated financial support.

The following is a summary of the VIE agreements of PT. Giosis Internet:

Power of Attorney:    The equity owners of the entity irrevocably appointed the Group or its designated person as their exclusive agent and attorney to vote on their behalf on all matters, including matters related to the transfer of their respective equity interests in the entity and appointment of the entity’s chief officer. During the term of the share pledge agreement, the Group has the right to receive all of the dividends and profits distributed on the pledged equity interests.

Business Loan Agreement:    A loan was granted to the equity owner of the entity to provide the funds necessary to capitalize the entity. The Group has the option to acquire the entity for an amount equal to the loans granted at any time or when and if the government lifts its foreign ownership restrictions in the applicable country. Upon this acquisition, the Business Loan Agreements will be cancelled.

Equity Pledge Agreement:    Pursuant to the equity pledge agreement between the Group, the VIE, and the nominee shareholders, the nominee shareholders pledged all of their equity interests in the VIE to guarantee their and the VIE’s performance of their obligations. According to the Pledge agreement, the nominee shareholders are not able to transfer or assign any right on equity without prior written consent from the Group. The shareholders of the VIE also undertake that, during the term of the share pledge agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests.

The Group participated significantly in the design of the entity. Based on these series of agreements, the shareholders of the entity granted the Group power of attorney to exercise all their rights as shareholders of the entity, including the right to appoint board members and senior management members. Thus, the Group has the ability to effectively exercise control of the entity and make all key decisions.

Therefore, the Group has determined that it has the power to govern the financial and operating policies of PT. Giosis Internet so as to obtain benefits from its activities of the aforementioned entity and has consolidated its respective results from the date of establishment.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

The summary financial information of PT. Giosis Internet is as follows:

	As of/for the years ended December 31,
	2025	2024
	SGD	SGD
Total assets	369,816	403,019
Total liabilities(*1)	2,743,171	2,901,127
Revenue	—	253,085
Net loss	(98,700)	(438,086)

____________

(*)      The total liabilities primarily consist of mainly intercompany balances and are eliminated upon the consolidation.

(b)    Acquisitions

The consideration transferred for the acquisition of a subsidiary or business comprises the fair value of the assets transferred, the liabilities incurred, and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred and are recognized in the consolidated statements of loss and other comprehensive loss as selling and administrative expenses.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree at the date of acquisition either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.

The excess of (a) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the (b) fair value of the identifiable net assets acquired, is recorded as goodwill.

(c)     Disposals

When a change in the Group’s ownership interest in a subsidiary results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognized. Amounts previously recognized in other comprehensive loss in respect of that entity are also reclassified to profit or loss or transferred directly to accumulated deficit if required by a specific standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)    Associates

Associates are all entities over which the group has significant influence but not control or joint control. This is generally the case where the Group holds between 20% and 50% of the voting rights.

When an investor acquires 20% or more of the voting stock of an investee, it is presumed that, without evidence to the contrary, that an investor maintains the ability to exercise significant influence over the investee. Investments in associates are accounted for using the equity method of accounting (see (e) below), after initially being recognized at cost. The equity method of accounting is used only when an investor or investing company can exert a significant influence over the investee or owned company.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

The Group’s investments in associates are stated in the consolidated statements of financial position at the Group’s share of net assets under the equity method of accounting, less any impairment losses. Adjustments are made to bring into line any dissimilar accounting policies that may exist. The Group’s share of the post-acquisition results and other comprehensive income of associates is included in the consolidated statements of loss and other comprehensive loss. In addition, when there has been a change recognized directly in the equity of the associate, the Group recognizes its share of any changes, when applicable, in the consolidated statements of changes in equity.

If an entity’s share of losses of an associate equals or exceeds its interest in the associate, the entity discontinues recognizing its share of further losses. The interest in an associate is the carrying amount of the investment in the associate determined using the equity method together with any long-term interests that, in substance, form part of the entity’s net investment in the associate. Losses recognized using the equity method in excess of the entity’s investment in ordinary shares are applied to the other components of the entity’s interest in an associate in the reverse order of their seniority (i.e. priority in liquidation).

(e)     Equity method

Under the equity method of accounting, the investments are initially recognized at cost and adjusted thereafter to recognize the Group’s share of the post-acquisition profits or losses of the investee in profit or loss, and the Group’s share of movements in other comprehensive income of the investee in other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

Where the Group’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, including any unsecured long-term receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Unrealized gains on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of equity-accounted investees have been changed where necessary to ensure consistency with the policies adopted by the Group. The carrying amount of equity-accounted investments is tested for impairment in accordance with the policy described in note 2.6.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.

2.3    Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration that the Group expects to be entitled to receive in exchange for these services. The Group applies the following five steps to recognize revenue:

•        Identify the contract with a customer.

•        Identify the performance obligations in the contract.

•        Determine the transaction price.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

•        Allocate the transaction price to performance obligations in the contract.

•        Recognize revenue when or as the Group satisfies a performance obligation.

Revenue is measured net of value-added taxes, sales taxes, cash discounts and estimated product returns. The Group disaggregates revenue into the following major categories:

(a)     Services revenue

Services revenue includes revenue from e-Commerce Logistics and Enterprise Logistics.

e-Commerce Logistics

The Group provides integrated e-commerce logistics services comprising cross-border transportation, fulfillment, and last-mile delivery. The Group accounts for these services as a single performance obligation because the individual services are highly integrated and are not separately identifiable within the context of the contract. The customer contracts for an integrated logistics solution. The Group fulfills its performance obligation by transporting goods from the origin to the destination. Services pricing is primarily charged by way of the weight of the consignments after taking into account of a number of factors, including the dimensions and volume of the consignments, the services required, and any special care or delivery instructions. Revenue is recognized using an input method based on the passage of transit time relative to the estimated total transit period. Management believes that transit time provides a faithful depiction of the transfer of services because logistics activities are performed continuously throughout the transportation process and customers receive benefit as the shipment progresses toward destination. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event, which is either collected in advance or generally within 30 days after the date of invoice from customers. There is no other obligation in contracts, such as return, or refund.

In addition, the Group provides storage services to various customers, including sellers on various e-commerce platforms. Revenue from storage services is recognized on a straight-line basis over the contract term and comprises the amount of the transaction price for storing customer’s products, which is not subject to variable consideration. The Group acts as the principal for storage services as it controls the services provided to customers, determines pricing, and is primarily responsible for fulfilling the service obligations.

Principal versus Agent Considerations

When third parties are involved, the Group evaluates whether it controls the specified service before transfer to the customer. The Group generally acts as principal when providing e-Commerce logistics services and recognizes revenue on a gross basis as it controls the provision of the services, has discretion in establishing pricing, invoices customers directly, and bears primary responsibility for fulfilling the services, including responsibility for service performance and customer claims. In arrangements where the Group’s role is limited to arranging services provided by another party, revenue is recognized net as commission income. For the years ended December 31, 2025 and 2024, the Group recognized such revenue on a net basis in the amounts of SGD 369,307 and SGD 252,441, respectively.

Enterprise Logistics

Enterprise Logistics services include air, sea and land transportation services for import and export shipments, together with ancillary services such as customs declaration, document handling, cargo security, and terminal handling services. Management has determined that these activities generally constitute a single integrated performance obligation because ancillary services are not separately identifiable from the overall transportation service. Services pricing is primarily charged by way of the

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

weight of the consignments after taking into account of a number of factors, including the dimensions and volume of the consignments. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event. There is no other obligation in contracts, such as return, or refund. Revenue is recognized over time as services are provided because customers simultaneously receive and consume the benefits of the services. The Group applies the input method, measuring progress toward satisfaction of the performance obligation is measured based on the value of actual services performed relative to the total expected services under the contract.

Principal versus Agent Considerations

The Group generally acts as the principal in these arrangements as it is responsible for coordinating and fulfilling the overall transportation services, including engaging third-party carriers and managing the shipment process, and has discretion in pricing. In certain arrangements, such as co-loading transactions, the Group may act as an agent where it does not control the underlying services before they are transferred to the customer, and in such cases revenue is recognized on a net basis. For the years ended December 31, 2025 and 2024, the Group recognized such revenue on a net basis in the amounts of SGD 91,348 and SGD 188,633, respectively.

The Group’s general payment collection term ranges from 30 days to 60 days, depending on the volume of transactions of the customer as well as the volume of transactions that an e-commerce platform constitutes for the Group.

(b)    Product revenue

The Group offers products that span a wide range of categories, including home goods and decor, apparel and beauty products, sporting goods and everyday consumables.

Product revenue represents sales of products through various e-commerce platforms. Product revenue is recognized at the point in time when control of products has transferred to the customer, which is when the products are delivered to the customer and there is no unfulfilled obligation that could affect the customer’s acceptance of the goods. Delivery occurs when the products are shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer and either the customer has accepted the products in accordance with the sales contract or the Group has objective evidence that all criteria for acceptance have been satisfied.

Revenue from contracts with customers is measured at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods. The Group considers whether contracts include other promises that constitute separate performance obligations to which a portion of the transaction price needs to be allocated. As a registered seller of each platform, the Group fulfils a single performance obligation of selling the goods in accordance with the terms and conditions of the platforms. The Group acts as principal in these transactions because it obtains control of inventory prior to transfer, establishes pricing, bears inventory risk, and is responsible for fulfillment of customer orders.

The Group considers the effects of variable consideration in determining the transaction price. The transaction price is adjusted for estimates of known or expected variable consideration, which includes cash discounts, product returns and allowances such as coupons. Variable consideration is recorded as a reduction to revenue based on estimates derived from a number of factors, including current contract sales terms, estimated units sold, and redemption rates. Estimates are reviewed regularly until the incentives or product returns are realized and the impact of any adjustments are recognized in the period the adjustments are identified. Historically, product returns have not been significant.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(c)     Contract assets

A contract asset is recognized when the Group recognizes revenue before being unconditionally entitled to the consideration under the payment term set out in the contract.

(d)    Contract liabilities

A contract liability is recognized if a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

(e)     Types of warranties and related obligation

The Group compensates the customers in the case of damage or loss of product during the delivery of transportation services. Compensation for customer comprises of damage or loss of product during the delivery, and transportation fee paid. The compensation for damage or loss of product is expensed through profit or loss in the consolidated statements of loss and other comprehensive loss. And the compensation for transportation fee is deducted from revenue.

(f)     Significant Judgments

The preparation of revenue disclosures requires management to make significant judgments, including:

•        Determination of whether multiple logistics activities constitute a single performance obligation;

•        Selection of appropriate methods for measuring progress toward completion of performance obligations satisfied over time;

•        Determination of whether the Group acts as principal or agent in logistics arrangements; and

2.4    Property, plant and equipment

(a)     Measurement

Property, plant and equipment (“PP&E”) are recognized at cost less accumulated depreciation and accumulated impairment losses.

The cost of an item of PP&E initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. If significant parts of an item of PP&E have different useful lives, then they are accounted for as separate items (major components) of PP&E.

The present value of the expected cost for the decommissioning of an asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met.

(b)    Subsequent expenditure

Subsequent expenditure relating to PP&E that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in the consolidated statements of loss and other comprehensive loss when incurred.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(c)     Depreciation

Depreciation is calculated using the straight-line method to allocate the cost of the assets, net of their residual value, over their estimated useful lives. The estimated useful lives are as follows:

Asset Category	Useful Lives
Building	30 years
Machinery and equipment	3 – 6 years
Furniture and fixtures	3 – 5 years
Structures	3 – 5 years
Leasehold improvements	2 – 15 years
Vehicles	4 – 7 years

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at the end of each reporting period. The effects of any revision shall be accounted for as a change in an accounting estimate and recognized in the consolidated statements of loss and other comprehensive loss when the changes arise.

Construction in progress included in property, plant and equipment is not depreciated as these assets are not yet available for use.

(d)    Disposal

On disposal of an item of PP&E, the difference between the disposal proceeds and its carrying amount is recognized in the consolidated statements of loss and other comprehensive loss as “Other income (losses) — net”.

2.5    Intangible assets

(a)     Goodwill

Goodwill on acquisitions of subsidiaries and businesses, represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognized separately as intangible assets and carried at cost less accumulated impairment losses.

(b)    Customer relationships

The customer relationships were acquired as part of a business combination. They are recognized at their fair value at the date of acquisition and are subsequently amortized on a straight-line based on the timing of projected cash flows of the contracts over their estimated useful lives.

Customer relationships are subsequently carried at cost less accumulated amortization and accumulated impairment losses. These costs are amortized to the consolidated statements of loss and other comprehensive loss using the straight-line method over 10 years.

(c)     Computer software licenses

Acquired computer software licenses are initially capitalized at cost which includes the purchase price (net of any discounts and rebates) and other directly attributable costs of preparing the asset for its intended use. Direct expenditures including employee costs, which enhance or extend the performance of computer software beyond its specifications and which can be reliably measured, are added to the original cost of the software. Costs associated with maintaining the computer software are expensed when incurred.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

Computer software licenses are subsequently carried at cost less accumulated amortization and accumulated impairment losses. These costs are amortized to the consolidated statements of loss and other comprehensive loss using the straight-line method over 2 to 5 years.

The amortization period and amortization method of intangible assets other than goodwill are reviewed at the end of each period. The effects of any revision are recognized in the consolidated statements of loss and other comprehensive loss when the changes arise.

An intangible asset is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of loss and other comprehensive loss.

2.6    Impairment of non-financial assets

(a)     Goodwill

Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill is not amortized but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to groups of cash-generating units (“CGU”) for the purpose of impairment testing. The allocation is made to groups of CGU that are expected to benefit from the business combination in which the goodwill arose. The units or groups of units are identified at the lowest level at which goodwill is monitored for internal management purposes, being the operating segments.

An impairment loss is recognized when the carrying amount of groups of CGU, including the goodwill, exceeds the recoverable amount of groups of CGU. The recoverable amount of groups of CGU is the higher of the CGU’s fair value less cost to sell and value-in-use.

The total impairment loss of groups of CGU is allocated first to reduce the carrying amount of goodwill allocated to the groups of CGU and then to the other assets of the groups of CGU pro-rata on the basis of the carrying amount of each asset in the groups of CGU. An impairment loss on goodwill is recognized as an expense and cannot be reversed in a subsequent period.

(b)    Other long-lived assets

PP&E, right-of-use assets and intangible assets other than goodwill are tested for impairment whenever there is objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the CGU to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognized as an impairment loss in the consolidated statements of loss and other comprehensive loss.

An impairment loss for an asset other than goodwill is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in the consolidated statements of loss and other comprehensive loss within “Other income (losses) — net”.

2.7    Financial assets

(a)     Classification and measurement

The Group classifies its financial assets in the following measurement categories:

•        Amortized cost; or

•        Fair value through Other Comprehensive Income (FVOCI); or

•        Fair value through profit or loss (FVPL).

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset. Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest. The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in the consolidated statements of loss and other comprehensive loss.

At subsequent measurement

Debt instruments

Subsequent measurement of debt instruments depends on the Group’s business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Group classifies its debt instruments:

•        Amortized cost:    Assets that are held for collection of contractual cash flows, where those cash flows represent solely payments of principal and interest, are measured at amortised cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in the consolidated statements of loss and other comprehensive loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the consolidated statements of loss and other comprehensive loss.

•        FVOCI:    Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses, which are recognized in the consolidated statements of loss and other comprehensive loss. When

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses), and impairment expenses are presented as separate line item in the consolidated statements of loss and other comprehensive loss.

•        FVPL:    Assets that do not meet the criteria for amortized cost are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in the consolidated statements of loss and other comprehensive loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Group subsequently measures all equity investments at fair value. Where the group’s management has elected to present fair value gains and losses on equity investments in other comprehensive income, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income (losses) — net when the Group’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other income/(losses) — net in the consolidated statements of loss and other comprehensive loss as applicable.

(b)    Impairment

The Group assesses, on a forward-looking basis, the expected credit losses associated with its debt financial assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk. Note 29(b) details how the Group determines whether there has been a significant increase in credit risk.

For trade receivables, lease receivables and contract assets, the Group applies the simplified approach permitted by IFRS 9 “Financial Instruments”, which requires expected lifetime credit losses (“ECL”) to be recognized from initial recognition of the receivables and related financial assets. The ECL are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. The Group makes use of the practical expedient by which they can use a provision matrix as the basis to determine the expected loss for its trade accounts receivable. The expected credit loss is based on the historical observed default rates per trade accounts receivable ageing category over the expected life of the trade account receivables. Forward-looking adjustment is considered to have very limited impact due to very short maturity of financial assets exposed to credit risk.

(c)     Derecognition

Regular way sales of financial assets are recognized on trade date — the date on which the Group commits to sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership of the financial assets.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in the consolidated statements of loss and other comprehensive loss.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

On disposal of an equity investment, the difference between the carrying amount and sales proceed is recognized in the consolidated statements of loss and other comprehensive loss if there was no election made to recognize fair value changes in other comprehensive loss. If there was an election made, any difference between the carrying amount and sales proceed amount would be recognized in other comprehensive loss and transferred to accumulated deficit along with the amount previously recognized in other comprehensive loss relating to that asset.

2.8    Borrowings

Borrowings are initially recognized at fair value, net of directly attributable transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

The fair value of the liability portion of a convertible note is determined using a market interest rate for an equivalent non-convertible note. This amount is recorded as a liability on an amortized cost basis until extinguished on conversion or maturity of the bonds. The remainder of the proceeds is allocated to the conversion option. This is recognized and included in shareholders’ equity, net of income tax effects.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of loss and other comprehensive loss as finance costs.

Where the terms of a financial liability are renegotiated and the entity issues equity instruments to a creditor to extinguish all or part of the liability (debt for equity swap), a gain or loss is recognized in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued.

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the end of the period, in which case they are presented as non-current liabilities.

2.9    Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision. Where the effect of the time value of money is material, provisions are determined at the present value of the expected future cash flows using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Where some or all of the expenditures required to settle a provision are expected to be reimbursed by another party, the reimbursement shall be recognized when, and only when, it is virtually certain that reimbursement will be received if the entity settles the obligation. The reimbursement shall be treated as a separate asset.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimates. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provision is reversed.

(a)     Provision for restoration

The Group is required to restore the leased premises to their original condition at the end of the respective lease terms. A provision has been recognized for the present value of the estimated expenditure required to remove any leasehold improvements discounted at a current pre-tax rate that reflects the risks specific to the liability for the restoration costs. Expected restoration costs are discounted to present value considering extension option. These costs have been capitalized as part of the cost of leasehold improvements and are amortized over the shorter of the term of the lease and the useful life of the assets.

2.10  Trade and other receivables

A receivable is recognized if an amount of consideration that is unconditional is due from the customer (i.e. only the passage of time is required before payment of the consideration is due). Note 2.7 details accounting policies on initial recognition and subsequent measurement of financial assets.

2.11  Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of the year which are unpaid. They are classified as current liabilities if payment is due within 12 months or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

The carrying amounts of trade and other payables are considered to be the same as their fair values, due to their short-term nature.

2.12  Leases

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

As lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities representing the obligations to make lease payments and right-of-use assets representing the right to use the underlying leased assets.

(a)     Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

This right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(b)    Lease liabilities

The initial measurement of lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate to be made over the lease term.

To determine the incremental borrowing rate, the Group:

•        where possible, uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions from the point when third party financing was received; or

•        uses a build-up approach that starts with a risk-free interest rate adjusted for credit risk for leases held by Tracx Logis Pte. Ltd., which does not have third party financing, and makes necessary adjustments specific to the lease eg. term, country, currency and security; or

•        uses borrowing rates obtained from the central bank of the relevant country, adjusted for effect of the collateral for each lease asset. For the lease term, linear interpolation is applied to government bond spread for specific country the Group is operating.

If a readily observable amortizing loan rate is available to the individual lessee (through recent financing or market data) which has a similar payment profile to the lease, then the Group uses the rate as a starting point to determine the incremental borrowing rate.

Lease payments include the following:

•        Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

•        Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•        Amount expected to be payable under residual value guarantees; and

•        The exercise price of a purchase option if is reasonably certain to exercise the option; and Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease components for property leases and account for these as one single lease component.

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

•        there is a change in future lease payments arising from changes in an index or rate;

•        there is a change in the Group’s assessment of whether it will exercise an extension option; or

•        there is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(c)     Short term and low value leases

The Group has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value assets, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

(d)    Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group recognizes such lease payments in profit or loss in the periods that such lease payments were made.

(e)     Extension and termination options

Extension and termination options are included in a number of PP&E leases across the Group. These are used to maximize operational flexibility in terms of managing the assets used in the Group’s operations. The majority of extension and termination options held are exercisable only by the Group and not by the respective lessor.

The Group considers extension and termination options in contracts and in law when determining the lease term.

(f)     Interest income

Interest income is recognized with the application of the effective interest method. No element of financing is deemed present, as sales are generally made with a credit term of 30 to 90 days. The Group does not have any contracts where the period between the transfer of the promised goods or services to the customer and payment by the customer exceeds one year. Consequently, the Group does not adjust any of the transaction prices for the time value of money.

As lessor

As a lessor, the Group entered into operating lease agreements with customers for equipment lease. With respect to lessor lease transactions, the Group determines at the commencement of the lease whether each lease is a finance lease or operating lease. A lease is classified as a finance lease if it transfers substantially all of the risks and rewards incidental to the ownership of an underlying asset. Otherwise, leases are classified as operating leases. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset. The Group recognizes the operating lease payments in profit or loss on a straight-line basis over the lease term.

2.13  Government grants

Grants from the government are recognized as a receivable at their fair value where there is reasonable assurance that the grant will be received, and the Group will comply with all attached conditions.

Government grants related to income are recognized as reduction of the applicable expenses in the consolidated statements of loss and other comprehensive loss over the periods necessary to match them with the related costs if there are intended expenses to compensate. Otherwise, they are deferred and presented as other income in the consolidated statements of loss and other comprehensive loss over the periods.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

2.14  Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using a weighted average method. Costs of inventory primarily includes purchase price, and shipping, handling and other costs directly attributable to acquisition of goods. Net realizable value is the estimated selling price in the ordinary course of business, less the applicable variable selling expenses.

The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realizable value, is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs. Provision for inventories is calculated considering the holding period.

2.15  Income taxes

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions, where appropriate, on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associated companies and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)     at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the period; and

(ii)    based on the tax consequence that will follow from the manner in which the Group expects, at the end of the period, to recover or settle the carrying amounts of its assets and liabilities except for investment properties.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovative credit) similar to accounting for other tax credits where deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credit can be utilized.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

2.16  Employee compensation

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)     Defined benefit plans

There are some entities in the Group, namely Tracx Logis Inc., Tracx Logis India Pvt. Ltd., Tracx Logis Corp and PT. KCI Indonesia Logistics that have a defined benefit plan. In a defined benefit plan, the annual benefit paid to retired employees is fixed. The exact amount of benefit is not known until retirement but is usually dependent on one or more factors such as age, years of service and compensation level at the point of retirement. The liability recognized in the statements of financial position in respect of defined benefit plans is the present value of the defined severance benefits at the end of the reporting period. The defined severance benefits are calculated annually by third-party actuaries using the projected unit credit method.

The present value of the defined severance benefits is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds and that have terms to maturity approximating the terms of the related severance benefit obligation. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive loss in the period when they arise.

If any plan amendments, curtailments, or settlements occur, past service costs or any gains or losses on settlement are recognized in the consolidated statements of loss and other comprehensive loss.

(b)    Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as The Central Provident Fund on a mandatory, contractual, or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

(c)     Other long-term employee benefits

The Group has an obligation in respect to long-term employee benefits other than defined benefit plans. The Group has liabilities for long-service leave benefit that are not expected to be settled wholly within 12 months after the end of the period in which the employees render the related service. These obligations are therefore measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period, using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the end of the reporting period of high-quality corporate bonds with terms and currencies that match, as closely as possible, the estimated future cash outflows. Remeasurements as a result of experience adjustments and changes in actuarial assumptions are recognized in the consolidated statements of loss and other comprehensive loss.

The obligations are presented as current liabilities in the consolidated statements of financial position if the entity does not have an unconditional right to defer settlement for at least 12 months after the reporting period, regardless of when the actual settlement is expected to occur.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(d)    Share-based compensation

The Group operates an equity-settled, share-based compensation plan. The value of the employee services received in exchange for the grant of options is recognized as an expense with a corresponding increase in the “Other reserves” over the vesting period. The total amount to be recognized over the vesting period is determined by reference to the fair value of the options granted on the date of the grant. For the detailed description of the fair value of the options, please see Note 27.

At the end of each period, the Group revises its estimates of the number of options that are expected to become exercisable on the vesting date and recognizes the impact of the revision of the estimates in the consolidated statements of loss and other comprehensive loss, with a corresponding adjustment to the share option reserve over the remaining vesting period.

When the options are exercised, the proceeds received (net of transaction costs) and the related balance previously recognized in “Other reserves” are credited to the “Share capital”.

(e)     Provision for employment benefits

The Group determines the provision for employment benefits as the incentive payments based on the results of the individual performance evaluation or management assessment.

2.17  Currency translation

(a)     Functional and presentation currency

Items included in the consolidated financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The consolidated financial statements are presented in Singapore Dollars, which is functional and presentation currency of the Group.

(b)    Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency translation differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the end of the period are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and other currency instruments designated and qualifying as net investment hedges and net investment foreign operations, are recognized in other comprehensive loss and accumulated in the “Exchange differences on translation of foreign operations”.

Foreign exchange gains and losses that relate to borrowings are presented in the consolidated statements of loss and other comprehensive loss within “Finance costs”. All other foreign exchange gains and losses impacting profit or loss are presented in the consolidated statements of loss and other comprehensive loss within “Other income (losses) — net” (Note 8).

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

2.      Summary of significant accounting policies (cont.)

(c)     Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)     Assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)    Income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)   All resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal of the entity giving rise to such reserve.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

2.18  Cash and cash equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

2.19  Share capital

(a)     Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the Share capital.

(b)    Convertible preferred shares

In connection with the issuance of convertible preferred shares, the Group allocates the proceeds received as the equity instrument. The Group recognizes asset and liabilities arising from the capital contribution at fair value (considering issuance cost), and classifies the residual amount as share capital. For the detailed description of the convertible preferred shares, please see “Share capital” (Note 28).

(c)     Loss per share

The Group computes basic loss per share by dividing loss available to ordinary equity holders by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share reflect the dilution of potential ordinary shares outstanding during the period.

2.20  Dividend

Provision is made for the amount of any dividend declared, being appropriately authorized and no longer at the discretion of the entity, on or before the end of the reporting period but not distributed at the end of the reporting period.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

3.      Critical accounting estimates, assumptions, and judgments

3.1    Impairment of assets and cash-generating units

The Group tests whether an asset has suffered any impairment when impairment indicators exist, and tests Goodwill for impairment on an annual basis. Impairment exists when the carrying value of an asset or CGU exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The value in use calculation is based on a discounted cash flow (DCF) model. The cash flows are derived from the budget for five-years which include projected cash flows and by using a long-term growth rate to extrapolate cash flows beyond the five-year budget period. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.

In order to evaluate if there is evidence that an asset and a CGU could be impaired, both external and internal sources of information are analyzed, whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable. Examples of these events are changes in the Group’s business plans, changes in the Group’s assumptions about oil and gas prices and discount rates, evidence of physical damage, the projected capital investments and the evolution of the demand. If any such indication of impairment exists, the Group makes an estimate of the asset’s or CGU’s recoverable amount.

3.2    Derivative financial instruments

Derivatives are initially recognized at fair value. Subsequent to initial recognition, derivatives are measured at fair value. The resulting gain and loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

A derivative with a positive fair value is recognized as a financial asset; a derivative with a negative fair value is recognized as a financial liability. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realized or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of the host contracts and when the host contracts are not measured at fair value through profit or loss.

3.3    Provision for expected credit losses of trade receivables

The provision for expected credit losses of trade receivables are based on assumptions about risk of default and expected loss rates. The Group uses judgement in making these assumptions and selecting the inputs to the impairment calculation based on the Group’s past history, existing market conditions at the end of each reporting period.

4.      Segment information

(a)     Description of segments and principal activities

Operating segments are defined as components of an enterprise engaging in businesses activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”) in deciding how to allocate resources and assess performance. The Group’s chief operating decision-maker, CEO, reviews segment results when making decisions about allocating resources and assessing performance of the Group.

As a result of the assessment made by CODM, the Group has two operating segments: e-Commerce logistics and enterprise logistics, with each component operated by separate affiliated entities of the Group. The e-Commerce Logistics business is conducted by the Company and its relevant subsidiaries (excluding Qxpress HK Limited and KCI), while the enterprise logistics business is undertaken by Qxpress HK Limited and KCI.

The Group had no customer that contributed more than 10% of its total revenue for the years ended December 31, 2025 and 2024.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

4.      Segment information (cont.)

(b)    Profit and loss

For the year ended December 31, 2025	E-Commerce Logistics	Enterprise Logistics	Intersegment eliminations	Total
	SGD	SGD	SGD	SGD
Revenue	44,824,825	124,725,102	(2,444,170)	167,105,757
Intersegment revenue	201,277	2,242,893	(2,444,170)	—
External revenue	44,623,548	122,482,209	—	167,105,757
Cost of services	(46,301,781)	(111,610,556)	2,444,170	(155,468,167)
Cost of products	(1,773,456)	—	—	(1,773,456)
Selling and administrative expenses	(10,067,699)	(15,264,153)	(98,994)	(25,430,846)
Other income (losses) – net	10,382,242	(88,789)	98,994	10,392,447
Operating loss	(2,935,869)	(2,238,396)	—	(5,174,265)
Depreciation and amortization	(7,103,242)	(5,246,841)	—	(12,350,083)
Other material items of income and expense
Interest expense	(29,028,599)	(279,494)	855,295	(28,452,798)
Gain on valuation of derivatives – net	23,942,763	—	—	23,942,763
Gain on modification of debt	8,552,721	—	—	8,552,721
For the year ended December 31, 2024	E-Commerce Logistics	Enterprise Logistics	Intersegment eliminations	Total
	SGD	SGD	SGD	SGD
Revenue	145,586,800	157,445,063	(8,948,363)	294,083,500
Intersegment revenue	714,306	8,234,057	(8,948,363)	—
External revenue	144,872,494	149,211,006	—	294,083,500
Cost of services	(101,282,959)	(142,663,124)	8,948,363	(234,997,720)
Cost of products	(43,090,797)	—	—	(43,090,797)
Selling and administrative expenses	(36,114,150)	(27,911,529)	1,076,896	(62,948,783)
Other income (losses) – net	(12,774,303)	3,243,313	(1,076,896)	(10,607,886)
Operating loss	(47,675,409)	(9,886,277)	—	(57,561,686)
Depreciation and amortization	(14,691,025)	(5,579,560)	74,809	(20,195,776)
Other material items of income and expense
Interest expense	(22,591,466)	(815,584)	837,769	(22,569,281)
Gain on valuation of derivatives – net	35,218,590	—	—	35,218,590
Loss on modification of debt	(8,435,024)	—	—	(8,435,024)

____________

(*)      e-Commerce Logistics segment includes E-Commerce Logistics service revenue and Product revenue.

Accounting treatment for recognition of revenue is identical to revenue recognition in the consolidated statements of loss and other comprehensive loss. Revenue recognized from each segment is treated as a separate entity.

The CODM assesses the performance of the operating segments primarily based on segment revenue and segment profit, and does not regularly review segment assets and liabilities for the purpose of allocating resources and assessing performance. Accordingly, no segment asset or liability information is presented.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

4.      Segment information (cont.)

(c)     Geographical information

The Group operates in primary geographical markets as follows:

Total revenue and non-current assets as of year-end by geographical regions are as follows:

	Revenue		Non-current Assets(*1)
	For the year ended December 31,		As of
	2025	2024	December 31, 2025	December 31, 2024
	SGD	SGD	SGD	SGD
Singapore	30,068,431	38,837,437	35,049,195	37,742,351
Korea	18,003,924	92,484,859	20,329,708	27,639,761
Japan	11,509,533	25,850,634	3,320,492	774,556
PRC	44,995,077	66,413,356	563,632	987,642
Hong Kong	7,833,455	13,380,492	26,636,102	31,063,693
Vietnam	19,187,961	20,441,807	48,045	329,650
Others	35,507,376	36,674,915	3,413,037	5,242,721
Total	167,105,757	294,083,500	89,360,211	103,780,374

____________

(*1)    Non-current assets include PP&E, right-of-use assets and intangible assets.

5.      Revenue from contracts with customers

(a)     The Group derives revenue from the transfer of goods and services over time and at a point in time as follows:

	For the year ended December 31, 2025
	At a point in time	Over time	Total
	SGD	SGD	SGD
Service revenue	—	164,509,914	164,509,914
E-Commerce Logistics	—	42,019,964	42,019,964
Enterprise Logistics	—	122,489,950	122,489,950
Product revenue	2,595,843	—	2,595,843
Total revenue	2,595,843	164,509,914	167,105,757
	For the year ended December 31, 2024
	At a point in time	Over time	Total
	SGD	SGD	SGD
Service revenue	—	238,237,353	238,237,353
E-Commerce Logistics	—	89,026,347	89,026,347
Enterprise Logistics	—	149,211,006	149,211,006
Product revenue	55,846,147	—	55,846,147
Total revenue	55,846,147	238,237,353	294,083,500

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

5.      Revenue from contracts with customers (cont.)

(b)    Assets and Liabilities related to contracts with customers

The following table shows current assets related to contracts with customers:

	As of
	December 31, 2025	January 1, 2025	December 31, 2024	January 1, 2024
	SGD	SGD	SGD	SGD
Contract assets relating to:
Service revenue	961,940	1,742,371	1,742,371	3,309,182

The following table shows how much of the revenue recognized in the reporting period relates to carried-forward contract liabilities:

	As of December 31,
	2025	2024
	SGD	SGD
Revenue recognized that was included in the contract liability balance at the beginning of the period:
Service revenue	1,056,489	1,802,685
Product revenue	31,242	72,960
	1,087,731	1,875,645

6.      Breakdown of expenses by nature

	For the years ended December 31,
	2025	2024
	SGD	SGD
Cost of products sold	1,773,456	43,090,797
Freight expenses	134,007,226	200,507,668
Employee expenses(*1)	30,035,780	40,610,047
Share-based compensation expense (Note 27)	598,863	993,670
Advertising	151,753	391,600
Commission	2,485,060	12,531,058
Rent	584,747	1,662,696
Depreciation	10,040,635	17,798,562
Amortization	2,309,448	2,397,214
Transportation	715,145	777,703
Office supplies	538,479	801,358
Taxes and dues	570,109	1,324,795
(Reversal of) impairment loss on financial assets	(2,728,035)	16,174,819
Others	1,589,803	1,975,313
Total	182,672,469	341,037,300

____________

(*1)    Severance benefits for the years ended December 31, 2025 and 2024, amounting to SGD 2,189,564 and SGD 2,628,177 are included in employee expenses, respectively. Defined contributions for the year ended December 31, 2025 and 2024, amounting to SGD 1,310,617 and SGD 1,403,951 are also included.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

7.      Finance income — net

	For the years ended December 31,
	2025	2024
	SGD	SGD
Interest income	215,948	281,853
Gain on valuation of derivatives	28,817,213	35,218,590
Gain on modification of debt	8,552,721	—
Finance income	37,585,882	35,500,443
Interest expense on borrowings and others	(1,125,137)	(814,097)
Interest expense on convertible notes	(25,197,938)	(17,892,824)
Interest expense on lease liabilities	(2,129,723)	(3,862,360)
Loss on valuation of derivatives	(4,874,450)	—
Loss on modification of debt	—	(8,435,024)
Finance costs	(33,327,248)	(31,004,305)
Finance income – net	4,258,634	4,496,138

8.      Other income (losses) — net

	For the years ended December 31,
	2025	2024
	SGD	SGD
Realized foreign currency transaction loss – net	6,428,183	(771,598)
Unrealized foreign currency translation loss (gain) – net	2,686,915	(5,448,110)
Government grants	76,415	71,311
Gain on disposal of property, plant and equipment, net(*1)	62,477	3,551,075
Gain on dissolution of a subsidiary	60,396	654,798
Gain on termination of leases	168,175	803,600
Gain on modification of lease contract(*2)	—	6,287,161
Loss on disposal of intangible assets	—	(5,138)
Warehouse rental income	—	350,571
Impairment loss on short-term loan	(600)	(46,034)
Impairment loss on intangible assets	—	(1,397,492)
Impairment loss on property, plant and equipment	—	(1,161,830)
Impairment loss on ROU asset(*3)	—	(14,021,934)
Impairment loss on long-term guarantee deposits	—	(592,570)
Miscellaneous income – net	910,486	1,118,304
Total	10,392,447	(10,607,886)

____________

(*1)    The gain on disposal of property, plant and equipment, net primarily results from the sale of the warehouse of KC International Korea Ltd.

(*2)    The gain on modification of lease contract results from the changes in extension options of lease contracts of Tracx Logis Korea Co., Ltd. and Tracx Logis Japan Co., Ltd.

(*3)    For the year ended December 31, 2024, the Group made a strategic decision to cease operations at three specific operational sites in Korea, as well as to abandon certain related leased warehouses, intangible assets and development projects. This decision constitutes a clear internal indicator of impairment, as these assets are no longer expected to generate future economic benefits for the Group, either through continued use or disposal. For these affected assets, as they have been permanently taken out of use and no future cash inflows are expected, the recoverable amount is assessed to be nil. Therefore, the Group recognized impairment loss on these related assets.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

9.      Income tax expense

(a)     Income tax expenses (benefit) for the years ended December 31, 2025 and 2024 are as follows:

	For the years ended December 31,
	2025	2024
	SGD	SGD
Current income tax expense (benefit)
Current income tax	452,287	442,328
Others	(308,106)	37,769
Deferred tax expense (benefit)
Generation and realization of temporary differences	617,138	(1,185,247)
Income tax expense (benefit)	761,319	(705,150)

(b)    Reconciliations between actual income tax expense and the amount computed by applying the statutory tax rate to loss before income tax expense are as follows:

	For the years ended December 31,
	2025	2024
	SGD	SGD
Loss before income tax expense	(916,253)	(53,010,377)
Income tax benefit computed at the weighted-average statutory tax rate	(355,759)	(12,757,834)
Adjustments
Effect of non-taxable income	(4,087,144)	(818,243)
Effect of non-deductible expenses – Interest expense	3,849,222	1,030,506
Effect of non-deductible expenses – Other	4,188,808	3,880,740
Effect of tax losses that are not recognized as deferred tax asset	4,611,217	5,623,236
Deferred tax assets not recognized	(7,203,647)	2,539,817
Adjustments for current tax of prior periods	(328,697)	(4,667)
Others, net	87,319	(198,705)
Income tax expense (benefit)	761,319	(705,150)
Effective tax rate	(83.1)%	1.3%

____________

(*)      Effect of non-deductible expenses primarily includes thin capitalization adjustments, general provisions for doubtful debts, foreign exchange losses, and impairment losses on investments in subsidiaries, which are not deductible for tax purposes.

(c)     Changes in deferred tax assets (liabilities) resulting from tax effect of temporary differences for the years ended December 31, 2025 and 2024 are as follows:

	As of December 31, 2025
	Beginning balance	Amounts recognized in (loss) profit	Others	Ending balance
	SGD	SGD	SGD	SGD
Deferred tax arising from temporary differences
Provision for doubtful debts	11,893,615	(2,267,822)	(234,079)	9,391,714
Lease liabilities	11,146,942	(619,227)	(351,057)	10,176,658
Right-of-use assets	(6,828,589)	523,118	206,263	(6,099,208)
Short-term financial liabilities	(978,496)	11,528,634	(445,117)	10,105,021
Convertible notes	(183,848)	(17,269,670)	456,929	(16,996,589)

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

9.      Income tax expense (cont.)

	As of December 31, 2025
	Beginning balance	Amounts recognized in (loss) profit	Others	Ending balance
	SGD	SGD	SGD	SGD
Property, plant and equipment	1,092,332	63,356	(40,950)	1,114,738
Intangible assets	(2,195,207)	(39,551)	(3,164)	(2,237,922)
Contract liability	43,706	—	(838)	42,868
Allowances for annual leave	89,491	(7,254)	(3,293)	78,944
Employee benefits	751,199	(86,260)	(31,510)	633,429
Investment in subsidiaries and associates	(994,163)	48,384	13,663	(932,116)
Provision for inventories	296,100	12,422	(5,336)	303,186
Others	310,496	293,085	(8,635)	594,946
	14,443,578	(7,820,785)	(447,124)	6,175,669
Unrecognized deferred tax asset, net
Deferred tax arising from tax differences	(16,511,384)	7,203,647	424,238	(8,883,499)
Net deferred tax liabilities	(2,067,806)	(617,138)	(22,886)	(2,707,830)
	As of December 31, 2024
	Beginning balance	Amounts recognized in profit (loss)	Exchange rate difference	Ending balance
	SGD	SGD	SGD	SGD
Deferred tax arising from temporary differences
Provision for doubtful debts	9,263,280	3,037,984	(407,649)	11,893,615
Lease liabilities	21,321,487	(8,732,370)	(1,442,175)	11,146,942
Right-of-use assets	(19,689,119)	11,687,961	1,172,569	(6,828,589)
Embedded derivatives – Convertible notes	5,188,047	(6,066,810)	(99,733)	(978,496)
Convertible notes	(3,756,232)	3,401,341	171,043	(183,848)
Property, plant and equipment	888,240	234,442	(30,350)	1,092,332
Intangible assets	(3,002,010)	832,194	(25,391)	(2,195,207)
Contract liability	46,739	(3,249)	216	43,706
Allowances for annual leave	116,785	(17,626)	(9,668)	89,491
Employee benefits	988,992	(163,699)	(74,094)	751,199
Investment in subsidiaries and associates	(995,228)	(8,421)	9,486	(994,163)
Provision for inventories	—	296,349	(249)	296,100
Others	1,128,020	(773,031)	(44,493)	310,496
	11,499,001	3,725,065	(780,488)	14,443,578
Unrecognized deferred tax asset, net
Deferred tax arising from tax differences	(14,747,150)	(2,539,818)	775,584	(16,511,384)
Net deferred tax assets/(liabilities)	(3,248,149)	1,185,247	(4,904)	(2,067,806)

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

9.      Income tax expense (cont.)

(d)    Temporary differences, tax losses and tax credits in which deferred tax effects were not recognized as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Deductible temporary differences	50,187,769	77,130,972
Tax losses	129,709,665	115,314,883
Tax credits	1,216,240	1,416,877
Investments in subsidiaries(*1)	(3,661,009)	(3,615,632)
	177,452,665	190,247,100

Deferred tax assets are recognized for tax losses carried forward to the extent that realization of the related tax benefits through future taxable profits is probable.

The Group had unrecognized tax losses of SGD 129,709,665 and SGD 115,314,883 as of December 31, 2025 and 2024, respectively, which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognized tax losses in their respective countries of incorporation. As of December 31, 2025, the tax losses of SGD 79,287,093 expire between 2026 and 2040, all other remaining losses have no expiry date.

____________

(*1)    The Group has unrecognized deferred tax liabilities in relation to temporary differences in investments in subsidiaries as of December 31, 2025 and 2024, as it does not expect to dispose of investments in subsidiaries within a predictable period of time.

(e)     The years of occurrence and expiration of tax losses for which no deferred tax assets were recognized as of December 31, 2025 and 2024 are as follows:

	As of December 31,
Expiration	2025	2024
	SGD	SGD
2025	—	452,094
2026	1,568,191	1,667,389
2027	1,944,959	3,181,773
2028	3,083,123	3,426,619
2029	7,435,026	7,469,377
2030	10,810,216	8,391,037
2031	3,098,531	3,300,036
2032	3,739,916	4,007,050
2033	3,731,783	3,176,078
2034	1,745,752	1,841,666
2035	1,324,218	—
2036	6,223,147	6,432,910
2037	11,858,644	12,258,363
2038	381,613	394,476
2039	10,187,504	10,530,893
2040	12,154,470	—
	79,287,093	66,529,761

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

9.      Income tax expense (cont.)

(f)     Details of period when the deferred tax asset (liabilities) are recovered (settled) as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Deferred tax assets
Deferred tax assets to be recovered within 12 months	301,094	1,181,530

Deferred tax liabilities
Deferred tax liabilities to be settled within 12 months	(339,086)	(314,215)
Deferred tax liabilities to be settled after more than 12 months	(2,669,838)	(2,935,121)
	(3,008,924)	(3,249,336)
Net deferred tax liabilities	(2,707,830)	(2,067,806)

(g)    Impact of the newly enacted OBBBA on current and deferred tax positions as of December 31, 2025:

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was signed into law. The OBBBA made several key provisions of the Tax Cuts and Jobs Act of 2017 permanent, including 100% bonus depreciation, the immediate expensing of domestic research costs, and the introduction of a favorable modification to the business interest expense limitation. Together, these changes accelerate the timing of certain tax deductions in the current period that allow for reductions in cash taxes. However, there is no tax impact for the Company because none of the accelerated deductions under the OBBA’s scope — such as qualified bonus depreciation or domestic research expense apply to the Company’s operations or asset in the current period. Consequently, the OBBA has no effect on the Company’s current or deferred tax position.

10.    Other non-current liabilities

Other non-current liabilities mainly are related to provision for asset retirement for leased assets and other.

	As of December 31,
	2025	2024
	SGD	SGD
Provision for asset retirement	503,217	694,591
Other	1,940	2,130
Carrying amount at December 31	505,157	696,721

Movements in provision for asset retirement for leased assets are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Carrying amount at January 1	694,591	885,873
Additional provisions recognized	152,643	183,048
Payment for asset retirement	(142,656)	—
Amount used during the year	(185,270)	(342,865)
Currency translation differences	(16,091)	(31,465)
Carrying amount at December 31	503,217	694,591

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

11.    Loss per share

Basic loss per share is calculated by dividing the loss for the year attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share is calculated by dividing the loss attributable to ordinary equity holders (after adjusting for interest on the convertible preferred shares) by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

The Group has convertible preferred shares, convertible notes and share-based payments that could be converted into ordinary shares. For the year presented, the potential ordinary shares have not been taken into account for purposes of determining diluted loss per share due to their impact having an anti-dilutive effect on the calculation.

The following table illustrates the computation of basic and diluted loss per share:

(a)     Basic and diluted loss per share

	For the years ended December 31,
	2025	2024
	SGD	SGD
Loss attributable to the owners of Tracx Logis Pte. Ltd.	(1,677,571)	(52,305,225)
Weighted average number of ordinary shares*	2,105,286	2,104,844
Basic and diluted loss per share	(0.80)	(24.85)

(b)    Weighted average number of ordinary shares

	For the years ended December 31,
	2025	2024
Number of ordinary shares*:
At January 1	2,105,286	2,101,031
At December 31	2,105,286	2,105,286
Weighted average number of ordinary shares	2,105,286	2,104,844

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

The following outstanding instruments were excluded from the computation of diluted loss per share, as they would have an anti-dilutive effect on the calculation:

	As of December 31,
	2025	2024
Options	80,867	131,764
Convertible notes	10,457,207	1,551,232
Convertible preferred shares	1,094,170	1,094,170

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

12.    Cash and cash equivalents and short-term financial assets

Cash and cash equivalents and short-term financial assets as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Cash and cash equivalents
Cash on Hand	24,900	26,104
Bank deposits	12,270,666	7,310,512
	12,295,566	7,336,616
	As of December 31,
	2025	2024
	SGD	SGD
Short-term financial assets
Restricted financial assets	1,862,191	1,641,864
Bank time deposit	5,200	5,459
Short-term loan	367,086	247,590
	2,234,477	1,894,913

Restricted financial assets held by the Group as of December 31, 2025 and 2024 consist of the pledged deposits of KC International Holdings Limited of SGD 536,947 and SGD 709,637 as securities for bank facilities, SGD 1,146,276 and SGD 469,727 as bank guarantees to International Air Transport Association (“IATA”) and others, and the installment savings deposit of the Tracx Logis Inc. provided as collateral to KEB Hana Bank for total amount of SGD 178,968 and SGD 462,500 to increase credit card limit.

13.    Trade and other receivables

Trade and other receivables as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Current
Trade receivables
Non-related parties	26,276,222	29,823,861
Less: loss allowance	(4,064,240)	(5,258,286)
	22,211,982	24,565,575
Other receivables
Non-related parties	5,203,875	3,724,086
Less: loss allowance	(266,671)	(556,453)
	4,937,204	3,167,633
Total current trade and other receivables	27,149,186	27,733,208

Non-current
Deposit	3,340,388	3,104,229

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

13.    Trade and other receivables (cont.)

Details of other receivables as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Other receivables
Refundable deposits	5,367,441	5,253,601
Others	2,910,151	1,089,068
Total other receivables	8,277,592	6,342,669

14.    Inventories

Inventories as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Merchandise	2,047,777	2,730,129
Valuation reserve of merchandise	(1,554,489)	(1,543,848)
	493,288	1,186,281

The Group has additional provision SGD 10,641 and SGD 1,173,123 for the years ended December 31, 2025 and 2024. Cost of inventories that was recognized within cost of products was SGD 1,773,456 and SGD 43,090,797 for the years ended December 31, 2025 and 2024.

15.    Other current assets

Other current assets as of December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Current
Prepaid VAT	1,867,133	1,548,748
Advance payments	1,079,606	1,419,946
Prepaid expenses	452,783	429,991
Other current assets	3,399,522	3,398,685

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

16.    Property, plant and equipment

Changes in property, plant and equipment for the year ended December 31, 2025 and 2024 are as follows:

	Building	Machinery and equipment	Furniture and fixture	Structure	Leasehold improvement	Vehicle	Construction in progress	Total
	SGD	SGD	SGD	SGD	SGD	SGD	SGD	SGD
2025
Cost
January 1	—	6,550,188	3,619,207	335,456	2,455,002	187,965	—	13,147,818
Additions	—	225,339	64,133	—	14,775	68,081	36,001	408,329
Disposal	—	(1,315,296)	(763,885)	(153,632)	(122,355)	(53,711)	—	(2,408,879)
Transfer	—	(60,107)	1,631,302	—	457,821	892	(36,001)	1,993,907
Other	—	4,594	11,039	—	2,646	70,611	—	88,890
Currency translation differences	—	(174,247)	(121,393)	(5,531)	(78,904)	(24,496)	—	(404,571)
December 31	—	5,230,471	4,440,403	176,293	2,728,985	249,342	—	12,825,494
Depreciation and amortization
Accumulated depreciation and impairment
January 1	—	5,094,936	2,829,354	328,334	2,211,516	45,196	—	10,509,336
Depreciation	—	653,032	431,711	3,718	95,990	40,932	—	1,225,383
Disposal	—	(1,206,283)	(710,251)	(153,632)	(112,493)	147,689	—	(2,034,970)
Transfer	—	(68,848)	1,604,304	—	457,821	630	—	1,993,907
Currency translation differences	—	(120,682)	(105,512)	(5,230)	(70,390)	(20,485)	—	(322,299)
December 31	—	4,352,155	4,049,606	173,190	2,582,444	213,962	—	11,371,357
Net book value at December 31	—	878,316	390,797	3,103	146,541	35,380	—	1,454,137
	Building	Machinery and equipment	Furniture and fixture	Structure	Leasehold improvement	Vehicle	Construction in progress	Total
	SGD	SGD	SGD	SGD	SGD	SGD	SGD	SGD
2024
Cost
January 1	2,544,130	7,577,809	5,509,348	551,694	3,151,965	615,449	—	19,950,395
Additions	—	63,625	148,560	—	885,056	5,140	21,324	1,123,705
Disposal	(2,435,693)	(653,344)	(1,806,694)	(216,429)	(1,415,834)	(417,100)	(21,324)	(6,966,418)
Other	—	—	209	—	(2,927)	(2)	—	(2,720)
Currency translation differences	(108,437)	(437,902)	(232,216)	191	(163,258)	(15,522)	—	(957,144)
December 31	—	6,550,188	3,619,207	335,456	2,455,002	187,965	—	13,147,818
Depreciation and amortization
Accumulated depreciation and impairment
January 1	229,738	4,437,869	3,638,513	526,605	2,035,240	359,435	—	11,227,400
Depreciation	81,461	1,234,767	676,481	9,413	435,569	116,057	—	2,553,748
Impairment charge	—	127,085	88,446	—	946,299	—	—	1,161,830
Disposal	(301,407)	(422,610)	(1,414,271)	(208,313)	(1,075,067)	(417,282)	—	(3,838,950)
Currency translation differences	(9,792)	(282,175)	(159,815)	629	(130,525)	(13,014)	—	(594,692)
December 31	—	5,094,936	2,829,354	328,334	2,211,516	45,196	—	10,509,336
Net book value at December 31	—	1,455,252	789,853	7,122	243,486	142,769	—	2,638,482

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

17.    Lease — The Group as a lessee

Nature of the Group’s leasing activities

The Group leases various warehouses, offices and vehicles.

Changes in right-of-use assets (“ROU”) are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
ROU acquisition cost
January 1	70,250,929	134,582,444
Additions	6,352,624	16,065,328
Modification(*1)	(203,600)	(34,243,321)
Disposal(*2)	(12,001,968)	(38,336,431)
Currency translation differences	(2,070,459)	(7,817,091)
December 31	62,327,526	70,250,929
ROU accumulated depreciation
January 1	29,480,303	36,984,342
Depreciation	8,815,254	15,244,814
Modification	(176,005)	(11,237,405)
Disposal	(6,538,434)	(23,054,754)
Impairment(*2)	—	14,021,934
Currency translation differences	(2,536,371)	(2,478,628)
December 31	29,044,747	29,480,303
Net book value at December 31	33,282,779	40,770,626

____________

(*1)    The modification of lease contract results from the changes in extension options of lease contracts of Tracx Logis Korea Co., Ltd. and Tracx Logis Japan Co., Ltd..

(*2)    The Group made a strategic decision to cease operations at three specific operational sites in Korea, as well as to abandon certain related leased warehouses, intangible assets and development projects. This decision constitutes a clear internal indicator of impairment, as these assets are no longer expected to generate future economic benefits for the Group, either through continued use or disposal. For these affected assets, as they have been permanently taken out of use and no future cash inflows are expected, the recoverable amount is assessed to be nil. Therefore, the Group recognized impairment loss on these related assets.

Buildings

The Group leases warehouses and office space for the purpose of storage of inventories and classification of parcels for deliveries, as well as back office operations and corporate functions.

Vehicles

The Group leases vehicles to render logistic services to handle inventories and parcels from suppliers and customers.

(a)     Carrying amounts

	As of December 31,
	2025	2024
	SGD	SGD
Buildings	32,201,084	39,412,818
Vehicles	1,081,695	1,357,808
	33,282,779	40,770,626

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

17.    Lease — The Group as a lessee (cont.)

(b)    Depreciation charges

	As of December 31,
	2025	2024
	SGD	SGD
Buildings	8,002,801	14,604,831
Vehicles	812,453	639,983
	8,815,254	15,244,814

(c)     Lease liabilities

	As of December 31,
	2025	2024
	SGD	SGD
Short-term lease liabilities	12,043,432	11,935,024
Long-term lease liabilities	36,538,141	46,087,476
	48,581,573	58,022,500

(d)    Interest expense

	For the years ended December 31,
	2025	2024
	SGD	SGD
Interest expense on lease liabilities (Finance costs in the consolidated statements of loss and other comprehensive loss)	2,129,723	3,862,360

(e)     Lease expense not capitalized in lease liabilities

	For the years ended December 31,
	2025	2024
	SGD	SGD
Lease expense – short-term leases (Selling and administrative expenses)	330,859	981,637
Lease expense – low-value leases (Selling and administrative expenses)	417,376	513,274
	748,235	1,494,911

The Group also has certain leases of machinery with lease terms of 12 months or less and leases of equipment with low value. The Group applies the “short-term lease” and “lease of low-value assets” recognition exemptions for these leases.

(f)     Expenses relating to variable lease payments not included in lease liabilities for the years ended December 31, 2025 and 2024 were nil for the Group.

(g)    Total cash outflows for all the leases in 2025 and 2024 were SGD 12,590,949 and SGD 15,144,871, respectively.

(h)    Additions of right-of-use assets for the years ended December 31, 2025 and 2024 were SGD 6,352,624 and SGD 16,065,328, respectively.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

17.    Lease — The Group as a lessee (cont.)

(i)     Weighted average remaining lease term and discount rate are as follows:

	December 31, 2025	December 31, 2024
Weighted average discount rate	3.84%	3.80%
Weighted average remaining lease term (month)	57	34

Extension option

The Group negotiates extension options to maximize operational flexibility in terms of managing the assets used in the Group’s operations. The majority of the extension options are exercisable by the Group and not by the lessor.

(j)     The following table demonstrates the sensitivity to a reasonably possible change in discount rate of lease liabilities. With all other variables held constant, the Group’s lease liabilities are affected through the impact on discount rate as follows:

	For the years ended December 31,
	2025	2024
	SGD	SGD
Change in discount rate
0.50%	49,418,580	56,508,575
0.25%	49,713,534	56,899,037
-0.25%	50,314,337	57,693,862
-0.50%	50,620,308	58,099,304

18.    Intangible assets

Changes in intangible assets are as follows:

	Computer software licenses	Customer Relationships	Goodwill	Construction in Progress	Total
	SGD	SGD	SGD	SGD	SGD
2025
Cost
January 1	741,008	23,551,533	47,522,235	2,121,978	73,936,754
Disposal	(3,352)	—	—	—	(3,352)
Currency translation differences	(29,433)	(1,356,499)	(2,552,504)	(64,063)	(4,002,499)
December 31	708,223	22,195,034	44,969,731	2,057,915	69,930,903

Accumulated amortization and impairment
January 1	589,328	7,654,180	3,206,070	2,115,910	13,565,488
Amortization charge	54,805	2,254,643	—	—	2,309,448
Disposal	(3,352)	—	—	—	(3,352)
Currency translation differences	(24,086)	(476,024)	—	(63,866)	(563,976)
December 31	616,695	9,432,799	3,206,070	2,052,044	15,307,608
Net book value at December 31	91,528	12,762,235	41,763,661	5,871	54,623,295

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

18.    Intangible assets (cont.)

	Computer software licenses	Customer Relationships	Goodwill	Construction in Progress	Total
	SGD	SGD	SGD	SGD	SGD
2024
Cost
January 1	724,678	22,726,684	45,970,127	1,013,192	70,434,681
Additions	69,520	—	—	1,268,905	1,338,425
Disposal	(3,291)	—	—	—	(3,291)
Currency translation differences	(49,899)	824,849	1,552,108	(160,119)	2,166,939
December 31	741,008	23,551,533	47,522,235	2,121,978	73,936,754

Accumulated amortization and impairment
January 1	447,222	5,113,454	3,206,070	963,496	9,730,242
Amortization charge	92,912	2,304,302	—	—	2,397,214
Impairment charge	87,437	—	—	1,310,055	1,397,492
Disposal	(3,291)	—	—	—	(3,291)
Currency translation differences	(34,952)	236,424	—	(157,641)	43,831
December 31	589,328	7,654,180	3,206,070	2,115,910	13,565,488
Net book value at December 31	151,680	15,897,353	44,316,165	6,068	60,371,266

Impairment tests for goodwill

The goodwill acquired through the business combination in 2021 has been allocated to groups of CGUs for the purpose of impairment tests based on the segment into which the business combination is assimilated, and the accounting treatment for the business combination was completed as of December 31, 2022. The groupings represent the lowest level at which the related goodwill is monitored for internal management purposes. As of the reporting date, the goodwill was allocated to the groups of CGUs which are e-Commerce Logistics, and Enterprise Logistics.

A segment-level summary of the goodwill allocation is presented as follows:

	For the year ended December 31, 2025
Segment	Beginning	Addition	Disposal	Currency translation differences	Ending
	SGD	SGD	SGD	SGD	SGD
E-Commerce logistics	29,775,927	—	—	(1,715,021)	28,060,906
Enterprise logistics	14,540,238	—	—	(837,483)	13,702,755
Total	44,316,165	—	—	(2,552,504)	41,763,661
	For the year ended December 31, 2024
Segment	Beginning	Addition	Disposal	Currency translation differences	Ending
	SGD	SGD	SGD	SGD	SGD
E-Commerce logistics	28,733,070	—	—	1,042,857	29,775,927
Enterprise logistics	14,030,987	—	—	509,251	14,540,238
Total	42,764,057	—	—	1,552,108	44,316,165

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

18.    Intangible assets (cont.)

The recoverable amount of goodwill is determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a five-year period. Cash flow beyond the five-year period are extrapolated using the estimated growth rates stated below.

The key assumptions used for value-in-use calculations in 2025 and 2024, are as follows:

	December 31, 2025		December 31, 2024
	Global logistics and fulfillment	Freight forwarding and supply chain management	Global logistics and fulfillment	Freight forwarding and supply chain management
Gross margin rate (%)	12.3	13.2	10.1	12.9
Operating profit rate (%)	2.8	4.0	2.3	3.7
Long-term growth rate (%)	1.0	1.0	1.0	1.0
Discount rate (%)	11.4	11.0	11.5	10.5

Management has determined the values assigned to each of the above key assumptions as follows:

Assumption	Approach used in determining values
Gross margin and operating profit rate	Average annual growth rate over the five-year forecast period; based on past performance and management’s expectations of market development.
Long-term growth rate

— E-Commerce logistics: Constant growth model assuming 1.0% for long-term growth rate which was obtained from long-term inflation rates of Singapore, is used to extrapolate cash flows beyond the budget period.

— Enterprise logistics: Constant growth model assuming 1.0% for long-term growth rate which was obtained from long-term inflation rates of Hong Kong, is used to extrapolate cash flows beyond the budget period.

Discount rate	Reflect specific risks relating to the relevant segments and the country in which it operates.

For the year ended December 31, 2025 and 2024, the Group did not recognize any impairment loss on goodwill.

19.    Investment in associates

Set out below are the associates of the Group as of December 31, 2025 and 2024. The entities listed below have share capital consisting solely of ordinary shares, which are held directly by the Group. The country of incorporation or registration is also their principal place of business, and the proportion of ownership interest is the same as the proportion of voting rights held.

(a)     Details of associates as of December 31, 2025 are as follows:

Associates	Percentage of ownership (%)	Country	Principal business activity
Korchina Logistics Philippines Inc.	40%	The Philippines	Freight forwarding services
Korchina Vietnam Hochiminh Joint Stock Company	48%	Vietnam	Logistics services

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

19.    Investment in associates (cont.)

(b)    Summarized financial information of associates as of and for the year ended December 31, 2025 and 2024 are as follows:

	2025
Associates	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenue	Profit (loss)
	SGD	SGD	SGD	SGD	SGD	SGD
Korchina Logistics Philippines Inc.	212,514	604	2,356,485	—	—	236,039
Korchina Vietnam Hochiminh Joint Stock Company	549,541	226,770	260,907	—	2,944,530	(1,296)
	2024
Associates	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenue	Profit (loss)
	SGD	SGD	SGD	SGD	SGD	SGD
Korchina Logistics Philippines Inc.	152,823	841	2,707,040	—	—	(124,677)
Korchina Vietnam Hochiminh Joint Stock Company	415,167	483,076	230,017	103,823	3,205,271	114,939

(c)     Unrecognized share of profits (losses) of an associate for the years ended December 31, 2025 and 2024, and cumulatively as of December 31, 2025 and 2024 are as follows:

	For the years ended December 31,
Associate	2025	2024
	SGD	SGD
Korchina Logistics Philippines Inc.(*1)	94,415	(49,871)
	As of December 31,
Associate	2025	2024
	SGD	SGD
Korchina Logistics Philippines Inc.(*1)	(1,198,593)	(1,357,050)

____________

(*1)    As the Group’s share of losses of the associates exceeded the Group’s interest in the associates, the Group has discontinued recognizing its share of further losses.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

19.    Investment in associates (cont.)

(d)    Reconciliation of investment in associate as of December 31, 2025 and 2024, and changes in investment in associate for the year ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31, 2025
Associates	Beginning	Acquisition	Share of losses	Share of other comprehensive losses	Ending
	SGD	SGD	SGD	SGD	SGD
Korchina Vietnam Hochiminh Joint Stock Company	270,914	—	(622)	(22,898)	247,394
	For the year ended December 31, 2024
Associates	Beginning	Acquisition	Share of profits	Share of other comprehensive losses	Ending
	SGD	SGD	SGD	SGD	SGD
Korchina Vietnam Hochiminh Joint Stock Company	220,079	—	55,171	(4,336)	270,914

20.    Financial asset at fair value through other comprehensive income

Movements of financial asset at fair value through other comprehensive income are as follows:

	For the years ended December 31,
	2025	2024
	SGD	SGD
Beginning of financial year	312,509	486,645
Disposal	(78,286)	—
Fair value gain (loss)	435,531	(184,502)
Exchange differences on translation	2,921	10,366
End of financial year	672,675	312,509

21.    Trade and other payables

	As of December 31,
	2025	2024
	SGD	SGD
Current
Freight expense payables
Non-related parties	33,463,329	40,693,346
Associates	94,191	67,142
	33,557,520	40,760,488
Other payables
Non-related parties	11,180,794	18,613,046
	11,180,794	18,613,046
Total current trade and other payables	44,738,314	59,373,534

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

22.    Borrowings

Details of borrowings as of December 31, 2025 and 2024 as follows:

	Lender	Type	Accrued Interest Rate(*)	Maturity	As of
					December 31, 2025	December 31, 2024
					SGD	SGD
Short-term
Borrowings from
Bank loan	Kookmin bank	General	1.98%	March 15, 2026	357,935	—
Bank loan	Korea development bank	Guaranteed(*1)	4.56%+SOFR	December 27, 2024(*2)	—	1,292,199
Bank loan	Bank of China (Shanghai)	General	3.65%	March 20, 2026	916,136	930,875
3rd party	Korchina Freight (Thailand) Co., Ltd.	General	4.00%	On demand	12,840	13,598
3rd party	Korchina Freight (Thailand) Co., Ltd.	General	3.00%	On demand	71,903	76,146
3rd party	Qoo10 Korea LLC	General	4.60%	March 12, 2024(*3)	2,684,516	2,775,003
3rd party	WEMAKEPRICE INC	General	4.60%	July 24, 2024(*5)	—	1,387,501
3rd party	WEMAKEPRICE INC	General	4.60%	August 23, 2024(*5)	—	462,500
3rd party	SHENZHEN WEISHI LOGISTICS NETWORK TECHNOLOGY COMPANY LIMITED	General	3.45%	December 31, 2026(*4)	1,080,454	2,710,707
Bank loan	Shoko-Chukin Bank	General	1.70%	July 19, 2026	82,770	87,317
Related party	Crescendo Private Equity Fund III GP Limited	Keepwell loan	N/A	On release of bond	210,577	222,999
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	894,839	925,001
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	2,684,745	2,775,004
3rd party	Park Bong Chul	General	5.00%	January 25, 2025(*2)	—	2,312,502
3rd party	Park Bong Chul	General	5.00%	March 3, 2025(*2)	—	2,312,502
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	447,419	—
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	671,129	—
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	1,342,258	—
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	1,789,677	—
Related party	Crescendo Equity Partners Limited	General	5.00%	December 31, 2026	1,789,677	—
Related party	Crescendo Equity Partners Limited	Credit facility	5.00%	December 31, 2026	313,194	277,500
					15,350,069	18,561,354
Convertible notes
Borrowings from
Noteholders (2021 Notes)	Queen Holdings Limited Rivendell Investments 2018-2 LLC KC Small and Medium Value Up Private Equity Fund No. 1	Guaranteed	10.00%	August 26, 2028	80,570,367	119,020,250
Noteholders (2024 Notes)	Crescendo Equity Partners Limited Corstone Asia Co. Ltd Metistone Equity Partners Co., Ltd.	Guaranteed	10.00%	August 30, 2029	3,518,823	3,779,770

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

22.    Borrowings (cont.)

	Lender	Type	Accrued Interest Rate(*)	Maturity	As of
					December 31, 2025	December 31, 2024
					SGD	SGD
Noteholders (2024 Notes)	Rivendell Investments 2018-2 LLC Choi Dong Chul	Guaranteed	10.00%	September 6, 2029	3,567,975	3,831,997
Noteholders (2024 Notes)	Wong Ka Kit	Guaranteed	10.00%	September 10, 2029	1,297,509	1,393,404
Noteholders (2024 Notes)	Mason Global Growth Fund I	Guaranteed	10.00%	November 22, 2029	2,102,819	2,198,303
Noteholders (2025 Notes)	CRESCENDO EQUITY PARTNERS (SINGAPORE) PTE. LTD.	General	10.00%	December 30, 2029	2,864,407	—
Noteholders (2025 Notes)	CACTUS OASIS FUND II	Guaranteed	10.00%	January 3, 2030	2,860,386	—
Noteholders (2025 Notes)	ZVC2 INVESTMENT PARTNERSHIPS	General	10.00%	February 6, 2030	2,378,766	—
Noteholders (2025 Notes)	LEE YOUNG JUN	Guaranteed	10.00%	February 28, 2030	247,151	—
Noteholders (2025 Notes)	KOO BON SAM	Guaranteed	10.00%	February 28, 2030	98,860	—
Noteholders (2025 Notes)	CHOI JUNG SOON	Guaranteed	10.00%	February 28, 2030	148,290	—
Noteholders (2025 Notes)	KIM JEONGRAN	Guaranteed	10.00%	February 28, 2030	247,151	—
Noteholders (2025 Notes)	SON KICHUL	Guaranteed	10.00%	February 28, 2030	148,290	—
Noteholders (2025 Notes)	LEE HYESUN	Guaranteed	10.00%	March 4, 2030	195,286	—
Noteholders (2025 Notes)	LEE JAEWOOK	Guaranteed	10.00%	March 4, 2030	48,822	—
Noteholders (2025 Notes)	LEE YOON	Guaranteed	10.00%	March 3, 2030	48,822	—
Noteholders (2025 Notes)	SUBINIGYEO CO	Guaranteed	10.00%	March 4, 2030	97,643	—
Noteholders (2025 Notes)	CACTUS OASIS FUND II	Guaranteed	10.00%	March 25, 2030	480,938	—
Noteholders (2025 Notes)	RIVENDELL INVESTMENTS 2018-2 LLC	Guaranteed	10.00%	March 31, 2030	2,114,444	—
Noteholders (2025 Notes)	NOL UNIVERSE CO., LTD.	General	10.00%	April 21, 2030	489,629	—
Noteholders (2025 Notes)	JAE YOUNG LEE	Guaranteed	10.00%	May 14, 2030	1,074,514	—
Noteholders (2025 Notes)	Harmony Partners Co., Ltd.	Guaranteed	10.00%	June 11, 2030	367,983	—
Noteholders (2025 Notes)	IA Inc.	Guaranteed	10.00%	July 25, 2030	737,006	—
Noteholders (2025 Notes)	AEVOLUTION FUND III-1 L.P.	General	10.00%	July 28, 2030	233,985	—
Noteholders (2025 Notes)	IA Inc.	Guaranteed	10.00%	August 22, 2030	654,225	—
Noteholders (2025 Notes)	SHM CO., LTD.	Guaranteed	10.00%	December 23, 2030	2,706,031	—
					109,300,122	130,223,724
Long-term
Borrowings from
Bank loan	SHENZHEN WEISHI LOGISTICS NETWORK TECHNOLOGY COMPANY LIMITED	General	3.45%	August 31, 2027	1,195,327	—
Bank loan	Shoko-Chukin Bank	General	1.70%	July 5, 2029	210,538	309,423
Bank loan	Kookmin bank	General	1.98% + KDBR	March 15, 2026	—	370,000
					1,405,865	679,423

____________

(*)      SOFR represents Secured Overnight Financing Rates.

(*)      KDBR represents Korea Development Bank Borrowing Rates.

(*1)    Tracx Logis Pte. Ltd. was designated as a guarantor for the borrower, KC International Holdings Limited ‘s obligation.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

22.    Borrowings (cont.)

(*2)    The principal was fully repaid in subsequent periods.

(*3)    Qoo10 and certain of its subsidiaries filed for bankruptcy, and accordingly, the maturity has not been extended.

(*4)    The maturity was extended to August 31, 2027 in subsequent periods. The Group has been repaying the borrowings in installments.

(*5)    The borrowings were offset by the receivables from WEMAKEPRICE INC as of end of 2025 through the judgment.

23.    Employee benefit obligations

(a)     The changes in the defined severance benefits are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
As at January 1	2,930,823	3,947,434

Current service cost	674,175	933,150
Interest expense	99,756	144,595
Total amount recognized in loss	773,931	1,077,745
Remeasurements:
Changes in financial assumptions	(56,576)	234,737
Changes in demographic assumptions	—	(3,221)
Experience losses	6,719	112,453
Total amount recognized in other comprehensive loss	(49,857)	343,969

Currency transaction differences	(110,865)	(255,771)
Transfer of employees within the affiliated companies	—	53,020
Benefit payments	(1,166,446)	(2,235,574)
As at December 31	2,377,586	2,930,823

(b)    The defined severance benefits by country are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Present value of obligation
Korea	1,961,445	2,456,071
India	66,648	121,016
Japan	334,451	345,083
Others	15,042	8,653
	2,377,586	2,930,823

(c)     The significant actuarial assumptions used are as follows:

	December 31, 2025	December 31, 2024
	%	%
Discount rate	3.88	3.72
Salary growth rate	2.51	2.48

Assumptions regarding future mortality are set based on actuarial advice in accordance with published statistics.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

23.    Employee benefit obligations (cont.)

(d)    The sensitivity of the defined severance benefits to changes in the weighted principal assumptions are as follows:

	Impact on defined severance benefits
	Change in assumption	Increase in assumption	Decrease in assumption
December 31, 2025
Discount rate	1.00%	Decrease by 7.2%	Increase by 8.3%
Salary growth rate	1.00%	Increase by 8.4%	Decrease by 7.7%
	2024
	Change in assumption	Increase in assumption	Decrease in assumption
December 31, 2024
Discount rate	1.00%	Decrease by 7.5%	Increase by 8.7%
Salary growth rate	1.00%	Increase by 8.8%	Decrease by 7.7%

The above sensitivity analyses are based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated.

When calculating the sensitivity of the defined severance benefits to significant actuarial assumptions, the same method (present value of the defined severance benefits calculated with the projected unit credit method at the end of the reporting period) has been applied as when calculating the defined severance liability recognized within the consolidated statements of financial position.

The methods and assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

Through its defined benefit plans, the Group is exposed to a number of risks, the most significant of which relate to decreases in corporate bond yields and increases in salary growth which could result in increased plan liabilities.

(e)     Expected maturity analysis of undiscounted defined severance benefits:

	Less than 1 year	Between 1 – 2 years	Between 2 – 5 years	Over 5 years	Total
	SGD	SGD	SGD	SGD	SGD
At December 31, 2025
Defined severance benefits	199,156	190,273	498,846	2,487,606	3,375,881
	Less than 1 year	Between 1 – 2 years	Between 2 – 5 years	Over 5 years	Total
	SGD	SGD	SGD	SGD	SGD
At December 31, 2024
Defined severance benefits	289,170	186,604	493,126	3,182,397	4,151,297

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

23.    Employee benefit obligations (cont.)

The weighted average duration of the defined severance benefits as of December 31, 2025 and 2024 are 9.11 and 9.76 years. Defined contributions for the year ended December 31, 2025 and 2024 amounting to SGD 1,310,617 and SGD 1,403,951 are included.

24.    Other liabilities

	As of December 31,
	2025	2024
	SGD	SGD
Current
Accrued expense(*)	12,572,712	29,936,116
Advance receipts	139,405	228,997
Allowances for annual leave	385,548	461,345
Withholdings(*1)	854,861	1,091,889
Withholdings taxes(*2)	1,938,306	2,418,395
Leasehold deposits	899	2,617
Dividend payables	146,311	155,253
Other current liabilities	16,038,042	34,294,612
Non-current
Provision for asset retirement (Note 10)	503,217	694,591
Other	1,940	2,130
Other non-current liabilities	505,157	696,721
Total other liabilities	16,543,199	34,991,333

____________

(*)      The accrued expenses mainly consist of accrued interest on convertible notes of SGD 7,674,127 and SGD 22,769,689 as of December 31, 2025 and 2024, respectively; and (ii) other operating expenses.

(*1)    The withholdings mainly consist of: (i) advance payments received for e-commerce transactions prior to seller collections; and (ii) customs duties reimbursed by customers.

(*2)    The withholdings taxes mainly consist of provision for VAT on offshore transactions.

25.    Commitments and contingencies

(a)     As of December 31, 2025 and 2024, the Group has available banking facilities for letters of guarantee up to SGD 1,713,726 and SGD 1,143,544, of which SGD1,672,448 and SGD1,106,048 were utilized in the form of bank guarantees, respectively; securities for these banking facilities include charge over the Group’s bank deposits amounting to SGD1,146,276 and SGD706,237. In addition, the Group has bank facilities guaranteed to IATA and others amounting to SGD533,737 and SGD469,727 as of December 31, 2025 and 2024, respectively.

(b)    The Group carries fire damage insurance against loss or damage to its distribution and fulfillment centers and public liability insurance coverage. In addition, the Group has a group injury insurance for its executives and employees.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

26.    Share capital

Details of share capital are as follows:

	Number of shares		Amount of share capital
	Ordinary shares*	Preferred shares	Ordinary shares	Preferred shares
2025
As at January 1	2,105,286	1,094,170	21,198,987	66,479,284
Exercise of share options	—	—	—	—
As at December 31	2,105,286	1,094,170	21,198,987	66,479,284
	Number of shares		Amount of share capital
	Ordinary shares*	Preferred shares	Ordinary shares	Preferred shares
2024
As at January 1	2,101,031	1,094,170	21,113,941	66,479,284
Exercise of share options	4,255	—	85,046	—
As at December 31	2,105,286	1,094,170	21,198,987	66,479,284

All issued ordinary shares are fully paid. There is no par value for these ordinary shares. The Group does not have a limited amount of authorized capital.

The details of the shareholders as of December 31, 2025 and 2024 are as follows:

	Number of shares		Percentage of ownership (%)
	Ordinary shares*	Preferred shares	Ordinary shares	Preferred shares
2025
NOL UNIVERSE CO., LTD.	982,825	—	46.68	—
CGQ HOLDINGS PTE. LTD.	250,724	—	11.91	—
MONALISA IV SCSP	212,142	—	10.08	—
Queen Holdings Limited	—	1,004,448	—	91.80
Rivendell Investments 2018-2 LLC	—	89,722	—	8.20
Others	659,596	—	31.33	—
Total	2,105,286	1,094,170	100.00	100.00
	Number of shares		Percentage of ownership (%)
	Ordinary shares*	Preferred shares	Ordinary shares	Preferred shares
2024
NOL Universe Co., Ltd.	982,825	—	46.68	—
Ku Young Bae	412,658	—	19.60	—
Queen Holdings Limited	—	1,004,448	—	91.80
Rivendell Investments 2018-2 LLC	—	89,722	—	8.20
Others	709,803	—	33.72	—
Total	2,105,286	1,094,170	100.00	100.00

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

26.    Share capital (cont.)

The ordinary shareholders are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. No dividends have been declared or paid on any of the Company’s outstanding ordinary shares.

Convertible preferred shares

The Company issued 6,850,879 Series A convertible preferred shares in 2019, and subsequently issued an additional 4,090,816 shares in 2020. The total proceeds of share issued and issuance cost incurred in 2019 and 2020 were SGD 69,029,500 and SGD 2,878,925, respectively.

Dividend right

In each calendar year, the Series A preferred shareholders shall be entitled to receive, when, as and if declared by the Board, any cash or non-cash dividends. The right to receive dividends is prior and in preference to the payment of any dividends on any other class of shares in each calendar year, up to an aggregate amount per share equal to one hundred per cent (100%) of the Series A subscription price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares) (“Preferred Dividends”)

Conversion right

Each Series A share can be converted into ordinary shares on a 1:1 basis subject to adjustment for share splits, share dividends and share combinations as provided for in the agreement, at any time at the option of the holder of the Series A shares. Subject to compliance with applicable Laws, each Series A share shall automatically be converted into ordinary shares, at the Series A conversion price in effect, upon (i) the written consent of least a majority of the holders of Series A shares (“Requisite Holders”), (ii) the closing of a Qualified IPO(*), or (iii) the occurrence of a Qualified Trade Sale(**).

____________

(*)      IPO of the Company with a pre-money market capitalization of at least USD 325,000,000 on a fully diluted basis

(**)    Asset sale or trade sale having a calculation for the Company of at least USD 325,000,000 on a fully diluted basis

Liquidation preference

In a Liquidation Event, all assets of the Company legally available for distribution to the shareholders shall by reason of the shareholders’ ownership of shares be distributed in accordance with the terms described in the shareholders’ agreement. “Liquidation Event” shall be deemed to include the following:

(a)     commencement of any proceedings for the voluntary or involuntary winding up of the Company in accordance with the Act or the passing of an order of any court appointing a provisional liquidator or administrator in any other proceeding seeking the winding up of the Company; or

(b)    an Asset Sale; or

(c)     the acquisition of greater than 50% of the Company’s issued and outstanding voting securities by means of any transaction or series of related transactions (a “Trade Sale”);

Per the shareholders’ agreement, the Company has a discretion to decide whether to deliver cash or financial assets or not in the event of a Trade Sale as the Company is not obligated to make payment to the Series A shareholders without the decision made by the Company to pay out dividends or any other distribution.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

26.    Share capital (cont.)

Voting rights

Series A shares shall entitle the holder to the number of votes equal to the number of whole ordinary shares into which such Series A share could then be converted. Series A shareholders shall vote together with the holders of ordinary shares as a single class.

27.    Share-based payments

The Group has established the Employee Stock Option Plan since 2016 (“Qxpress Logis Equity Incentive Plan”), providing, at the discretion of the board, for the issuance to eligible employees, including officers or directors of the Company or any of its subsidiaries, of options to obtain common shares which will be proportionally adjusted to reflect any share dividends, share splits or similar transactions.

The vesting condition of share options generally requires the employees to complete 2 to 4 years of service. Share options granted under the plan generally vest 50% after 2 years from the date of grant, 30% after 3 years from the date of grant and 20% after 4 years from the date of grant and expire 10 years from the date of grant. Vesting of options is contingent on the employee remaining in employment during the vesting period. The cost of share options is determined using a binomial option pricing model on the date of grant.

The aggregate intrinsic value of options was calculated as the difference between the exercise price of the underlying awards and the estimated price of the Company’s common shares.

The following table summarizes the share option activity, the weighted average grant-date fair values and assumptions that were used to estimate the grant-date fair values of the share options granted under Tracx Logis Equity Incentive Plan as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and 2024:

	Shares*	Weighted average of exercise price	Weighted average remaining contractual term	Weighted average grant date fair value
		SGD	years	SGD
Outstanding at January 1, 2025	131,764	15.42	6.43	6.63
Forfeited	(50,897)	14.33	—	6.05
Outstanding at December 31, 2025	80,867	15.61	5.41	6.77
Vested and exercisable at December 31, 2025	66,417	14.17	5.08	6.09
	Shares*	Weighted average of exercise price	Weighted average remaining contractual term	Weighted average grant date fair value
		SGD	years	SGD
Outstanding at January 1, 2024	236,360	13.72	7.00	5.90
Exercised	(4,255)	1.10	—	0.90
Forfeited	(100,341)	11.90	—	5.08
Outstanding at December 31, 2024	131,764	15.42	6.43	6.63
Vested and exercisable at December 31, 2024	76,089	10.46	5.30	4.48

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

27.    Share-based payments (cont.)

Share options outstanding as of December 31, 2025 and 2024 have the following expiry dates and exercise prices:

Plan	Grant date	Expiry date	Exercise price	As of December 31,
				2025	2024
				Share options outstanding*
			SGD
2016 Employee Stock Option Plan	March 31, 2016	March 30, 2026	1.00	1,467	26,642
2017 Employee Stock Option Plan	June 29, 2017	June 28, 2027	1.00	3,700	67,000
2018 Employee Stock Option Plan	June 29, 2018	June 28, 2028	1.00	7,200	128,500
2019 Employee Stock Option Plan	May 17, 2019	May 16, 2029	1.00	3,400	57,000
2020 Employee Stock Option Plan	January 4, 2020	January 3, 2030	5.79	—	—
2020 Employee Stock Option Plan	August 31, 2020	August 31, 2030	6.79	12,950	196,000
2020 Employee Stock Option Plan	January 23, 2022	January 23, 2032	22.22	38,750	571,500
2020 Employee Stock Option Plan	December 12, 2023	December 12, 2033	22.20	13,400	271,000
Total				80,867	1,317,642

The Group’s computation of expected volatility was based on historical volatility of a combination of traded shares within a similar industry by the Group’s peer group. The Group’s computation of expected term was determined based on the mid-point of remaining period from grant date to expiration date, considering the contractual terms of the share-based awards and vesting schedules.

The interest rate for periods within the contractual life of the awards was based on the interpolated bond yield between 5-year and 10-year at the time of the grant.

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

The impact on the results of operations of recording share-based compensation expense was as follows:

	For the years ended December 31,
	2025	2024
	SGD	SGD
Cost of revenue	33,281	99,088
General and administrative	565,582	894,582
Total share-based compensation expense (Note 6)	598,863	993,670

As of December 31, 2025 and 2024, there was SGD127,087 and SGD 1,120,821 of total unrecognized compensation expense related to non-vested share-based compensation arrangements granted, which expected to be recognized over a weighted-average period of 1.35 and 1.57 years.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

28.    Other reserves

	As of December 31,
	2025	2024
	SGD	SGD
Composition: Share option reserve (a)	4,700,553	5,676,463
Currency translation reserve (b)	4,641,209	5,784,738
Capital reserve (c)	1,970,830	396,057
Share of other comprehensive losses of associates (d)	(45,311)	(22,413)
	11,267,281	11,834,845

Nature and purpose of other reserves

Share option reserve

The share-based payments reserve is used to recognize the grant date fair value of options issued to employees but not exercised.

Currency translation reserve

Exchange differences arising on translation of the foreign controlled entity are recognized in other comprehensive loss and accumulated in a separate reserve within equity. The cumulative amount is reclassified to the consolidated statements of loss and other comprehensive loss when the net investment is disposed of.

Capital reserve

Capital reserve was recognized when the Group applies book value method to account for business combinations of entities under common control. The difference between the sum of consolidated book amounts of the assets and liabilities transferred and accumulated other comprehensive income, and the consideration paid was recognized as “capital reserve”. Gains from fully vested and forfeited share options are reclassified from share option reserve to capital reserve.

Share of other comprehensive losses of associates

Share of other comprehensive losses of associates accounts for the subsequent adjustments to reflect the investor’s share of the other comprehensive losses of the investee.

(a)     Share option reserve

	For the years ended December 31,
	2025	2024
	SGD	SGD
As at January 1	5,676,463	6,584,229
Employee share option scheme
Exercise and forfeiture	(1,574,773)	(1,901,436)
Awards granted in the Company’s equity for employee services of the Group	194,057	230,604
Awards granted in the Company’s equity for employee services of the subsidiaries	404,806	763,066
As at December 31	4,700,553	5,676,463

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

28.    Other reserves (cont.)

(b)    Currency translation reserve

	For the years ended December 31,
	2025	2024
	SGD	SGD
As at January 1	5,784,738	(754,374)
Exchange differences on translation of foreign operations	(1,143,529)	6,539,112
As at December 31	4,641,209	5,784,738

(c)     Capital reserve

	For the years ended December 31,
	2025	2024
	SGD	SGD
As at January 1	396,057	(1,467,225)
Stock option forfeited after vesting period	1,574,773	1,863,282
As at December 31	1,970,830	396,057

(d)    Share of other comprehensive losses of associates

	For the years ended December 31,
	2025	2024
	SGD	SGD
As at January 1	(22,413)	(18,077)
Exchange differences on translation of foreign affiliates	(22,898)	(4,336)
As at December 31	(45,311)	(22,413)

29.    Financial risk management

The Group’s principal financial liabilities comprise short-term borrowings and derivative financial liabilities, and trade and other payables. The main purpose of these financial liabilities is to finance the Group’s operations. The Group’s principal financial assets include trade receivables, and cash and short-term deposits that derive directly from its operations.

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk), credit risk and liquidity risk. The Group’s overall risk management strategy seeks to minimize any adverse effects from the unpredictability of financial markets on the Group’s financial performance.

The Board of Directors is responsible for setting the objectives and underlying principles of financial risk management for the Group.

(a)     Market risk

(i)     Currency risk

The Group operates in Asia with dominant operations in Singapore, Japan, Indonesia, Hong Kong and the PRC. Entities in the Group regularly transact in local currencies of entities.

As referred in Note 2.17, the Group determines that local currencies of each entity in the Group are functional currencies of the Group. In accordance with IFRS 7 “Financial Instruments — Disclosures”, the currency risk arises when each entity transacts in local currencies of other entities.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

29.    Financial risk management (cont.)

The Group’s currency exposures as of December 31, 2025 and 2024 are as follows:

	SGD	USD	JPY	CNY	HKD
At December 31, 2025 Financial assets(*1)
Cash and cash equivalents	64,774	5,108,822	870	79	2,652,500
Trade receivables	399,359	33,767,996	299,304,192	2,508	3,871,696
Other receivables	788,676	8,009,858	157,972,685	—	591,656
Other current assets	—	38,396,636	—	—	1,950,634
Other non-current assets	—	100,541,682	—	—	—
	1,252,809	185,824,994	457,277,747	2,587	9,066,486
Financial liabilities(*1)
Trade payables	207,325	27,684,828	202,226,668	660	3,604,283
Other payables	134,705	10,578,612	15,885,971	147,000	—
Embedded derivatives – Convertible notes	—	46,375,765	—	—	—
Convertible notes	—	80,477,430	—	—	—
Other current liabilities	—	46,892,337	—	—	—
Other non-current liabilities	—	94,565,718	—	—	—
	342,030	306,574,690	218,112,639	147,660	3,604,283
Net financial assets (liabilities)	910,779	(120,749,696)	239,165,108	(145,073)	5,462,203
	SGD	USD	JPY	CNY	HKD
At December 31, 2024 Financial assets(*1)
Cash and cash equivalents	—	2,004,859	870	79	—
Trade receivables	667,969	30,585,980	282,863,275	98,551	—
Other receivables	721,040	9,353,740	95,176,583	—	—
Other current assets	—	34,326,816	—	—	1,950,634
Other non-current assets	—	97,212,600	—	—	—
	1,389,009	173,483,995	378,040,728	98,630	1,950,634
Financial liabilities(*1)
Trade payables	262,069	31,394,162	388,325,496	3,135	18,272
Other payables	52,021	11,229,525	113,360,864	282,000	—
Embedded derivatives – Convertible notes	—	857,863	—	—	—
Convertible notes	—	95,043,879	—	—	—
Other current liabilities	—	56,535,429	8,000,000	5,266,160	—
Other non-current liabilities	—	90,831,553	—	—	—
	314,090	285,892,411	509,686,360	5,551,295	18,272
Net financial asset (liabilities)	1,074,919	(112,408,416)	(131,645,632)	(5,452,665)	1,932,362

____________

(*1)    Financial assets and financial liabilities include inter-company balances.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

29.    Financial risk management (cont.)

If the various foreign currency changes against the following currencies by 10% with all other variables, including tax rate, being held constant, the effects arising from the net financial liability/asset position will be as follows:

	As of December 31,
	2025	2024
	Impact on post-tax profit	Impact on post-tax profit
	SGD	SGD
USD against KRW
Strengthened	(657,065)	(1,436,990)
Weakened	657,065	1,436,990
USD against SGD
Strengthened	(17,756,948)	(16,018,319)
Weakened	17,756,948	16,018,319
JPY against SGD
Strengthened	(5,671)	7,232
Weakened	5,671	(7,232)
KRW against SGD
Strengthened	—	(12,622)
Weakened	—	12,622
USD against CNY
Strengthened	709,152	576,244
Weakened	(709,152)	(576,244)
USD against HKD
Strengthened	2,335,848	2,226,896
Weakened	(2,335,848)	(2,226,896)

(ii)    Interest rate risk

Cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Fair value interest rate risk is the risk that the fair value of a financial instrument will fluctuate due to changes in market interest rates. Profit or loss is sensitive to higher/lower interest expense on bank loans as a result of changes in interest rates will be as follows:

	As of December 31,
	2025	2024
	Impact on post-tax profit
	SGD	SGD
Interest rates increased by 10%	592	5,532
Interest rates decreased by 10%	(592)	(5,532)

(b)    Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. The major classes of financial assets of the Group and of the Company are bank deposits and trade receivables.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

29.    Financial risk management (cont.)

The Group applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for trade and other receivables. To measure the expected credit losses, trade and other receivables have been grouped based on the days past due. The expected loss rates are based on the payment profiles over a period of 36 months before December 31, 2025. For the trade and other receivables which are outstanding for more than 1 year, the group impairs the entire amount as possibility of recovery is low.

On that basis, the loss allowance for trade and other receivables as of December 31, 2025 and 2024 was determined as follows:

	December 31, 2025
	Current	More than 30 days past due	More than 60 days past due	More than 90 days past due	Total
	SGD	SGD	SGD	SGD	SGD
Non-related parties
Expected loss rate (%)	0.2%	3.7%	4.5%	66.8%	13.8%
Gross carrying amount	23,639,464	1,018,028	479,363	6,343,242	31,480,097
Loss allowance	36,634	37,534	21,608	4,235,135	4,330,911
	December 31, 2024
	Current	More than 30 days past due	More than 60 days past due	More than 90 days past due	Total
	SGD	SGD	SGD	SGD	SGD
Non-related parties
Expected loss rate (%)	0.8%	8.0%	26.9%	59.9%	17.3%
Gross carrying amount	22,903,205	878,025	887,330	8,879,387	33,547,947
Loss allowance	187,646	70,100	238,428	5,318,565	5,814,739

The loss allowances for trade receivables and other receivables as of December 31, 2025 and 2024 reconcile to the opening loss allowances as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Opening loss allowance at January 1	5,814,739	41,132,451
Increase in loss allowance recognized in the consolidated statements of loss and other comprehensive loss during the period	(2,728,035)	16,174,819
Receivables written off during the period	(10,681)	(50,361,438)
Currency translation differences	1,254,888	(1,131,093)
Closing loss allowance at December 31	4,330,911	5,814,739

(c)     Liquidity risk

Prudent liquidity risk management includes maintaining sufficient cash and cash equivalents. At the end of the period, assets held by the Group for managing liquidity risk included cash and short-term deposits.

Management monitors rolling forecasts of the liquidity reserve (comprises cash and cash equivalents) of the Group on the basis of expected cash flows. In addition, the Group’s liquidity management policy involves projecting cash flows in major currencies and considering the level of liquid assets necessary to meet these, monitoring liquidity ratios and maintaining debt financing plans.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

29.    Financial risk management (cont.)

The table below analyzes non-derivative financial liabilities of the Group into relevant maturity groups based on the remaining period from the end of the period to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying amounts, as the impact of discounting is not significant.

	Less than 1 year	Between 1 and 5 years	Over 5 years
	SGD	SGD	SGD
At December 31, 2025
Trade payables	33,557,520	—	—
Other payables	11,180,794	—	—
Other current liabilities	15,670,657	—	—
Lease liabilities	11,341,167	32,242,474	8,497,835
Borrowings	16,310,480	1,410,266	—
Convertible notes(*1)	—	244,819,821	—
	88,060,618	278,472,561	8,497,835
	Less than 1 year	Between 1 and 5 years	Over 5 years
	SGD	SGD	SGD
At December 31, 2024
Trade payables	40,760,488	—	—
Other payables	18,613,046	—	—
Other current liabilities	30,511,706	—	—
Lease liabilities	11,152,261	38,206,239	13,113,564
Borrowings	13,966,003	5,840,312	88,802
Convertible notes(*1)	—	156,976,345	—
	115,003,504	201,022,896	13,202,366

____________

(*1)    Represents the principal and interest payments under the terms of the convertible notes, assuming that the Qualified Equity Financing is not fulfilled prior to the maturity.

(d)    Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maintain an optimal capital structure so as to maximize shareholder value. Management monitors capital on the basis of the ratio of total liabilities to total equity. The ratio is calculated as net liabilities divided by total equity in the consolidated statements of financial position, as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Total liabilities	302,677,017	312,416,945
Less: cash and cash equivalents	(12,295,566)	(7,336,616)
Net liabilities	290,381,451	305,080,329
Total equity	(161,744,857)	(159,985,109)

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

29.    Financial risk management (cont.)

(e)     Financial instruments by category

The carrying amount of the different categories of financial instruments is as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Financial assets, at amortized cost:
Cash and cash equivalents	12,295,566	7,336,616
Short-term financial assets	2,234,477	1,894,913
Trade receivables, net	22,211,982	24,565,575
Other receivables, net	8,277,592	6,271,699
	45,019,617	40,068,803
Financial assets, at fair value through profit or loss:
Investment securities	147	163
Financial assets, at fair value through other comprehensive income:
Club debenture	672,528	312,509
Financial liabilities, at amortized cost:
Trade payables	33,557,520	40,760,488
Other payables	11,180,794	18,613,046
Other current liabilities	15,670,657	30,511,706
Short-term borrowings	15,350,069	18,561,354
Long-term borrowings	1,405,865	679,423
Convertible notes	109,300,122	130,223,724
Lease liabilities	48,581,573	58,022,500
	235,046,600	297,372,241
Financial liabilities, at fair value through profit or loss
Embedded derivatives – Convertible notes	58,669,880	1,166,480

Net gains or net losses on the categories of financial instruments are as follows:

	As of December 31,
	2025	2024
	SGD	SGD
Financial assets, at amortized cost
Interest income	215,948	281,853
Currency exchange gain – net	(4,952,532)	18,590,298
Financial liabilities, at amortized cost
Interest expense	(28,452,798)	(22,569,281)
Currency exchange loss – net	14,067,628	(24,810,008)
Financial liabilities, at fair value through profit or loss
Gain on valuation of derivatives – net	23,942,763	35,218,590

30.    Financial value measurement

(a)     Carrying amount and fair value by type of financial instrument

There is no significant difference between the carrying amount and the fair value for the financial assets and liabilities measured at amortized cost by the consolidated entity, and the carrying amount and the fair value are identical for other financial instruments.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

30.    Financial value measurement (cont.)

(b)    Fair value hierarchy

To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards.

Level 1:

The fair value of financial instruments traded in active markets (such as publicly traded derivatives, and equity securities) is based on quoted market prices at the end of the reporting period. The quoted market price used for financial assets held by the Group is the current bid price. These instruments are included in level 1.

Level 2:

The fair value of financial instruments that are not traded in an active market (for example over-the counter derivatives) is determined using valuation techniques which maximize the use of observable market data and rely as little as possible on entity-specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2.

Level 3:	If one or more of the significant inputs is not based on observable market data, the instrument is included in level 3. This is the case for unlisted equity securities.

The Group has classified financial instruments into the three levels prescribed under the Accounting Standards.

Fair value hierarchy classifications of the financial assets and financial liabilities that are measured at fair value as of December 31, 2025 and 2024 are as follows:

	December 31, 2025
	Level 1	Level 2	Level 3	Total
	SGD	SGD	SGD	SGD
Financial assets, at fair value through profit or loss
Investment securities	—	147	—	147

Financial assets, at fair value through other comprehensive income
Club debenture	—	672,528	—	672,528

Financial liabilities, at fair value through profit or loss
Embedded derivatives – Convertible notes	—	—	58,669,880	58,669,880
	December 31, 2024
	Level 1	Level 2	Level 3	Total
	SGD	SGD	SGD	SGD
Financial assets, at fair value through profit or loss
Investment securities	—	163	—	163

Financial assets, at fair value through other comprehensive income
Club debentures	—	312,509	—	312,509

Financial liabilities, at fair value through profit or loss
Embedded derivatives – Convertible notes	—	—	1,166,480	1,166,480

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

30.    Financial value measurement (cont.)

(c)     Fair value measurements using significant unobservable input (level 3)

The following table presents the changes in level 3 items for the years ended December 31, 2025 and 2024:

	As of December 31,
	2025	2024
	Derivative financial liabilities
	SGD	SGD
As at January 1	1,166,480	32,064,535
New issuance	20,475,864	3,856,825
Modification and revaluation of convertible notes	62,507,214	—
Foreign currency effect	(1,536,915)	463,710
Amount recognized in finance income – net(*)	(23,942,763)	(35,218,590)
As at December 31	58,669,880	1,166,480

____________

(*)      The significant increase in derivative financial liabilities for fiscal year 2025 is primarily attributed to: (i) a substantial downward revision of the conversion price on the convertible notes; and (ii) adjustments to the credit rating of the Company.

(d)    Valuation inputs and relationships to fair value

The convertible notes are classified within Level 3 value hierarchy because the value of the asset is based on the credit worthiness of the obligor, which is an unobservable input. The Company used Tsiveriotis-Fernandes model (the “T-F Model”) to value the convertible notes as of December 31, 2025 and 2024.

The following table summarizes the quantitative information about the significant unobservable inputs used in level 3 fair value measurements:

Description	Fair value at (In SGD)	Valuation techniques	Unobservable inputs	Inputs (% or In SGD)	Relationship of unobservable inputs to fair value (In SGD)
	Dec 31, 2025			2025
Conversion right of convertible notes	58,669,880	Tsiveriotis-Fernandes model	Expected volatilities	28.9%	Increasing/decreasing the expected volatilities by +/– 10% point would change the fair value at 10,631,813/15,273,923
			Initial equity value	160,702,607	Increasing/decreasing the initial equity value by +/– 10% would change the fair value at 8,656,371/9,903,864
		Weighted Average Cost of Capital	Discount rate	11.42%

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

30.    Financial value measurement (cont.)

Description	Fair value at (In SGD)	Valuation techniques	Unobservable inputs	Inputs (% or In SGD)	Relationship of unobservable inputs to fair value (In SGD)
	Dec 31, 2024			2024
Conversion right of convertible notes	1,166,480	Tsiveriotis-Fernandes model	Expected volatilities	36.7%	Increasing/decreasing the expected volatilities by +/–10% point would change the fair value at 1,006,812/121,142
			Initial equity value	175,436,424	Increasing/decreasing the initial equity value by +/–10% would change the fair value at 116,803/65,672
		Weighted Average Cost of Capital	Discount rate	11.53%

(e)     Valuation processes

The finance department of the Group includes a team that performs the valuations of non-property items required for financial reporting purposes, including level 3 fair values.

The main level 3 inputs used by the Group are derived and evaluated as follows:

•        Expected volatility is a measure of the amount by which a share price of the guarantor and issuer is expected to fluctuate during a period. The measure of volatility used in option pricing models is the annualized standard deviation of the continuously compounded rates of return on the share over a period of time. Volatility is typically expressed in annualized terms that are comparable regardless of the time period used in the calculation, for example, daily, weekly or monthly price observations.

•        Initial equity value is the total equity value of the guarantor and the issuer, prior to application of the dilution adjustment.

31.    Statements of cash flows

(a)     Significant non-cash transactions for the year ended December 31, 2025 and 2024 are as follows:

	As of December 31,
	2025	2024
Transactions	SGD	SGD
Transfer from long-term to short-term lease liabilities	12,043,432	11,935,024
New recognition of right-of-use assets	6,352,624	16,065,328
Changes arising from the issuance of convertible notes	20,475,864	3,856,825
Offset short-term borrowings and trade receivables	1,837,661	—
Payables related to purchases of PP&E	1,585,272	1,513,491
Payables related to purchases of intangible assets	2,025,086	2,013,554

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

31.    Statements of cash flows (cont.)

(b)    Changes in liabilities incurred from financing activities for the year ended December 31, 2025 and 2024 are as follows:

	Embedded derivatives – Convertible notes	Borrowings(*1)	Convertible notes	Lease liabilities
	SGD	SGD	SGD	SGD
As at January 1, 2024	32,064,535	12,943,614	100,650,652	104,294,131
Repayment of lease liability	—	—	—	(9,787,600)
Interest paid	—	(208,754)	—	(1,594,759)
New leases	—	—	—	15,250,444
Modification	—	—	—	(44,263,953)
Other	—	—	—	(3,752,564)
Foreign currency effect	463,710	(740,126)	(4,193,748)	(6,151,850)
Issuance of notes	3,856,825	—	7,438,972	—
Loss on modification of debt	—	—	8,435,024	—
Changes in fair value	(35,218,590)	—	—	—
Proceeds from borrowings	—	15,081,559	—	—
Repayment of borrowings	—	(7,835,516)	—	—
Amortization of interest	—	—	17,892,824	4,028,651
As at December 31, 2024	1,166,480	19,240,777	130,223,724	58,022,500
Repayment of lease liability	—	—	—	(9,712,991)
Interest paid	—	(439,853)	—	(1,744,391)
New leases	—	—	—	2,658,158
Modification	—	—	(8,552,721)	72,061
Other	—	—	—	(225,003)
Foreign currency effect	(1,536,915)	(2,162,085)	963,009	(2,438,416)
Changes arising from the issuance of convertible notes	20,475,864	—	18,601,625	—
Revaluation of convertible notes	62,507,214	—	(40,261,477)	—
Changes in fair value	(23,942,763)	—	—	—
Proceeds from borrowings	—	7,156,678	—	—
Repayment of borrowings	—	(7,039,583)	—	—
Amortization of interest	—	—	8,325,962	1,949,655
As at December 31, 2025	58,669,880	16,755,934	109,300,122	48,581,573

____________

(*1)    Borrowings include short-term and long-term borrowings.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

32.    Related party transactions

The following transactions took place between the Group and related parties for the year ended December 31, 2025 and 2024:

(a)     Transactions with related parties

	For the years ended December 31,
	2025	2024
	SGD	SGD
Transaction revenue
Immediate holding company
Qoo10 Pte. Ltd.	—	171,721
Other related parties
TMON Inc	—	2,673,385
Interpark Commerce Corporation	—	1,473,656
WEMAKEPRICE INC	—	1,056,987
Clues Network Private Limited	—	381,275
	—	5,585,303
Associates
Korchina Logistics Philippines Inc.	372	19,719
Korchina Vietnam Hochiminh Joint Stock Company	168	8,596
	540	28,315
	540	5,785,339
Transaction expense
Immediate holding company
Qoo10 Pte. Ltd.	—	836,308
Other related parties
WEMAKEPRICE INC	—	3,921,547
TMON Inc	—	273,789
Interpark Commerce Corporation	—	225,191
Giosis LLC	—	171,487
PT. Giosis	—	6,132
	—	4,598,146
Associates
Korchina Vietnam Hochiminh Joint Stock Company	38,900	14,026
	38,900	5,448,480
Finance income
Immediate holding company
Qoo10 Pte. Ltd.	—	46,034
Associates
Korchina Logistics Philippines Inc.	53,214	40,529
Korchina Vietnam Hochiminh Joint Stock Company	1,513	—
	54,727	86,563
Finance expense
Other related parties
Giosis LLC	—	112,706
WEMAKEPRICE INC	—	80,808
	—	193,514

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

32.    Related party transactions (cont.)

	For the years ended December 31,
	2025	2024
	SGD	SGD
Other revenue
Other related parties
Giosis LLC	—	3,209
PT. Giosis	—	7,137
Interpark Commerce Corporation	—	18,557
	—	28,903
Other expense
Other related parties
Clues Network Private Limited	—	290,877

____________

(*1)    Other related parties include subsidiaries of immediate holding company and a family member of a director of the Company’s subsidiary.

(*2)    Associates represent the entities in the Philippines and Vietnam in which the Group has 40%, and 48% equity ownership, respectively.

The Group provides logistics services to sellers who are registered on e-commerce platforms and charges additional logistics fees to Qoo10 Pte. Ltd. Also, the Group provides logistics services directly to Clues Network Private Limited, the India subsidiary of Qoo10 Pte. Ltd. The Group discloses the related party revenue which are directly charged to each related party.

The Group pays service fees to Qoo10 Pte. Ltd. and its subsidiaries when it sells products via the Qoo10 Pte. Ltd related platforms. The receivables due from the customers for such transactions are collected by Qoo10 Pte. Ltd. on behalf of the Group, and the receivable balances with Qoo10 Pte. Ltd. are settled.

(b)    Balances of payables

	As of December 31,
	2025	2024
	SGD	SGD
Trade payables
Associates
Korchina Logistics Philippines Inc.	48,109	46,840
Korchina Vietnam Hochiminh Joint Stock Company	46,082	20,302
	94,191	67,142

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

32.    Related party transactions (cont.)

(c)     Loans and Borrowings transaction

Loans and borrowings transactions arising from related party transactions as of December 31, 2025 and 2024 are as follows:

	January 1, 2025	Increase	Decrease	Other	December 31, 2025
	SGD	SGD	SGD	SGD	SGD
Associates
Loans(*1)	47,591	—	—	(2,651)	44,940
Borrowings(*2)	—	125,650	—	(3,505)	122,145
Other related party
Borrowing(*3)	222,999	—	—	(12,423)	210,576
Borrowings(*4)	3,977,504	6,248,047	—	(292,843)	9,932,708
Other related party
Loan(*5)	200,000	—	—	—	200,000
	January 1, 2024	Increase	Decrease	Other	December 31, 2024
	SGD	SGD	SGD	SGD	SGD
Associates
Loans(*1)	26,399	20,110	—	1,082	47,591
Other related party
Borrowing(*3)	—	222,999	—	—	222,999
Borrowings(*4)	—	5,890,136	(1,675,896)	(236,736)	3,977,504
Other related party
Loan(*5)	—	200,000	—	—	200,000

____________

(*1)    The short-term loans between KC International Holdings Limited and Korchina Logistics Philippines Inc. were entered on 20 December 2023 and 1 April 2024.

(*2)    The short-term loans between KC International (Vietnam) Company Limited and Korchina Vietnam Hochiminh Joint Stock Company were entered on 12 December 2025.

(*3)    The short-term borrowing transaction entered between Crescendo Private Equity Fund III GP Limited and Tracx Logis Pte. Ltd. on 24 September 2024.

(*4)    The short-term borrowing transactions entered between Crescendo Equity Partners Limited and Tracx Logis Korea Co., Ltd. for the period from August 2024 to November 2025.

(*5)    The short-term borrowing transaction entered between Tracx Logis Pte. Ltd. and Koh Lian Peng on 24 September 2024.

(e)     Key management personnel compensation

	For the years ended December 31,
	2025	2024
	SGD	SGD
Short-term employee benefits	1,120,588	763,805
Post-employment benefits	124,274	38,872
Share-based payments	268,003	354,004
	1,512,865	1,156,681

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

32.    Related party transactions (cont.)

(f)     Convertible preferred shares

Queen Holdings Limited is an investor of convertible preferred shares issued by the Group and is a related party with significant influence on the Group. There was no transaction with Queen Holdings Limited on the convertible preferred shares in 2024.

(h)    Guarantee

The Group has agreed to guarantee, as a primary obligation, to the noteholders the punctual payment of all amounts due and payable, and the performance in full of all obligations owed, by its Korean subsidiary, Qxpress Inc. under the convertible notes issued in 2021 and 2024. Please see “Convertible notes” (Note 33).

Also, the Group has agreed to guarantee to the lender the punctual payment by its Hong Kong subsidiary, KC International Holdings Limited of all the obligations under the loan agreement executed on December 24, 2021. Please see “Borrowings” (Note 22).

33.    Convertible notes

2021 Notes

On August 24, 2021 and August 31, 2021, Tracx Logis Korea Co., Ltd. (the “Issuer”), the Korean subsidiary of the Company, issued USD amount equivalent to KRW 106,000,000,000 (SGD 124,343,240) of senior unsecured convertible notes due 2025 (the “2021 Notes”). The 2021 Notes bear interest at a compound rate of per annum and is repayable at maturity of 4 years. The 2021 Notes can be convertible at the right of the noteholders into ordinary shares of the Issuer, which is equivalent to such number as calculated by dividing all of the amounts due and payable under such Notes, by the conversion price designated in the applicable agreements, subject to adjustment in certain circumstances. Prior to the maturity date of the notes, the noteholders can elect the right to demand early redemption of the notes or convert into the Company (the “Guarantor”)’s ordinary shares if the Qualified Equity Financing(*1), liquidation event or other events specified in the applicable agreement occurs. Conversion price to ordinary shares represents the lower value of (a) 70% of the price per share obtained at the Qualified Equity Financing and (b) USD 16.52 (USD 1.65 after the reverse share split on May 29, 2026). All of the terms between the notes issued are identical and includes an annual coupon of 3.0% rising for 4.0% per annum applied retroactively from the issue date if 24 months have elapsed and 5.0% per annum if each maturity date arrives.

2024 Notes

On August 30, 2024, September 6, 2024 and September 10, 2024, Tracx Logis Korea Co., Ltd., issued total USD amount equivalent to KRW 8,627,066,278 (SGD8,404,837) of senior unsecured convertible notes due 2029 (the “2024 Notes”). The 2024 Notes bear interest at a compound rate of per annum and is repayable at maturity of 5 years. The 2024 Notes can be convertible at the right of the noteholders into ordinary shares of the Issuer, which is equivalent to such number as calculated by dividing all amounts due and payable under such Notes, by the conversion price, subject to adjustment in certain circumstances. Prior to the maturity date of the 2024 Notes, the noteholders can elect to demand early redemption of the 2024 Notes or demand that the 2024 Notes be converted into Tracx Logis Pte. Ltd. (the “Guarantor”)’s ordinary shares if a Qualified Equity Financing, liquidation event or other events occurs. Conversion price to ordinary shares represents the lower value of (a) 70% of the price per share obtained at the Qualified Equity Financing and (b) USD 7.25 (USD 0.725 after the reverse share split on May 29, 2026). All of the terms between the notes issued are identical and includes an annual coupon of 3.0% rising for 4.0% per annum applied retroactively from the issue date if 24 months have elapsed and 5.0% per annum if each maturity date arrives.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

33.    Convertible notes (cont.)

On November 22, 2024, Tracx Logis Korea Co., Ltd. issued total USD amount equivalent to KRW 2,900,000,000 (SGD2,787,902) of senior unsecured convertible notes due 2029. The terms and conditions are identical to those of the 2024 Notes, except for 10% of the interest rate per annum applied.

2025 Notes

During the period from January 2025 to December 2025, TracX Logis Pte. Ltd. and Tracx Logis Korea Co., Ltd. issued total SGD39,077,489 of senior unsecured convertible notes repayable at maturity of 5 years (the “2025 Notes”). The 2025 Notes bear interest at a rate of 10% per annum, and are repayable at a maturity of 5 years. The 2025 Notes may be converted at the holder’s option into ordinary shares of the Company. The number of conversion shares is calculated by dividing all amounts due and payable under the 2025 Notes by the applicable conversion price, which is subject to adjustment in connection with any share capital subdivision, consolidation, reclassification or similar corporate events of the Issuer. Prior to the maturity date of the 2025 Notes, noteholders may elect to demand early redemption or convert the 2025 Notes into ordinary shares of the Company upon the occurrence of a Qualified Equity Financing or a liquidation event.

For convertible notes issued by Tracx Logis Korea Co., Ltd., the conversion price shall be determined as follows: the value equivalent to the lowest of (a) 70% of the price per share obtained at the Qualified Equity Financing, (b) US$1.50 (USD 0.15 after the reverse share split on May 29, 2026) or (c) the price per share obtained at a fundraising of the Company (or its Subsidiary) where the subscription price of the new ordinary shares of the Company, or the conversion price of the new securities of the Company which are convertible into ordinary shares of the Company, is less than US$1.50 (USD 0.15 after the reverse share split on May 29, 2026).

For convertible notes issued by the Company, the conversion price shall be determined as follows: save upon the occurrence of any breach of the representations or warranties contained in or made by the Company under the Note Subscription Agreement, the value equivalent to the lower of (A) US$1.50 and (B) the price per share obtained at a fundraising of the Company where the subscription price of the new ordinary shares of the Company, or the conversion price of the new securities of the Company which are convertible into ordinary shares of the Company, is less than US$1.50; upon the occurrence of any breach of the representations or warranties contained in or made by the Company under the Note Subscription Agreement , the value equivalent to the lowest of (A) 70% of the price per share obtained at the Qualified Equity Financing, (B) US$1.50, and (C) the price per share obtained at a fundraising of the Company where the subscription price of the new ordinary shares of the Company, or the conversion price of the new securities of the Company which are convertible into ordinary shares of the Company, is less than US $1.50 (USD 0.15 after the reverse share split on May 29, 2026).

The key terms of the 2021 Notes, 2024 Notes, and 2025 Notes are identical. In accordance with IFRS 9 Financial Instruments, the Company evaluated the embedded features and identified two embedded derivatives that are not closely related to the host debt contract and require bifurcation: (i) the noteholder-held conversion rights; and (ii) the mandatory early redemption rights. These two features are accounted for together as a single compound embedded derivative, which is initially recognized at fair value and subsequently remeasured at fair value through profit or loss at each reporting date. Consequently, the host debt contract is subsequently measured at amortized cost using the effective interest method, with its initial carrying amount determined as the residual value after deducting the fair value of the compound embedded derivative from the total issue proceeds. As the noteholders hold early and guaranteed redemption rights that are exercisable without specific timing restrictions, meaning the Company does not have an unconditional right to defer settlement of the liability for at least twelve months after the reporting period, the convertible notes and embedded derivatives are classified as current liabilities as of December 31, 2025 and 2024.

Tracx Logis Pte. Ltd.
Notes to the Consolidated Financial Statements
Amounts in Singapore dollars (“SGD”)

33.    Convertible notes (cont.)

2024 Modification

Effective as of November 22, 2024, the interest rates of 2021 Notes and 2024 Notes were changed from 3.0% to 10.0% in accordance with the provisions of other covenants in the convertible notes agreements. This modification is deemed a non-substantial modification for the 2021 Notes but a substantial modification for 2024 Notes (pre-November 22).

For the non-substantial modification, the original host debt liability and embedded derivative liability are not derecognized, the carrying amount of the host debt liability is adjusted to reflect the present value of the modified contractual cash flows, discounted at the original effective interest rate, the difference of USD 3,758,443 (SGD 5,024,199) are recognized in profit or loss, as a loss on debt modification.

For the substantial modification, the original host debt liability and embedded derivative liability are derecognized and recognize the new modified host and embedded derivative liabilities at fair value, resulting a loss in profit or loss for the period. As a result of the modification, USD2,551,530 (SGD 3,410,825) of loss on modification of convertible notes were recognized for the year ended December 31, 2024.

2025 Modification

On August 22, 2025, Tracx Logis Korea Co., Ltd., entered into the amendments to the note subscription agreements for the 2021 Notes with an aggregate principal amount equivalent to KRW 106,000,000,000 (SGD124,343,240). Pursuant to the amendments, the maturity date of the notes was extended from August 2025 to August 2028. The Company evaluated the modification and determined that the discounted present value of the cash flows under the new terms, discounted at the original effective interest rate, differed by more than 10% from the discounted present value of the remaining cash flows of the original financial liability. As the terms were deemed substantially different, the modification was accounted for as an extinguishment of the original financial liability. Consequently, the Company derecognized the original financial liability and recognized the modified convertible debentures as a new financial liability at its fair value on the date of modification. The difference between the carrying amount of the extinguished financial liability and the fair value of the newly recognized financial liability, representing a net gain of SGD 8,552,721, was recognized in profit or loss for the year.

(*1) Qualified Equity Financing means an underwritten initial public offering of shares of the Guarantor on an internationally recognized stock exchange.

The convertible notes are presented in the consolidated statements of financial position and consolidated statements of loss and other comprehensive loss as follows:

	December 31, 2025	December 31, 2024
	SGD	SGD
Convertible notes	109,300,122	130,223,724
Embedded derivatives – Convertible notes	58,669,880	1,166,480
Gain on valuation of derivatives – net	23,942,763	35,218,590
Interest expenses	25,197,938	17,892,824
(Gain) Loss on modification of debt	(8,552,721)	8,435,024

34.    Events occurring after reporting period

On January 22, 2026, Tracx Logis Pte. Ltd. issued convertible notes with an aggregate principal amount of US$5.6 million and an annual interest rate of 10% to American Ventures LLC, Series XX Tracx Logis.

On May 29, 2026, Tracx Logis Pte. Ltd. effected a reverse share split of its share capital, whereby every ten existing ordinary shares and every ten existing preference shares were consolidated into one ordinary share and one preference share, respectively.

Schedule I — Additional financial information of parent company
Tracx Logis Pte. Ltd.

Condensed Statements of Financial Position
Amounts in Singapore dollars (“SGD”)

	As of December 31,
	2025	2024
	SGD	SGD
ASSETS
Current assets
Cash and cash equivalents	591,200	104,883
Short-term financial instruments	7,006,108	3,886,550
Trade receivables	2,611,047	3,366,263
Other receivables	938,869	798,186
Other current assets	239,943	221,346
	11,387,167	8,377,228
Non-current assets
Long-term financial instruments	9,229,319	8,781,105
Other receivables	519,558	516,719
Investment in subsidiaries	212,751,912	164,585,933
Property, plant and equipment	51,527	93,755
Right-of-use assets	6,254,534	7,647,168
Intangible assets	—	5,861
	228,806,850	181,630,541
Total assets	240,194,017	190,007,769

LIABILITIES
Current liabilities
Trade payables	6,042,134	7,180,599
Other payables	4,272,690	5,557,444
Contract liabilities	249,731	308,198
Short-term borrowings	12,136,355	15,730,893
Short-term financial liabilities	26,483,298	151,386
Convertible notes	5,966,787	—
Short-term lease liabilities	1,709,796	1,667,446
Other current liabilities	28,857,808	29,194,392
	85,718,599	59,790,358
Non-current liabilities
Long-term lease liabilities	4,701,081	5,904,152
Long-term borrowings	116,332,744	123,195,585
Other non-current liabilities	110,927	106,049
	121,144,752	129,205,786
Total liabilities	206,863,351	188,996,144

EQUITY
Share capital*	87,678,271	87,678,271
Other reserves	8,352,832	7,753,966
Accumulated deficit	(62,700,437)	(94,420,612)
Total equity	33,330,666	1,011,625
Total liabilities and equity	240,194,017	190,007,769

____________

*        The shares and per share information are presented on a retroactive basis to reflect the 10-for-1 reverse share split for ordinary share of Tracx Logis Pte. Ltd, which was effective on May 29, 2026.

Schedule I — Additional financial information of parent company
Tracx Logis Pte. Ltd.

Condensed Statements of Income and Other Comprehensive Income
Amounts in Singapore dollars (“SGD”)

	For the years ended December 31,
	2025	2024
	SGD	SGD
Revenue	20,185,437	30,247,304
Cost of revenue	(21,207,171)	(29,204,204)
Depreciation and amortization	(1,892,917)	(7,595,831)
Other income (losses) – net	10,112,174	(5,437,241)
Finance income – net	24,522,652	17,801,744
Income before income tax expense	31,720,175	5,811,772
Income tax expense	—	—
Income and total comprehensive income for the year attributable to the owners of the Company	31,720,175	5,811,772

Schedule I — Additional financial information of parent company
Tracx Logis Pte. Ltd.

Condensed Statements of Cash Flows
Amounts in Singapore dollars (“SGD”)

	As of December 31,
	2025	2024
	SGD	SGD
Net cash flows used in operating activities	(4,584,601)	(2,082,631)
Purchases of property, plant and equipment	(31,618)	—
Disposal of property, plant and equipment	6,018	95,724
Purchases of intangible assets	—	(169,569)
Proceeds from repayments of loans by its subsidiaries	4,326,187	4,874,056
Payments for loans by its subsidiaries	(8,527,759)	(1,527,323)
Payments for equity instruments to a subsidiary	—	(307,464)
Others	14,380	(68,551)
Net cash flows (used in) provided by investing activities	(4,212,792)	2,896,873
Proceeds from issuance of new shares, net of issuance costs	—	46,893
Proceeds from borrowings from related parties	—	3,015,344
Proceeds from issuance of convertible notes	12,431,864	—
Repayments of borrowings from related parties	(1,294,335)	(1,970,686)
Interest paid	(2,380)	(241,983)
Repayment of lease liabilities	(1,851,700)	(1,595,865)
Net cash flows provided by (used in) financing activities	9,283,449	(746,297)
Effects of exchange rate changes on cash and cash equivalents	261	(15)
Net increase in cash and cash equivalents	486,317	67,930
Cash and cash equivalents at January 1	104,883	36,953
Cash and cash equivalents at December 31	591,200	104,883

Schedule I — Additional financial information of parent company
Tracx Logis Pte. Ltd.

Notes to the Condensed Financial Information of Parent Company

Schedule I has been provided pursuant to the requirements of Rules 5-04 and 12-04 of Regulation S-X, which require condensed financial information as to the financial position, cash flows and results of operations of a parent company as of the same dates and for the same periods for which audited consolidated financial statements have been presented when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year.

The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements, with the only exception being that the parent company accounts for its subsidiaries using the cost method of accounting in accordance with International Accounting Standards 27, Separate Financial Statements, as issued by the International Accounting Standards Board. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with IFRS have been condensed or omitted. The footnote disclosures provide certain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the accompanying consolidated financial statements.

The Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC. The Company’s PRC subsidiaries are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital.

The ability of the Company’s subsidiaries to distribute dividends in certain other jurisdictions are also subject to certain requirements under the laws of their respective jurisdictions. The Company’s Korean subsidiaries are required to set aside at least 10% of its cash dividends for the relevant fiscal year to its earned surplus reserves account until the reserves reach 50% of their respective registered capital, and such earned surplus reserves cannot be used to pay cash dividends. The Company’s Taiwan subsidiary is required to set aside 10% of profits as a legal reserve, after its losses have been covered and all taxes and dues have been paid, until the legal reserve reaches the authorized capital. The Company’s Japanese subsidiary is required to set aside in its additional paid-in capital and/or legal reserve an amount equal to 10% of the amount of surplus distributed until the sum of such additional paid-in capital and legal reserve reaches one-quarter of its stated capital.

The Company’s HK subsidiary, KC International Holdings Limited, has entered into a loan agreement with Korea Development Bank on December 24, 2021, pursuant to which it has agreed that it shall not declare or pay any dividend to the holders of its issued and outstanding common shares and provide the Company any loans at any time during the period in which any amounts remain outstanding under such loan agreement.

As of December 31, 2025, there were no material contingencies and mandatory dividend or guarantees of Tracx Logis Pte. Ltd., except for those which have been separately disclosed in the consolidated financial statements, if any. The Company’s long-term borrowings due to its Korean subsidiary, originally scheduled to mature in August 2025, have been extended to August 2028.

Ordinary Shares

Tracx Logis Pte. Ltd.

__________________________

PROSPECTUS

__________________________

Revere Securities LLC

      , 2026

Until [•], 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RESALE PROSPECTUS ALTERNATE PAGE

The information in this prospectus is not complete and may be changed or supplemented. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED [•], 2026

Tracx Logis Pte. Ltd.

[•] Ordinary Shares

This prospectus relates to the resale of [•] ordinary shares of Tracx Logis Pte. Ltd. (the “Company”) held by [    ] (collectively the “Resale Shareholders”). We will not receive any of the proceeds from the sale of ordinary shares by the Resale Shareholders. None of the Resale Shareholders nor any of the natural persons who control the Resale Shareholders has held any position, office or had any material relationship with the Company or any of its subsidiaries’ predecessors or affiliates within the past three years from the date of the filing of the registration statement.

The resale of the ordinary shares by the Resale Shareholders is conditioned upon the successful completion of the sale of the ordinary shares in our underwritten primary offering and the listing of the ordinary shares on the [Nasdaq Global Market] or another national securities exchange. Following the listing of our ordinary shares on the [Nasdaq Global Market], any sales of ordinary shares by the Resale Shareholders will occur at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The registration of the ordinary shares held by the Resale Shareholders does not mean that the Resale Shareholders will offer or sell any of the ordinary shares. In addition, we will pay all fees and expenses incident to the registration of the ordinary shares held by the Resale Shareholders. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders. For additional information on the possible methods of sale that may be used by the Resale Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution”.

On             , 2026, a registration statement under the Securities Act with respect to our initial public offering of ordinary shares was declared effective by the Securities and Exchange Commission. We received approximately US$[•] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our ordinary shares were listed on [Nasdaq Global Market] under the symbol “TRCX.”

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.

An investment in our ordinary shares involves significant risks. You should carefully consider the risk factors beginning on page 19 of this prospectus before you make your decision to invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2026.

[RESALE PROSPECTUS ALTERNATE PAGE]

Page
THE OFFERING	Alt-1
USE OF PROCEEDS	Alt-2
RESALE SHAREHOLDERS	Alt-3
PLAN OF DISTRIBUTION	Alt-4
LEGAL MATTERS	Alt-6

Alt-i

THE OFFERING

Ordinary shares being offered	In aggregate [ ] ordinary shares (as to [ ] ordinary shares by [ ], [ ] ordinary shares by [ ] and [ ] ordinary shares by [ ]).
Ordinary shares outstanding after this offering	[ ] ordinary shares, assuming the issuance and sale of [ ] ordinary shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.
Use of proceeds	We will not receive any proceeds from the sale of ordinary shares held by the Resale Shareholders being registered in this prospectus.
Proposed Trading Symbol	[ ]
Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Alt-1

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our ordinary shares offered hereby.

Alt-2

RESALE SHAREHOLDERS

The ordinary shares being offered by [    ] were issued to it on [    ]. We are registering [    ] ordinary shares for them in order to permit them to offer the ordinary shares for resale from time to time.

The ordinary shares being offered by [    ] were issued to it on [    ]. We are registering [    ] ordinary shares for them in order to permit them to offer the ordinary shares for resale from time to time.

This prospectus covers the offering for resale of [    ] ordinary shares by the Resale Shareholders. This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those ordinary shares.

The following table sets forth the name of the Resale Shareholders who is offering the ordinary shares for resale by this prospectus, the number and percentage of ordinary shares beneficially owned by such Resale Shareholders, the number of ordinary shares that may be offered for resale by this prospectus and the number and percentage of ordinary shares such Resale Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Resale Shareholders. We will not receive any proceeds from the resale of the ordinary shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering

____________

(1)      Based on [    ] ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(2)      Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that they will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

Alt-3

PLAN OF DISTRIBUTION

The Resale Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the [Nasdaq Global Market], market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Resale Shareholders may use any one or more of the following methods when selling its ordinary shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the ordinary shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Resale Shareholders may also sell ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the ordinary shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus will be passed upon for us by Allen Overy Shearman Sterling LLP.

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PRELIMINARY RESALE PROSPECTUS

Up to [    ] Ordinary Shares to be Offered by the Selling Shareholders

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

We intend to enter into agreements with our officers and directors, which will, among other things, provide our officers and directors with indemnification to the maximum extent permitted by law. We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration pursuant to Section 4(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Name	Date of Issuance	Title and Number of Securities	Consideration
Crescendo Equity Partners Limited	August 30, 2024	Guarantees of convertible notes(1)	US$	2,106,117	(2)
Corstone Asia Co. Ltd.	August 30, 2024	Guarantees of convertible notes(1)	US$	373,395	(2)
Metistone Growth PEF	August 30, 2024	Guarantees of convertible notes(1)	US$	228,028	(2)
Rivendell Investments 2018-2 LLC	September 6, 2024	Guarantees of convertible notes(1)	US$	2,000,000	(2)
Dong Cheol Choi	September 6, 2024	Guarantees of convertible notes(1)	US$	748,223	(2)
Wong Ka Kit	September 10, 2024	Guarantees of convertible notes(1)	US$	1,000,000	(2)
Mason Global Growth Fund I	November 22, 2024	Guarantees of convertible notes(1)	US$	2,071,133	(2)
Crescendo Equity Partners (Singapore) Pte. Ltd.	January 2, 2025	Convertible notes	US$	4,083,855	(2)
Cactus Oasis Fund II	January 3, 2025	Guarantees of convertible notes(1)	US$	4,081,633	(2)
ZVC2 Investment Partnerships	February 6, 2025	Convertible notes	US$	3,427,005	(2)
Lee Young Jun	February 28, 2025	Guarantees of convertible notes(1)	US$	346,260	(2)
Koo Bon Sam	February 28, 2025	Guarantees of convertible notes(1)	US$	138,504	(2)
Choi Jung Soon	February 28, 2025	Guarantees of convertible notes(1)	US$	207,756	(2)
Kim Jeongran	February 28, 2025	Guarantees of convertible notes(1)	US$	346,260	(2)
Son Kichul	February 28, 2025	Guarantees of convertible notes(1)	US$	207,756	(2)
Lee Yoon	March 3, 2025	Guarantees of convertible notes(1)	US$	68,399	(2)
Subinigyeo Co.	March 4, 2025	Guarantees of convertible notes(1)	US$	136,799	(2)
Lee Hyesun	March 4, 2025	Guarantees of convertible notes(1)	US$	273,598	(2)
Lee Jaewook	March 4, 2025	Guarantees of convertible notes(1)	US$	68,399	(2)
Cactus Oasis Fund II	March 25, 2025	Guarantees of convertible notes(1)	US$	682,361	(2)
Rivendell Investments 2018-2 LLC	March 31, 2025	Guarantees of convertible notes(1)	US$	3,000,000	(2)
Jae Young Lee	May 14, 2025	Guarantees of convertible notes(1)	US$	2,116,402	(2)
Nol Universe Co., Ltd.	April 21, 2025	Convertible notes	US$	1,020,000	(2)
Harmony Partners Co., Ltd.	June 11, 2025	Guarantees of convertible notes(1)	US$	732,869	(2)
iA, Inc.	July 25, 2025	Guarantees of convertible notes(1)	US$	1,455,922	(2)
Aevolution Fund III-1 L.P.	July 28, 2025	Convertible notes	US$	700,000	(2)
iA, Inc.	August 21, 2025	Guarantees of convertible notes(1)	US$	1,427,042	(2)
SHM Co., Ltd.	December 23, 2025	Guarantees of convertible notes(1)	US$	4,727,175	(2)
American Ventures LLC, Series XX TracX Logis	January 28, 2026	Convertible notes	US$	5,625,000	(2)

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(1)      Upon the occurrence of certain redemption events specified in the relevant deed of guarantee to the convertible notes, including our initial public offering of ordinary shares, the noteholders may elect to require us to perform our obligations by way of either (i) paying the relevant noteholders in cash any and all amounts due and payable under such series of convertible notes or (ii) issuing our ordinary shares to the relevant noteholders in such number as is calculated by dividing all of the amount due and payable under such series of convertible note by the price per share as specified in the relevant agreement. The date of issuance presented refers to the date of issuance of the convertible notes subject to the relevant guarantee.

(2)      Does not include interest payable under the convertible notes.

Item 8. Exhibits and Financial Statement Schedules

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement*
3.1	Form of Constitution of Tracx Logis Ltd.*
4.1	Specimen Share Certificate*
4.2	Form of Underwriter Warrant*
5.1	Opinion of Allen Overy Shearman Sterling LLP as to the validity of the Ordinary Shares*
5.2	Opinion of Allen Overy Shearman Sterling as to enforceability of Underwriter Warrants*
10.1	Tracx Logis Pte. Ltd. Employee Stock Option Plan*
10.2	English Translation of Lease Agreement for Arenas Yeongjong Logistics Center in Incheon, Korea
21.1	List of Subsidiaries
23.1	Consent of Marcum Asia CPAs LLP
23.2	Consent of Allen Overy Shearman Sterling LLP (included in Exhibit 5.1)*
23.3	Consent of Global Law Office
23.4	Consent of Vuk Jeremić
23.5	Consent of Samuel Shin Chul Park
23.6	Consent of Matthew J. Saker
24.1	Power of Attorney (included on signature page to the registration statement)
99.1	Code of Business Conduct and Ethics of the Registrant*
107	Filing Fee Table

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*        To be filed by amendment.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 28, 2026.

Tracx Logis Pte. Ltd.
By:	/s/ Mark Lee
Name:	Mark Lee
Title:	Co-Chief Executive Officer and Director

We, the undersigned directors of Tracx Logis Pte. Ltd. and executive officers of Tracx Logis Pte. Ltd. and its subsidiaries hereby severally constitute and appoint Mr. Mark Lee and Mr. Peter Kim, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jinha Kim	Co-Chief Executive Officer	July 28, 2026
Name: Jinha Kim	(principal executive officer)
/s/ Mark Lee	Co-Chief Executive Officer and Director	July 28, 2026
Name: Mark Lee	(principal executive officer)
/s/ Peter Kim	Chief Financial Officer	July 28, 2026
Name: Peter Kim	(principal financial officer and principal accounting officer)
/s/ Kevin Kidoo Lee	Director	July 28, 2026
Name: Kevin Kidoo Lee

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Tracx Logis Pte. Ltd., has signed this registration statement or amendment thereto in New York City, New York, United States on July 28, 2026.

AUTHORIZED U.S. REPRESENTATIVE
By:	/s/ Alex Englard
Name:	Alex Englard
Title:	Authorized Representative